The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell nor does it seek an offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-284501

Subject to completion, dated May 8, 2025

PRELIMINARY PROSPECTUS SUPPLEMENT

(To prospectus dated March 7, 2025)

47,500,000 Shares

Primo Brands Corporation

Class A Common Stock

The selling stockholders identified in this prospectus supplement (the “selling stockholders”) are offering 47,500,000 shares of our Class A common stock. We will not receive any proceeds from the sale of our Class A common stock by the selling stockholders.

We have entered into a stock purchase agreement (the “Stock Purchase Agreement”) with Triton Water Parent Holdings, LP and Triton Water Equity Holdings, LP who are also the selling stockholders in this offering, to repurchase $100 million of shares of our Class A common stock from Triton Water Parent Holdings, LP and Triton Water Equity Holdings, LP in a private transaction at the price at which the shares are sold to the public less the underwriting discounts and commissions set forth on the cover page of this prospectus (the “Share Repurchase”). The closing of the Share Repurchase is expected to be concurrent with the closing of this offering. The repurchased shares of Class A common stock will no longer be outstanding after this offering. The completion of the Share Repurchase is contingent on the satisfaction of customary closing conditions and conditioned upon the completion of this offering. The completion of this offering is not conditioned upon the completion of the Share Repurchase.

Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “PRMB.” The last reported sale price of our Class A common stock on the NYSE on May 7, 2025 was $32.86 per share.

Investing in our Class A common stock involves risks. See “Risk Factors” beginning on page S-6 of this prospectus supplement, beginning on page 6 of the accompanying prospectus, and in the documents incorporated by reference herein to read about factors you should consider before buying shares of our Class A common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement, the additional prospectus supplements (as defined herein) and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters have agreed to purchase shares of our Class A common stock from the selling stockholders at a price of $     per share, which will result in approximately $     of proceeds to the selling stockholders before expenses. The underwriters may offer the shares of Class A common stock from time to time for sale in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions, or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. See “Underwriting” beginning on page S-17.

Delivery of the shares of Class A common stock is expected to be made on or about     , 2025.

BofA Securities	Morgan Stanley

The date of this prospectus supplement is    , 2025.

Prospectus Supplement Related to this Offering

Prospectus Supplement No. 4, dated as of May 8, 2025

Prospectus Supplement No. 3, dated as of May 5, 2025

ITEM 5.07	SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS	1

S-i

Prospectus Supplement No. 2, dated as of March 21, 2025

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS	1

Prospectus Supplement No. 1, dated as of March 12, 2025

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT	1

Prospectus

None of the Company, the selling stockholders, or the underwriters have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference herein or in any free writing prospectuses we have prepared. None of the Company, the selling stockholders, or the underwriters take responsibility for, or provide any assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained, or incorporated by reference, in this prospectus supplement, the additional prospectus supplements, and the accompanying prospectus is current only as of their respective dates. Our business, financial condition, results of operation, and prospects may have changed since such dates.

For investors outside the United States: None of the Company, the selling stockholders, or any underwriter has done anything that would permit a public offering of our Class A common stock or possession or distribution of this prospectus supplement, the additional prospectus supplements, or the accompanying prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus supplement, the additional prospectus supplements, or the accompanying prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Class A common stock and the distribution of this prospectus supplement, the additional prospectus supplements, or the accompanying prospectus outside of the United States.

S-ii

ABOUT THIS PROSPECTUS SUPPLEMENT

This document consists of multiple parts. The first is the prospectus supplement relating to this offering, which describes the specific terms of this offering. The second consists of the accompanying prospectus dated March 7, 2025 along with (i) a prospectus supplement filed on March 12, 2025, (ii) a prospectus supplement filed on March 21, 2025, (iii) a prospectus supplement filed on May 5, 2025, and (iv) a prospectus supplement filed on May 8, 2025 (the prospectus supplements referred to in clauses (i) through (iii), the “additional prospectus supplements”), each filed for the purposes of updating the information in the accompanying prospectus for the information included in the filings to which they relate. Generally, when we refer only to the “prospectus,” we are referring to all parts combined. This prospectus supplement may add to, update, or change information in the additional prospectus supplements, the accompanying prospectus, or the documents incorporated by reference herein or therein.

This document includes important information about us, the shares of Class A common stock being offered, and other information you should know before investing in these securities.

None of the Company, the selling stockholders, or any underwriter (nor any of our or their respective affiliates) have authorized anyone to provide any information other than that contained or incorporated by reference in this prospectus supplement, the additional prospectus supplements, the accompanying prospectus, or in any free writing prospectus prepared by or on behalf of us or to which we have referred you. The information contained in this prospectus supplement, the additional prospectus supplements, the accompanying prospectus, or any free writing prospectus prepared by or on behalf of us or to which we have referred you is accurate as of their respective dates. The information in documents incorporated by reference in this prospectus supplement, the additional prospectus supplements, and the accompanying prospectus is accurate as of the respective dates of those documents. To the extent the information contained in this prospectus supplement differs or varies from the information contained in the additional prospectus supplements and the accompanying prospectus, the information in this prospectus supplement will control. To the extent the information contained in this prospectus supplement differs or varies from the information contained in a document we have incorporated by reference into this prospectus supplement or the additional prospectus supplements or the accompanying prospectus, you should rely on the information in the more recent document. Our business, financial condition, results of operations, and prospects may have changed since that date.

This prospectus supplement is a part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration or continuous offering process. Under this shelf process, the selling stockholders named in the accompanying prospectus may, from time to time, sell shares of our Class A common stock covered by the accompanying prospectus. Before deciding to invest in shares of our Class A common stock, you should read this prospectus supplement, the additional prospectus supplements, the accompanying prospectus, the registration statement described in the accompanying prospectus (including the exhibits thereto), any applicable free writing prospectuses, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You may obtain this information without charge by following the instructions under “Where You Can Find More Information” appearing elsewhere in this prospectus supplement.

S-iii

DEFINITIONS

As used in this prospectus supplement, unless we state otherwise or the context otherwise requires:

•	“we,” “us,” “our,” “Primo Brands,” the “Company,” and similar references refer to Primo Brands Corporation and its consolidated subsidiaries, unless the context otherwise requires.

•	“BlueTriton” refers to Triton Water Parent, Inc., formerly a Delaware corporation.

•	“Board” refers to the board of directors of Primo Brands.

•	“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended.

•	“NYSE” refers to the New York Stock Exchange.

•	“One Rock” refers to One Rock Capital Partners, LLC.

•

“ORCP” refers to Triton Water Parent Holdings, LP, a Delaware limited partnership, the holder of all of the common stock of BlueTriton prior to the Transaction (the “Initial ORCP Stockholder”) or any other investment vehicles affiliated with One Rock, including Triton Water Equity Holdings, LP.

•	“ORCP Group” refers to ORCP and ORCP’s affiliates, including any group (as defined in Rule 13d-3 or the Exchange Act) that includes ORCP or its affiliates.

•	“ORCP Stockholders” refers to the Sponsor Stockholders who are affiliated with ORCP.

•	“Primo Water” refers to Primo Water Corporation, a company existing under the laws of Ontario and, as a result of the Transaction, a direct subsidiary of Primo Brands.

•	“Securities Act” refers to the Securities Act of 1933, as amended.

•	“Sponsor Stockholders” refers to the Initial ORCP Stockholder and certain of its Permitted Transferees (as defined in the Stockholders Agreement), if any.

•	“Stockholders Agreement” has the meaning provided under “Certain Relationships and Related Person Transactions—Stockholders Agreement” included in the accompanying prospectus.

•	“Transaction” refers to the business combination of BlueTriton and Primo Water, which was consummated on November 8, 2024.

•

“Trigger Event” refers to the first date on which ORCP ceases to beneficially own (directly or indirectly) more than 40% of the voting power of the outstanding shares of Class A common stock. For the purpose of this definition, “beneficial ownership” or the phrase “beneficially own” shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act.

•	“Unaffiliated Directors” refers to the seven directors designated for election to the Board by Primo Water

S-iv

TRADEMARKS, TRADE NAMES AND SERVICE MARKS

We own or have rights to trademarks, service marks, or trade names that we use in connection with the operation of our business. In addition, we have trademark and service mark rights to our names, logos, and website names and addresses. The trademarks and service marks that we own or have the right to use include, among others, Poland Spring®, Pure Life®, Arrowhead®, Deer Park®, Ice Mountain®, Mountain Valley®, Ozarka®, Primo Water™, Saratoga®, Sparkletts®, Zephyrhills®, AC+ION®, and Splash Refresher™. Solely for convenience, in some cases, the trademarks, service marks, and trade names referred to in this prospectus supplement, the accompanying prospectus or the annual prospectus supplement are listed without the applicable ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, service marks, and trade names. Other trademarks and service marks referenced in this prospectus are, to our knowledge, property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

S-v

MARKET AND INDUSTRY DATA

Industry and market data used throughout this prospectus supplement, the additional prospectus supplements, the accompanying prospectus, or the documents incorporated by reference herein or therein were obtained from third-party sources and industry reports and publications, websites, and other publicly available information, as well as industry and other data prepared by the Company, or on its behalf, on the basis of its knowledge of the markets in which it operates, including information provided by suppliers, partners, clients, and other industry participants. Certain statistics regarding consumer volume consumption, ranking, and industry information included, or incorporated by reference, in this prospectus supplement, the additional prospectus supplements, or the accompanying prospectus are based on estimates of management of the Company. These estimates have been derived from the knowledge and experience of the Company in the industry in which it operates and consumers to which it sells its products, as well as information obtained from surveys, reports by research firms, its customers, distributors, suppliers, trade and business organizations, and other contacts in the industries into which it sells its products.

We believe that the market and economic data presented throughout, or incorporated by reference in, this prospectus supplement, the additional prospectus supplements, and the accompanying prospectus is accurate as of their respective dates and, with respect to data prepared by us or on our behalf, that the estimates and assumptions used by us are currently appropriate and reasonable. Actual outcomes may vary materially from those forecasted in such reports or publications, and the prospect for material variation can be expected to increase as the length of the forecast period increases. Although we believe it to be reliable, we have not independently verified any of the data from third-party sources referred to, or incorporated by reference, in this prospectus supplement, the additional prospectus supplements, or the accompanying prospectus, analyzed or verified the underlying studies or surveys relied upon or referred to by such sources, or ascertained the underlying market, economic, and other assumptions relied upon by such sources. Market and economic data is subject to variations and cannot be verified due to limits on the availability and reliability of data inputs, the voluntary nature of the data gathering process, and other limitations and uncertainties inherent in any statistical survey.

While we are not aware of any misstatements regarding the industry data presented herein, estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Forward-Looking Statements” included, or incorporated by reference, in this prospectus supplement, the additional prospectus supplements, and the accompanying prospectus.

S-vi

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement, the additional prospectus supplements, and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before investing in our Class A common stock. Before investing in our Class A common stock, you should carefully read the entire prospectus supplement, the additional prospectus supplements, the accompanying prospectus, any applicable free writing prospectus we file with the SEC, and the information incorporated herein by reference, including the financial data and related notes and the sections entitled “Risk Factors.”

Our Company

Primo Brands is a leading branded beverage company focused on delivering healthy hydration solutions to millions of customers and consumers. We offer products across price points and occasions, helping to inspire healthier lives for everyone, everywhere with every sip. Our portfolio of iconic brands serves customers and consumers across North America in retail, at home, in the office, at restaurants and hotels and on-the-go – whenever, wherever, and however they hydrate. We aim to be a force for good in our communities by providing healthy hydration, local environmental stewardship, and innovative beverage and circular packaging solutions to drive growth and create value for all stakeholders.

Business Combination

On November 8, 2024, Primo Brands Corporation (formerly known as Triton US HoldCo, Inc.) consummated the previously announced business combination between BlueTriton Brands and Primo Water Corporation (“Primo Water”) pursuant to an arrangement agreement and plan of merger (the “Transaction”). As a result of the Transaction, (i) Triton Water Parent, Inc. (“BlueTriton”) merged with and into the Company, with the Company being the surviving corporation, and (ii) Primo Water and Triton Water Intermediate, Inc., previously a wholly-owned subsidiary of BlueTriton, became wholly-owned subsidiaries of the Company. In connection with the Transaction, our Class A common stock was listed on the NYSE and now trades under the symbol “PRMB.”

Recent Developments

Share Repurchase

We have entered into the Stock Purchase Agreement with Triton Water Parent Holdings, LP and Triton Water Equity Holdings, LP who are also the selling stockholders in this offering, to repurchase $100 million of shares of our Class A common stock from Triton Water Parent Holdings, LP and Triton Water Equity Holdings, LP in a private transaction at the price at which the shares are sold to the public in this offering less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement. The closing of the Share Repurchase is expected to be concurrent with the closing of this offering. The repurchased shares of Class A common stock will no longer be outstanding after this offering. The completion of the Share Repurchase is contingent on the satisfaction of customary closing conditions and conditioned upon the completion of this offering. The completion of this offering is not conditioned upon the completion of the Share Repurchase.

The description of and the other information in this prospectus supplement regarding the Share Repurchase is included solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or the solicitation of an offer to buy, any of our Class A common stock, subject to the Share Repurchase.

Corporate Governance Changes

Pursuant to the terms of our amended and restated certificate of incorporation, the size of our Board and the number of directors the Sponsor Stockholders have the right to designate to the Board vary in accordance with the beneficial ownership of our Class A common stock by the Sponsor Stockholders. See “Management—Corporate Governance—Composition of the Board” in the accompanying prospectus. As a result, following the consummation of this offering and the Share Repurchase, we expect to implement certain changes to our Board as a result of the decrease in ownership of our Class A common stock by the Sponsor Stockholders. Prior to the consummation of this offering and the Share Repurchase, our Board includes six directors designated by the Sponsor Stockholders and seven Unaffiliated Directors (as defined in the accompanying prospectus). Following the consummation of this offering and the Share Repurchase, the ORCP Group will hold approximately 31.2% of our Class A common stock and, pursuant to the terms of our amended and restated certificate of incorporation, the Sponsor Stockholders will have the right to designate four directors to our Board, which would then be expected to be comprised of 12 directors: four directors designated by the Sponsor Stockholders, seven unaffiliated directors designated by the Unaffiliated Directors and one director to be mutually agreed (the “Mutually Agreed Director”) by the Initial ORCP Stockholder and the Unaffiliated Directors. Following this offering, if the ORCP Group further decreases its beneficial ownership of our Class A common stock, the size of the Board and number of directors the Sponsor Stockholders will have the right to designate will further decrease as described in “Management—Corporate Governance—Composition of the Board” in the accompanying prospectus.

In addition, in connection with the consummation of this offering and the Share Repurchase, when the ORCP Group ceases to beneficially own more than 40% of our Class A common stock, the Trigger Event will occur, and certain governance changes will be implemented that may have the effect of delaying, deferring, or discouraging another person from acquiring control of the Company. See “Description of Capital Stock—Anti-Takeover Effects of Provisions of Delaware Law and our Organizational Documents” in the accompanying prospectus.

Risk Factors

An investment in our Class A common stock involves a high degree of risk. You should carefully consider the risks summarized in the “Risk Factors” sections included, or incorporated by reference in, this prospectus supplement, the additional prospectus supplements, and the accompanying prospectus. See “Part II—Other Information—Item 1A. Risk Factors” in our Annual Report and “Part II—Other Information—Item 1A. Risk Factors” in our quarterly report on Form 10-Q for the three months ended March 31, 2025, each incorporated by reference herein.

Our Sponsor

One Rock is a global alternative asset management firm led by Tony W. Lee and R. Scott Spielvogel, with significant experience investing across real-economy sectors such as food and beverage manufacturing and distribution, specialty manufacturing, business and environmental services, and chemicals and process industries. One Rock is headquartered in New York, with offices in Los Angeles, CA and London, UK. One Rock makes investments in companies with potential for growth and operational improvement using a rigorous approach that utilizes highly experienced industry and functional-specific senior operating executives (“Operating Partners”) to identify, acquire, and enhance businesses in select industries. The involvement of these Operating Partners is designed to afford One Rock the ability to conduct due diligence and consummate acquisitions and investments in all types of situations, regardless of complexity. One Rock works collaboratively with company management and its Operating Partners to develop a comprehensive business plan focused on growing the enterprise and its profitability to enhance long-term value.

Corporate Information

We were formed as Triton US HoldCo, Inc., a Delaware corporation, on June 10, 2024 in connection with the Transaction and changed our name to Primo Brands Corporation upon consummation of the Transaction. As a result of the Transaction, both Primo Water and Triton Water Intermediate, Inc., previously a wholly owned subsidiary of BlueTriton, are wholly owned subsidiaries of Primo Brands. We are dual headquartered at 1150 Assembly Drive, Suite 800, Tampa, Florida 33607 and at 900 Long Ridge Road, Building 2, Stamford, Connecticut 06902. Our telephone number is (813) 544-8515. Our website address is www.primobrands.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus supplement.

THE OFFERING

Selling stockholders	Triton Water Parent Holdings, LP and Triton Water Equity Holdings, LP

Class A common stock offered by the selling stockholders	47,500,000 shares.

Share Repurchase	We have entered into the Stock Purchase Agreement with Triton Water Parent Holdings, LP and Triton Water Equity Holdings, LP who are also the selling stockholders in this offering, to repurchase $100 million of shares of our Class A common stock from Triton Water Parent Holdings, LP and Triton Water Equity Holdings, LP in a private transaction at the price at which the shares are sold to the public in this offering less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement. The closing of the Share Repurchase is expected to be concurrent with the closing of this offering. The repurchased shares of Class A common stock will no longer be outstanding after this offering. The completion of the Share Repurchase is contingent on the satisfaction of customary closing conditions and conditioned upon the completion of this offering. The completion of this offering is not conditioned upon the completion of the Share Repurchase.

Class A common stock to be outstanding after this offering and the Share Repurchase	373,379,715 shares.

Use of proceeds	We will not receive any of the proceeds from the sale of shares of Class A common stock by the selling stockholders. See “Use of Proceeds.”

Risk factors	Investing in our Class A common stock involves a high degree of risk. See “Risk Factors” on page S-6 of this prospectus supplement, on page 6 of the accompanying prospectus, and in the documents incorporated by reference herein for a discussion of factors you should consider carefully before investing in our Class A common stock.

NYSE trading symbol	“PRMB.”

Unless otherwise indicated, the number of shares of our Class A common stock outstanding after this offering is based on 376,422,929 shares of Class A common stock outstanding as of May 5, 2025, and assumes the repurchase of 3,043,214 shares of our Class A common stock by the Company in the Share Repurchase, which assumes the repurchase of $100 million of shares at the last reported sale price of our Class A common stock on the NYSE on May 7, 2025 of $32.86 per share and excludes:

•	2,223,028 shares of our Class A common stock issuable upon settlement of outstanding restricted stock units as of May 5, 2025;

•	Up to 1,764,720 performance based stock units issuable upon achievement of certain performance targets

•	879,848 shares of Class A common stock issuable upon exercise of outstanding stock options as of May 5, 2025; and

•

94,930,344 shares of Class A common stock reserved for issuance under the Primo Brands Corporation Equity Incentive Plan, 18,862,727 shares of Class A common stock reserved for issuance under the Primo Brands Employee Share Purchase Plan, 707,284 shares of Class A common stock reserved for issuance under the Legacy Primo Water Equity Incentive Plan, and 2,407,085 shares of Class A common stock reserved for issuance under the Legacy Primo Water Corporation 2018 Equity Incentive Plan, in each case, as of May 5, 2025.

RISK FACTORS

Investing in our Class A common stock involves substantial risks. You should carefully consider the following factors, together with all of the other risks and uncertainties and other information included, or incorporated by reference, in this prospectus supplement, the additional prospectus supplements, and the accompanying prospectus before investing in our Class A common stock. Any of the risk factors we describe below, as well as those described, or incorporated by reference, in the additional prospectus supplements and the accompanying prospectus, including in our Annual Report, could adversely affect our business, financial condition, or results of operations. The market price of our Class A common stock could decline if one or more of these risks or uncertainties develop into actual events, causing you to lose all or part of your investment. We cannot assure you that any of the events discussed below, in the additional prospectus supplements, or in the accompanying prospectus will not occur. While we believe these risks and uncertainties are especially important for you to consider, we may face other risks and uncertainties that could adversely affect our business. Please also see “Forward-Looking Statements” for more information.

Risks Related to Our Class A Common Stock and This Offering

Transactions undertaken in connection with the Share Repurchase could have adverse tax effects on Primo Brands.

The Inflation Reduction Act of 2022 provides for, among other things, a U.S. federal 1% excise tax on certain repurchases, including redemptions, of stock by publicly traded domestic corporations. Because we are a Delaware corporation and our securities are trading on the NYSE, we are a “covered corporation” for this purpose. The excise tax is imposed on the repurchasing corporation itself, not its stockholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. The U.S. Department of the Treasury recently finalized regulations to carry out, and prevent the avoidance of, the excise tax. If the Share Repurchase is consummated, the redemptions of Class A common stock undertaken in connection therewith may be subject to the excise tax. Whether and to what extent we would be subject to the excise tax in connection with any such redemptions will depend on facts not known as of the date of the Share Repurchase, including other redemptions or equity issuances that may be undertaken by us during the taxable period that includes the Share Repurchase. The application of the excise tax to the Share Repurchase could cause a reduction in our cash balances and adversely affect our operating results.

The Sponsor Stockholders own a significant amount of the voting power of the Company, and their interests may conflict with or differ from the interests of other stockholders.

Following the consummation of this offering and the Share Repurchase, the Sponsor Stockholders will hold approximately 31.2% of our Class A common stock. Although the Sponsor Stockholders no longer control a majority of the voting power of our outstanding common stock, so long as the ORCP Group continues to directly or indirectly own a significant amount of the voting power of the Company, the ORCP Group will continue to be able to strongly influence or effectively control the business decisions of the Company. In particular, the Sponsor Stockholders currently have the right to designate six directors of our 13-person Board, and, following the consummation of this offering and the Share Repurchase, we expect that the Sponsor Stockholders will have the right to designate four directors of our 12-person Board. See “Prospectus Supplement Summary—Recent Developments.” As a result, even after their ownership is reduced by this offering, ORCP or its designees to the Board will have the ability to influence the entering into of mergers, sales of substantially all of our assets and other extraordinary transactions and influence amendments to our certificate of incorporation, and may exercise their voting and other rights in a manner that may be adverse to the interests of other stockholders. In addition, certain actions will require approval of a supermajority of the Board or the consent of the Sponsor Stockholders. Consequently, if there is no agreement among the directors comprising the Board or between the Company and the Sponsor Stockholders, we may be prevented from taking actions that may be viewed by other stockholders as beneficial or desirable.

Pursuant to the terms of the Stockholders Agreement, for so long as the Sponsor Stockholders own at least 30% of the outstanding shares of our Class A common stock, the prior written approval of the Sponsor Stockholders will be required in order for the Company to declare or pay dividends to stockholders on a non-pro rata basis or in excess of $175.0 million in the aggregate in any fiscal year, redeem or repurchase equity securities in most instances, incur indebtedness for borrowed money that would cause the total net leverage ratio of the Company to exceed 3.5x (other than certain incurrences under our existing debt agreements), and other transactions. It is possible that the Sponsor Stockholders may have interests that are different from other stockholders and may vote in a way with which other stockholders disagree and that may be adverse to other stockholders’ interests.

In addition, in connection with the consummation of this offering and the Share Repurchase, when the ORCP Group ceases to beneficially own more than 40% of our Class A common stock, the Trigger Event will occur, and certain governance changes will be implemented that may have the effect of delaying, deferring, or discouraging another person from acquiring control of the Company. See “Description of Capital Stock—Anti-Takeover Effects of Provisions of Delaware Law and our Organizational Documents” in the accompanying prospectus.

Furthermore, the ORCP Group is in the business of making investments in companies and may have an interest in pursuing acquisitions, divestitures, financing, or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to the other stockholders. In addition, the ORCP Group may, from time to time, acquire and hold interests in businesses that compete, directly or indirectly, with the Company.

We are no longer considered a “controlled company” within the meaning of the NYSE listing requirements. However, even though we are no longer a “controlled company,” we will continue to qualify for, and may rely on, exemptions from certain corporate governance requirements during a one-year transition period. As a result, our stockholders may not have the same protections afforded to stockholders of companies that are subject to such corporate governance requirements.

We are no longer considered a “controlled company” for the purposes of the NYSE listing requirements. Although we were previously a “controlled company” by such standards, we did not rely on any of the related corporate governance exemptions and instead relied only on the exemptions available to newly public companies. However, even though we are no longer a “controlled company,” we will continue to qualify for, and may rely on, exemptions from certain corporate governance requirements that would otherwise provide protection to stockholders of other companies during a one-year transition period.

For example, we are not subject to certain corporate governance requirements, including that a majority of our Board consists of “independent directors,” as defined under the rules of the NYSE. In addition, we are not required to have a Nominating and Corporate Governance Committee or Compensation Committee that is composed entirely of independent directors. Accordingly, our stockholders may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.

FORWARD-LOOKING STATEMENTS

This prospectus supplement, the additional prospectus supplements, the accompanying prospectus, any document incorporated by reference herein or therein, and any free writing prospectus that we may provide to you in connection with an offering of our Class A common stock described in this prospectus supplement contains forward-looking statements and forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act and Section 21E of the Exchange Act. All statements other than statements of historical facts contained herein may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential,” or “continue,” or the negative of these terms or other similar expressions. The forward-looking statements contained in this prospectus supplement, the additional prospectus supplements, the accompanying prospectus, and the documents incorporated by reference herein and therein include, but are not limited to, statements regarding our expectations and objectives for future operations, anticipated benefits from the Transaction, growth opportunities, diversification of customer base, customer relationships, sustainability goals, service efficiency and costs, route density and network optimization, attraction and retention of associates, e-commerce capabilities, availability of packaging and source materials, contract negotiations, capital resources, board size and composition, and liquidity following the Transaction.

The forward-looking statements contained in this prospectus supplement, the additional prospectus supplements, the accompanying prospectus, and the documents incorporated by reference herein and therein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements contained in this prospectus supplement, the additional prospectus supplements, the accompanying prospectus, and the documents incorporated by reference herein and therein. The forward-looking statements contained, or incorporated by reference, in this prospectus supplement are based upon information available to us as of the date of this filing, and while we believe such information is a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements. Many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in such forward-looking statements, including but not limited to:

•	our future results may suffer if we do not effectively manage our expanded operations following the Transaction;

•	we have no operating or financial history as a combined company;

•	we face significant competition in the segment in which we operate;

•	our success depends, in part, on our intellectual property;

•	we may not be able to consummate acquisitions, or acquisitions may be difficult to integrate, and we may not realize the expected benefits;

•	our business is dependent on our ability to maintain access to our water sources;

•	our ability to respond successfully to consumer trends related to our products;

•	the loss or reduction in sales to any significant customer;

•	our packaging supplies and other costs are subject to price increases;

•	the Sponsor Stockholders own a significant amount of the voting power of the Company, and their interests may conflict with or differ from the interests of other stockholders;

•	legislative and executive action risks;

•	risks related to sustainability matters;

•	costs to comply with developing laws and regulations, including those surrounding the production and use of plastics, as well as related litigation relating to plastics pollution;

•	our products may not meet health and safety standards or could become contaminated, and we could be liable for injury, illness, or death caused by consumption of our products; and

•	risks associated with our substantial indebtedness.

These and other factors are more fully discussed in the “Risk Factors” section and elsewhere in this prospectus supplement, the additional prospectus supplements, the accompanying prospectus, and the documents incorporated by reference herein and therein. These risks could cause our actual results to differ materially from those implied by forward-looking statements included, or incorporated by reference, in this prospectus supplement, the additional prospectus supplements, and the accompanying prospectus. Even if our results of operations, financial condition and liquidity and the development of the industry in which we operate are consistent with the forward-looking statements contained or incorporated by reference in this prospectus supplement, the additional prospectus supplements, and the accompanying prospectus, those results or developments may not be indicative of results or developments in subsequent periods.

All information contained or incorporated by reference in this prospectus supplement, the additional prospectus supplements, and the accompanying prospectus is materially accurate and complete as of the date of such statement. You should keep in mind, however, that any forward-looking statement made by us in this prospectus supplement, the additional prospectus supplements, and the accompanying prospectus, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no obligation to update any forward-looking statements included or incorporated by reference in this prospectus supplement, the additional prospectus supplements, and the accompanying prospectus after the date such statements were made, except as required by federal securities laws. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to us or any other person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to within this prospectus supplement, the additional prospectus supplements, the accompanying prospectus, and the documents incorporated by reference herein or therein. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made or incorporated by reference in this prospectus supplement, the additional prospectus supplements, the accompanying prospectus, or elsewhere might not occur.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of Class A common stock by the selling stockholders.

The selling stockholders will pay any underwriting fees, discounts, and selling commissions incurred by such holder in disposing of its shares of Class A common stock, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees, and fees and expenses of our counsel and our independent registered public accountants.

DIVIDEND POLICY

On May 1, 2025, the Board declared a dividend of $0.10 per share on the outstanding Class A common stock of the Company, payable in cash on June 17, 2025 to stockholders of record at the close of business on June 6, 2025.

There can be no guarantee that our stockholders will continue to receive or be entitled to dividends. Primo Brands is a holding company with limited direct operations. Our most significant assets are the equity interests we directly and indirectly hold in our subsidiaries. Furthermore, the ability of our subsidiaries to make distributions to Primo Brands depends on the satisfaction of applicable state and foreign law, and our ability to receive distributions from our own subsidiaries will continue to depend on applicable state law with respect to such distributions.

Our debt agreements contain restrictions on the payment of dividends. Such restrictions allow us to pay dividends only under certain amounts in a given year or otherwise subject to certain restrictions, such as there being no existing default or event of default that would occur under such debt agreement as a result of such distribution and the compliance with certain leverage ratios contained in the applicable debt agreement. In addition, our Stockholders Agreement provides that, for so long as the ORCP Stockholders own at least 30% of our outstanding shares, the prior written approval of the ORCP Stockholders will be required before we can declare or pay dividends to our stockholders on a non-pro rata basis or in excess of $175 million in the aggregate in any fiscal year. If cash dividends are not paid on our Class A common stock, you may need to sell your shares of Class A common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them.

Primo Brands expects to make quarterly cash dividends on shares of our Class A common stock. However, the payment of cash dividends on shares of our Class A common stock in the future will be within the discretion of our Board at such time, and will depend on numerous factors, including:

•	general economic and business conditions;

•	our strategic plans and prospects;

•	our business and investment opportunities;

•	our financial condition and operating results, including our cash position and net income;

•	working capital requirements and anticipated cash needs;

•	contractual restrictions and obligations, including restrictions pursuant to any debt agreement and the Stockholders Agreement; and

•	legal, tax and regulatory restrictions.

SELLING STOCKHOLDERS

The table below sets forth information with respect to the beneficial ownership of our Class A common stock for the selling stockholders, as of May 5, 2025, and as adjusted to reflect the sale of the shares of Class A common stock by the selling stockholders and the repurchase of 3,043,214 shares of our Class A common stock by the Company in the Share Repurchase, which assumes the repurchase of $100 million of shares at the last reported sale price of our Class A common stock on the NYSE on May 7, 2025 of $32.86 per share.

Under the Stockholders Agreement entered in connection with the closing of the Transaction, we are obligated to register the offer and sale of the shares covered by this prospectus supplement by the selling stockholders.

The amounts and percentages of Class A common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, provided that any person who acquires any such right with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise of such right. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

The beneficial ownership of our voting securities before this offering and the Share Repurchase is based on 376,422,929 shares of our Class A common stock issued and outstanding as of May 5, 2025. The number of shares of Class A common stock and percentage of beneficial ownership after the consummation of this offering and the Share Repurchase set forth below are based on the number of shares to be issued and outstanding immediately after the consummation of this offering and the Share Repurchase (based on the assumptions set forth above).

Triton Water Parent Holdings, LP and Triton Water Equity Holdings, LP are the selling stockholders in this offering.

Name and Address of Selling Stockholder	Class A Common Stock Beneficially Owned Prior to this Offering			Shares Sold in this Offering	Class A Common Stock Beneficially Owned Following this Offering and the Share Repurchase
	Number		Percentage		Number		Percentage
Investors affiliated with One Rock	166,868,368	(1)	44.3%	47,500,000	116,325,154	(2)	31.2	%(2)

(1)

Represents (i) 42,868,368 shares of our Class A common stock held by Triton Water Parent Holdings, LP, and (ii) 124,000,000 shares of Class A common stock held by Triton Water Equity Holdings, LP. 116,325,154 shares held by Triton Water Equity Holdings, LP have been pledged as collateral pursuant to a margin loan, as described in more detail in “Certain Relationships and Related Person Transactions—Margin Loan” in the accompanying prospectus. ORCP III DE TopCo GP, LLC is the general partner of Triton Water Parent Holdings, LP. R. Scott Spielvogel and Tony W. Lee are the managing members of ORCP III DE TopCo GP, LLC and have or share voting and investment discretion with respect to the securities held of record by Triton Water Parent Holdings, LP. Triton Water Parent Holdings, LP is the managing member of Triton Water Equity Holdings GP, LLC, which is the general partner of Triton Water Equity Holdings, LP. Accordingly, each of the persons and entities named in this footnote may be deemed to share beneficial ownership of the securities held of record by Triton Water Equity Holdings, LP. ORCP III DE TopCo GP, LLC, Triton Water Parent Holdings, LP, R. Scott Spielvogel and Tony W. Lee may also be deemed to share beneficial ownership of the securities held of record by Triton Water Parent Holdings, LP. The principal business address of each of the entities and persons identified in this footnote is c/o One Rock Capital Partners, LLC, 45 Rockefeller Plaza, 39th Floor, New York, NY 10111.

(2)

Reflects the repurchase of 3,043,214 shares of our Class A common stock by the Company in the Share Repurchase, which assumes the repurchase of $100 million of shares at the last reported sale price of our Class A common stock on the NYSE on May 7, 2025 of $32.86 per share.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership and disposition of our Class A common stock acquired pursuant to this offering, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership and disposition of our Class A common stock.

This discussion is limited to Non-U.S. Holders that hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address the U.S. federal income tax consequences to the selling stockholders or to Primo Brands or to any officers of Primo Brands or its Affiliates who acquire Class A common stock pursuant to this offering. This discussion also does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income, or any alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our Class A common stock as part of a straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers or traders in securities that use a mark-to-market method of tax accounting;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	pass-through entities (including S corporations), partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to our Class A common stock being taken into account in an applicable financial statement;

•	tax-qualified retirement plans; and

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership and certain determinations made at the partner level. Accordingly, partnerships holding our Class A common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A common stock that is neither a “U.S. person” nor an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

If we make distributions of cash or property on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, FATCA (as defined herein), and backup withholding, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our Class A common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Class A common stock, which may be offset by certain U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance regarding our status as a USRPHC. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our Class A common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our Class A common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our Class A common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Class A common stock paid to the Non-U.S.

Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person, or the holder otherwise establishes an exemption. Proceeds of a disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A common stock.

UNDERWRITING

BofA Securities, Inc. and Morgan Stanley & Co. LLC are acting as the underwriters in connection with this offering. Subject to the terms and conditions set forth in an underwriting agreement among the Company, the selling stockholders, and the underwriters, the underwriters have agreed, severally and not jointly, to purchase, and the selling stockholders have agreed to sell to such underwriters, the number of shares set forth opposite such underwriter’s name below:

Name	Number of Shares
BofA Securities, Inc.
Morgan Stanley & Co. LLC
Total	47,500,000

The underwriters are collectively referred to as the “underwriters”. The underwriters are offering the shares of Class A common stock subject to their acceptance of the shares from the selling stockholders and subject to prior sale. The underwriting agreement provides that the obligations of the several underwriters to pay for and accept delivery of the shares of Class A common stock offered by this prospectus supplement are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of Class A common stock offered by this prospectus supplement if any such shares are taken.

The underwriters may offer the shares of Class A common stock offered by this prospectus supplement from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, at fixed prices, or at prices that may be subject to change. The underwriters may effect such transactions by selling shares of Class A common stock to or through dealers, and such dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or purchasers of shares of Class A common stock for whom they may act as agents or to whom they may sell as principal. The difference between the price at which the underwriters purchase shares and the price at which the underwriters resell such shares may be deemed underwriting compensation.

The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $     million. We have agreed to reimburse the underwriters for expenses relating to clearance of this offering with the Financial Industry Regulatory Authority up to $20,000. The underwriters have agreed to reimburse us for certain expenses incurred in connection with the offering.

Our Class A common stock is listed on the New York Stock Exchange under the trading symbol “PRMB”.

We have agreed that, without the prior written consent of the underwriters, we will not, and will not publicly disclose an intention to, during the period ending 45 days after the date of this prospectus supplement (the “Company Restricted Period”):

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Class A common stock or any securities convertible into or exercisable or exchangeable for shares of Class A common stock;

•

file any registration statement with the Securities and Exchange Commission relating to the offering of any shares of Class A common stock or any securities convertible into or exercisable or exchangeable for Class A common stock; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A common stock,

whether any such transaction described above is to be settled by delivery of Class A common stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, such restrictions on us will not apply to:

(A) the issuance by us of shares of Class A common stock upon the exercise of an option or warrant, the vesting of a restricted stock unit or performance stock unit or the conversion of a security outstanding on the date hereof as described in this prospectus supplement;

(B) the grant of compensatory equity-based awards, and/or the issuance of shares of Class A common stock with respect thereto (or the sale of shares of Class A common stock to cover exercise price or tax or other withholdings associated therewith), or the filing of any registration statement on Form S-8 (including any resale registration statement on Form S-8) relating to securities granted, issued or to be granted pursuant to any plan described in this prospectus supplement or any assumed benefit plan contemplated by clause (A);

(C) Class A common stock or any securities convertible into, or exercisable or exchangeable for, Class A common stock, or the entrance into an agreement to issue Class A common stock or any securities convertible into, or exercisable or exchangeable for, Class A common stock, in connection with any merger, joint venture, strategic alliances, commercial or other collaborative transaction or the acquisition or license of the business, property, technology or other assets of another individual or entity or the assumption of an employee benefit plan in connection with a merger or acquisition; provided that the aggregate number of shares of common stock or any securities convertible into, or exercisable or exchangeable for, Class A common stock that we may issue or agree to issue pursuant to this clause (C) shall not exceed 10% of the total outstanding share capital of the Company immediately following the issuance of the shares; or

(D) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A common stock, provided that (i) such plan does not provide for the transfer of Class A common stock during the Company Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Class A common stock may be made under such plan during the Company Restricted Period.

In addition, the Company’s chief executive officer and chief financial officer and the parties to the Stockholders Agreement (the “Lock-up Parties”) have agreed that, without the prior written consent of the underwriters, they will not, and will not publicly disclose an intention to, during the period ending 45 days after the date of this prospectus supplement (such period, the “Holder Restricted Period”):

•

offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of Class A common stock beneficially owned or any other securities convertible into or exercisable or exchangeable for shares of Class A common stock; or

•	enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Class A common stock,

whether any such transaction described above is to be settled by delivery of Class A common stock or such other securities, in cash or otherwise.

Notwithstanding the foregoing, such restrictions on the Lock-up Parties will not apply to:

(A) transactions relating to shares of Class A common stock or other securities acquired in open market transactions after the completion of this offering;

(B) transfers of shares of Class A common stock or any security convertible into Class A common stock as a bona fide gift, or for bona fide estate planning purposes;

(C) if the Lock-up Party is a corporation, partnership, limited liability company or other business entity, (i) to another corporation, partnership, limited liability company or other business entity that is an affiliate (as defined in Rule 405 promulgated under the Securities Act, as amended) of the Lock-up Party, or to any investment fund or other entity controlled or managed by or under common control or management with the Lock-up Party or affiliates of the Lock-up Party (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), or (ii) as part of a distribution by the Lock-up Party to its stockholders, partners, members or other equityholders or to the estate of any such stockholders, partners, members or other equityholders;

(D) by will, other testamentary document or intestacy;

(E) to any member of the Lock-up Party’s immediate family or to any trust for the direct or indirect benefit of the Lock-up Party or the immediate family of the Lock-up Party, or if the Lock-up Party is a trust, to a trustor or beneficiary of the trust or to the estate of a beneficiary of such trust (as used herein, “immediate family” means any relationship by blood, current or former marriage, domestic partnership or adoption, not more remote than first cousin);

(F) by operation of law, such as pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or other court or regulatory agency order;

(G) facilitating the establishment of a trading plan on behalf of a stockholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Class A common stock (a “Rule 10b5-1 Trading Plan”); provided that (i) such Rule 10b5-1 Trading Plan does not provide for the transfer of Class A common stock during the Holder Restricted Period (except to the extent related to sales described in subsection (I)(ii) below) and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required or voluntarily made by or on behalf of the Lock-up Party or the Company regarding the establishment of such Rule 10b5-1 Trading Plan, such announcement or filing shall include a statement to the effect that no transfer of Class A common stock may be made under such Rule 10b5-1 Trading Plan during the Holder Restricted Period (except to the extent related to sales described in subsection (I)(ii) below);

(H) transfers to the Company from an employee of or service provider of the Company upon death, disability or termination of employment, in each case, of such employee or service provider;

(I) (i) transfers to the Company in connection with the vesting, settlement, or exercise of restricted stock units, performance stock units, options, warrants or other rights to purchase shares of Class A common stock (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax and remittance payments due as a result of the vesting, settlement, or exercise of such restricted stock units, performance stock units, options, warrants or rights, or (ii) transfers necessary (including transfers on the open market) to generate such amount of cash needed for the payment of taxes, including estimated taxes, due as a result of the vesting, settlement or exercise of restricted stock units, performance stock units, options, warrants or other rights to purchase shares of Class A common stock, whether by means of a “net settlement” or otherwise, and in all such cases described in subclauses (i) and (ii), provided that any such shares of Class A common stock received upon such exercise, vesting or settlement shall be subject to the terms of the lock-up agreement (except to the extent such shares are transferred on the open market under subsection (I)(ii)), and provided further that any such restricted stock units, performance stock units, options, warrants or rights are held by the Lock-up Party pursuant to an agreement or are equity awards granted under a stock incentive plan or other equity award plan;

(J) transfers to the Company in connection with the repurchase of shares of Class A common stock issued pursuant to equity awards granted under a stock incentive plan or other equity award plan or pursuant to the agreements pursuant to which such shares were issued; provided that such repurchase of shares of Class A common stock is in connection with the termination of the Lock-up Party’s service-provider relationship with the Company;

(K) transfers pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company (or a duly authorized committee thereof) and made to all holders of the Company’s capital stock involving a change of control of the Company; provided that in the event that such tender offer, merger, consolidation or other similar transaction is not completed, the Lock-up Party’s Class A common stock shall remain subject to the provisions of the lock-up agreement;

(L) exercise of any rights to purchase, exchange or convert any stock options granted to the Lock-up Party pursuant to the Company’s equity incentive plans, or any warrants or other securities convertible into or exercisable or exchangeable for shares of Class A common stock;

(M) in connection with sales of Class A common stock made pursuant to a Rule 10b5-1 Trading Plan that has been entered into by the Lock-up Party prior to the date of the lock-up agreement; provided that the existence and details of such Rule 10b5-1 Trading Plan were communicated to the underwriters prior to the execution of the lock-up agreement and such Rule 10b5-1 Trading Plan will not be amended or otherwise modified during the Holder Restricted Period;

(N) the sale of shares of Class A common stock pursuant to the underwriting agreement; and

(O) solely in the case of the selling stockholders: transfers of shares of Class A common stock, which may include any pledge of shares of Class A common stock (and any pledge of additional shares of Class A common stock) by the Lock-up Party and/or any of its affiliates, whether such pledge is agreed prior to or after the date of the execution of the lock-up agreement, any exercise of a lender’s rights and/or remedies (including, any foreclosure actions) with respect to the collateral under the provisions of the Margin Loan Agreement, dated as of November 17, 2024 among Triton Water Equity Holdings, LP as borrower, Triton Water Equity Holdings GP, LLC, as general partner, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as administrative agent and calculation agent (as may be amended, supplemented, or modified from time to time including (without limitation) to give effect to any additional borrowings thereunder);

provided that in the case of clause (A) above, no filing under Section 16(a) of the Exchange Act shall be voluntarily made, and if such a filing is required, such filing must disclose that such transfer was made pursuant to a valid exemption from the lock-up agreement; provided that in the case of clauses (B), (C), (D), (E), (F), (H), (I),(J) and (L), (i) any filing under Section 16 of the Exchange Act made during the Holder Restricted Period shall clearly indicate in the footnotes thereto that (x) the filing relates to the circumstances described in the applicable clause and (y) to the extent applicable, the underlying shares of Class A common stock continue to be subject to the restrictions on transfer set forth in this lock-up agreement and (ii) the Lock-up Party does not otherwise voluntarily effect any other public filings or reports regarding such exercise during the Holder Restricted Period (it being understood that the Lock-Up Party may make required filings on Schedule 13D, Schedule 13F, Schedule 13G and any amendments thereto during the Holder Restricted Period); provided that in the case of any transfer or distribution pursuant to clause (B), (C), (D), (E) or (F), each transferee, donee or distributee shall sign and deliver a lock-up agreement substantially in the form of the lock-up agreement described herein, to the extent not already a party to such a lock-up agreement; provided that in the case of any conversion, exchange or exercise pursuant to clause (L), any such shares of Class A common stock received upon such action shall remain subject to the provisions of the lock-up agreement; and provided that in the case of clauses (B), (C), (D) and (E), such transfer shall not involve a disposition for value.

The underwriters, in their sole discretion, may release the Class A common stock and other securities subject to the lock-up agreements described above in whole or in part at any time.

In order to facilitate the offering of the Class A common stock, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Class A common stock. Specifically, the underwriters may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. A short sale is covered if the short position is no greater than the number of shares available for purchase by the underwriters under the option. The underwriters can close out a covered short sale by exercising the option or purchasing shares in the open market. In determining the source of shares to close out a covered short sale, the underwriters will consider, among other things, the open market price of shares compared to the price available under the option. The underwriters may also sell shares in excess of the option, creating a naked short position. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the Class A common stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriters may bid for, and purchase, shares of Class A common stock in the open market to stabilize the price of the Class A common stock. These activities may raise or maintain the market price of the Class A common stock above independent market levels or prevent or retard a decline in the market price of the Class A common stock. The underwriters are not required to engage in these activities and may end any of these activities at any time.

We, the selling stockholders and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

A prospectus supplement in electronic format may be made available on websites maintained by one or more underwriters, or selling group members, if any, participating in this offering. The underwriters may agree to allocate a number of shares of Class A common stock for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters that may make Internet distributions on the same basis as other allocations.

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriters and their respective affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriters and their respective affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement may not be offered or sold, directly or indirectly, nor may this prospectus supplement or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement. This prospectus supplement does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement in any jurisdiction in which such an offer or a solicitation is unlawful.

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

European Economic Area

In relation to each member state of the European Economic Area (each, a “Relevant State”), no securities have been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that offers of the securities may be made to the public in that Relevant State at any time under the following exemptions under the Prospectus Regulation:

(a) to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

(b) to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters; or

(c) in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of the securities shall require us or any underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the securities in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase or subscribe for any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

Hong Kong

The shares may not be offered or sold by means of any document other than (i) in circumstances that do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), or (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder, or (iii) in other circumstances that do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap. 32, Laws of Hong Kong), and no advertisement, invitation or document relating to the shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to shares that are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of Non-CIS Securities may not be circulated or distributed, nor may the Non-CIS Securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Non-CIS Securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

(a) a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

(b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor, securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Non-CIS Securities pursuant to an offer made under Section 275 of the SFA except:

(i) to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;

(ii) where no consideration is or will be given for the transfer; where the transfer is by operation of law;

(iii) as specified in Section 276(7) of the SFA; or

(iv) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Singapore Securities and Futures Act Product Classification: Solely for the purposes of our obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A of the SFA), that the common shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Switzerland

This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in our securities. The securities may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”), and no application has or will be made to admit the securities to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the securities constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

United Kingdom

In relation to the United Kingdom, no shares of common stock have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:

•	any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation); or

•	in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (“FSMA”),

provided that no such offer of shares shall require the Issuer or any underwriters to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any relevant state means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

We have not authorized and do not authorize the making of any offer of shares through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares as contemplated in this prospectus supplement. Accordingly, no purchaser of the shares, other than the underwriters, is authorized to make any further offer of the shares on behalf of us or the underwriters.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the securities in the United Kingdom within the meaning of the FSMA.

Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of the shares of common stock.

Accordingly, the shares of common stock have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of common stock constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of common stock. The shares of common stock may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the shares of common stock constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the shares of common stock. The shares of common stock may only be transferred en bloc without subdivision to a single investor.

Australia

No placement document, prospectus, product disclosure statement, or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”) in relation to the offering. This prospectus does not constitute a prospectus, product disclosure statement, or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement, or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act), or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take into account the investment objectives, financial situation, or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate for their needs, objectives, and circumstances and, if necessary, seek expert advice on those matters.

Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the common stock is directed only at, (i) a limited number of persons in accordance with the Israeli Securities Law and (ii) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of its meaning and agree to it.

LEGAL MATTERS

Certain legal matters in connection with this offering will be passed upon for us by Latham & Watkins LLP, Washington, District of Columbia. Certain legal matters in connection with the offering will be passed upon for the underwriters by Davis Polk & Wardwell LLP, New York, New York.

EXPERTS

Primo Brands Corporation

The financial statements as of December 31, 2024 and for the year ended December 31, 2024 incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Primo Water Corporation

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 30, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Primo Brands Corporation (formerly Triton Water Parent, Inc.)

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2023, as set forth in their report, which is incorporated by reference in this prospectus supplement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, including exhibits and schedules, under the Securities Act with respect to the Class A common stock to be sold pursuant to this prospectus supplement. As allowed by SEC rules, this prospectus supplement, which constitutes a part of the registration statement, does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement, because some parts have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our Class A common stock being offered hereby, you should refer to the registration statement, including all amendments, supplements, schedules, and exhibits thereto. Statements contained in this prospectus supplement regarding the contents of any agreement, contract, or other document that is filed as an exhibit to the registration statement are not necessarily complete. Reference is made in each instance to the copy of the contract, or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the exhibit. You can read the registration statement at the SEC’s website at www.sec.gov.

We are subject to the information and reporting requirements of the Exchange Act and will file annual, quarterly, and current reports, proxy statements and other information with the SEC. You can request copies of these documents, for a copying fee, by writing to the SEC. You can read our SEC filings at the SEC’s website at www.sec.gov. We also maintain a website at www.primobrands.com, at which you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus supplement.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus supplement. To the extent there are inconsistencies between the information contained in this prospectus supplement and the information contained in the documents filed with the SEC prior to the date of this prospectus supplement and incorporated by reference, the information in this prospectus supplement shall be deemed to supersede the information in such incorporated documents. We incorporate by reference the documents listed below (other than any portions thereof which under the Exchange Act and applicable SEC rules are not deemed “filed” under the Exchange Act, such as any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits filed on such form that are related to such items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025;

•

portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on March  20, 2025, that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025;

•	our Current Reports on Form 8-K filed with the SEC on January 24, 2025, January 28, 2025, February 10, 2025, February 12, 2025, February 20, 2025, February 27, 2025, and March 3, 2025;

•

the (i) audited consolidated financial statements of Primo Water Corporation and the notes thereto for the fiscal years ended December 30, 2023, and December 31, 2022 and for each of the three years in the period ended December 30, 2023, including the independent registered public accounting firm’s report, (ii) management’s discussion and analysis of financial condition and results of operations for such periods, in each case, included in Primo Water Corporation’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, filed with the SEC on February 28, 2024 and (iii) Management’s Report on Internal Control over Financial Reporting under Item 9A in Primo Water Corporation’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, filed with the SEC on February 28, 2024; and

•

the (i) unaudited interim consolidated financial statements of Primo Water Corporation as of September 28, 2024 and for the three and nine month periods ended September 28, 2024 and September 30, 2023, and (ii) management’s discussion and analysis of financial condition and results of operations for such periods, in each case, included in Primo Water Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2024, filed with the SEC on November 7, 2024.

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus supplement is also modified or superseded in the same manner.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, a copy of any and all of these filings. You may request a copy of these filings by writing to us at:

Primo Brands Corporation

Attention: Investor Relations

1150 Assembly Drive, Suite 800

Tampa, Florida 33607

Exhibits to any documents incorporated by reference in this prospectus supplement will not be sent, however, unless those exhibits have been specifically referenced in this prospectus supplement.

Prospectus

Primo Brands Corporation

Resale of up to 218,618,368 Shares of Class A Common Stock

Issuance of up to 206,040 shares of Class A Common Stock underlying Options

This prospectus relates to the (i) resale or other disposition of up to 218,618,368 shares (the “Resale Shares”) of our Class A common stock, par value $0.01 per share (the “Class A common stock”), by the selling stockholders named in this prospectus or their Permitted Transferees (as defined herein) and (ii) issuance by us of up to 206,040 shares of Class A common stock (the “Option Shares”) reserved for issuance upon the exercise of options to purchase shares of Class A common stock, with a weighted-average exercise price of $14.63 per share.

On November 8, 2024, we consummated the transactions contemplated by that certain Arrangement Agreement and Plan of Merger, dated as of June 16, 2024, as amended by that certain Amendment No. 1 thereto dated October 1, 2024 (as amended, the “Arrangement Agreement”), by and among Primo Water Corporation, a company existing under the laws of Ontario (“Primo Water”), Triton Water Parent, Inc., formerly a Delaware corporation (“BlueTriton”), Primo Brands Corporation (formerly known as Triton US HoldCo, Inc.), a Delaware corporation and formerly a wholly-owned subsidiary of BlueTriton (“Primo Brands” or the “Company”), Triton Merger Sub 1, Inc., formerly a wholly-owned subsidiary of the Company (“Merger Sub”), and 1000922661 Ontario Inc., formerly a wholly-owned subsidiary of the Company (“Amalgamation Sub”). As contemplated by the Arrangement Agreement, Amalgamation Sub acquired all of the issued and outstanding common shares of Primo Water in exchange for shares of our Class A common stock, followed immediately by an amalgamation of Primo Water and Amalgamation Sub, with the resulting amalgamated entity, named “Primo Water Corporation,” becoming a wholly-owned subsidiary of the Company (the “Arrangement”). Following the Arrangement, Merger Sub merged with and into BlueTriton (the “Merger”), with BlueTriton surviving the Merger as a wholly-owned subsidiary of the Company. Immediately following the Merger, and as part of one integrated transaction with the Merger, BlueTriton, as the surviving company in the Merger, merged with and into the Company (the “Subsequent Merger” and, together with the Merger, the “Mergers” and, collectively with the Arrangement, the “Transaction”), with the Company being the surviving corporation in the Subsequent Merger. As a result of the Transaction, Primo Water and Triton Water Intermediate, Inc., previously a wholly-owned subsidiary of BlueTriton, became wholly-owned subsidiaries of the Company.

The ORCP Group (as defined herein) currently holds 57.5% of our Class A common stock and, accordingly, we are deemed a “controlled company” within the meaning of the corporate governance standards of the NYSE. While we are a “controlled company” by such standards, we do not currently intend to rely on any of the related corporate governance exemptions.

We are registering the offer and sale from time to time of the Resale Shares covered by this prospectus pursuant to such stockholders’ registration rights under a stockholders agreement between us and such stockholders. Subject to any contractual restrictions on them selling the shares of our Class A common stock that they hold, the selling stockholders may offer, sell, or distribute all or a portion of their shares of our Class A common stock publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the Resale Shares owned by the selling stockholders. We will receive the proceeds from any exercise of the Options (as defined herein) for cash, which we intend to use for general corporate and working capital purposes. See “Use of Proceeds” for additional information. Any proceeds from the exercise of the Options would increase our liquidity, but we are not currently budgeting for any cash proceeds from the exercise of Options when planning for our operational funding needs. We will bear all costs, expenses, and fees in connection with the registration of these shares of our Class A common stock, including with regard to compliance with state securities or “blue sky” laws. The selling stockholders will bear all commissions and discounts, if any, attributable to their sale of Resale Shares. See “Plan of Distribution” beginning on page 82 of this prospectus.

INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE “RISK FACTORS” BEGINNING ON PAGE 6 OF THIS PROSPECTUS AND ANY SIMILAR SECTION CONTAINED IN ANY APPLICABLE PROSPECTUS SUPPLEMENT OR DOCUMENT INCORPORATED BY REFERENCE HEREIN OR THEREIN TO READ ABOUT CERTAIN FACTORS YOU SHOULD CAREFULLY CONSIDER BEFORE INVESTING IN OUR SECURITIES.

Our Class A common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “PRMB.” On March 6, 2025 the last reported sale price of our Class A common stock was $32.38 per share.

Neither the U.S. Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated March 7, 2025.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC (as defined herein) using a “shelf” registration process. Under this shelf registration process, we and the selling stockholders may, from time to time, issue or sell the securities described in this prospectus in one or more offerings.

This prospectus contains or incorporates by reference information that you should consider when making your investment decision. Neither we nor the selling stockholders have authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement, or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. Neither we nor the selling stockholders take any responsibility for, nor provide any assurance as to the reliability of, any other information that others may give you. Neither we nor the selling stockholders will make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described herein or an offer to sell or the solicitation of an offer to buy such securities in any circumstances in which such offer or solicitation is unlawful. You should assume that the information appearing or incorporated by reference in this prospectus, any prospectus supplement, and any related free writing prospectus is accurate only as of their respective dates. Our business, financial condition, results of operations, and prospects may have changed materially since those dates.

The Transaction

On November 8, 2024, we consummated the transactions contemplated by the Arrangement Agreement by and among Primo Water, BlueTriton, the Company, Merger Sub, and Amalgamation Sub. The transactions pursuant to the Arrangement Agreement included the following: (i) Amalgamation Sub completed the Arrangement, whereby it acquired all of the issued and outstanding shares of common stock, no par value, of Primo Water (the “Primo Shares”) that were outstanding immediately prior to the effective time of the Arrangement (the “Effective Time”) (other than any Primo Shares held by Amalgamation Sub or any of its affiliates) in exchange for shares of our Class A common stock, on a 1:1 basis, resulting in former Primo Shareowners and former holders of Primo Equity Awards (as defined herein) holding shares of Class A common stock that represented approximately 43% of the Fully Diluted Shares (as defined herein), followed immediately by an amalgamation of Primo Water and Amalgamation Sub, with the resulting amalgamated entity, named “Primo Water Corporation,” becoming a wholly-owned subsidiary of the Company; (ii) immediately following completion of the Arrangement, Merger Sub merged with and into BlueTriton, with BlueTriton surviving the Merger as a wholly-owned subsidiary of the Company; (iii) immediately following the Merger, and as part of one integrated transaction with the Merger, BlueTriton completed the Subsequent Merger and, as the surviving company in the Merger, merged with and into the Company, with the Company being the surviving corporation in the Subsequent Merger; (iii) in connection with the Subsequent Merger, each share of common stock of BlueTriton (the “BlueTriton Shares”) issued and outstanding immediately prior to the Merger (other than shares cancelled in accordance with the Arrangement Agreement) were converted into a number of shares of Class A common stock or shares of our Class B common stock, par value $0.01 per share (the “Class B common stock” and, together with the shares of Class A common stock, the “Shares”), such that former shareholders of BlueTriton held shares of Class A common stock and Class B common stock that represented approximately 57% of the Fully Diluted Shares; and (iv) as a result of the Transaction, Primo Water and Triton Water Intermediate, Inc., previously a wholly-owned subsidiary of BlueTriton, became wholly-owned subsidiaries of the Company.

In connection with the Transaction, our Class A common stock was listed on the NYSE and now trades under the symbol “PRMB.”

The Refinancing Transactions

On January 27, 2025, the Company commenced separate private offers to exchange (collectively, the “Offers”) the three series of outstanding senior notes issued by either the Primo Issuer or Triton Water Holdings, for three new series of senior notes to be co-issued by the Issuers and cash. The Offers expired on February 25, 2025, and the exchanges for late tendered notes settled on February 28, 2025 (the “Final Settlement Date”). The Offers consisted of the following:

•

an offer to exchange any and all of the €450,000,000 in aggregate principal amount of the Primo Issuer’s outstanding 3.875% Senior Notes due 2028 (the “Primo 2028 Notes”) for a combination of new 3.875% Senior Secured Notes due 2028 (the “New Secured Euro Notes”), to be co-issued by the Issuers, and cash;

•

an offer to exchange any and all of the $750,000,000 in aggregate principal amount of the Primo Issuer’s outstanding 4.375% Senior Notes due 2029 (the “Primo 2029 Notes” and, together with the Primo 2028 Notes, the “Primo Senior Notes”) for a combination of new 4.375% Senior Secured Notes due 2029 (the “New Secured Dollar Notes” and, together with the New Secured Euro Notes, the “New Secured Notes”), to be co-issued by the Issuers, and cash; and

•

an offer to exchange any and all of the $713,023,000 in aggregate principal amount of Triton Water Holdings’ outstanding 6.250% Senior Notes due 2029 (the “BlueTriton Senior Notes” and, together with the Primo Senior Notes, the “Existing Notes”) for a combination of new 6.250% Senior Notes due 2029 (the “New Unsecured Notes” and together with the New Secured Notes, the “New Notes”), to be co-issued by the Issuers, and cash.

In conjunction with the Offers, the Issuers also solicited (collectively, the “Consent Solicitations”) consents from eligible holders of the Existing Notes to (i) certain proposed amendments to eliminate substantially all of the restrictive covenants, certain of the default provisions, and certain other provisions contained in each indenture governing the applicable series of Existing Notes (collectively, the “Proposed Amendments”) and (ii) with respect to each series of Primo Senior Notes, release the note guarantee of each guarantor of each such series of Primo Senior Notes. The Issuers were required to receive consents (the “Requisite Consents”) from eligible holders of the Existing Notes representing a majority in aggregate principal amount of the applicable series of Existing Notes outstanding to adopt the Proposed Amendments and effectuate the guarantor releases, in each case, with respect to the applicable series of Existing Notes.

The Offers and Consent Solicitations were made, and the New Notes were offered and issued, solely pursuant to the conditions set forth in the confidential offering memorandum and consent solicitation statement, dated January 27, 2025, pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, and were not registered under any state or foreign securities laws.

Pursuant to the Offers, on or prior to the early tender date, the aggregate principal amounts of the Existing

Notes set forth below were validly tendered and accepted and subsequently cancelled:

•	€439,237,000 aggregate principal amount of Primo 2028 Notes;

•	$746,331,000 aggregate principal amount of Primo 2029 Notes; and

•	$699,072,000 aggregate principal amount of BlueTriton Senior Notes.

Following such cancellation, the aggregate principal amounts of the Existing Notes set forth below remain outstanding:

•	€10,763,000 aggregate principal amount of Primo 2028 Notes;

•	$3,669,000 aggregate principal amount of the Primo 2029 Notes; and

•	$13,951,000 aggregate principal amount of BlueTriton Senior Notes.

In connection with the early settlement of the Offers (the “Early Settlement”) on February 12, 2025 (the “Early Settlement Date”), the Issuers have co-issued (i) €439,237,000 aggregate principal amount of New Secured Euro Notes, (ii) $746,331,000 aggregate principal amount of New Secured Dollar Notes, and (iii) $699,072,000 aggregate principal amount of New Unsecured Notes.

As we received the Requisite Consents in connection with the Consent Solicitations, we effectuated the Proposed Amendments on the Early Settlement Date and, as a result, among other things, (i) the Beneficial Ownership Sunset Time occurred, (ii) each of the 64,512,579 shares of Class B common stock, which were held by the ORCP Stockholders, was converted (the “Class B Conversion”) into one share of Class A common stock and all of the shares of Class B common stock were retired, (iii) ORCP, as well as the ORCP Group, are no longer subject to the limitation on voting no more than 49% of the shares of Class A common stock then outstanding (as described in “Description of Capital Stock—Common Stock—Voting Rights”), and (iv) we are deemed a “controlled company” within the meaning of the NYSE corporate governance standards. While we are a “controlled company” by such standards, we do not currently intend to rely on any of the related corporate governance exemptions. However, we may elect to rely on certain of these exemptions if they are available to us in the future. See “Management—Director Independence and Controlled Company Exemption.”

Substantially concurrently with the issuance of the New Notes on the Early Settlement Date, the Company (i) repaid all amounts outstanding, and terminated commitments, under the BlueTriton ABL Credit Facility, (ii) repaid all amounts outstanding, and terminated commitments, under the Primo Water Revolving Credit Facility, and (iii) entered into an amendment, which amended the credit agreement governing the BlueTriton Term Loan Facility to, among other things, (x) reprice the BlueTriton Term Loan Facility and to make related changes to effect such repricing, and (y) provide for a new revolving credit facility (the “New Revolving Credit Facility,” and the transactions referred to in clauses (i) through (iii), the “Credit Facilities Transactions,” and the Credit Facilities Transactions, together with the Offers and Consent Solicitations, collectively, the “Refinancing Transactions”). See “Description of Certain Indebtedness.”

Pursuant to the Offers, after the early tender date and on or prior to the expiration date, the additional aggregate principal amounts of the Existing Notes set forth below were validly tendered and were accepted and subsequently cancelled on the Final Settlement Date:

•	€2,640,000 aggregate principal amount of Primo 2028 Notes;

•	$120,000 aggregate principal amount of Primo 2029 Notes; and

•	$13,688,000 aggregate principal amount of BlueTriton Senior Notes.

Following such cancellation, the aggregate principal amounts of the Existing Notes set forth below remained outstanding:

•	€8,123,000 aggregate principal amount of Primo 2028 Notes;

•	$3,549,000 aggregate principal amount of the Primo 2029 Notes; and

•	$263,000 aggregate principal amount of BlueTriton Senior Notes.

INDUSTRY AND MARKET DATA

Industry and market data presented throughout this prospectus or incorporated by reference herein were obtained from third-party sources and industry reports and publications, websites, and other publicly available information, as well as industry and other data prepared by the Company, or on its behalf, on the basis of its knowledge of the markets in which it operates, including information provided by suppliers, partners, clients, and other industry participants. Certain statistics regarding consumer volume consumption, ranking, and industry information included or incorporated by reference in this prospectus are based on estimates of management of the

Company. These estimates have been derived from the knowledge and experience of the Company in the industry in which it operates and consumers to which it sells its products, as well as information obtained from surveys, reports by research firms, its customers, distributors, suppliers, trade and business organizations, and other contacts in the industries into which it sells its products.

We believe that the market and economic data presented or incorporated by reference throughout this prospectus is accurate as of the date of this prospectus and, with respect to data prepared by us or on our behalf, that the estimates and assumptions used by us are currently appropriate and reasonable. Actual outcomes may vary materially from those forecasted in such reports or publications, and the prospect for material variation can be expected to increase as the length of the forecast period increases. Although we believe it to be reliable, we have not independently verified any of the data from third-party sources referred to in this prospectus or incorporated by reference herein, analyzed or verified the underlying studies or surveys relied upon or referred to by such sources, or ascertained the underlying market, economic, and other assumptions relied upon by such sources. Market and economic data is subject to variations and cannot be verified due to limits on the availability and reliability of data inputs, the voluntary nature of the data gathering process, and other limitations and uncertainties inherent in any statistical survey.

While we are not aware of any misstatements regarding the industry data presented herein, estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the headings “Risk Factors” and “Forward-Looking Statements.”

TRADEMARKS

We own or have rights to trademarks, service marks, or trade names that we use in connection with the operation of our business. In addition, we have trademark and service mark rights to our names, logos, and website names and addresses. The trademarks and service marks that we own or have the right to use include, among others, Poland Spring®, Pure Life®, Arrowhead®, Deer Park®, Ice Mountain®, Mountain Valley®, Ozarka®, Primo Water™, Saratoga®, Sparkletts®, Zephyrhills®, AC+ION®, and Splash Refresher™. Solely for convenience, in some cases, the trademarks, service marks, and trade names referred to in this prospectus or incorporated by reference herein are listed without the applicable ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, service marks, and trade names. Other trademarks and service marks referenced in this prospectus or incorporated by reference herein are, to our knowledge, the property of their respective owners. We do not intend our use or display of other companies’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

DEFINITIONS

As used in this prospectus, unless we state otherwise or the context otherwise requires:

•

“we,” “us,” “our,” “Primo Brands,” the “Company,” and similar references refer to Primo Brands Corporation and its consolidated subsidiaries, unless the context otherwise requires it to refer to Primo Brands Corporation and not any of its consolidated subsidiaries.

•	“Advisors” refers to One Rock, Fairmont Holdings, LLC (an affiliate of C. Dean Metropoulos, “Fairmont”), and certain of One Rock’s senior operating executives.

•	“Arrangement Agreement” has the meaning provided on the cover of this prospectus.

•

“Beneficial Ownership Sunset Time” refers to the earliest to occur of (a) the repayment or redemption in full of both series of Primo Senior Notes in accordance with the terms and conditions of the Primo Indentures, (b) 11:59 P.M. Eastern Time on April 30, 2029, or (c) the waiver of (or amendment to render inapplicable) the “change of control” provisions in each of the Primo Indentures by holders of

v

a majority of the aggregate principal amount then outstanding of each series of Primo Senior Notes. As we received the Requisite Consents in connection with the Consent Solicitations (each as defined herein), we effectuated the Proposed Amendments on the Early Settlement Date, the Beneficial Ownership Sunset Time occurred, and the Class B Conversion was consummated. See “About this Prospectus—The Refinancing Transactions.”

•	“Board” refers to the board of directors of Primo Brands.

•	“Class B Conversion” has the meaning provided under “Prospectus Summary—Class B Conversion of Common Stock.”

•	“Closing” refers to November 8, 2024, the date on which the Transaction was consummated.

•	“DGCL” refers to the General Corporation Law of the State of Delaware.

•	“Early Settlement” has the meaning provided under “About this Prospectus—The Refinancing Transactions.”

•	“Early Settlement Date” has the meaning provided under “About this Prospectus—The Refinancing Transactions.”

•

“Equity Interest” refers to any share, capital stock, partnership, limited liability company, member, or similar interest in any person and any option, warrant, right, or security convertible, exchangeable, or exercisable therefor or other instrument, obligation, or right the value of which is based on any of the foregoing.

•	“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended.

•

“Fully Diluted Shares” refers to the sum of (i) the aggregate number of Shares issued and outstanding, plus (ii) the aggregate maximum number of Shares issuable in respect of any Equity Interests of Primo Brands, including with respect to Primo Brands Replacement Options, Primo Brands Conversion RSUs, and Primo Brands Replacement RSUs, in each case, that are outstanding or deemed outstanding (and assuming the vesting in full of any of the foregoing subject to vesting or similar conditions).

•	“GAAP” refers to accounting principles generally accepted in the United States of America.

•	“Initial ORCP Stockholder” refers to Triton Water Parent Holdings, LP, a Delaware limited partnership, the holder of all of the common stock of BlueTriton prior to the Transaction.

•

“Legacy Primo” refers to businesses associated with the acquisition by Cott Corporation of Primo Water Corporation on March 2, 2020, following which Cott Corporation changed its corporate name to Primo Water Corporation and its ticker symbol on the NYSE and Toronto Stock Exchange to “PRMW.”

•	“Mutually Agreed Director” refers to one director of our Board to be mutually agreed by the Unaffiliated Directors and the Initial ORCP Stockholder to serve on the Board.

•

“Nestlé Acquisition” refers to the acquisition by an affiliate of One Rock on February 16, 2021, pursuant to that certain stock and asset purchase agreement, by and between Triton Water Holdings, Inc. and Nestlé S.A., pursuant to which all of the equity interests of Nestlé Waters North America Holdings, Inc. were acquired along with the acquisition of certain assets and assumption of certain liabilities of Nestlé Canada Inc. from Nestlé S.A.

•	“New Notes” refers, collectively, to the New Secured Euro Notes, the New Secured Dollar Notes, and the New Unsecured Notes (each as defined herein).

•	“New Senior Secured Credit Facilities” refers, collectively, to the Term Loan Facility and the New Revolving Credit Facility (each as defined herein).

•	“NYSE” refers to the New York Stock Exchange.

•	“One Rock” refers to One Rock Capital Partners, LLC.

•

“Option” refers to each option held by former Primo Water employees to purchase (i) up to 86,130 shares of Class A common stock pursuant to the Legacy Primo Water Corporation Equity Incentive Plan and (ii) up to 119,910 shares of Class A common stock pursuant to the Legacy Primo Water Corporation 2018 Equity Incentive Plan, which shares are being registered for issuance hereby as “Option Shares.”

•	“ORCP” refers to the Initial ORCP Stockholder or any other investment vehicles affiliated with One Rock.

•	“ORCP Designees” refers to the members of the Board selected by the ORCP Stockholders pursuant to the terms of the Stockholders Agreement.

•	“ORCP Group” refers to ORCP and ORCP’s affiliates, including any group (as defined in Rule 13d-3 of the Exchange Act) that includes ORCP or its affiliates.

•	“ORCP Stockholders” refers to the Sponsor Stockholders who are affiliated with ORCP.

•	“organizational documents” refers to, with respect to Primo Brands, the amended and restated certificate of incorporation and the amended and restated bylaws of the Company.

•

“Person” refers to an individual, sole proprietorship, corporation, body corporate, incorporated or unincorporated association, syndicate or organization, partnership, limited partnership, limited liability company, unlimited liability company, joint venture, joint stock company, trust, natural person in his or her capacity as trustee, executor, administrator, or other legal representative, a government or governmental authority, or other entity, whether or not having legal status.

•

“Primo Brands Conversion RSU” refers to a Primo PSU (vested or unvested) that was outstanding immediately prior to the Effective Time, which was automatically assumed and converted into a time-based vesting restricted stock unit award to acquire that number of shares of our Class A common stock that was equal to the number of Primo Shares underlying such Primo PSU based on progress against performance targets to date.

•	“Primo Brands Equity Plan” refers to the Primo Brands Corporation Equity Incentive Plan adopted by Primo Brands concurrently with the consummation of the Transaction.

•

“Primo Brands Replacement Option” refers to each Primo Option (vested or unvested) that was outstanding immediately prior to the Effective Time, which was automatically converted into and thereafter evidenced an option to acquire that number of shares of our Class A common stock that was equal to the number of Primo Shares underlying such Primo Option.

•

“Primo Brands Replacement RSU” refers to a Primo RSU (vested or unvested) that was outstanding immediately prior to the Effective Time, which was automatically assumed and converted into a restricted stock unit award to acquire that number of shares of our Class A common stock that was equal to the number of Primo Shares underlying such Primo RSU.

•

“Primo Equity Awards” refers to Primo RSUs, Primo PSUs, and Primo Options (or other Equity Interests granted as compensation or otherwise in respect of service) whether or not granted pursuant to the Primo Stock Plans.

•

“Primo Indentures” refers to, collectively, (a) the Indenture (the “Primo 2028 Notes Indenture”), dated as of October 22, 2020 (as may be amended, supplemented, or otherwise modified from time to time in accordance with its terms), by and among Primo Water Holdings Inc. (the “Primo Issuer”), the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee (the “Primo Canadian Trustee”), The Bank of New York Mellon, as U.S. trustee (together with the Primo Canadian Trustee, the “Primo Notes Trustees”), paying agent, registrar, transfer agent, and authenticating agent, and The Bank of New York Mellon, London Branch, as London paying agent, governing the Primo Issuer’s 3.875% Senior Notes due 2028 (the “Primo 2028 Notes”), and (b) the Indenture (the “Primo 2029 Notes Indenture”), dated as of April 30, 2021 (as may be amended, supplemented, or otherwise modified from time to time in accordance with its terms), by and among the Primo Issuer, the guarantors party thereto, and the Primo Notes Trustees, governing the Primo Issuer’s 4.375% Senior Notes due 2029 (the “Primo 2029 Notes” and, together with the Primo 2028 Notes, the “Primo Senior Notes”).

•

“Primo Option” refers to options to acquire Primo Shares granted pursuant to the Primo Stock Plans or otherwise which were, as of the Effective Time, outstanding and unexercised, whether or not vested.

•

“Primo PSU” refers to each award of restricted stock units with respect to Primo Shares subject to performance-based vesting granted pursuant to the Primo Stock Plans or otherwise which were, as of the Effective Time, outstanding, whether or not vested.

•

“Primo RSU” refers to each restricted stock unit with respect to Primo Shares subject to time-based vesting granted pursuant to the Primo Stock Plans or otherwise which was, as of the Effective Time, outstanding, whether or not vested.

•	“Primo Shareowners” refers to the registered and/or beneficial holders of Primo Shares as of the Effective Time, as the context requires.

•

“Primo Stock Plans” refers to the Primo Water Corporation 2018 Equity Incentive Plan and the Amended and Restated Primo Water Corporation Equity Incentive Plan, each, as amended or amended and restated from time to time.

•	“Primo Water” refers to Primo Water Corporation, a company existing under the laws of Ontario and, as a result of the Transaction, a direct subsidiary of Primo Brands.

•	“SEC” refers to the Securities and Exchange Commission.

•	“Securities Act” refers to the Securities Act of 1933, as amended.

•	“Stockholders” refers to the registered and/or beneficial holders of the Shares, as the context requires.

•	“SOFR” refers to the Secured Overnight Financing Rate.

•	“Sponsor Stockholders” refers to the Initial ORCP Stockholder and certain of its Permitted Transferees (as defined in the Stockholders Agreement), if any.

•	“Stockholders Agreement” has the meaning provided under “Certain Relationships and Related Person Transactions—Stockholders Agreement.”

•

“Trigger Event” refers to the first date on which ORCP ceases to beneficially own (directly or indirectly) more than 40% of the voting power of the outstanding shares of Class A common stock. For the purpose of this definition, “beneficial ownership” or the phrase “beneficially own” shall be determined in accordance with Rule 13d-3 promulgated under the Exchange Act.

•	“Unaffiliated Directors” has the meaning provided under “Management—Corporate Governance—Composition of the Board.”

BASIS OF PRESENTATION

Primo Brands was incorporated on June 10, 2024 under the laws of the State of Delaware as a wholly-owned subsidiary of BlueTriton for the purpose of consummating the Transaction. At Closing, among other steps, BlueTriton merged with and into Primo Brands, with Primo Brands being the surviving corporation in the Subsequent Merger. As of, and for the period from inception to November 8, 2024, Primo Brands had no significant assets or liabilities and had not conducted any material activities other than those incidental to its formation and those undertaken in connection with the Transaction. At Closing, Primo Brands and the other parties to the Arrangement Agreement consummated the Transaction, as a result of which Primo Water and Triton Water Intermediate, Inc., formerly a wholly-owned subsidiary of BlueTriton, became wholly-owned subsidiaries of the Company. Unless otherwise indicated, the historical financial information included herein is that of BlueTriton or Primo Water, as applicable.

In this prospectus, we have incorporated by reference (i) the financial statements of Primo Brands Corporation as of December 31, 2024 and 2023, and for each of the three years in the period ended December 31, 2024, (ii) the financial statements of Primo Water, as the acquired company in the Transaction pursuant to Rule 3-05 of Regulation S-X of the Securities Act, as of September 28, 2024, December 30, 2023, and December 31, 2022, and for the three and nine months ended September 28, 2024 and September 30, 2023, and for each of the three years in the period ended December 30, 2023, and (iii) the pro forma condensed combined financial information of BlueTriton and Primo Water, prepared in accordance with Article 11 of Regulation S-X of the Securities Act, for the year ended December 31, 2024.

Certain monetary amounts, percentages, and other figures included elsewhere in this prospectus have been subject to rounding adjustments. Accordingly, figures shown as totals in certain tables or charts may not be the arithmetic aggregation of the figures that precede them, and figures expressed as percentages in the text may not total 100% or, as applicable, when aggregated may not be the arithmetic aggregation of the percentages that precede them.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements and forward-looking information within the meaning of applicable securities laws, including Section 27A of the Securities Act and Section 21E of the Exchange Act, conveying management’s expectations as to the future based on plans, estimates, and projections at the time of such statements. Forward-looking statements involve inherent risks and uncertainties and several important factors could cause actual results to differ materially from those contained in any such forward-looking statement. You can identify forward-looking statements by words such as “may,” “will,” “would,” “should,” “could,” “expect,” “aim,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “predict,” “project,” “seek,” “potential,” “opportunities,” and other similar expressions and the negatives of such expressions. However, not all forward-looking statements contain these words. The forward-looking statements contained or incorporated by reference in this prospectus include, but are not limited to, information concerning our possible or assumed future results of operations, including, but not limited to, descriptions of our business strategy, our total addressable market, and our ability to consummate and realize expected benefits from the Transaction. These statements are based on assumptions that we have made in light of our experience in the industry as well as our perceptions of historical trends, current conditions, expected future developments, and other factors we believe are appropriate under the circumstances. As you read and consider this prospectus, you should understand that these statements are not guarantees of performance or results and that our actual results of operations, financial condition, and liquidity, and the development of the industry in which we operate, may differ materially from those made in or suggested by the forward-looking statements contained or incorporated by reference in this prospectus. By their nature, forward-looking statements involve known and unknown risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. You should not place undue reliance on any forward-looking statements. Although we believe that the forward-looking statements contained or incorporated by reference in this prospectus are based on reasonable assumptions, you should be aware that many factors could affect our actual financial results or results of operations and could cause actual results to differ materially from those in such forward-looking statements, including but not limited to:

•	our ability to compete successfully in the markets in which we operate;

•	fluctuations in commodity prices and our ability to pass on increased costs to our customers or hedge against such rising costs, and the impact of those increased prices on our volumes;

•	our ability to maintain favorable arrangements and relationships with our suppliers;

•	our ability to manage supply chain disruptions and cost increases related to inflation;

•	our ability to manage our operations successfully;

•	the impact on our financial results from uncertainty in the financial markets and other adverse changes in general economic conditions, including inflation and interest rates;

•	any disruption to production at our manufacturing facilities;

•	our ability to maintain access to our water sources;

•	the impact of climate change on our business;

•	our ability to protect our intellectual property;

•	the seasonal nature of our business and the effect of adverse weather conditions;

•	the impact of national, regional, and global events, including those of a political, economic, business, and competitive nature, such as the Russia/Ukraine war or the Israel/Hamas war;

•	the impact of a pandemic, such as COVID-19, related government actions, and our strategy in response thereto on our business;

•	difficulties with integrating Primo Water and BlueTriton and in realizing the expected benefits of the Transaction;

x

•	the unfavorable outcome of legal proceedings that may be instituted against Primo Brands, Primo Water, BlueTriton, and their affiliates in connection with the Transaction;

•

the inability to capture all or part of the expected benefits of the strategic opportunities we pursue, including those related to the Transaction, potential synergies related thereto, and the ability to integrate Primo Water’s business and BlueTriton’s business successfully in the expected time frame;

•	fees and expenses associated with completing the Transaction;

•	potential liabilities that are not known, probable, or estimable at this time;

•	the inability to maintain the listing of our Class A common stock on the NYSE;

•	the inability to retain Primo Water or BlueTriton management, associates, or key personnel;

•	the impact of future domestic and international industry trends on Primo Brands and its future growth, business strategy, and objectives for future operations;

•	the impact of the significant amount of our consolidated indebtedness, which could decrease our business flexibility;

•	the inability to refinance or restructure existing indebtedness obligations on favorable terms, or at all;

•	our ability to meet our obligations under our debt agreements, and risks of further increases to our indebtedness;

•	our ability to maintain compliance with the covenants and conditions under our debt agreements;

•	fluctuations in interest rates, which could increase our borrowing costs;

•	the possibility that claims, assessments, or liabilities were not discovered or identified in the course of performing due diligence investigations of the two businesses of Primo Water and BlueTriton;

•	the possibility that ORCP’s interests may conflict with or differ from the interests of our other Stockholders;

•	compliance with product health and safety standards;

•	liability for injury or illness caused by the consumption of contaminated products;

•	liability and damage to our reputation as a result of litigation or legal proceedings;

•	changes in the legal and regulatory environment in which we operate;

•

our ability to adequately address the challenges and risks associated with our international operations and address difficulties in complying with laws and regulations including the U.S. Foreign Corrupt Practices Act and the U.K. Bribery Act of 2010;

•	the impact on our tax obligations and effective tax rate arising from changes in local tax laws or countries adopting more aggressive interpretations of tax laws;

•	disruptions in our information systems;

•	our ability to securely maintain our customers’ confidential or credit card information, or other private data relating to our employees or the Company;

•	our ability to maintain our quarterly dividend;

•	the possibility that Primo Brands may be adversely affected by other economic, business, and/or competitive factors; and

•	other risks and uncertainties indicated from time to time in this prospectus.

These and other factors are more fully discussed in the “Risk Factors” section and elsewhere in this prospectus and the documents incorporated by reference herein. These risks could cause our actual results to differ materially from those implied by forward-looking statements in this prospectus or the documents incorporated by reference herein. Even if our results of operations, financial condition and liquidity, and the development of the industry in which we operate are consistent with the forward-looking statements contained in this prospectus or the documents incorporated by reference herein, those results or developments may not be indicative of results or developments in subsequent periods.

All information contained or incorporated by reference in this prospectus is materially accurate and complete as of the date of such statement. You should keep in mind, however, that any forward-looking statement made by us in this prospectus, or elsewhere, speaks only as of the date on which we make it. New risks and uncertainties come up from time to time, and it is impossible for us to predict these events or how they may affect us. We have no obligation to update any forward-looking statements included or incorporated by reference in this prospectus after the date such statements were made, except as required by federal securities laws. All subsequent written and oral forward-looking statements concerning the proposed transaction or other matters and attributable to us or any other person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to within this prospectus and the documents incorporated by reference herein. In light of these risks and uncertainties, you should keep in mind that any event described in a forward-looking statement made or incorporated by rererence in this prospectus or elsewhere might not occur.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus and may not contain all of the information that is important to you in making an investment decision. Before investing in our securities, you should carefully read this entire prospectus and the information incorporated by reference herein, including our financial statements and the related notes set forth under the heading “Risk Factors.” See also the section entitled “Where You Can Find More Information.”

Our Company

We are a leading North American branded beverage company with a focus on healthy hydration, delivering domestically sourced diversified offerings across products, formats, channels, price points, and consumer occasions, distributed in every U.S. state and Canada.

We have an extensive portfolio of highly recognizable, responsibly sourced and conveniently packaged branded beverages distributed across more than 200,000 retail outlets, including established “billion-dollar brands” (which are our brands that generate more than $1 billion in annual net sales), Poland Spring and Pure Life, premium brands like Saratoga and Mountain Valley, regional leaders such as Arrowhead, Deer Park, Ice Mountain, Ozarka, and Zephyrhills, purified brands including Primo Water and Sparkletts, and flavored and enhanced brands like AC+ION and Splash Refresher. These brands are sold directly across retail channels, including mass food, convenience, natural, drug, wholesale, distributors, and home improvement, as well as food service accounts in North America.

We also have extensive direct-to-consumer offerings with our industry-leading line-up of innovative water dispensers, which create customer and consumer connectivity through recurring water purchases across our Water Direct, Water Exchange, and Water Refill businesses. Through our Water Direct business, we deliver responsibly sourced hydration solutions direct to home and business customers. Through our Water Exchange business, consumers can visit approximately 26,500 retail locations and purchase a pre-filled, multi-use bottle of water that can be exchanged after use for a discount on the next purchase. Through our Water Refill business, consumers have the option to refill empty multi-use bottles at approximately 23,500 self-service refill stations. We also offer water filtration units for home and business consumers across North America.

The Transaction

At Closing, we consummated the transactions contemplated by the Arrangement Agreement by and among the Company, Primo Water, BlueTriton, Merger Sub, and Amalgamation Sub. The transactions pursuant to the Arrangement Agreement included the following: (i) Amalgamation Sub completed the Arrangement, whereby it acquired all of the issued and outstanding Primo Shares that were outstanding immediately prior to the Effective Time (other than any Primo Shares held by Amalgamation Sub or any of its affiliates) in exchange for shares of our Class A common stock on a 1:1 basis, resulting in former Primo Shareowners and former holders of Primo Equity Awards holding shares of Class A common stock that represented approximately 43% of the Fully Diluted Shares, followed immediately by an amalgamation of Primo Water and Amalgamation Sub, with the resulting amalgamated entity, named “Primo Water Corporation,” becoming a wholly-owned subsidiary of the Company; (ii) immediately following completion of the Arrangement, Merger Sub merged with and into BlueTriton, with BlueTriton surviving the Merger as a wholly-owned subsidiary of the Company; (iii) immediately following the Merger, and as part of one integrated transaction with the Merger, BlueTriton completed the Subsequent Merger and, as the surviving company in the Merger, merged with and into the Company, with the Company being the surviving corporation in the Subsequent Merger; (iii) in connection with the Subsequent Merger, each BlueTriton Share issued and outstanding immediately prior to the Merger (other than shares cancelled in accordance with the Arrangement

Agreement) were converted into a number of shares of Class A common stock or Class B common stock such that shareholders of BlueTriton held shares of Class A common stock and Class B common stock that represented approximately 57% of the Fully Diluted Shares; and (iv) as a result of the Transaction, Primo Water and Triton Water Intermediate, Inc., a wholly-owned subsidiary of BlueTriton, became wholly-owned subsidiaries of the Company.

In connection with the Transaction, our Class A common stock was listed on the NYSE and now trades under the symbol “PRMB.”

Class B Conversion

On the Early Settlement Date, the Company consummated the Early Settlement of the Offers, and the Credit Facilities Transactions and the Proposed Amendments became effective, as a result of which, among other things, (i) each of the 64,512,579 shares of Class B common stock, which were held by the ORCP Stockholders, was converted into one share of Class A common stock and all of the shares of Class B common stock were retired, and (ii) ORCP, as well as the ORCP Group, is no longer subject to the limitation on voting no more than 49% of the shares of Class A common stock outstanding. Immediately after giving effect to such conversion, the ORCP Group now holds 57.5% of our Class A common stock and, accordingly, we are deemed a “controlled company” within the meaning of the corporate governance standards of the NYSE. While we are a “controlled company” by such standards, we do not currently intend to rely on any of the related corporate governance exemptions. For more information, see “About this Prospectus—The Refinancing Transactions” and “Description of Capital Stock—Common Stock—Voting Rights”.

Accounting Treatment

The Transaction was accounted for as a business combination in accordance with GAAP, with BlueTriton treated as the accounting acquirer for financial reporting purposes.

Risk Factors

An investment in our Class A common stock involves a high degree of risk. You should carefully consider the risks summarized below and as set forth in the “Risk Factors” section included or incorporated by reference in this prospectus immediately following this prospectus summary, including:

Risks Related to Our Business

•	our future results may suffer if we do not effectively manage our expanded operations following the Transaction;

•

we have no operating or financial history and the unaudited pro forma condensed combined financial information incorporated by reference in this prospectus are presented for illustrative purposes only and may not be an indication of our financial condition or results of operations following the Transaction;

•	we face significant competition in the segment in which we operate;

•	our success depends, in part, on our intellectual property, which we may be unable to maintain and protect;

•	we may not be able to consummate acquisitions, or acquisitions may be difficult to integrate, and we may not realize the expected revenue and cost synergies related to each such acquisition;

•

our business is dependent on our ability to maintain access to our water sources. Water scarcity, government regulation of water access, loss of water rights, and poor quality could negatively affect our long-term financial performance;

•	we may not be able to respond successfully to consumer trends related to our products;

•	the loss or reduction in sales to any significant customer could negatively affect our financial condition and results of operations;

•	our packaging supplies and other costs are subject to price increases, and we may be unable to effectively pass rising costs on to our customers, or effectively hedge against such rising costs;

Risks Related to Our Class A Common Stock

•	an active trading market for our Class A common stock may not be sustained and you may not be able to sell your shares of Class A common stock;

•	the market price of our Class A common stock may be volatile, and holders of our Class A common stock may be unable to resell their Class A common stock at or above their purchase price or at all;

•	if securities analysts publish inaccurate or unfavorable research or reports about our business or if they downgrade our stock or our sector, our stock price and trading volume could decline;

•	future sales, or the perception of future sales, by our Stockholders in the public market could cause the market price for our Class A common stock to decline;

•

the shares of Class A common stock covered by this prospectus represent a substantial percentage of the outstanding shares of Class A common stock, and the sales of such shares, or the perception that these sales could occur, could cause the market price of the Class A common stock of Primo Brands to decline significantly, and certain selling stockholders still may receive significant proceeds;

•	investment vehicles affiliated with ORCP own a significant amount of the voting power of the Company, and ORCP’s interests may conflict with or differ from the interests of the other Stockholders;

Legal, Regulatory and Tax Risks

•

legislative and executive action in state and local governments enacting local taxes on bottled water or water extraction, restricting water withdrawal and usage rights from public and private sources, and bans on the commercial sale or government procurement of bottled water in plastic beverage containers could adversely affect our business and financial results;

•	sustainability matters may adversely impact our business and reputation;

•	we may incur costs to comply with developing laws and regulations, including those surrounding the production and use of plastics, as well as related litigation relating to plastics pollution;

•	our products may not meet health and safety standards or could become contaminated, and we could be liable for injury, illness, or death caused by consumption of our products;

Risks Related to Our Indebtedness

•

our substantial indebtedness could adversely affect our financial condition, limit our ability to raise additional capital to fund our operations, and prevent us from fulfilling our obligations under our indebtedness;

•	our indebtedness may expose us to substantial risks;

•

we do not expect to generate sufficient cash flows from operations to repay all of our indebtedness at maturity and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful;

•

despite our level of indebtedness, we and our subsidiaries may still incur substantially more debt. This could further exacerbate the risks to our financial condition described above and impair our ability to operate our business;

Our Sponsor

One Rock is a global alternative asset management firm led by Tony W. Lee and Scott Spielvogel, with significant experience investing across real-economy sectors such as food and beverage manufacturing and distribution, specialty manufacturing, business and environmental services, and chemicals and process industries. One Rock is headquartered in New York, with offices in Los Angeles, CA and London, UK. One Rock makes investments in companies with potential for growth and operational improvement using a rigorous approach that utilizes highly experienced industry and functional-specific senior operating executives (“Operating Partners”) to identify, acquire, and enhance businesses in select industries. The involvement of these Operating Partners is designed to afford One Rock the ability to conduct due diligence and consummate acquisitions and investments in all types of situations, regardless of complexity. One Rock works collaboratively with company management and its Operating Partners to develop a comprehensive business plan focused on growing the enterprise and its profitability to enhance long-term value.

Corporate Information

We were formed as Triton US HoldCo, Inc., a Delaware corporation, on June 10, 2024 in connection with the Transaction and changed our name to Primo Brands Corporation at Closing. As a result of the Transaction, both Primo Water and Triton Water Intermediate, Inc., previously a wholly-owned subsidiary of BlueTriton, are wholly-owned subsidiaries of Primo Brands. We are dual headquartered at 1150 Assembly Drive, Suite 800, Tampa, Florida 33607 and at 900 Long Ridge Road, Building 2, Stamford, Connecticut 06902. Our telephone number is (813) 544-8515. Our website address is www.primobrands.com. Information contained on, or that can be accessed through, our website does not constitute a part of this prospectus.

The Offering

Issuer	Primo Brands Corporation.

Shares of Class A common stock issued by us	Up to 206,040 shares of Class A common stock reserved for issuance upon the exercise of Options.

Shares of Class A common stock offered by the selling stockholders	Up to 218,618,368 shares of Class A common stock.

The resale of such shares of Class A common stock represents 57.5% of our outstanding shares of Class A common stock.

Selling stockholder[s]	The selling stockholders identified in “Selling Stockholders.”

Use of proceeds	We will not receive any proceeds from the resale of shares of Class A common stock by the selling stockholders.

We will receive the proceeds from any exercise of Options for cash. Assuming the exercise of all Options for cash at the weighted-average exercise price of $14.63 per share, we may receive proceeds of up to an aggregate of approximately $3.0 million. Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds from the exercise of Options for general corporate and working capital purposes.

See “Use of Proceeds” for additional information.

Market for Class A common stock	Our Class A common stock is listed on the NYSE under the symbol “PRMB.”

Risk factors	Investing in our securities is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus, as well as in the documents incorporated by reference herein.

RISK FACTORS

Investing in our Class A common stock involves substantial risks. You should carefully consider the following factors, together with all of the other information included or incorporated by reference in this prospectus, including the consolidated financial statements and the related notes incorporated by reference in this prospectus, before investing in our Class A common stock. Any of the risk factors we describe below or incorporated by reference herein could adversely affect our business, financial condition, or results of operations. The market price of our Class A common stock could decline if one or more of these risks or uncertainties develop into actual events, causing you to lose all or part of your investment. We cannot assure you that any of the events discussed below or in the documents incorporated by reference herein will not occur. While we believe these risks and uncertainties are especially important for you to consider, we may face other risks and uncertainties that could adversely affect our business. Please also see “Forward-Looking Statements” for more information.

Risks Related to Our Class A Common Stock

An active trading market for our Class A common stock may not be sustained and you may not be able to sell your shares of Class A common stock.

Although we have listed our Class A common stock on the NYSE, an active trading market may not be sustained. If an active market for our Class A common stock is not sustained, it may be difficult for you to sell shares at an attractive price or at all.

Investment vehicles affiliated with ORCP own a significant amount of the voting power of the Company, and ORCP’s interests may conflict with or differ from the interests of the Stockholders.

As of February 12, 2025, the ORCP Group holds approximately 57.5% of the total issued and outstanding Class A common stock. So long as the ORCP Group continues to directly or indirectly own a significant amount of the voting power of the Company, the ORCP Group will continue to be able to strongly influence or effectively control the business decisions of the Company. In particular, pursuant to the terms of the Stockholders Agreement, the ORCP Stockholders designated seven directors of the Board at the time of the Transaction and, immediately following the Class B Conversion, have the authority to designate an eighth director of the Board (which director seat is currently vacant). As a result, ORCP or its nominees to the Board will have the ability to influence or control the entering into of mergers, sales of substantially all of our assets, and other extraordinary transactions and influence amendments to our certificate of incorporation, and may exercise their voting and other rights in a manner that may be adverse to the interests of the other Stockholders. In addition, certain actions will require approval of a supermajority of the Board or the consent of the ORCP Stockholders. Consequently, if there is no agreement among the directors comprising the Board or between the Company and the ORCP Stockholders, we may be prevented from taking actions that may be viewed by other Stockholders as beneficial or desirable.

Pursuant to the terms of the Stockholders Agreement, for so long as the ORCP Stockholders own at least 30% of the outstanding Shares, the prior written approval of the ORCP Stockholders will be required in order for the Company to declare or pay dividends to stockholders on a non-pro rata basis or in excess of $175 million in the aggregate in any fiscal year, redeem or repurchase equity securities in most instances, incur indebtedness for borrowed money that would cause the total net leverage ratio of the Company to exceed 3.5x (other than certain incurrences under our existing debt agreements), and other transactions, as further described under “Description of Capital Stock—Common Stock—Consent Rights.” It is possible that the ORCP Stockholders may have interests that are different from yours and may vote in a way with which you disagree and that may be adverse to your interests.

Furthermore, ORCP is in the business of making investments in companies and may have an interest in pursuing acquisitions, divestitures, financing, or other transactions that, in their judgment, could enhance their equity investment, even though such transactions might involve risks to the Stockholders. In addition, ORCP may, from time to time, acquire and hold interests in businesses that compete, directly or indirectly, with the Company.

USE OF PROCEEDS

We are not selling any securities under this prospectus. All of the shares of Class A common stock offered by the selling stockholders named herein pursuant to this prospectus will be sold by the selling stockholders for their respective accounts. We will not receive any of the proceeds from these sales.

The selling stockholders will pay any underwriting fees, discounts, selling commissions, and stock transfer taxes incurred by such holders in disposing of their shares of Class A common stock, and we will bear all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees and reasonable fees and disbursements of counsel and our independent certified public accountants.

We will receive the proceeds from any exercise of Options for cash. Assuming the exercise of all Options for cash at the weighted-average exercise price of $14.63 per share, we may receive proceeds of up to an aggregate of approximately $3.0 million. Unless we inform you otherwise in a prospectus supplement, we intend to use the net proceeds from the exercise of Options for general corporate and working capital purposes. Any proceeds from the exercise of Options would increase our liquidity, but we are not currently budgeting for any cash proceeds from the exercise of Options when planning for our operational funding needs. The Company will have broad discretion over the use of any such proceeds. There is no assurance that the holders of the Options will elect to exercise any or all of such options.

DETERMINATION OF OFFERING PRICE

Our Class A common stock is listed on the NYSE under the symbol “PRMB.” The actual offering price of the Resale Shares covered by this prospectus will be determined by prevailing market prices at the time of sale, by negotiated private transactions, or as otherwise described in the section entitled “Plan of Distribution.” The weighted-average exercise price of the Options pursuant to which the Option Shares, if any, will be issued is $14.63 per share.

DIVIDEND POLICY

Primo Brands was incorporated on June 10, 2024 as a wholly-owned subsidiary of BlueTriton for the purpose of effecting the Transaction. On November 8, 2024, the Board declared a quarterly dividend of $0.09 per share on the outstanding Class A common stock and Class B common stock of the Company, payable in cash on December 5, 2024 to stockholders of record at the close of business on November 22, 2024. On February 20, 2025, the Board declared a quarterly dividend of $0.10 per shares on the outstanding Class A common stock of the Company, payable in cash on March 24, 2025 to the stockholders of record as of the close of business on March 7, 2025.

There can be no guarantee that Stockholders will continue to receive or be entitled to dividends. Primo Brands is a holding company with limited direct operations. Our most significant assets are the equity interests we directly and indirectly hold in our subsidiaries. Furthermore, the ability of our subsidiaries to make distributions to Primo Brands depends on the satisfaction of applicable state and foreign law, and our ability to receive distributions from our own subsidiaries will continue to depend on applicable state law with respect to such distributions.

Our debt agreements contain restrictions on the payment of dividends. Such restrictions allow us to pay dividends only under certain amounts in a given year or otherwise subject to certain restrictions, such as there being no existing default or event of default that would occur under such debt agreement as a result of such distribution and the compliance with certain leverage ratios contained in the applicable debt agreement. In addition, our Stockholders Agreement provides that, for so long as the ORCP Stockholders own at least 30% of the outstanding Shares, the prior written approval of the ORCP Stockholders will be required before we can declare or pay dividends to Stockholders on a non-pro rata basis or in excess of $175 million in the aggregate in any fiscal year. If cash dividends are not paid on our Class A common stock, you may need to sell your shares of Class A common stock to realize a return on your investment, and you may not be able to sell your shares at or above the price you paid for them. See “Description of Certain Indebtedness.”

Primo Brands expects to make quarterly cash dividends on shares of our Class A common stock. However, the payment of cash dividends on shares of our Class A common stock in the future will be within the discretion of our Board at such time, and will depend on numerous factors, including:

•	general economic and business conditions;

•	our strategic plans and prospects;

•	our business and investment opportunities;

•	our financial condition and operating results, including our cash position and net income;

•	working capital requirements and anticipated cash needs;

•	contractual restrictions and obligations, including restrictions pursuant to any debt agreement and the Stockholders Agreement; and

•	legal, tax and regulatory restrictions.

MANAGEMENT

Executive Officers and Directors

Our Board includes seven ORCP Designees and seven currently Unaffiliated Directors. As a result of the Class B Conversion and pursuant to the Stockholders Agreement, the ORCP Stockholders have the right to appoint an additional director (which director seat is currently vacant).

The following table provides information regarding our executive officers and non-employee officer directors as of the date of this prospectus.

Name	Age	Title
Robbert Rietbroek†	51	Chief Executive Officer and Director
David Hass	46	Chief Financial Officer
Jason Ausher	51	Chief Accounting Officer
Robert Austin	55	Chief Operating Officer
Marni Morgan Poe	55	General Counsel & Corporate Secretary
Hih Song Kim	60	Chief Administrative Officer & Assistant Corporate Secretary
C. Dean Metropoulos*	78	Non-Executive Chairman
Kurtis Barker*	64	Director
Britta Bomhard†	55	Director
Susan E. Cates†	54	Director
Michael Cramer*	72	Director
Eric J. Foss†	66	Director
Jerry Fowden†	68	Director
Tony W. Lee*	52	Director
Billy D. Prim†	68	Director
Kimberly Reed*	52	Director
Joseph Rosenberg*	38	Director
Allison Spector*	41	Director
Steven P. Stanbrook†	67	Director

† Unaffiliated Director

* ORCP Designee

Robbert Rietbroek became our Chief Executive Officer (“CEO”) at Closing. He has served as the CEO and a director of Primo Water since January 2024. Mr. Rietbroek is a seasoned executive with more than 25 years of experience at Fortune 500 companies, including five years as Senior Vice President and General Manager, responsible for Quaker Foods North America, a reported sector of PepsiCo. Prior to his role at Quaker Foods North America, Mr. Rietbroek was a Senior Vice President and General Manager of PepsiCo Australia and New Zealand. Before his tenure at PepsiCo, Mr. Rietbroek served as Vice President and General Manager—Australia, New Zealand, Pacific Islands and Vice President and Global Sector Leader—Baby and Child Care at Kimberly-Clark. Mr. Rietbroek is well qualified to serve on our board of directors because of his experience with Primo Water, including in his capacity as CEO.

David Hass became our Chief Financial Officer at Closing. Mr. Hass has served as Chief Financial Officer of Primo Water since January 2023. Prior to his appointment as Primo Water’s Chief Financial Officer, Mr. Hass served as Chief Strategy Officer for Primo Water from 2020 to 2023. From 2011 to 2020, Mr. Hass served in various roles with Legacy Primo, including Chief Strategy Officer, Vice President of Strategy, Vice President of Financial Planning & Analysis, as well as General Manager of the Canadian Business Unit and the Water Direct Business Unit.

Jason Ausher is the Chief Accounting Officer of Primo Brands Corporation. He has served as Chief Accounting Officer of Primo Water since May 2015. Prior to his appointment with Primo Water, from 2011 to

2015, Mr. Ausher served as Primo Water’s Vice President Treasurer, Corporate Development. From 2010 to 2011, Mr. Ausher served as Primo Water’s Corporate Controller, and from 2008 to 2010, he held the position of Controller for Primo Water’s U.S. Business Unit.

Robert Austin became our Chief Operating Officer at Closing. He previously served as Chief Operating Officer of BlueTriton from June 2023 to November 2024. Prior to serving as Chief Operating Officer, Mr. Austin served as President of BlueTriton from 2022 to 2023 and Vice President of Field Operations from 2021 to 2022 at BlueTriton’s ReadyRefresh segment. Prior to the Nestlé Acquisition, from 2006 to 2021, Mr. Austin served in several leadership roles for ReadyRefresh at Nestlé Waters, including serving as Senior Director of Supply Chain – ReadyRefresh and National Operations Manager – Retail Direct for ReadyRefresh.

Marni Morgan Poe is the General Counsel and Corporate Secretary of Primo Brands Corporation. Ms. Poe has served as Primo Water’s Chief Legal Officer and Secretary since 2010. Prior to her appointment at Primo Water, Ms. Poe served as Primo Water’s Corporate Counsel from 2008 to 2010.

Hih Song Kim is the Chief Administrative Officer and Assistant Corporate Secretary of Primo Brands Corporation. She previously served as the Executive Vice President, Chief Legal Officer, and Corporate Secretary of BlueTriton from July 2021 to November 2024. From 2019 to 2021, Ms. Kim served as Senior Vice President and General Counsel of Kaplan Test Prep, a subsidiary of Graham Holdings Company. Prior to that role, Ms. Kim served as Senior Vice President and General Counsel of Stoli Group (USA), LLC, a producer and distributor of spirits, wines, and non-alcoholic beverages. In 2023, Ms. Kim was elected to serve as Chair of the International Bottled Water Association’s board of directors, where she previously served as Vice Chair.

C. Dean Metropoulos is the Chairman of our Board. He previously served as Chairman of BlueTriton’s board of directors from March 2021 to November 2024. Mr. Metropoulos served as the Chairman of the board of directors of Gores Metropoulos, Inc. from its inception in August 2018 until the completion of the Luminar acquisition in December 2020, and as the Chairman of Gores Metropoulos II, Inc. He also previously served as the Executive Chairman of the board of directors of Hostess from November 2016 until December 2020, and served as the Executive Chairman of certain subsidiaries of Hostess and a member of the board of directors of Hostess since 2013. Mr. Metropoulos also served on the board of directors of Pabst Brewing Company until 2014. Mr. Metropoulos is well qualified to serve on our board of directors because of his experience with BlueTriton, including in his capacity as Chairman.

Tony W. Lee is a member of our Board. He previously served as a member of BlueTriton’s board of directors from March 2021 to November 2024. Mr. Lee is a co-founder and Managing Partner of One Rock. In his role, Mr. Lee serves, and has in the past served, as a director of One Rock’s portfolio companies and affiliated entities. Prior to co-founding One Rock in 2010, Mr. Lee was a Managing Director at Ripplewood Holdings (“Ripplewood”), a private equity firm. Mr. Lee joined Ripplewood in 1997 and was responsible for Ripplewood’s efforts in the global chemicals and industrial sectors. Mr. Lee is well qualified to serve on our board of directors because of his extensive business, managerial, and leadership experience, as well as extensive knowledge of BlueTriton’s business.

Kurtis Barker is a member of our Board and has significant experience in route- and branch-based business services companies. He previously served as a member of BlueTriton’s board of directors from March 2021 to November 2024. Mr. Barker has been an Operating Partner in the Business and Environmental Services vertical for One Rock since 2011. In his role, Mr. Barker serves, and has in the past served, as a director of One Rock’s portfolio companies and affiliated entities, including BrightView Holdings, Inc. Mr. Barker is well qualified to serve on our board of directors because of his experience with BlueTriton and his experience with route-based business services companies.

Britta Bomhard is a member of our Board. She previously served as the lead independent director of Primo Water and is the co-founder of Encourage-Ventures, a start-up investment network, which she founded in 2021. From 2022 to 2023, Ms. Bomhard was a Fellow at the Distinguished Careers Institute at Stanford University in

the area of new technologies and climate change. Prior to that role, she was with Church & Dwight Co., Inc., an S&P 500 company and maker of Arm & Hammer baking soda and other branded household, personal care, and specialty products, as the company’s Executive Vice President and Chief Marketing Officer from 2016 to 2021 and President of Europe from 2013 to 2016. Ms. Bomhard serves on the board of Agrolimen SA, a privately-owned Spanish-based international manufacturer of human and pet food, and is an advisor to Village Capital, an accelerator to impact start-ups addressing social, economic, and environmental challenges around the world. Ms. Bomhard is well qualified to serve on our board of directors because of her experience with Primo Water and her background in international business with extensive experience in strategic planning, sales, e-commerce, digital and online marketing, operational improvement, and acquisition integration.

Susan E. Cates is a member of our Board. She is the Managing Partner of Leeds Illuminate, a growth equity fund investing in portfolio companies with digital platforms in the Education and Workforce Development sectors, which she co-founded in 2020. From 2019 to 2021, Ms. Cates served as the Chief Executive Officer of the Association of College and University Educators. Prior to that role, from 2016 to 2017, she was the Chief Operating Officer of 2U, Inc., a leading education tech company that provides digital education services to universities around the world. From 2008 to 2020, she held a variety of roles at the University of North Carolina at Chapel Hill, including her role as Founding Executive Director of MBA@UNC. She serves as a member of the board of advisors at the Kenan-Flagler Business School at the University of North Carolina at Chapel Hill. Ms. Cates is well qualified to serve on our board of directors because of her experience with Primo Water and because of her extensive executive, financial, M&A, and digital innovation experience.

Michael Cramer is a member of our Board. Previously, he served as a member of BlueTriton’s board of directors from 2021 to November 2024. From 2019 to 2022, Mr. Cramer served as a director of Gores Metropoulos, Inc., and from 2021 to 2022 he served as a director of Gores Metropoulos II. From 2013 to 2023, Mr. Cramer served as Executive Vice President, Chief Administrative Officer and Assistant Secretary of Hostess and its subsidiaries. From 2010 to 2017, Mr. Cramer served as Founding Director of the Texas Program in Sports and Media at the University of Texas at Austin, where he was also appointed as a Senior Lecturer. He continues to serve as a Senior Fellow in the Moody College of Communication at the University of Texas at Austin. Mr. Cramer is well qualified to serve on our board of directors because of his experience with BlueTriton and because of his extensive experience in the food and beverage industry.

Eric J. Foss is a member of our Board and is the Chairman of the board of Cineworld Group PLC, a leading cinema company. Previously, he served as the Chairman of the board of Aramark Corporation from 2015 to 2019 and as the company’s President and Chief Executive Officer from 2012 to 2019. From 2010 to 2011, Mr. Foss was the Chief Executive Officer of Pepsi Beverages Company. He is also a member of the board of directors of the Cigna Group and previously served on the boards of Selina Hospitality plc, Diversey Holdings, Ltd., Aramark, Pepsi Bottling Group, Inc., and UDR, Inc. Mr. Foss is well qualified to serve on our board of directors because of his extensive route-based industry experience as an executive at global companies in the food, beverage, and service industries, along with his experience serving as a public company director.

Jerry Fowden is a member of our Board and the former Chairman of Primo Water. Mr. Fowden was previously the Executive Chairman of Cott Corporation (“Cott”) from 2018 to 2020 until the acquisition of Legacy Primo. Prior to his role as Executive Chairman, Mr. Fowden served as the Chief Executive Officer of Cott from 2009 to 2018, as President of Cott’s international operating segment from 2007 to 2008, as Interim President of North American business from 2008 to 2009, and as Interim President of UK and European business from 2007 to 2009. Mr. Fowden is well qualified to serve on our board of directors because of his extensive international business and industry experience, as well as extensive M&A and business integration experience.

Billy D. Prim is a member of our Board and founded Legacy Primo in 2004. He served as a director of Primo Water from 2020 to November 2024. From 2017 to 2020, Mr. Prim served as the Executive Chairman of Legacy Primo. Prior to founding Legacy Primo, Mr. Prim founded Blue Rhino Corporation, which he led to an initial public offering in 1998. He previously served on the board of directors of Ferrellgas Partners, L.P.,

Southern Community Bank and Trust, Southern Community Financial Corporation, Towne Park Ltd., and Blue Rhino Corporation. Mr. Prim is well qualified to serve on our board of directors because of his extensive business, managerial, and leadership experience, as well as extensive knowledge of Primo Water’s business and substantial corporate and shareholder governance expertise.

Kimberly Reed is a member of our Board and previously served as a member of BlueTriton’s board of directors from March 2021 to November 2024. Ms. Reed previously served on the board of directors of a One Rock portfolio company and affiliated entities, and she has been a Partner of One Rock since 2010. Ms. Reed is well qualified to serve on our board of directors because of her extensive business, managerial, and leadership experience, as well as extensive knowledge of BlueTriton’s business.

Joseph Rosenberg is a member of our Board and previously served as a member of BlueTriton’s board of directors from March 2021 to November 2024. Mr. Rosenberg has been a Partner of One Rock since 2022 and has been a member of the firm since 2014. Mr. Rosenberg previously served as a director of other One Rock portfolio companies and affiliated entities. Mr. Rosenberg is well qualified to serve on our board of directors because of his extensive business, managerial, and leadership experience, as well as extensive knowledge of BlueTriton’s business.

Allison Spector is a member of our Board and has served as the Head of ESG of One Rock since 2021, where she leads ESG value creation and decarbonization efforts across the firm and its portfolio companies. Prior to her role at One Rock, she was a Director of Responsible Investing at Nuveen from 2018 to 2021. Ms. Spector is well qualified to serve on our board of directors because of her extensive business, environmental, social, and governance, and leadership experience.

Steven P. Stanbrook is a member of our Board and an Executive Advisory Partner at Wind Point Partners, a Chicago-based private equity firm, where he has served since 2016. Since 2017, he has also served as a director of Voyant Beauty LLC, a contract manufacturer of personal and beauty care products. Mr. Stanbrook serves on the board of directors of Group 1 Automotive, Inc. and previously served on the boards of Imperial Brands PLC, Hewitt Associates, Inc., and Chiquita Brands International, Inc. Mr. Stanbrook is well qualified to serve on our board of directors because of his extensive executive experience gained through his various roles with international consumer packaged goods businesses and extensive governance experience gained from serving on the boards of multinational companies.

Family Relationships

There are no family relationships between any members or nominees of the Company’s Board and any of the Company’s executive officers.

Director Independence and Controlled Company Exemption

Pursuant to the corporate governance listing standards of the NYSE, a director employed by the Company cannot be deemed to be an “independent director.” Each other director will qualify as “independent” only if the Board affirmatively determines that he or she has no material relationship with the Company, either directly or as a partner, shareholder, or officer of an organization that has a relationship with the Company. Ownership of a significant amount of the common stock, by itself, does not constitute a material relationship.

Our Board has determined that each of Ms. Bomhard, Ms. Cates, Mr. Cramer, Mr. Foss, Mr. Fowden, Mr. Prim, and Mr. Stanbrook qualifies as an independent director in accordance with the rules of the NYSE. Under the rules of the NYSE, the definition of independence includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with the Company. In addition, as required by the rules of the NYSE, the Board has made an affirmative determination as to each independent director that he or she, as applicable, has no material relationship with the Company (either directly or as a partner, stockholder, or officer of an organization that has a relationship with the Company). In making these determinations, the Board reviewed and discussed information provided by the directors and the Company with regard to each director’s relationships as they may relate to us and our management.

As we received the Requisite Consents in connection with the Consent Solicitations, we effectuated the Proposed Amendments on the Early Settlement Date, the Beneficial Ownership Sunset Time occurred, and the Class B Conversion was consummated. Therefore, ORCP, as well as the ORCP Group, are no longer subject to the limitation on voting no more than 49% of the shares of Class A common stock then outstanding (as described in “Description of Capital Stock—Common Stock—Voting Rights”). As the ORCP Stockholders currently hold approximately 57.5% of the total issued and outstanding Class A common stock, we are deemed a “controlled company” within the meaning of the NYSE corporate governance standards. As a “controlled company,” we may elect not to comply with certain corporate governance standards, including the requirements:

•	that a majority of our board of directors consist of independent directors;

•

that our board of directors have a nominating and corporate governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

•	that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

•	for an annual performance evaluation of the nominating and corporate governance committee and compensation committee.

We do not currently intend to rely on the exemptions listed above and instead rely only on the exemptions available to newly public companies. However, we may elect to rely on certain of these exemptions if they continue to be available to us in the future. If we were to rely on these exemptions, our board of directors and related committees may have more directors who do not meet the NYSE’s independence standards than they would if those standards were to apply. The independence standards are intended to ensure that directors who meet those standards are free of any conflicting interest that could influence their actions as directors. Accordingly, if we were to rely on these exemptions, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of the NYSE.

Corporate Governance

Composition of the Board

Our business and affairs are managed by or under the direction of the Board, which is chaired by Mr. Metropoulos. When considering whether directors and director nominees have the experience, qualifications, attributes, and skills, taken as a whole, to enable the Board to satisfy its oversight responsibilities effectively in light of its business and structure, the Board expects to focus primarily on each person’s background and experience as reflected in the information discussed in each of the directors’ individual biographies in order to provide an appropriate mix of experience and skills relevant to the size and nature of the business. The total number of directors constituting the Board shall be determined from time to time in the manner as set forth in our certificate of incorporation. Our certificate of incorporation also provides the Sponsor Stockholders with certain director designation rights for so long as the Sponsor Stockholders continue to own at least 5% of our issued and outstanding Class A common stock.

Pursuant to the Stockholders Agreement, among other things, the Board is currently comprised of (i) the seven ORCP Designees and (ii) seven directors designated for election to the Board by Primo Water (the “Unaffiliated Directors”), all but one of whom must qualify as “independent” under the listing standards of the

NYSE. As a result of the Class B Conversion and pursuant to the Stockholders Agreement, the ORCP Stockholders have the right to appoint an additional director (which director seat is currently vacant).

The collective beneficial ownership of shares of Class A Common Stock held by the ORCP Stockholders determines the future size of the Board and the number of ORCP Designees as follows:

Beneficial Ownership of Class A Common Stock by the ORCP Stockholders	Total Number of Directors	ORCP Designees
53% or greater	15	8
Less than 53%, but greater than or equal to 45%	15	7
Less than 45%, but greater than or equal to 40%	14	6
Less than 40%, but greater than or equal to 35%	13	5
Less than 35%, but greater than or equal to 30%	12	4
Less than 30%, but greater than or equal to 25%	12	3
Less than 25%, but greater than or equal to 15%	12	2
Less than 15%, but greater than or equal to 5%	12	1
Less than 5%	11	0

Committees of the Board of Directors

The Board has four standing committees: an Audit Committee, a Compensation Committee, a Nominating and Governance Committee, and a Sustainability Committee. Each committee initially consists of three or four directors, including up to two ORCP Designees and two Unaffiliated Directors, each of whom is qualified to serve on the applicable committee under applicable law and stock exchange listing standards, and, taking into account any applicable transition provisions or exceptions, shall qualify as “independent” under applicable stock exchange listing standards and the rules and regulations of the SEC. For so long as the ORCP Stockholders have the right to nominate at least one ORCP Designee, the ORCP Stockholders will have the right to designate a number of members to each committee of the Board equal to the lesser of (i) two directors and (ii) the number of directors that is proportionate (rounding up to the whole director) to the number of ORCP Designees that the ORCP Stockholders are entitled to nominate to the Board pursuant to the terms of our amended and restated certificate of incorporation. The Audit Committee and Nominating and Governance Committee of the Board are each chaired by an individual designated by the Unaffiliated Directors, and the Sustainability Committee and Compensation Committee of the Board are each chaired by an ORCP Designee. In addition to these four standing committees, the Board also has an ad hoc Integration Committee consisting of four directors. The composition and responsibilities of each of the committees of the Board are described below.

Audit Committee

The Audit Committee of the Board (the “Audit Committee”) consists of three members, including Ms. Cates, Mr. Foss, and Mr. Rosenberg, with Ms. Cates serving as Chair, and each of whom satisfies the applicable independence requirements under the applicable stock exchange listing standards and the rules and regulations of the SEC, other than Mr. Rosenberg. We are relying on the phase-in exemptions provided under Rule 10A-3 of the Exchange Act and the NYSE listing rules for newly-public companies with respect to the composition of our Audit Committee, which will transition to consist solely of independent directors in accordance with the phase-in provisions of the NYSE listing rules. In addition, the Board has determined that Ms. Cates qualifies as an “audit committee financial expert,” as such term is defined under SEC rules. The Audit Committee is responsible for overseeing the Company’s corporate accounting and financial reporting process and assisting the Board in its oversight of (i) the integrity of the financial statements of the Company; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications and independence of the Company’s independent auditor; (iv) the performance of the Company’s internal auditors and independent auditor; and (v) disclosure controls, internal controls over financial reporting, and compliance with ethical standards adopted by the Company. The Audit Committee is responsible for, among other things:

•	appointing, compensating, retaining, and overseeing the work of our independent auditor;

•	discussing with our independent auditor any audit problems or difficulties and management’s response;

•	pre-approving all permitted audit and non-audit services performed for us by our independent auditor;

•	reviewing and discussing our annual audited financial statements and quarterly financial statements with our management and our independent auditor;

•

overseeing our risk management activities, including holding periodic discussions with management regarding our guidelines and policies with respect to risk assessment, risk management, and major strategic, financial, and operational risk exposures such as fraud, cybersecurity, artificial intelligence, and data privacy matters, and environmental, competitive, and regulatory risks, and providing oversight and accountability with respect to the execution of appropriate plans to mitigate and/or address such risks; and

•

establishing procedures for: (i) the receipt, retention, and treatment of complaints received regarding accounting, internal accounting controls and auditing matters, and (ii) the confidential, anonymous submission by the Company’s associates of concerns regarding questionable accounting or auditing matters.

Compensation Committee

The Compensation Committee of the Board (the “Compensation Committee”) is composed of Mr. Cramer, Mr. Foss, Mr. Lee, and Mr. Stanbrook, with Mr. Cramer serving as Chair. The Board has determined that each member of the Compensation Committee qualifies as “independent” under the applicable stock exchange listing standards and the rules and regulations of the SEC, other than Mr. Lee. We are relying on the phase-in exemption provided to newly-public companies under the NYSE listing rules with respect to the composition of our Compensation Committee, which will transition to consist solely of independent directors in accordance with the phase-in provisions of the NYSE listing rules. The purpose of the Compensation Committee is to, among other things, (i) discharge the responsibilities of the Board relating to compensation of the Company’s Chief Executive Officer; (ii) discharge the responsibilities of the Board relating to compensation of “executive officers” as defined under Rule 16a-1(f) promulgated under the Securities Exchange Act of 1934, as amended (“Executive Officers”); (iii) annually review and report to the Board on organizational structure and ensure that a succession plan for the chief executive officer and the Executive Officers of the Company has been developed; (iv) administer the Company’s incentive compensation and equity-based plans subject to Board approval; (v) review and discuss with management the Company’s Compensation Discussion and Analysis, and produce an annual report on executive compensation for inclusion in the Company’s proxy statement, in accordance with applicable rules and regulations; and (vi) review and discuss with management the Company’s key people management strategies and programs in furtherance of the Company’s environmental, social, and governance related strategies. Specific responsibilities of the Compensation Committee include, among other things:

•	reviewing and approving corporate goals and objectives relevant to the CEO’s compensation and evaluating the CEO’s performance in light of these goals;

•	reviewing and making recommendations to the Board regarding the cash and equity compensation, perquisites, evaluation, and employment agreements of the Company’s Chief Executive Officer;

•

reviewing, considering the recommendation of the Company’s Chief Executive Officer and the head of the Company’s human resources function, and establishing the annual compensation of the Executive Officers;

•	reviewing and approving grants for participants under the Company’s equity compensation plans; and

•	reviewing and recommending to the Board the compensation of non-employee directors.

Nominating and Governance Committee

The Nominating and Governance Committee of the Board (the “Nominating Committee”) is composed of Mr. Fowden, Mr. Cramer, Mr. Prim, and Ms. Reed, with Mr. Fowden serving as Chair. The Board has determined that each member of the Nominating Committee qualifies as “independent” under the applicable stock exchange listing standards and the rules and regulations of the SEC, other than Ms. Reed. We are relying on the phase-in exemption provided to newly-public companies under the NYSE listing rules with respect to the composition of our Nominating Committee, which will transition to consist solely of independent directors in accordance with the phase-in provisions of the NYSE listing rules. The purpose of the Nominating Committee is to, among other things, (i) identify individuals qualified to become members of the Board, consistent with criteria adopted by the Board; (ii) select, or recommend that the Board select, the director nominees for the next annual meeting of stockholders; (iii) develop and recommend to the Board a set of corporate governance guidelines applicable to the Company; (iv) oversee the evaluation of the Board; (v) monitor significant developments in the law and practice of corporate governance and of the duties and responsibilities of directors of public companies; and (vi) monitor and evaluate the Company’s compliance with applicable corporate governance laws and our certificate of incorporation, bylaws, and governance policies; and (vii) monitor and evaluate the Company’s corporate policies and practices, with particular attention to the Company’s Regulation FD policy, the insider trading policy and the Ethics Code.

Specific responsibilities of the Nominating Committee include, among other things and subject to the provisions of the Company’s organizational documents and the Stockholders Agreement:

•	establishing and articulating qualifications and selection criteria for members of the Board or any Board committee, in accordance with relevant law and applicable NYSE rules;

•	considering and making recommendations to the Board regarding the composition and chairmanship of the Board and its committees;

•

reviewing and reassessing annually, or more frequently if appropriate, the adequacy of the corporate governance guidelines of the Company and recommending any proposed changes to the Board for approval; and

•	overseeing annual self-evaluations of the performance of the Board, including its individual directors and committees.

Sustainability Committee

The Sustainability Committee of the Board (the “Sustainability Committee”) is composed of Ms. Spector, Ms. Bomhard, Ms. Reed, and Mr. Stanbrook, with Ms. Spector serving as Chair. The purpose of the Sustainability Committee is to, among other things, assist the Board in discharging its oversight responsibility related to our policies and programs related to sustainability matters and strategy, such as climate change impacts, risks and opportunities, energy and natural resources conservation, environmental and supply chain sustainability, human rights, equity and inclusion, and other sustainability issues that are relevant and material to the Company.

Specific responsibilities of the Sustainability Committee include, among other things:

•

reviewing the governing documents and mandates of the Board committees and recommending changes as necessary in accordance with and with respect to sustainability policies, programs, practices, and related goals;

•	overseeing the Company’s public reporting on sustainability matters, including the related policies and procedures used in the preparation of such disclosures;

•

reviewing and assessing the adequacy and appropriateness of the sustainability policies, programs, practices, and related goals of the Company and recommending any proposed changes to the Board for approval.

Integration Committee

The Integration Committee of the Board (the “Integration Committee”) is composed of Mr. Cramer, Mr. Foss, Mr. Stanbrook, and Mr. Rosenberg, with Mr. Cramer serving as Chair. The purpose of the Integration Committee is to, among other things, oversee the integration of the businesses of Primo Water and BlueTriton following the Closing. Specific responsibilities of the Integration Committee include, among other things:

•

ensuring that the activities related to the integration of the businesses of Primo Water and BlueTriton following the Closing align with the overarching strategic vision and priorities established by the Board;

•	monitoring and assessing integration milestones, deliverables, and timelines;

•	overseeing the integration of key business functions, including sales, marketing, finance, human resources, and operations, to ensure smooth operational transitions;

•	supporting efforts to blend organizational cultures, reinforcing our shared values, mission, and vision; and

•

identifying, evaluating, and addressing any risks associated with the integration process, including operational, financial, and regulatory risks, and ensuring appropriate mitigation strategies are in place.

Risk Oversight

The Board has extensive involvement in the oversight of risk management related to the Company and our business and accomplishes this oversight primarily through the Audit Committee. To that end, the Audit Committee will hold periodic discussions with management regarding our guidelines and policies with respect to risk assessment, risk management, and major strategic, financial, and operational risk exposures such as fraud, cybersecurity, artificial intelligence, and data privacy matters, and environmental, competitive, and regulatory risks. The Audit Committee will also receive regular updates regarding such risks and the steps management has taken to monitor and control any exposure resulting from such risks. On at least an annual basis, the Audit Committee will facilitate a discussion with the Board regarding our risk management function and our major strategic, financial, and operational risk exposures and disclosures.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Ethics Code”) applicable to all of our directors, officers (including our principal executive officer, principal financial officer, and principal accounting officer), and associates at all levels of Primo Brands and of the businesses we operate, which addresses legal and ethical issues that may be encountered in carrying out their duties and responsibilities, including the requirement to report any conduct they believe to be a violation of the Ethics Code. A copy of the Ethics Code is available on our website at ir.primobrands.com under Governance. We expect that any amendments to the Ethics Code, or any waivers of its requirements, that are required to be disclosed by SEC or NYSE rules will be disclosed on our website.

Compensation Committee Interlocks and Insider Participation

None of the Executive Officers serves, or in the past year has served, as a member of the board of directors or compensation committee (or other committee performing equivalent functions) of any entity, other than Primo Water, that has one or more executive officers serving on the Board or Compensation Committee. No interlocking relationship exists between any member of the Compensation Committee (or other committee performing equivalent functions) and any executive, member of the board of directors, or member of the compensation committee (or other committee performing equivalent functions) of any other public company. See “Certain Relationships and Related Person Transactions” for a description of certain transactions involving One Rock, where Mr. Lee is a Managing Partner.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis provides an overview and analysis of the compensation awarded to or earned by our named executive officers (“NEOs”) for fiscal 2024, including the elements of our compensation programs for NEOs, material compensation decisions made under those programs for fiscal 2024 and the material factors considered in making those decisions. For fiscal 2024 our NEOs were:

Robbert Rietbroek	Chief Executive Officer
David Hass	Chief Financial Officer
Robert Austin	Chief Operating Officer
Marni Morgan Poe	General Counsel & Corporate Secretary
Hih Song Kim	Chief Administrative Officer & Assistant Corporate Secretary

This section describes the actions and decisions of our board of directors and Compensation Committee along with the legacy compensation committees of the Primo Water and BlueTriton boards of directors, as applicable, as they relate to fiscal 2024. The information in this section is largely historical and includes descriptions of certain elements of the Primo Water and BlueTriton legacy compensation programs that were in place, and compensation decisions that were made during fiscal 2024, including, in some instances prior to initiating the process associated with, or the consummation of, the Transaction.

This discussion may contain forward-looking statements that are based on our current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that the Company adopts following this registration statement may differ materially from programs as summarized in this discussion.

Following the Transaction, our management’s focus has been on executing our vision of inspiring healthier lives for everyone, everywhere with every sip. Our portfolio of iconic brands serves customers and consumers across North America in retail, at home, in the office, at restaurants and hotels and on-the-go –whenever, wherever, and however they hydrate. We aim to be a force for good in our communities by providing healthy hydration, local environmental stewardship, and innovative beverage and circular packaging solutions to drive growth and create value for all stakeholders. In furtherance of our goals, we strive to be a pay-for-performance company, offering market-competitive compensation, meaningful benefits and differentiated rewards for our high performers. We believe that investing in our associates results in increased engagement, satisfaction and retention, which ultimately leads to an elevated customer experience and increased stockholder value.

Our total rewards program applicable across our organization (including with respect to the NEOs previously employed by Primo Water or BlueTriton) encompasses six primary components that collectively define our organization’s value proposition:

•	Compensation. Includes both fixed pay and variable pay tied to performance levels.

•

Benefits/Perquisites. Programs to supplement the compensation associates receive, including health and well-being, income protection, savings and retirement programs that offer security for associates and their families.

•	Recognition. Either formal or informal programs that acknowledge or give special attention to associate actions, efforts, behaviors or performance that support business strategy.

•	Talent Development. Programs and tools for associates to advance their skills and competencies in both their short- and long-term careers.

•

Performance Management. The alignment of organizational, team and individual efforts toward the achievement of business goals and organizational success. Performance management includes establishing expectations, skill demonstration, assessment, feedback and continuous improvement.

•	Work-Life Effectiveness. A specific set of organizational practices, policies and programs, plus a philosophy that actively supports efforts to help associates achieve success at both work and home.

Our total rewards program (including the prior programs maintained by Primo Water and BlueTriton) is generally designed to:

•	Attract, motivate, reward, and retain talent who contribute to the success of Primo Brands.

•	Provide fair and competitive compensation packages that are designed to retain and incentivize executives to drive company performance.

•	Focus on variable compensation that rewards the achievement of short-term and long-term goals and emphasizes Primo Brands’ commitment to pay-for-performance.

•	Recognize that different people have different needs, and thus strive to provide flexibility and choice in our reward system.

•	Provide our talent with opportunities, which relate to competitive practices and reflect individual responsibilities, skills, and contributions to Primo Brands.

•	Support the whole person, enabling personal and professional growth.

What We Do and Do Not Do. We seek to ensure that our executive compensation programs are closely aligned with the interests of our stockholders by following these corporate governance best practices:

WHAT WE DO	WHAT WE DO NOT DO

✓  Administer a robust risk management program, which includes our Compensation Committee’s oversight of the relationship between our compensation programs and risk, as well as the oversight of risk by the Audit Committee on behalf of the full Board pursuant to the Audit Committee Charter

✗   Permit employees or directors to engage in any hedging or monetization transactions, short-term, or speculative transactions, or to hold Primo Brands securities in a margin account or pledging Primo Brands securities as collateral for a loan

✓ Award annual and long-term incentive compensation subject to achievement of objective and pre-established performance goals tied to corporate, operational and strategic objectives	✗ Permit stock option re-pricing (including cash buyouts of underwater options or stock appreciation rights) without stockholder approval

✓ Provide competitive compensation that is compared to a relevant peer group, which is reviewed annually	✗ Provide for automatic “single trigger” vesting of awards granted by Primo Brands upon a change in control.*

✓ Include double trigger change in control vesting provisions for equity awards*	✗ Provide cash compensation upon death or disability

✓ Engage an independent compensation consultant that does not provide any services to management and that had no relationship with management prior to the engagement	✗ Provide excise tax gross-ups upon change in control

WHAT WE DO	WHAT WE DO NOT DO

✓  Maintain a clawback policy to allow the Board to recoup any excess annual or long-term incentive compensation paid to our current and former executive officers in the event of a required financial restatement, whether or not based on misconduct, due to material non-compliance with any financial reporting requirement under the securities laws (including any “Big R” or “little r” restatement)

✗ Provide excessive perquisites

✓  Maintain stock ownership guidelines, pursuant to which our directors, named executive officers, and other key employees (a) are directed to hold a certain amount of shares (based on a multiple of base salary or retainer and without taking into account any unexercised option or unearned performance-based vesting awards) and (b) are required to retain a specified portion of the shares received as equity compensation from Primo Brands (or any successor thereto) until the requisite holding level is achieved

✗ Provide a guaranteed right to a discretionary bonus as a substitute for a performance-based bonus in the event that performance targets are not met

✓ Provide cash bonuses and vesting for performance-based restricted share units at up to 200% of target

* Mr. Austin and Ms. Kim were historically granted profits interests in a parent entity of BlueTriton (“BlueTriton Profits Interests”), some of which include single trigger vesting upon an “Exit Transaction” of such parent entity, as described in “—Triton Water Parent Holdings, LP Class B Units” below. The Transaction was not an Exit Transaction under the terms of these awards and such awards remain at such parent entity level. In connection with the consummation of the Transaction, the general partner of the parent entity determined to treat outstanding unvested time-vesting BlueTriton Profits Interests as vested in connection with a distribution of profits, which allowed such unvested units to participate currently in such distribution; however, all such unvested time-vesting BlueTriton Profits Interests remain unvested and subject to forfeiture pursuant to their terms for all other purposes.

CEO Compensation for Fiscal 2024

Our Chief Executive Officer commenced employment with Primo Water on January 1, 2024. To facilitate his hiring from an external organization, Mr. Rietbroek was paid a one-time cash sign-on bonus of $882,500 on January 19, 2024, which partially made him whole for the cash compensation that he left behind with his former employer and received a one-time inducement equity award as a replacement for compensation forgone at his former employer. Such one-time bonus and equity award of $3,500,000 were in addition to Mr. Rietbroek’s annual equity grant in accordance with Primo Water’s annual equity grant process, typically in December of the year prior to the applicable fiscal year. Because Mr. Rietbroek commenced employment after awards with respect to fiscal year 2024 had been granted to other Primo Water executives, both his fiscal year 2024 and fiscal year 2025 awards were issued during fiscal year 2024. The graphic below is intended to illustrate Mr. Rietbroek’s total compensation attributable to fiscal year 2024, which (a) excludes compensation paid to make him whole for compensation foregone at his former employer and (b) accounts for the impact of his receipt of two annual grants during the fiscal year (i.e., excluding his equity award in respect of fiscal year 2024, which in the ordinary course, would have been issued in 2023), relative to the total compensation set forth in the Summary Compensation Table. The below is not intended to be a substitute for the disclosure set forth in the Summary

Compensation Table below or otherwise, but is intended to show Mr. Rietbroek’s annual compensation without regard for one-time differences due to his hire (and related grant timing).

($000)	Total Disclosed Compensation for 2024	Total Compensation Disclosed for 2024 (excluding one-time on-hire legacy Primo Water Compensation)
Base Salary	$721	$721
Annual Bonus	$1,328	$1,328

Total Annual Cash Compensation (TAC)	$2,050	$2,050

Annual LTI Awards (Granted in December 2024)	$9,579	$9,579

Total Direct Compensation (TDC)	$11,628	$11,628

All Other Compensation	$26	$26
New Hire and One-Time Compensation
Annual LTI Awards (Granted in January 2024)	$7,605
— Award Timing	January 2024
Inducement / Make Whole Awards	$6,513
— Award Timing	January 2024
— Moving Expenses	$219

Total Compensation	$25,991	$11,654

Say-on-Pay

In 2024, approximately 95.2% of the votes cast on Primo Water’s say-on-pay proposal approved the compensation of its named executive officers as disclosed in its proxy statement in respect of 2023. Although the vote was non-binding, Primo Water’s compensation committee took into account the result of the 2024 vote in determining executive compensation policies and decisions since the 2024 annual meeting of stockholders. Primo Water’s compensation committee viewed the vote as an expression of the stockholders’ general satisfaction with the current executive compensation programs. Our Compensation Committee intends to consider the results of this year’s say-on-pay proposal, as well as feedback from our stockholders, when making future executive compensation decisions in 2025.

Overview of Compensation Programs; Role of Compensation Committee

Prior to the Transaction

Prior to the Transaction, the compensation committee of Primo Water was responsible for overseeing the Primo Water executive compensation programs, including those applicable to Messrs. Rietbroek, Hass, and Ms. Poe, which primarily included compensation (base salary, annual bonus opportunities, and target long-term equity compensation) and limited perquisites. In addition, the compensation committee of Primo Water was responsible for overseeing talent management and succession planning for the Primo Water executive officers, as well as reviewing and approving corporate goals and objectives relevant to the Primo Water Chief Executive Officer’s compensation, evaluating Mr. Rietbroek’s performance in light of these goals and objectives, and making a recommendation to the board of Primo Water regarding Mr. Rietbroek’s compensation level based on the evaluation of his performance.. To assist in executing its responsibilities, the compensation committee of Primo Water retained independent compensation consultants, at Primo Water’s expense, who reported solely to the compensation committee. Changes to the compensation of Mr. Rietbroek were recommended to the independent members of the Primo Water board by the compensation committee of Primo Water, and the board of Primo Water reviewed and approved any changes deemed appropriate. The compensation committee of Primo Water reviewed and approved the compensation and any adjustments thereto for the other executive officers.

Prior to the Transaction, the compensation of Mr. Austin and Ms. Kim was determined by BlueTriton. In particular, the compensation committee of the BlueTriton board of directors (the “BlueTriton Board”) was responsible for designing and administering executive compensation programs and made compensation decisions with respect to Mr. Austin and Ms. Kim, which primarily included compensation (base salary, annual bonus opportunities and participation in the BlueTriton long-term equity compensation program, in the form of BlueTriton Profits Interests) and limited perquisites. In addition, the compensation committee was responsible for overseeing talent management and succession planning for the BlueTriton executive officers.

Following the Transaction

Following the Transaction, the Compensation Committee is responsible for overseeing the executive compensation programs applicable to our named executive officers which currently include cash and equity compensation (base salary, annual bonus opportunities, and target long-term equity compensation) and limited perquisites. In addition, the Compensation Committee is responsible for overseeing talent management and succession planning for the Primo Brands’ executive officers, as well as setting objectives and evaluating the performance of Primo Brands’ Chief Executive Officer. To assist in executing its responsibilities, our Compensation Committee retained independent compensation consultants, at Primo Brands’ expense, who report solely to our Compensation Committee. Changes to the compensation of the Chief Executive Officer of Primo Brands will be recommended to the independent members of the Board by the Compensation Committee, and the Board will review and approve any changes deemed appropriate.

Setting Executive Compensation and the Role of Executive Officers in Compensation Decisions

Prior to the Transaction

Prior to the Transaction, the compensation committee of Primo Water, annually and as it otherwise deemed appropriate, met with its Chief Executive Officer and its Chief Human Resources Officer to obtain recommendations with respect to its compensation programs and packages for Mr. Hass and Ms. Poe. Further, from time to time, its Chief Executive Officer and Chief Human Resources Officer made recommendations to its compensation committee on base salary, long-term incentive plan awards, performance targets, and other compensation terms for such executive officers that its compensation committee considered. The compensation committee of Primo Water considered management’s proposals, reviewed independent data to validate these recommendations and, if acceptable, approved them. The compensation committee of Primo Water was not bound to, and did not always accept, management’s recommendations with respect to executive compensation for Mr. Hass and Ms. Poe.

The compensation committee of Primo Water engaged Frederic W. Cook & Co., Inc (“FW Cook”), a compensation consultant, to provide executive and non-employee director compensation advisory services, to help evaluate Primo Water’s compensation philosophy and objectives and to provide guidance in administering Primo Water’s executive and non-employee director compensation programs for fiscal year 2024. FW Cook only performed work for and reported directly to the compensation committee of Primo Water and attended the compensation committee meetings as requested. FW Cook provided recommendations to the compensation committee of Primo Water on the competitiveness and appropriateness of all elements of executive compensation, including equity incentive compensation. FW Cook did not provide any additional services to the Board or management of Primo Water in 2024.

Prior to the Transaction, the compensation committee of Primo Water reviewed compensation data and pay practices from Primo Water’s peer group and general industry surveys to determine the “market median” of the compensation of executives performing similar functions in the competitive market and in Primo Water’s peer group. However, the board and the compensation committee of Primo Water retained discretion in setting the compensation for its Chief Executive Officer and its other executive officers, respectively, including consideration of the factors deemed relevant in connection with hiring Mr. Rietbroek during fiscal 2024, including the approval of certain inducement equity awards and a sign-on bonus, which together replaced the value of certain similar compensation from Mr. Rietbroek’s prior employer. As a result, compensation for these executives may have differed from the peer group and may have varied according to factors such as experience, position, tenure, individual and organizational factors, and retention needs, among others. The compensation committee of Primo Water annually evaluated and selected which companies would comprise its compensation peer group. With guidance from its compensation consultant and input and discussion with management, the compensation committee of Primo Water discussed annually whether the mix of companies in the peer group produced a valid competitive analysis relative to our talent requirements.

The compensation committee of Primo Water, with input from FW Cook during its August 2023 meeting, determined that the peer group below, consisting of selected US public companies in the beverage and food consumer packaged goods or in the route-based service industries of an appropriate size, was applicable for setting target compensation.

Companies used for Compensation Comparison

Addus HomeCare Corporation	Cintas Corporation

ADT Inc.	Frontier Communications Parent, Inc.

A.O. Smith Corporation	GDI Integrated Facility Services Inc.

ATN International, Inc.	Healthcare Services Group, Inc.

Aveanna Healthcare Holdings Inc.	Rollins, Inc.

The Brink’s Company	Stericycle Inc.

Casella Waste Systems, Inc.	UniFirst Corporation

Chemed Corporation	Waste Connections, Inc.

In addition, the compensation committee of Primo Water reviewed size-adjusted median compensation data from two general industry surveys in which management annually participates: the 2022 Aon Radford Global Compensation Database (as the 2023 Aon Radford Global Compensation Executive Data was not yet available) and the Willis Towers Watson 2023 Executive Compensation Survey Report. The 2022 Aon Radford Global Compensation Database included over 3,000 organizations ranging in size from less than $10 million to $610 billion in annual revenue, and the 2023 Willis Towers Watson Executive Compensation Survey Report included approximately 1,000 organizations ranging in size from approximately $20 million to $610 billion in annual revenue.

Prior to the Transaction, the compensation of Mr. Austin and Ms. Kim was determined by BlueTriton. In particular, the compensation committee of the BlueTriton Board was responsible for designing and administering executive compensation programs and made compensation decisions with respect to Mr. Austin and Ms. Kim. In making executive compensation determinations, decisions were influenced by a variety of factors, including the relevant experience of the individual, competitive standards of pay, business conditions and performance. Nonetheless, the ultimate decisions regarding executive compensation prior to the Transaction were made by the compensation committee of the BlueTriton Board using its own independent judgment. BlueTriton did not engage a compensation consultant to provide executive compensation advisory services, to help evaluate BlueTriton’s compensation philosophy and objectives, to provide guidance in administering BlueTriton’s executive compensation program for the period prior to the consummation of the Transaction, or to engage in any benchmarking.

Following the Transaction

Following the Transaction, the Compensation Committee engaged FW Cook to continue to provide executive and non-employee director compensation advisory services, to help evaluate Primo Brands’ compensation philosophy and objectives and to provide guidance in administering Primo Brands’ executive and non-employee director compensation programs. FW Cook only performed work for and reported directly to the Compensation Committee following the Transaction and attended the Compensation Committee meetings as requested. FW Cook provided recommendations to the Compensation Committee on the competitiveness and appropriateness of all elements of executive compensation, including equity incentive compensation. FW Cook did not provide any additional services to the Board or management of Primo Brand following the Transaction.

Following the Transaction, the Compensation Committee met with our Chief Executive Officer and Chief Human Resources Officer and FW Cook to obtain recommendations with respect to our go-forward compensation programs and packages for our executive officers (other than the Chief Executive Officer), including for fiscal 2025. The Compensation Committee reviewed compensation data and pay practices from Primo Brands’ peer group and general industry surveys to determine the “market median” of the compensation of executives performing similar functions. However, the Board and the Compensation Committee retain discretion in setting the compensation for our Chief Executive Officer and the other executive officers, respectively. As a result, compensation for these executives may differ from the peer group and may vary according to factors such as experience, position, tenure, individual and organizational factors, retention needs, and extraordinary events, like the consummation of the Transaction, among others. Upon the recommendation of the Compensation Committee, the Board set the compensation for our Chief Executive Officer. The Compensation Committee intends to annually evaluate and select which companies will comprise its compensation peer group. With guidance from its compensation consultant and input and discussion with management, the Compensation Committee intends to discuss annually whether the mix of companies in the peer group produces a valid competitive analysis relative to our talent requirements.

The Compensation Committee, with input from FW Cook, determined that following the Transaction, a revised peer group was appropriate for setting target compensation based on the following criteria:

•	A selection of beverage and food consumer packaged goods companies within a reasonable revenue range of Primo Brands’ pro forma revenue;

•	A selection of route-based service companies within a reasonable revenue range of Primo Brands’ pro forma revenue to reflect Primo Brands’ Water Direct business;

•	Prioritization of soft drink and non-alcoholic beverage companies and brewers; and

•

Additional representative companies in the peer group considering companies: with similar EBITDA margins, with a focus on North American sales, that are pure play businesses, that are multi-branded portfolios, that were considered a potential peer company by stock analysts.

This peer group is set forth below:

Companies used for Compensation Comparison

The Campbell’s Company	Monster Beverage Corporation

Clean Harbors, Inc.	Post Holdings, Inc.

Coca-Cola Consolidated, Inc.	The Boston Beer Company, Inc.

Flower Foods, Inc.	The Hershey Company

General Mills, Inc.	The J.M. Smucker Company

Keurig Dr Pepper Inc.	Waste Connections, Inc.

Lamb Weston Holdings, Inc.	WK Kellogg Co

Molson Coors Beverage Company	XPO, Inc.

In addition, the Compensation Committee reviewed median compensation data from the 2024 FW Cook Executive Compensation Survey. The survey benchmark data included 113 organizations ranging in size from approximately $2,537 million to $9,962 million in annual revenue.

The Compensation Committee intends to continue to adjust our executive compensation program, when deemed appropriate, in light of the Transaction, our evolving compensation objectives, our financial and competitive position and our integrated business. The Compensation Committee may exercise discretion as to the type and magnitude of these adjustments. In particular, following the Transaction, the Compensation Committee determined to enter into new offer letters with our named executive officers in December 2024. Further, the Compensation Committee expects to annually review and consider peer group and survey data as one factor when recommending our Chief Executive Officer’s compensation to the Board and setting compensation for the other executive officers.

Long-Term versus Currently-Paid Compensation

Currently-paid compensation to our named executive officers includes base salaries, which are paid periodically throughout the fiscal year, annual cash performance bonuses, which are based on performance targets proposed by management and previously approved by the compensation committee of Primo Water or BlueTriton, as applicable, and perquisites and personal benefits, which are paid consistent with our policies in appropriate circumstances. With respect to 2024, our named executive officers will receive cash performance bonuses pursuant to the terms of the applicable legacy annual bonus plan, which, for Messrs. Rietbroek and Hass and Ms. Poe, relate to the legacy Primo Water annual bonus plan, and for Mr. Austin and Ms. Kim, relate to the legacy BlueTriton annual bonus plan.

Prior to the Transaction, our named executive officers were eligible to participate in the long-term equity incentive plans established and maintained by Primo Water, BlueTriton, or their affiliates, as applicable, which in 2024 with respect to Messrs. Rietbroek and Hass and Ms. Poe included the Legacy Primo Water Corporation Equity Incentive Plan (the “Legacy Equity Plan”) and the Legacy Primo Water Corporation 2018 Equity Incentive Plan, as each may be amended from time to time (the “Legacy 2018 Equity Plan” and together with the Legacy Equity Plan, the “Legacy Equity Plans”) and with respect to Mr. Austin and Ms. Kim, included grants of BlueTriton Profits Interests. Awards outstanding under the Legacy Equity Plans were assumed by the Company in the Transaction, however, in light of the Transaction and in consultation with FW Cook, the compensation committee of Primo Water determined to convert outstanding awards that were subject to performance-vesting conditions based on metrics for the legacy Primo Water business to awards that vest solely on continued service, based on the estimated performance achieved by Primo Water as of the Transaction, with the new awards vesting at the end of the original award’s performance period. No future awards will be granted under the Legacy Equity Plans and such plans will not be considered an element of any go-forward executive compensation. BlueTriton Profits Interests awards held by Mr. Austin and Ms. Kim remain outstanding and, to the extent unvested, eligible to vest, following the Transaction.

In connection with the Transaction, we adopted the Primo Brands Corporation Equity Incentive Plan, (the “Primo Brands Equity Plan”) which provides the Company with the flexibility to design compensatory awards responsive to Primo Brands’ business needs and goals. Awards under the Primo Brands Equity Plan may be in the form of stock options, stock appreciation rights, restricted shares, restricted share units, performance shares, performance units or unrestricted shares, and other stock or cash-based awards, including the payment of performance bonuses in shares of Class A common stock (the Legacy Equity Plans, together with the Primo Brands Equity Plan, the “Equity Plans”). In December 2024, each of our named executive officers received an equity award for the 2025 annual grant cycle, consisting of performance-based restricted share units (“PSUs”) (66%) and time-based restricted share units (“RSUs”) (34%).

The compensation structure for our named executive officers is intended to balance the need of these executives for current income with the need to create long-term incentives, including the PSUs granted in December 2024, that are directly tied to achievement of our operational targets and growth in stockholder value.

Compensation Components

For 2024, the principal compensation components for Primo Brands’ named executive officers consisted of the following:

Compensation Component	Compensation Objective Designed to be Achieved

Base salary	Fixed pay that takes into account an individual’s role and responsibilities, experience, expertise, and individual performance, and compensates named executive officers for services rendered during the fiscal year.

Annual cash performance bonuses	Performance-based compensation that is paid to reward attainment of annual corporate targets or specific strategic goals.

Long-term equity incentive awards	Equity compensation that reinforces the link between incentives and long-term performance of Primo Brands (or its applicable predecessor), incentivizes our named executive officers, aligns the interests of our named executive officers with those of stockholders, and encourages executive retention.

Retirement benefits	Retirement benefits that provide the opportunity for financial security in retirement consistent with programs for our broad-based employee population, including appropriate matching contributions.

Perquisites and benefits	Perquisites and benefits that effectively facilitate job performance.

Health and welfare benefits	Attract and retain key talent by providing a competitive benefits package.

Severance and other benefits potentially payable upon termination of employment or change in control	Create clarity around termination or change of control events and provide for retention of executives.

For 2024, Primo Water, BlueTriton and Primo Brands did not, and Primo Brands currently does not, have formal policies relating to the allocation of total compensation among the various elements of its compensation program.

Base Salary

Primo Water and BlueTriton historically provided and Primo Brands provides named executive officers and other employees with base salary, paid over the course of the year, to compensate them for services rendered during the fiscal year. Base salary is determined by an annual assessment of a number of factors, including position and responsibilities, experience, individual job performance relative to responsibilities, impact on development and achievement of our business strategy.

The following table sets forth the 2024 base salary for each named executive officer:

Name	2024 Base Salary
Robbert Rietbroek	$750,000
David Hass	$550,000
Robert Austin	$800,000
Marni Morgan Poe	$515,000
Hih Song Kim	$411,000

Cash Bonuses

Annual Performance Bonuses

With respect to 2024, our named executive officers will receive cash performance bonuses pursuant to the terms of the applicable legacy annual bonus plan, which, for Messrs. Rietbroek and Hass and Ms. Poe, relate to the legacy Primo Water annual bonus plan, and for Mr. Austin and Ms. Kim, relate to the legacy BlueTriton annual bonus plan.

Going forward and depending on our financial and operating performance, the Compensation Committee may approve performance-based bonuses. Eligibility for go-forward performance bonuses is set forth in a named executive officer’s employment offer letter. However, “target” bonus opportunities are expected to be established by the Compensation Committee and are generally expected to be based on market competitiveness, the expected impact of the executive’s role within Primo Brands, and the executive’s expected long-term contributions. The annual performance goals will be reviewed and approved by the Compensation Committee. The Compensation Committee believes that this annual incentive arrangement provides executives with clear, quantified targets, intended to focus them on meeting strategic goals, while also aligning management’s interests with those of our long-term stockholders in the sustained growth of stockholder value.

For Mr. Rietbroek, the Compensation Committee will recommend to the Board such “target” bonus opportunities, which are generally expected to be based on market competitiveness, Mr. Rietbroek’s expected impact in his role within Primo Brands, and Mr. Rietbroek’s expected long-term contributions. Such annual performance goals will be reviewed and approved by the Board.

Company Performance Targets applicable to Primo Water with respect to fiscal 2024

Performance bonus eligibility for legacy Primo Water employees in 2024 will be determined based on achieving certain corporate targets and on aggregated accountability for each named executive officer to grow the business and stockholder value. For 2024, the performance bonus of each of our named executive officers other than with respect to Mr. Austin and Ms. Kim, will be calculated based on achievement of a specified level of Bonus-Adjusted EBITDA, Bonus-Adjusted operating free cash flow and Bonus-Adjusted revenue, weighted 50%, 25% and 25%, respectively.

For Primo Water’s performance bonus purposes, (i) “Bonus-Adjusted EBITDA” is GAAP earnings before interest, taxes, depreciation, and amortization, (ii) “Bonus-Adjusted operating free cash flow” is GAAP net cash provided by operating activities, less capital expenditures, and (iii) “Bonus-Adjusted revenue” is GAAP revenue, each as adjusted to exclude the impact of discontinued operations, foreign exchange rates, tuck-in and disposition transactions not included in the target, acquisition, integration and restructuring charges, share-based compensation, loss on disposal of property, plant and equipment and other transactions identified as unusual or not ordinary in nature, and as a result, they may not correspond to the reported measures used in Primo Brands’ other disclosures or filings. The Compensation Committee may approve adjustments to reflect events in the prior period (including the Transaction) and/or the results achieved during the applicable performance period to account for items not indicative of underlying performance. Individual adjustments may have positive or negative impact, and aggregate adjustments may increase or decrease incentive payouts. No such adjustments were implemented in respect of bonuses for 2024.

The Primo Water performance bonuses for 2024 were eligible to be paid at “threshold”, “target” and “outperform” levels. Performance bonuses may be paid if the actual result for certain of the metrics is less than the applicable “threshold” level; however, if the actual results for the Bonus-Adjusted EBITDA metric are below the “threshold” level, the applicable NEOs would not have been entitled to any performance bonuses. For 2024, our named executive officers who were legacy Primo Water employees could earn a performance bonus of up to a maximum level of 200% of the target bonus amount based on achievement of goals at the “outperform” level. The target bonus award for 2024 for Mr. Rietbroek was 120% of annual base salary and for each of Mr. Hass and Ms. Poe was 75% of annual base salary.

The following chart sets forth the threshold, target and outperform performance targets established by the compensation committee of Primo Water in December 2023 for the 2024 corporate bonus pool in which each of our named executive officers other than Mr. Austin and Ms. Kim participated.

Primo Water 2024 Performance Bonus Program

Targets applicable to named executive officers ($ in millions)

	Corporate Pool (enterprise level)
	Bonus-Adjusted EBITDA 50%	Bonus-Adjusted Operating Free Cash Flow 25%	Bonus-Adjusted Revenue 25%
“Threshold”	$375.0	$144.5	$1,779.0
“Target”	$412.9	$170.0	$1,872.6
“Outperform”	$474.8	$195.5	$2,003.7
Actual	$435.6	$201.6	$1,894.8

These metrics are interpolated on a straight-line basis between the “threshold,” “target” and “outperform” performance levels, resulting in a payout percentage for each metric. The relative weighting for each metric as set forth in the chart below is applied to the payout percentages, and the results are aggregated, resulting in a bonus payout as a percentage of the target award. This percentage is then applied to the target bonus amount to determine the amount of a named executive officer’s bonus.

The following chart sets forth the calculation of the bonus payouts as a percentage of 2024 target bonus award opportunities for each of the named executive officers other than Mr. Austin and Ms. Kim.

Primo Water 2024 Performance Bonus Program

Calculation of bonus payout as a percent target award

	Corporate Pool (enterprise level)
	Bonus-Adjusted EBITDA 50%	Bonus-Adjusted Operating Free Cash Flow 25%	Bonus-Adjusted Revenue 25%
% Payout (Per Metric)	136.7%	200.0%	116.9%
% Payout-Weighted (Per Metric)	68.4%	50.0%	29.2%

Aggregate Bonus Payout %	147.6%

Company Performance Targets applicable to BlueTriton with respect to fiscal 2024

In 2024, Mr. Austin and Ms. Kim participated in BlueTriton’s annual cash incentive bonus program with a target bonus award of 150% of annual base salary with respect to Mr. Austin and 50% for Ms. Kim. Mr. Austin and Ms. Kim’s annual bonus payments for 2024 will be paid out based on achievement of metrics in two categories: (i) company business target achievement and (ii) individual performance rating. These components and the associated weighting were determined by the compensation committee of the BlueTriton Board.

Funding for the corporate component applicable to Mr. Austin and Ms. Kim is based on achievement of four metrics (i) Retail EBITDA, (ii) ReadyRefresh EBITDA, (iii) Total Company Working Capital and (vi) Corporate Responsibility objectives. EBITDA for each segment is calculated in the same manner as Adjusted EBITDA. Adjusted EBITDA is calculated as net income or loss before interest and financing expense, net, provision for (benefit from) income taxes, and depreciation and amortization as further adjusted for various costs, including those associated with acquisition and transaction-related costs, one-time consulting fees, related party management fees, and legal fees related to cases originating under Nestlé. Additionally, adjustments are made for unrealized foreign exchange and fuel hedge losses or gains, net, nonrecurring costs related to software implementation, severance costs associated with restructuring plans, write-off of long-lived assets, and other infrequent or nonrecurring adjustments. Total Company Working Capital is calculated as a percentage equal to (A) accounts receivables, plus inventory, less accounts payable (in each case, based on the average thereof for each of the four months ending on December 31, 2024) divided by (B) annualized net sales (based on the net sales for the fourth quarter of the fiscal year ending December 31, 2024).

The portion of the bonus pool funding related to Retail EBITDA was funded in an amount equal to (a) 2% of 2024 Retail EBITDA, up to 2023 Retail EBITDA ($603 million), plus (b) 8% of 2024 Retail EBITDA in excess of 2023 Retail EBITDA, plus (c) 27.5% of 2024 Retail EBITDA in excess of 150% of 2023 Retail EBITDA. The portion of the bonus pool funding related to ReadyRefresh EBITDA was funded in an amount equal to (a) 2% of 2024 ReadyRefresh EBITDA, up to the 2023 ReadyRefresh EBITDA ($181 million), plus (b) 8% of 2024 ReadyRefresh EBITDA in excess of 2023 ReadyRefresh EBITDA. 2024 Retail EBITDA equaled $736 million, which resulted in pool funding at 190% of target for such metric. 2024 ReadyRefresh EBITDA equaled $204.3 million, which resulted in pool funding at 127% for such metric. Retail EBITDA and ReadyRefresh EBITDA results also operate as a modifier to the portion of the bonus pool funding related to Corporate Responsibility results (as described below).

The portion of the bonus pool funding related to Total Company Working Capital was based upon a percentage calculated as the average net working capital (i.e., accounts receivable, plus inventory, less accounts payable) over the four-month period ending on December 31, 2024, divided by annualized net sales. The target

Total Company Working Capital percentage was 4.8%. The actual Total Company Working Capital percentage was 4.7%, which resulted in pool funding at 100%.

The portion of the BlueTriton bonus pool funding related to Corporate Responsibility was based ratably on achievement related to three Corporate Responsibility objectives: (a) circular packaging, (b) water & transparency, and (c) leadership dynamics and structure. For Mr. Austin, 80% of the achieved Corporate Responsibility performance (as a percentage) is multiplied by the Retail EBITDA performance level (as a percentage) and 20% of the achieved Corporate Responsibility performance (as a percentage) is multiplied by the ReadyRefresh EBITDA performance level (as a percentage) and the sum of two such multiples represent the aggregate bonus pool funding level (as a percentage) related to Corporate Responsibility. All Corporate Responsibility objectives with respect to fiscal year 2024 were achieved, which resulted in pool funding at 100%.

Based on the foregoing, the aggregate BlueTriton business metric payout for Mr. Austin is set forth below, including the relative weighting of each metric:

BlueTriton Business Metric	Actual Payout (as a % of Target)
Retail EBITDA (75%)	190%
ReadyRefresh EBITDA (25%)	127%
Total Company Working Capital (15%)	100%
Corporate Responsibility (10%)	100%
Actual Aggregate Company Business Metric Payout Percentage	174%

BlueTriton’s individual performance metrics are based on multiple competencies and criteria for which an individual performance rating score is assigned for the fiscal year. For fiscal year 2024, the relevant competencies and criteria and performance levels for Mr. Austin are set forth below:

BlueTriton Individual Performance Metrics	Achievement Level (out of five)	Actual Payout (as a % of Target)
Individual Goals (70%):	Individual Goals: Meets or exceeds expectations	138%
• Deliver Profitable Growth: Product Supply AI
• Deliver Profitable Growth: ReadyRefresh Filtration % Market Expansion
• Deliver Profitable Growth: Retail Sales
• Strengthen the Organization: BTB Turnover
• Create the Future: Broaden Talent
Individual Competencies (30%):	Individual Competencies: Meets or exceeds expectations
• Senior Leader: Acting Strategically
• Senior Leader: Building Talent
• Senior Leader: Leading Change
• Senior Leader: Leading People
	Aggregate Individual Performance Rating: 4.2

The table below sets forth how the Company calculated Mr. Austin’s annual bonus for the period of fiscal year 2024 prior to the effective date of his new employment agreement with BlueTriton:

Partial Fiscal Year 2024 Short-Term Bonus (prior to effective date of new employment agreement)
Pro-rated Base Salary for Fiscal Year 2024 ($)	$331,579
Target Bonus Percentage (%)	65%
Pro-rated Bonus Target Amount (Pro-rated Base Salary * Target Bonus Percentage for such portion of fiscal year 2024) ($)	$215,526
Aggregate Individual Performance Rating (Calculated)	4.2
Individual Performance Factor (%)	138%
Pro-rated Bonus Target Amount * Individual Performance Factor	$297,426
Company Performance Factor (%)	174%
Pro-rated Short-Term Bonus Payout for period prior to new employment agreement (Pro-rated Bonus Target Amount * Individual Performance Factor * Company Performance Factor) ($)	$517,819

The table below sets forth how the Company calculated Mr. Austin’s annual bonus for the remainder of fiscal year 2024 following the effective date of his new employment agreement with BlueTriton:

Partial Fiscal Year 2024 Short-Term Bonus (following effective date of new employment agreement)
Pro-rated Base Salary for Fiscal Year 2024 ($)	$389,245
Target Bonus Percentage (%)	150%
Pro-rated Bonus Target Amount (Pro-rated Base Salary * Target Bonus Percentage for such portion of fiscal year 2024) ($)	$583,867
Aggregate Individual Performance Rating (Calculated)	4.2
Individual Performance Factor (%)	138%
Pro-rated Bonus Target Amount * Individual Performance Factor	$805,736
Company Performance Factor (%)	174%
Short-Term Bonus Payout following promotion (Bonus Target Amount * Individual Performance Factor * Company Performance Factor) ($)	$1,402,787
Total Short-Term Bonus Payout (for full fiscal year 2024) ($)	$1,920,606

For fiscal year 2024, the relevant competencies and criteria and performance levels for Ms. Kim are set forth below:

BlueTriton Individual Performance Metrics	Achievement Level (out of five)	Actual Payout (as a % of Target)
Individual Goals (70%):	Individual Goals: Meets or exceeds expectations	128%
• Improve Performance with Key Customers and Suppliers
• Build Leader Capabilities
• Fostering Team Contributions
• Partner with Internal Audit
Individual Competencies (30%):	Individual Competencies: Meets or exceeds expectations
• Senior Leader: Acting Strategically
• Senior Leader: Building Talent
• Senior Leader: Leading Change
• Senior Leader: Leading People
	Aggregate Individual Performance Rating: 3.8

The table below sets forth how the Company calculated Ms. Kim’s annual bonus for fiscal year 2024:

Fiscal Year 2024 Short-Term Bonus
Base Salary for Fiscal Year 2024 ($)	$406,745
Target Bonus Percentage (%)	50%
Bonus Target Amount (Base Salary * Target Bonus Percentage) ($)	$203,372
Aggregate Individual Performance Rating (Calculated)	3.8
Individual Performance Factor (%)	128%
Bonus Target Amount * Individual Performance Factor	260,316
Company Performance Factor (%)	174%
Short-Term Bonus (Bonus Target Amount * Individual Performance Factor * Company Performance Factor) ($)	$453,211

Other Cash Bonuses

In connection with the commencement of his employment with Primo Water, Mr. Rietbroek was paid a one-time cash sign-on bonus of $882,500 on January 19, 2024, which partially compensated him for certain foregone cash compensation to which he was eligible at his former employer. In the event Mr. Rietbroek was terminated for “Cause” (as defined in the legacy Amended and Restated Severance and Non-Competition Plan, which is substantially similar to the definition of “Cause” in the Primo Brands Corporation Severance and Non-Competition Plan, further detail in “—Severance Plan” below) or Mr. Rietbroek resigned for any reason prior to January 1, 2025, the 12-month anniversary of the commencement of his employment, Mr. Rietbroek would have been required to pay a pro-rated portion of the sign-on bonus no later than 90 days following the termination of employment.

In connection with their outsized efforts during the pendency of the Transaction, Mr. Hass and Ms. Poe were each paid a one-time cash bonus of $300,000, which was paid on November 22, 2024, and Mr. Austin was paid a one-time cash bonus of $800,000, which was paid on December 6, 2024.

Mr. Austin previously participated in a predecessor retirement plan and, in connection with transition of BlueTriton participants out of such plan on January 1, 2020, he became eligible for an annual “transition” bonus for the five-year period commencing on January 1, 2020. The annual transition bonus is equal to 2.25% of his base salary as of year-end and his annual transition bonus in respect of 2024 to be paid in a lump sum in April 2025 will be $18,000.

Long-Term Incentive Plans

Prior to the Transaction, legacy Primo Water employees, including Messrs. Rietbroek and Hass and Ms. Poe, were eligible to participate in the Legacy Equity Plans. Award sizes to Primo Water employees were generally determined based on benchmarking against the Primo Water peer group (as described above) and the industry in general, among other factors, including, with respect to Mr. Rietbroek in fiscal 2024, the value of awards that he forfeited from his former employer. The Legacy Equity Plans provided the compensation committee and management of Primo Water with the flexibility to design compensatory awards responsive to Primo Water’s needs. Awards under the Legacy Equity Plans generally consisted of stock options and time- and performance-vesting restricted share units.

Prior to the Transaction, certain legacy BlueTriton employees, including Mr. Austin and Ms. Kim, were granted BlueTriton Profits Interests in a parent entity of BlueTriton. Award sizes to BlueTriton employees were generally determined by the compensation committee of the BlueTriton Board, taking into account the relevant experience of the individual, competitive standards of pay, business conditions and performance. The compensation committee of BlueTriton did not engage a compensation consultant to provide executive compensation advisory services, to help evaluate BlueTriton’s compensation philosophy and objectives, to provide guidance in administering BlueTriton’s long-term incentive program for the period prior to the consummation of the Transaction, or to engage in any benchmarking.

The PSUs granted in December 2021 for fiscal year 2022 (the “2022 Annual Grant”) to Mr. Hass and Ms. Poe were to vest based on achievement of average annual return on invested capital (“ROIC”) and aggregate revenues over a three-year period beginning on the first day of Primo Water’s 2022 fiscal year and ending on the last day of Primo Water’s 2024 fiscal year (weighted 75% and 25%), respectively. The PSUs granted in December 2022 to Ms. Poe and in December 2022 and January 2023 to Mr. Hass for fiscal year 2023 (the “2023 Annual Grant”) were to vest based on achievement of average annual ROIC and aggregate revenues over a three-year period beginning on the first day of Primo Water’s 2023 fiscal year and ending on the last day of Primo Water’s 2025 fiscal year (weighted 75% and 25%), respectively. The PSUs granted in December 2023 to Mr. Hass and Ms. Poe and in January 2024 to Mr. Rietbroek (the “2024 Annual Grant”) were to vest based on achievement of average annual ROIC and total shareholder return (“TSR”) relative to the Russell 2000 index over a three-year period beginning on the first day of Primo Water’s 2024 fiscal year and ending on the last day of Primo Water’s 2026 fiscal year (weighted 50% and 50%) respectively.

Primo Water awards outstanding under the Legacy Equity Plans were assumed by the Company, however, in light of the Transaction and in consultation with FW Cook, the compensation committee of Primo Water determined to convert outstanding Primo Water awards that were subject to performance-vesting conditions based on metrics that were appropriate for the legacy Primo Water business to awards that vest solely on continued service, based on the estimated Primo Water performance achieved as of the Transaction, with such converted awards vesting at the end of the original award’s performance period. The chart below sets forth the target and estimated performance targets achieved as of the Transaction for purposes of the conversion of such performance-vesting awards.

PSU Grant	Performance Period	Metrics	Target	Estimated Performance Achieved as of Transaction	% Award Earned	Payouts
2022 Annual Grant	2022 – 2024	ROIC (75%)	9.73%	10.82%	200.0%	191.4%
		Revenue (25%)	$6,808M	$7,120.8M	165.7%

2023 Annual Grant	2023 – 2025	ROIC (75%)	11.43%	12.33%	200.0%	170.4%
		Revenue (25%)	$7,430M	$7,292.7M	81.5%

2024 Annual Grant	2024 – 2026	ROIC (50%)	13.3%	13.8%	174.5%	187.25%
		rTSR (50%)	55th Percentile	55th Percentile	200%

In connection with the Transaction, the compensation committee of Primo Water approved certain modifications to outstanding Primo Water time- and performance-based restricted share units to reflect the conversion into Primo Brands time-based restricted share units granted under the Legacy 2018 Plan. The incremental value (calculated in accordance with ASC Topic 718) associated with these modifications is being reported as compensation to Mr. Rietbroek, Mr. Hass and Ms. Poe, which is reflected in the Summary Compensation Table and the Grants of Plan Based Awards Table.

The BlueTriton Profits Interests awards did not vest in connection with the consummation of the Transaction and remain outstanding and, to the extent unvested, eligible to vest, following the Transaction subject to their terms; however, in connection with the consummation of the Transaction, the general partner of the parent entity of BlueTriton determined to treat outstanding unvested time-vesting BlueTriton Profits Interests as vested in connection with a distribution of profits, which allowed such unvested units to participate currently in such distribution.

As stated in “—Long Term versus Current Paid Compensation” above, in December 2024, each of our named executive officers received an equity award for the 2025 annual grant cycle, consisting of PSUs (66%)

and RSUs (34%). All of the RSUs are eligible to vest in three equal annual installments, subject to continued employment through the applicable vesting date. The PSUs are eligible to vest based upon TSR relative to the S&P 400 index over a three-year period beginning on the first day of Primo Brands’ 2025 fiscal year and ending on the last day of Primo Brands’ 2027 fiscal year. The Compensation Committee selected a three-year performance period based upon input received from FW Cook regarding competitive market practice, as well as the Compensation Committee’s belief that a three-year measurement period reinforces the link between incentives and long-term Primo Brands performance. We believe that these equity awards incentivize our named executive officers, align their interests with those of our stockholders and encourage executive retention.

Retirement Benefits

Our named executive officers are eligible to participate in the applicable legacy Primo Water Corporation 401(k) Plan or BlueTriton Brands, Inc. 401(k) Savings Plan. Employees can contribute a percentage of their eligible earnings, subject to annual contribution limits set by the Internal Revenue Service. In 2024, legacy Primo Water executives, including Messrs. Rietbroek and Hass and Ms. Poe, received employer matching contributions of $10,350 to their 401(k) accounts under the Primo Water Corporation 401(k) Plan, while legacy BlueTriton executives, including Mr. Austin and Ms. Kim, both received employer matching contributions of $13,800, respectively, to their 401(k) accounts under the BlueTriton Brands, Inc. 401(k) Savings Plan.

As a former employee of the business prior to the Nestlé Acquisition, Mr. Austin is also entitled to an annual retirement contribution from BlueTriton as replacement for the lost benefit that he would have received under a legacy Nestlé retirement plan. Based on a formula using age and years of service multiplied by his eligible compensation, Mr. Austin is eligible to receive an annual retirement contribution of up to 9% of his base salary and annual bonus, up to the annual compensation maximum set forth by the IRS each year for qualified benefit plans. For fiscal year 2024, Mr. Austin was eligible to receive an annual retirement contribution of $24,150.

Perquisites and Other Personal Benefits

Prior to the Transaction, legacy Primo Water executives, including Messrs. Rietbroek and Hass and Ms. Poe were provided with perquisites and other personal benefits, including an annual executive physical examination, car allowance, and cell phone allowance, while legacy BlueTriton executives, including Mr. Austin and Ms. Kim, were provided with a car allowance. Going forward, we intend to provide our named executive officers with similar limited perquisites and other personal benefits that are not otherwise available to all of our employees, including a car allowance and a cell phone allowance. The Compensation Committee intends to periodically review the levels of perquisites and other personal benefits provided to named executive officers to ensure that they are appropriately limited and effectively facilitate job performance. Perquisites and personal benefits are taken into account as part of the total compensation to executive officers.

Perquisites and other personal benefits for our named executive officers are set forth in the Summary Compensation Table, under the heading “All Other Compensation” and related footnotes on page 39 of this registration statement.

Nonqualified Deferred Compensation Plans

We maintain the legacy BlueTriton Brands Non-Qualified Deferred Compensation Plan (the “BlueTriton NQDC Plan”), in which Ms. Kim is the sole NEO who is a participant, and the Primo Water Deferred Compensation Plan (the “Primo Water NQDC Plan”), in which Ms. Poe is the sole NEO who is a participant. The BlueTriton NQDC Plan is a supplemental benefit plan that allows participants to contribute up to 75% of their annual base salary and up to 100% of their annual bonus to a compensation deferral account. The BlueTriton NQDC Plan offers participants the opportunity to enhance their long-term savings on a tax-deferred basis. Participants are fully vested in their compensation deferral accounts at all times. The BlueTriton NQDC Plan is unfunded and unsecured, with participants considered general creditors of the company. Amounts deferred by Ms. Kim under the BlueTriton NQDC Plan are credited with earnings (or losses) based on notional investment in the State Street Target Retirement 2030 Fund Class K (as elected by Ms. Kim under the terms of the BlueTriton NQDC Plan) until payment in accordance with Ms. Kim’s payment elections and the terms of the BlueTriton NQDC Plan.

Participants in the BlueTriton NQDC Plan can elect to receive distributions upon separation from service, retirement, or as an in-service withdrawal. These distributions can be made in the form of a lump sum or annual installments over a period elected by the participant. For in-service withdrawals, participants must elect a specific date for distribution, which must be at least a specified number of years in the future, as outlined in the BlueTriton NQDC Plan. In the event of a participant’s death or disability, all account balances will be paid in a single lump sum. Additionally, participants may request distributions in the event of an unforeseeable financial emergency, subject to the plan administrator’s approval. Participants may also request distributions in the event of a change in control with all account balances paid on the date of such change in control and in a single lump sum, unless otherwise elected by the participant.

The Primo Water NQDC Plan is a supplemental benefit plan that allows participants to contribute up to 70% of their annual base salary and annual bonus to a compensation deferral account. The Primo Water NQDC Plan offers participants the opportunity to enhance their long-term savings on a tax-deferred basis. Participants are fully vested in their compensation deferral accounts at all times. The Primo Water NQDC Plan is unfunded and unsecured, with participants considered general creditors of the company. Amounts deferred by Ms. Poe under the Primo Water NQDC Plan are credited with earnings (or losses) based on notional investment in the Fidelity Total Market Index Fund Institutional Class until payment in accordance with Ms. Poe’s payment elections and the terms of the Primo Water NQDC Plan.

Participants in the Primo Water NQDC Plan can elect to receive distributions upon separation from service, retirement, or as an in-service withdrawal. These distributions can be made in the form of a lump sum or annual installments over a period elected by the participant. For in-service withdrawals, participants must elect a specific date for distribution, which must be at least a specified number of years in the future, as outlined in the Primo Water NQDC Plan. In the event of a participant’s death, all account balances will be paid in a single lump sum. Additionally, participants may request hardship distributions in the event of an unforeseeable emergency, subject to the plan administrator’s approval. Participants may also request distributions in the event of a change in control if the participant incurs a separation from service within 12 months following the change in control with all account balances paid on the date of such separation from service and in a single lump sum, unless otherwise elected by the participant, subject to any six-month delay requirement imposed by Section 409A of the Code.

Health and Welfare Benefits

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including:

•	medical, dental and vision benefits;

•	medical and dependent care flexible spending accounts;

•	short-term and long-term disability insurance; and

•	life insurance.

We believe the benefits described above are necessary and appropriate to provide a competitive compensation package to our named executive officers.

Severance and Other Benefits Payable Upon Termination of Employment or Change in Control

In December 2024, we adopted the Primo Brands Corporation Severance and Non-Competition Plan (the “Severance Plan”) in which each of our named executive officers participate. We believe that providing severance benefits in the event of an involuntary termination of employment is appropriate to provide a competitive compensation package and to attract and retain our named executive officers.

For more detail, please see “Potential Payments Upon Termination or Change of Control—Severance Plan” beginning on page 53 of this registration statement.

Treatment of Equity Awards Upon Termination or Change of Control

The Legacy Equity Plans and the Primo Brands Equity Plan contain “double trigger” provisions in connection with a change of control of Primo Water or Primo Brands, as applicable, thus protecting participants in the event of certain qualifying terminations of employment. These terms provide for the acceleration of equity awards in limited circumstances, namely, when the awards (1) are not continued, assumed, or replaced by the surviving or successor entity or (2) are so assumed, but where a named executive officer or employee is involuntarily terminated for reasons other than Cause, or, under the Legacy Equity Plans, terminates his or her employment for Good Reason (as such capitalized terms are defined in the respective Equity Plan, as applicable), within two years after the change of control or, for purposes of the Legacy Equity Plans, within two years after the closing of the Transaction.

Additionally, our Equity Plans provide for other potential benefits, absent a change in control, when a named executive officer or other employee is terminated without Cause, resigns with Good Reason or retires. In the case of a termination without Cause or resignation with Good Reason for awards granted under the Legacy Equity Plans, the Legacy Equity Plans provide for partial vesting for restricted shares and restricted share units based on the length of employment relative to the vesting period and accelerated vesting of options, generally on the employment termination date, while the Primo Brands Equity Plan provides for partial vesting for performance-based awards, restricted shares and restricted share units based on the number of full days employed relative to the performance or vesting period over the number of full days from the beginning of the performance or vesting period to the end of such performance or vesting period. In the case of retirement (defined in the Legacy Equity Plans as having attained age 60 and completed ten continuous years of service with Primo Water or, for purposes of the Primo Brands Equity Plan, Primo Brands and its subsidiaries), the Equity Plans provide for continued vesting of such awards.

A more detailed discussion of potential payments and benefits in connection with a termination or change of control is set forth under “Potential Payments Upon Termination or Change of Control” beginning on page 50 of this registration statement.

Share Ownership Guidelines

The Board has established minimum share ownership guidelines for the Chief Executive Officer, Chief Financial Officer, certain other direct reports to the Chief Executive Officer, and certain other members of senior management. Under these share ownership guidelines, the Chief Executive Officer must own shares of Class A common stock having a minimum aggregate value equal to six times his annual base salary. The Chief Financial Officer must own shares of Class A common stock having a minimum aggregate value equal to two times his annual base salary. Other executive officers must own shares of Class A common stock having a minimum aggregate value equal to one and a half times his or her annual base salary. Unexercised stock options and unvested restricted stock awards or restricted stock units subject to future performance-based vesting do not count toward satisfaction of the threshold. The Compensation Committee or the Board may, from time to time, reevaluate and revise these guidelines to give effect to changes in Primo Brands’ Class A common stock price, capitalization, or changes in the base salary or the title of the above-mentioned persons.

The value of shares owned by each of the above persons necessary to maintain compliance with the guidelines is recalculated on an annual basis on December 31 of each year. Compliance with the requirements is measured on December 31 of each year and reported to the Compensation Committee. Individuals are expected to monitor their own compliance throughout the year. Individuals subject to the guidelines are not required to attain the minimum ownership level by a particular deadline; however, until the guideline amount is achieved, the Chief Executive Officer is required to retain an amount equal to 100% of net shares received as equity compensation, and each other named executive officer is required to retain an amount equal to 75% of the net shares received as equity compensation. Once an individual achieves the applicable ownership guideline, he or she will be considered in compliance, regardless of any changes in base salary (except for promotional increases) or the price of Primo Brands Class A common stock, so long as he or she continues to own at least the number of shares of Primo Brands Class A common stock owned at the time he or she achieved the applicable guideline. “Net shares” are defined as those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable) and taxes payable upon the grant of a stock payment or the vesting of restricted shares, restricted share units, performance shares, performance share units or the exercise of stock options or stock appreciation rights. Shares purchased on the open market may be sold in compliance with Primo Brands’ policies and applicable securities laws. Failure to meet or to show sustained progress toward meeting the guidelines may be a factor considered by the Compensation Committee in determining future long-term incentive equity grants to such persons. These requirements are designed to ensure that the economic interests of senior management correlate with the value of our Class A common stock and are thus closely aligned with the interests of Primo Brands’ stockholders.

Employee Share Purchase Plan

In connection with the Transaction, we adopted the Primo Brands Corporation Employee Share Purchase Plan (the “ESPP”). The purpose of the ESPP is to provide eligible employees of Primo Brands and our designated subsidiaries (including our named executive officers) with an opportunity to acquire an ownership interest in us through the purchase of shares of our Class A common stock through payroll deductions at a discounted price. Eligible employees may purchase Class A common stock at a price equal to 85% of the lower of the closing price of Class A common stock on the NYSE on the first and last day of the offering period. We believe the ESPP further aligns the interests of our employees and stockholders and aids in the recruitment and retention of employees.

Insider Trading Restrictions and Policy Against Hedging

Our insider trading policy prohibits directors, officers, employees and consultants of Primo Brands and its affiliates, certain of their family members, and entities that such persons control from purchasing or selling any type of security, whether issued by us or another company, while such person is aware of material non-public information relating to the issuer of the security or from providing such material non-public information to any person who may trade while aware of such information. Trades by directors, executive officers and certain other employees and entities are prohibited during certain prescribed blackout periods and are required to be pre-cleared by our General Counsel & Corporate Secretary at least two business days in advance of the proposed transaction, subject to limited exceptions for approved Rule 10b5-1 plans and non-Rule 10b5-1 plans. This policy prohibits directors, officers, employees and consultants of Primo Brands from engaging in “short sales” with respect to our securities, trading in put or call options, or engaging in hedging or monetization transactions, such as zero-cost collars and forward sale contracts, with respect to our securities. This policy also prohibits employees and directors, including the named executive officers, from holding Primo Brands securities in a margin account or pledging Primo Brands securities as collateral for a loan.

Policy Regarding Clawback of Incentive Compensation

Our Board has adopted a clawback policy that allows the Board to recoup any excess annual or long-term incentive compensation paid to our current and former executive officers in the event of a required accounting restatement of our financial statements, whether or not based on misconduct, due to material non-compliance with any financial reporting requirement under the securities laws (including any “Big R” or “little r” restatement). The clawback policy is intended to reduce potential risks associated with our incentive plans, and thus better align the long-term interests of our named executive officers and stockholders.

Risk Management Considerations

We believe our compensation policies and practices for our employees, including our executive officers, do not create risks that are reasonably likely to have a material adverse effect on our Company.

Tax Considerations

Section 162(m) of the Code denies a publicly-traded corporation a federal income tax deduction for remuneration in excess of $1 million per year per person paid to certain executives designated in Section 162(m) of the Code, including, but not limited to, its chief executive officer, chief financial officer, and the next three highly compensated executive officers. However, we believe that maintaining the discretion to provide compensation that is non-deductible allows us to provide compensation tailored to the needs of our company and our named executive officers and is an important part of our responsibilities and benefits our stockholders.

Accounting Considerations

We follow Financial Accounting Standard Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“ASC Topic 718”) for our stock-based compensation awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based awards made to employees and directors, including stock options, RSUs and PSUs, based on the grant-date fair value of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below, even though our executive officers may never realize any value from their awards.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(4)	Option Awards ($)		Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)		Total ($)
Robbert Rietbroek Chief Executive Officer	2024	721,154	882,500	(1)	22,813,887			1,328,400	245,043	(7)	25,990,984
David Hass Chief Financial Officer	2024	532,500	300,000	(2)	5,649,507			608,850	26,375	(8)	7,117,232
Robert Austin Chief Operating Officer	2024	720,823	818,000	(3)	1,403,778	1,543,189	(5)	1,920,606	67,492	(9)	6,473,889
Marni Morgan Poe General Counsel & Corporate Secretary	2024	510,962	300,000	(2)	4,837,850			570,105	25,875	(10)	6,244,792
Hih Song Kim Chief Administrative Officer & Assistant Corporate Secretary	2024	406,745	—		1,816,645			453,211	88,592	(11)	2,765,192

Notes:

(1)

Mr. Rietbroek was awarded a $882,500 sign-on bonus, which was awarded, in part to compensate him for a bonus award forfeited with his prior employer. Such bonus was paid on January 19, 2024, and was subject to repayment based on the pro rata portion of days of employment through the one-year anniversary of Mr. Rietbroek’s start date, as described in further detail in “—Other Cash Bonuses” above.

(2)	Amount represents a one-time discretionary cash bonus paid in connection with Mr. Hass and Ms. Poe’s efforts during the pendency of the Transaction.
(3)

Amount represents (a) an annual “transition” bonus of $18,000 in respect of 2024, which will be paid in April 2025, and (b) a one-time cash bonus of $800,000 in connection with the consummation of the Transaction, which was paid on December 6, 2024.

(4)

Amounts reflect the grant date fair value of time-and performance-based restricted share units granted during 2024 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by the named executive officer. Since Mr. Rietbroek’s employment with Primo Water commenced on January 1, 2024, after the conclusion of the annual grant cycle with respect to the fiscal 2024 performance year, Mr. Rietbroek’s fiscal 2024 awards were granted upon his employment commencement date, such that both the fiscal 2024 and fiscal 2025 awards were issued during fiscal 2024. If the awards associated with the fiscal 2024 grant cycle were excluded, the aggregate grant date fair value would be $9,578,789. Additionally, amounts reported for Mr. Rietbroek, Mr. Hass and Ms. Poe reflect adjustments to awards granted prior to the Transaction, with such adjustments for modifications as a result of the conversion of outstanding Primo Water time-and performance-based restricted share units awards into Primo Brands time-based restricted share units granted under the Legacy 2018 Plan. Accordingly, the amounts reported for Mr. Rietbroek, Mr. Hass and Ms. Poe include the incremental fair value of the modified awards ($6,231,891, $3,007,085 and $3,021,205 for Mr. Rietbroek, Mr. Hass and Ms. Poe, respectively), computed as of the modification date in accordance with ASC Topic 718.
(5)

Amounts reflect the grant-date fair value of Class B Units in TWP Holdings granted during fiscal year 2024 computed in accordance with ASC Topic 718, rather than the amounts paid to or realized by Mr. Austin.

(6)

Amounts under the Non-Equity Incentive Plan Compensation column reflect amounts earned under Primo Water’s annual performance bonus program for Messrs. Rietbroek and Hass and Ms. Poe and BlueTriton’s annual performance bonus program for Mr. Austin and Ms. Kim.

(7)

Amount represents a car allowance ($15,385), relocation expenses ($219,308), and employer matching contributions to Mr. Rietbroek’s 401(k) account under the Primo Water Corporation 401(k) Plan ($10,350).

(8)

Amount represents a car allowance ($13,500), phone allowance ($2,025), employer matching contributions to Mr. Hass’s 401(k) account under the Primo Water Corporation 401(k) Plan ($10,350), and wellness benefit ($500).

(9)

Amount represents a car allowance ($10,833), employer matching contributions to Mr. Austin’s 401(k) account under the BlueTriton Brands, Inc. 401(k) Savings Plan ($13,800), additional retirement contributions to Mr. Austin’s 401(k) account ($24,150), and the discretionary distribution from TWP Holdings to unvested time-vesting BlueTriton Profits Interests ($18,709).

(10)	Amount represents a car allowance ($13,500), phone allowance ($2,025), and employer matching contributions to Ms. Poe’s 401(k) account under the Primo Water Corporation 401(k) Plan ($10,350).
(11)

Amount represents employer matching contributions to Ms. Kim’s 401(k) account under the BlueTriton Brands, Inc. 401(k) Savings Plan ($13,800) and the discretionary distribution from TWP Holdings to unvested time-vesting BlueTriton Profits Interests ($74,792).

Grants of Plan-Based Awards in Fiscal 2024

The following table sets forth information with respect to performance-based restricted share units and time-based restricted share units granted under our Equity Plans during the year ended December 31, 2024 to each of our named executive officers along with a grant of BlueTriton Profits Interests to Mr. Austin in Triton Water Parent Holdings, LP (“TWP Holdings”), a parent entity of BlueTriton. The following table also sets forth the range of possible cash payouts to each of our named executive officers under our annual performance bonus plan for achievement of specified levels of performance in fiscal 2024.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)		All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(8)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Robbert Rietbroek		450,000	900,000	1,800,000
	1/1/2024				52,624	131,561	263,122					2,483,210
	1/1/2024							232,558	(4)			3,499,998
	1/1/2024							67,774				1,019,999
	11/8/2024							246,347	(5)			3,480,851	(9)

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)		All Other Option Awards: Number of Securities Underlying Options(#)		Exercise or Base Price of Option Awards ($/Sh)		Grant Date Fair Value of Stock and Option Awards ($)(8)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
	11/8/2024													2,130,231	(9)
	11/8/2024													620,810	(9)
	12/11/2024				63,246	158,116	316,232							6,993,471
	12/11/2024							81,453						2,585,318
David Hass		206,250	412,500	825,000
	11/8/2024							175,309	(6)					2,581,689	(9)
	11/8/2024													425,396	(9)
	12/11/2024				17,447	43,618	87,236							1,929,224
	12/11/2024							22,470						713,198
Robert Austin			1,200,000
	10/3/2024									3,000	(7)	N/A	(7)	1,543,189	(10)
	12/11/2024				9,268	23,172	46,344							1,024,898
	12/11/2024							11,937						378,880
Marni Morgan Poe		193,125	386,250	772,500
	11/8/2024							179,230	(6)					2,649,439	(9)
	11/8/2024													371,766	(9)
	12/11/2024				11,994	29,987	59,974							1,326,325
	12/11/2024							15,448						490,320
Hih Song Kim			205,500
	12/11/2024				11,994	29,987	59,974							1,326,325
	12/11/2024							15,448						490,320

Notes:

(1)

The amounts in these columns show the range of possible cash payouts under our annual performance bonus plan for achievement of specified levels of performance in fiscal 2024. With respect to our named executive officers other than Mr. Austin and Ms. Kim, amounts reported in these columns are calculated solely based on Bonus-Adjusted EBITDA, Bonus-Adjusted operating free cash flow, and Bonus-Adjusted revenue targets. For Mr. Austin and Ms. Kim, amounts reported in these columns are calculated based on BlueTriton business and individual performance metrics. For additional information related to the annual cash incentive awards including performance goals, measures and weighting, see the “—Compensation Discussion and Analysis” section of this registration statement.

(2)

The amounts in these columns represent performance-based restricted share unit awards. With respect to Mr. Rietbroek, the performance-based restricted share unit awards granted on January 1, 2024 would have vested based upon the achievement of average annual return on invested capital and relative TSR over a three-year period beginning on the first day of Primo Brands’ 2024 fiscal year and ending on the last day of Primo Brands’ 2026 fiscal year. The amounts included in the “Target” column reflect the total number of shares that would have been issued at the end of the three-year performance period if 100% of the “target” relative TSR is achieved. The amounts included in the “Maximum” column reflect the total number of shares that would have been issued at the end of the three-year performance period if the ‘outperform’ measure of relative TSR is achieved. The performance-based restricted share unit awards (other than those granted to Mr. Rietbroek on January 1, 2024) vest based upon the achievement of relative TSR over a three-year period beginning on the first day of Primo Brands’ 2025 fiscal year and ending on the last day of Primo Brands’ 2027 fiscal year. The amounts included in the “Target” column reflect the total number of shares that would be issued at the end of the three-year performance period if 100% of the “target” relative TSR is achieved, with the number of units determined using the closing price of Primo Brands common shares on the Closing. The amounts included in the “Maximum” column reflect the total number of shares that would be issued at the end of the three-year performance period if the ‘outperform’ measure of relative TSR is achieved. All such awards were converted into time-based restricted share units in connection with the closing of the Transaction and vest at the end of the original three-year performance period, subject to continued employment through the vesting date. The awards with a grant date of November 8, 2024 reflect such converted awards and the incremental fair value associated therewith.
(3)

Unless otherwise noted, the amounts in this column represent grants of time-based restricted share units, with the number of units determined using the closing price of Primo Brands common shares on the grant date, except for Mr. Rietbroek’s January 2024 grant, which used the closing price of the applicable underlying shares. Time-based restricted share units granted in 2024 vest in three equal installments on the first, second and third anniversaries of the grant date. All performance-based restricted share units that were converted to time-based restricted share units in connection with the closing of the Transaction vest at the end of the original three-year performance period, subject to continued employment through the vesting date.

(4)

This amount represents time-based restricted share units granted on January 1, 2024, pursuant to an inducement award, which vests in two equal installments on the first and second anniversaries of the grant date. As described in “—Setting Executive Compensation and the Role of Executive Officers in Compensation Decisions,” Mr. Rietbroek received this one-time inducement equity award as a replacement award for compensation lost at his former employer.

(5)

This amount represents time-based restricted share units originally granted as a performance-based restricted share unit award on January 1, 2024, which were converted to time-based restricted share units in connection with the closing of the Transaction and vest at the end of the original three-year performance period, subject to continued employment through the vesting date. This award was granted in connection with Primo Water’s annual grant cycle; however, such award was not granted until Mr. Rietbroek’s employment commencement date with Primo Water.

(6)

This amount represents time-based restricted share units originally granted as a performance-based restricted share unit award, which were converted to time-based restricted share units in connection with the closing of the Transaction and vest at the end of the original three-year performance period, subject to continued employment through the vesting date.

(7)

The award reported in these columns reflects the Class B units in TWP Holdings granted to Mr. Austin. The Company believes that, despite the fact that the Class B units do not require the payment of an exercise price, they are most similar economically to stock options because the “profits interests” share in future profits and appreciation in value in excess of the associated participation threshold, and as such, they are properly classified as “options” under the definition provided in Item 402(a)(6)(i) of Regulation S-K under the 1933 Securities Act as an instrument with an “option-like feature.”

(8)

Unless otherwise noted, the “Grant Date Fair Value of Stock and Option Awards” column shows the full grant date fair values of the performance and time-based restricted share units granted in fiscal 2024. The grant date fair values of the awards are determined under ASC 718 and represent the amounts we would expense in our financial statements over the vesting schedule for the awards. In accordance with SEC rules, the amounts in this column reflect the actual ASC 718 accounting cost without reduction for estimates of forfeitures related to service based vesting conditions. The amounts reflect our accounting for these grants and do not correspond to the actual values that may be realized by the named executive officers.

(9)

Represents the incremental fair value of Mr. Rietbroek, Mr. Hass and Ms. Poe’s awards due to modifications as a result of the conversion of outstanding Primo Water time- and performance-based restricted share units awards into Primo Brands time-based restricted share units granted under the Legacy 2018 Plan, computed as of the modification date in accordance with ASC Topic 718.

(10)

All amounts shown are calculated in accordance with ASC Topic 718. The following assumptions were used in the calculation of these amounts for the BlueTriton Profits Interests: volatility of 40.17%, risk free rate of 5.13%, and dividend yield of 0.00%.

Narrative to Summary Compensation Table and Grants of Plan-Based Awards Table

Named Executive Officer Offer Letters

On December 11, 2024, the Company entered into an offer letter agreement (each, an “Offer Letter”) with each of Robbert Rietbroek, the Company’s Chief Executive Officer; David Hass, the Company’s Chief Financial

Officer; Robert Austin, the Company’s Chief Operating Officer; Marni Morgan Poe, the Company’s General Counsel & Corporate Secretary; and Hih Song Kim, the Company’s Chief Administrative Officer & Assistant Corporate Secretary. Under these Offer Letters, these executives receive annual base salaries, which may be adjusted from time to time. Each of these Offer Letters provide for eligibility to earn bonuses based upon the achievement of agreed-upon criteria established from time to time by the Compensation Committee as well as customary allowances and perquisites.

Each of the named executive officers employed by Primo Brands as of the end of 2024 participates in both short-term and long-term incentive programs provided by us. The level of participation is determined by the Compensation Committee and varies by named executive officer. Each of our named executive officers is bound by restrictive covenants that generally limit their ability to compete with us in any countries in which we conduct business. They have also agreed to non-solicitation and non-disparagement covenants. These limitations continue during the term of employment and for a period of time following termination (regardless of the cause of the termination).

Potential severance payments in the event of termination or change of control of Primo Brands for each named executive officer, as applicable, are described more particularly under the heading “Potential Payments Upon Termination or Change of Control” beginning on page 50 of this registration statement.

Robbert Rietbroek Offer Letter

In December 2024, we entered into an offer letter agreement with Robbert Rietbroek to serve as our Chief Executive Officer. The agreement has an indefinite term and provides for an annual base salary of $750,000, which was increased to $1,100,000 effective as of January 1, 2025, and a car allowance. As a condition of his employment, Mr. Rietbroek is required to relocate to within approximately 100 miles of the Tampa, Florida area on a permanent basis by no later than June 30, 2026. To assist with this relocation, the Company will provide a payment for the shipment of his household goods and reimburse authorized travel expenses between Dallas, Texas, and Tampa, Florida, until the earlier of his permanent relocation or June 30, 2026. Additionally, Mr. Rietbroek is eligible for mortgage assistance through the Company’s Mortgage Payment Differential program if the interest rate for his new residence is at least two percent higher than that of his prior residence. Payments under the Mortgage Payment Differential Program are capped at $50,000 per year for a maximum of two years. The Company will reimburse documented relocation expenses promptly, but no later than December 31 of the year following the year in which the expense is incurred. Should Mr. Rietbroek resign or be terminated for “Cause” as defined in the Severance Plan before the three-year anniversary of the last disbursement of relocation funds, he must reimburse the Company for all relocation-related payments. Failure to relocate by the deadline will also require repayment and constitute Cause for termination.

Mr. Rietbroek is eligible to participate in our annual performance bonus plan with an annual target bonus equal to 120% of his base salary, which was increased to 150% of his base salary effective as of January 1, 2025. Mr. Rietbroek is eligible to participate in all of the Company’s benefit plans made available to its employees and senior executives and received an equity incentive award for the Company’s 2025 fiscal year in connection with the Company’s annual grants, which was delivered in the form of 81,453 RSUs and 158,116 PSUs, under the Primo Brands Equity Plan. The RSUs are eligible to vest in three equal annual installments, subject to continued employment through the applicable vesting date. The PSUs are eligible to vest based upon the achievement of TSR relative to the S&P 400 index over a three-year period beginning on the first day of the Company’s 2025 fiscal year and ending on the last day of the Company’s 2027 fiscal year.

The 2024 grants to Mr. Rietbroek under our Primo Brands Equity Plan and the Legacy 2018 Equity Plan are set forth in the “Grants of Plan-Based Awards in Fiscal 2024” Table below.

Mr. Rietbroek participates in the Severance Plan, pursuant to which he is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment, regardless of the cause of the termination. He is also subject to a non-competition covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of two years following termination, regardless of the cause of the termination.

David Hass Offer Letter

In December 2024, we entered into an offer letter agreement with David Hass to serve as our Chief Financial Officer. The agreement has an indefinite term and provides for an annual base salary of $550,000, which was increased to $625,000 effective as of January 1, 2025, a car allowance and a cell phone allowance. Mr. Hass is eligible to participate in our annual performance bonus plan with an annual target bonus equal to 75% of his base salary, which was increased to 90% of his base salary effective as of January 1, 2025. Mr. Hass is eligible to participate in all of the Company’s benefit plans made available to its employees and senior executives and received an equity incentive award for the Company’s 2025 fiscal year in connection with the Company’s annual grants, which was delivered in the form of 22,470 RSUs and 43,618 PSUs, under the Primo Brands Equity Plan. The RSUs are eligible to vest in three equal annual installments, subject to continued employment through the applicable vesting date. The PSUs are eligible to vest based upon the achievement of TSR relative to the S&P 400 index over a three-year period beginning on the first day of the Company’s 2025 fiscal year and ending on the last day of the Company’s 2027 fiscal year.

The 2024 grants to Mr. Hass under our Primo Brands Equity Plan are set forth in the “Grants of Plan-Based Awards in Fiscal 2024” Table below.

Mr. Hass participates in the Severance Plan, pursuant to which he is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment, regardless of the cause of the termination. He is also subject to a non-competition covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of fifteen months following termination, regardless of the cause of the termination.

Robert Austin Offer Letter

In December 2024, we entered into an offer letter agreement with Robert Austin to serve as our Chief Operating Officer. The agreement has an indefinite term and provides for an annual base salary of $800,000, a car allowance and a cell phone allowance. Mr. Austin is eligible to participate in our annual performance bonus plan with an annual target bonus equal to 150% of his base salary. Mr. Austin is eligible to participate in all of the Company’s benefit plans made available to its employees and senior executives and received an equity incentive award for the Company’s 2025 fiscal year in connection with the Company’s annual grants, which was delivered in the form of 11,937 RSUs and 23,172 PSUs, under the Primo Brands Equity Plan. The RSUs are eligible to vest in three equal annual installments, subject to continued employment through the applicable vesting date. The PSUs are eligible to vest based upon the achievement of TSR relative to the S&P 400 index over a three-year period beginning on the first day of the Company’s 2025 fiscal year and ending on the last day of the Company’s 2027 fiscal year.

The 2024 grants to Mr. Austin under our Primo Brands Equity Plan and the BlueTriton Profits Interests grant in TWP Holdings are set forth in the “Grants of Plan-Based Awards in Fiscal 2024” Table below.

Mr. Austin participates in the Severance Plan, pursuant to which he is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of his employment, regardless of the cause of the termination. He is also subject to a non-competition covenant that generally limits his ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of eighteen months following termination, regardless of the cause of the termination.

Marni Morgan Poe Offer Letter

In December 2024, we entered into an offer letter agreement with Marni Morgan Poe to serve as our General Counsel & Corporate Secretary. The agreement has an indefinite term and provides for an annual base salary of $515,000, which was increased to $585,000 effective as of January 1, 2025, a car allowance and a cell phone allowance. Ms. Poe is eligible to participate in our annual performance bonus plan with an annual target bonus equal to 75% of her base salary, which was increased to 80% of her base salary effective as of January 1, 2025. Ms. Poe is eligible to participate in all of the Company’s benefit plans made available to its employees and senior executives and received an equity incentive award for the Company’s 2025 fiscal year in connection with the Company’s annual grants, which was delivered in the form of 15,448 RSUs and 29,987 PSUs, under the Primo Brands Equity Plan. The RSUs are eligible to vest in three equal annual installments, subject to continued employment through the applicable vesting date. The PSUs are eligible to vest based upon the achievement of TSR relative to the S&P 400 index over a three-year period beginning on the first day of the Company’s 2025 fiscal year and ending on the last day of the Company’s 2027 fiscal year.

The 2024 grants to Ms. Poe under our Primo Brands Equity Plan are set forth in the “Grants of Plan-Based Awards in Fiscal 2024” Table below.

Ms. Poe participates in the Severance Plan, pursuant to which she is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of her employment, regardless of the cause of the termination. She is also subject to a non-competition covenant that generally limits her ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of fifteen months following termination, regardless of the cause of the termination.

Hih Song Kim Offer Letter

In December 2024, we entered into an offer letter agreement with Hih Song Kim to serve as our Chief Administrative Officer & Assistant Corporate Secretary. The agreement has an indefinite term and provides for an annual base salary of $411,000, which was increased to $585,000 effective as of January 1, 2025, and a cell phone allowance. Ms. Kim is eligible to participate in our annual performance bonus plan with an annual target bonus equal to 50% of her base salary, which was increased to 80% of her base salary effective as of January 1, 2025. Ms. Kim is eligible to participate in all of the Company’s benefit plans made available to its employees and senior executives and received an equity incentive award for the Company’s 2025 fiscal year in connection with the Company’s annual grants, which was delivered in the form of 15,448 RSUs and 29,987 PSUs, under the Primo Brands Equity Plan. The RSUs are eligible to vest in three equal annual installments, subject to continued employment through the applicable vesting date. The PSUs are eligible to vest based upon the achievement of TSR relative to the S&P 400 index over a three-year period beginning on the first day of the Company’s 2025 fiscal year and ending on the last day of the Company’s 2027 fiscal year.

The 2024 grants to Ms. Kim under our Primo Brands Equity Plan are set forth in the “Grants of Plan-Based Awards in Fiscal 2024” Table below.

Ms. Kim participates in the Severance Plan, pursuant to which she is subject to standard confidentiality undertakings and non-disparagement covenants that survive the termination of her employment, regardless of the cause of the termination. She is also subject to a non-competition covenant that generally limits her ability to compete with us in any countries in which we conduct business, as well as a non-solicitation covenant. These limitations continue during the term of employment and for a period of fifteen months following termination, regardless of the cause of the termination.

Outstanding Equity Awards at 2024 Fiscal Year End

The following table sets forth information with respect to equity awards outstanding at December 31, 2024 for each of our named executive officers.

	Option Awards								Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexcused Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)		Option Exercise Price ($)	Option Expiration Date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Robbert Rietbroek	—		—				—	—				63,246	(2)	1,946,079
									81,453	(3)	2,506,309
									123,174	(4)	3,790,064
									123,173	(4)	3,790,033
									232,558	(5)	7,155,810
									67,774	(6)	2,085,406
David Hass	14,822	(7)	—				9.76	5/4/2030
	7,878	(8)	—				15.84	12/9/2030
												17,447	(2)	536,844
									22,470	(3)	691,402
									50,933	(9)	1,567,208
									50,932	(9)	1,567,178
									18,684	(10)	574,907
									48,224	(11)	1,483,852
									12,578	(12)	387,025
									13,434	(13)	413,364
									1,752	(14)	53,909
Robert Austin	—		—				—	—				9,268	(2)	285,176
									11,937	(3)	367,301
	83.33	(15)	41.67	(15)	125	(15)	N/A	N/A
	25	(16)	25	(16)	50	(16)	N/A	N/A
	33.75	(17)	33.75	(17)	67.5	(17)	N/A	N/A
	—		123.5	(18)	123.5	(18)	N/A	N/A
	—		3,000	(19)	—		N/A	N/A
Marni Morgan Poe	37,064	(20)	—				9.25	2/25/2025
	73,844	(21)	—				11.22	2/19/2026
	57,947	(22)	—				16.99	8/11/2026
	62,013	(23)	—				10.40	12/6/2026
	52,515	(24)	—				17.50	12/7/2027
	65,298	(25)	—				14.68	12/11/2028
	76,979	(26)	—				13.67	12/11/2029
	55,147	(8)	—				15.84	12/9/2030
												11,994	(2)	369,055
									15,448	(3)	475,335
									42,531	(9)	1,308,679
									42,531	(9)	1,308,679
									15,602	(10)	480,074
									47,021	(13)	1,446,836
									6,132	(14)	188,682
Hih Song Kim	—		—				—	—				11,994	(2)	369,055
									15,448	(3)	475,335
	333.33	(27)	166.67	(27)	500	(27)	N/A	N/A

Notes:

(1)	The market value shown has been calculated based on the closing price of our common shares on the NYSE as of December 31, 2024 ($30.77), the last business day of our 2024 fiscal year.
(2)

This amount represents performance-based restricted share units granted on December 11, 2024. The performance-based restricted share unit awards vest based upon the achievement of relative TSR over a three year period beginning on the first day of Primo Brands’ 2025 fiscal year and ending on the last day of Primo Brands’ 2027 fiscal year. The payout percentage of the performance-based restricted share units and the related unrecognized compensation cost is subject to change based on the level of relative TSR that is achieved during such period.

(3)

This amount represents time-based restricted share units granted on December 11, 2024, which vest in equal installments on the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date.

(4)

This amount represents time-based restricted share units originally granted as a performance-based restricted share unit award on January 1, 2024, which were converted to time-based restricted share units in connection with the closing of the Transaction and vest at the end of the original three-year performance period, subject to continued employment through the vesting date. This award was granted in connection with Primo Water’s annual grant cycle; however, such award was not granted until Mr. Rietbroek’s employment commencement date with Primo Water.

(5)

This amount represents time-based restricted share units granted on January 1, 2024, pursuant to an inducement award, which vests in two equal installments on the first and second anniversaries of the grant date. As described in “—Setting Executive Compensation and the Role of Executive Officers in Compensation Decisions,” Mr. Rietbroek received this one-time inducement equity award as a replacement award for compensation lost at his former employer.

(6)

This amount represents time-based restricted share units granted on January 1, 2024, which vest in equal installments on the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date. This award was granted in connection with Primo Water’s annual grant cycle; however, such award was not granted until Mr. Rietbroek’s employment commencement date with Primo Water.

(7)	This amount represents stock options granted on May 4, 2020, which are fully vested.
(8)	This amount represents stock options granted on December 9, 2020, which are fully vested.
(9)

This amount represents time-based restricted share units originally granted as a performance-based restricted share unit award on December 8, 2023, which were converted to time-based restricted share units in connection with the closing of the Transaction and vest at the end of the original three-year performance period, subject to continued employment through the vesting date.

(10)

This amount represents time-based restricted share units granted on December 8, 2023, which vest in equal installments on the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date.

(11)

This amount represents time-based restricted share units originally granted as a performance-based restricted share unit award on January 23, 2023, which were converted to time-based restricted share units in connection with the closing of the Transaction and vest at the end of the original three-year performance period, subject to continued employment through the vesting date.

(12)

This amount represents time-based restricted share units granted on January 23, 2023, which vest in equal installments on the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date.

(13)

This amount represents time-based restricted share units originally granted as a performance-based restricted share unit award on December 7, 2022, which were converted to time-based restricted share units in connection with the closing of the Transaction and vest at the end of the original three-year performance period, subject to continued employment through the vesting date.

(14)

This amount represents time-based restricted share units granted on December 7, 2022, which vest in equal installments on the first, second and third anniversaries of the grant date, subject to continued employment through the applicable vesting date.

(15)

Mr. Austin was granted 250 Class B units on August 27, 2021 with a vesting commencement date of April 1, 2021, consisting of 125 Class B units subject to time-based vesting and 125 Class B units subject to performance-based vesting. 50% of the Class B units subject to time-based vesting vested on April 1, 2023. An additional 16 2/3% vested on April 1, 2024 and the remaining unvested Class B units subject to time-based vesting will vest in equal installments of 16 2/3% on each of the fourth and fifth anniversaries of April 1, 2021 with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Mr. Austin’s continued service with the Company through the applicable vesting dates. The remaining unvested Class B units subject to performance-based vesting for Mr. Austin will vest based achievement of a multiple on invested capital returned to significant investors in TWP Holdings, subject to Mr. Austin’s continued service with the Company through the applicable vesting date.

(16)

Mr. Austin was granted 100 Class B units on October 9, 2022 with a vesting commencement date of October 9, 2022, consisting of 50 Class B units subject to time-based vesting and 50 Class B units subject to performance-based vesting. 50% of the Class B units subject to time-based vesting vested on October 9, 2024, and 16 2/3% will vest on each of the third, fourth, and fifth anniversaries of October 9, 2022 with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Mr. Austin’s continued service with the Company through the applicable vesting dates. The remaining unvested Class B units subject to performance-based vesting for Mr. Austin will vest based on achievement of a multiple on invested capital returned to significant investors in TWP Holdings, subject to the Mr. Austin’s continued service with the Company through the applicable vesting date.

(17)

Mr. Austin was granted 135 Class B units on February 7, 2023 with a vesting commencement date of October 31, 2022, consisting of 67.5 Class B units subject to time-based vesting and 67.5 Class B units subject to performance-based vesting. 50% of the Class B units subject to time-based vesting vested on October 31, 2024, and 16 2/3% will vest on each of the third, fourth, and fifth anniversaries of October 31, 2022 with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Mr. Austin’s continued service with the Company through the applicable vesting dates. The remaining unvested Class B units subject to performance-based vesting for Mr. Austin will vest based on achievement of a multiple on invested capital returned to significant investors in TWP Holdings, subject to the Mr. Austin’s continued service with the Company through the applicable vesting date.

(18)

Mr. Austin was granted 247 Class B units on June 20, 2023 with a vesting commencement date of May 1, 2023, consisting of 123.5 Class B units subject to time-based vesting and 123.5 Class B units subject to performance-based vesting. 50% of the remaining unvested Class B units subject to time-based vesting for Mr. Austin will vest on the second anniversary of May 1, 2023, and 16 2/3% vest on each of the third, fourth, and fifth anniversaries of May 1, 2023 with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Mr. Austin’s continued service with the Company through the applicable vesting dates. The remaining unvested Class B units subject to performance-based vesting for Mr. Austin will vest based on achievement of a multiple on invested capital returned to significant investors in TWP Holdings, subject to the Mr. Austin’s continued service with the Company through the applicable vesting date.

(19)

Mr. Austin was granted 3,000 Class B units on October 3, 2024 with a vesting commencement date of June 17, 2024, consisting of 3,000 Class B units subject to time-based vesting. 25% of the Class B units will vest on each of the first four anniversaries of June 17, 2024 with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Mr. Austin’s continued service with the Company through the applicable vesting dates.

(20)	This amount represents stock options granted on February 25, 2015, which are fully vested.
(21)	This amount represents stock options granted on February 19, 2016, which are fully vested.
(22)	This amount represents stock options granted on August 11, 2016, which are fully vested.
(23)	This amount represents stock options granted on December 6, 2016, which are fully vested.
(24)	This amount represents stock options granted on December 7, 2017, which are fully vested.
(25)	This amount represents stock options granted on December 11, 2018, which are fully vested.
(26)	This amount represents stock options granted on December 11, 2019, which are fully vested.
(27)

Ms. Kim was granted 1,000 Class B units on August 27, 2021 with a vesting commencement date of July 19, 2021, consisting of 500 Class B units subject to time-based vesting and 500 Class B units subject to performance-based vesting. 50% of the Class B units subject to time-based vesting vested on July 19, 2023. An additional 16 2/3% vested on July 19, 2024 and the remaining unvested Class B units subject to time-based vesting will vest in equal installments of 16 2/3% on each of the fourth and fifth anniversaries of July 19, 2021 with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Ms. Kim’s continued service with the Company through the applicable vesting dates. The remaining unvested Class B units subject to performance-based vesting for Ms. Kim will vest based achievement of a multiple on invested capital returned to significant investors in TWP Holdings, subject to Ms. Kim’s continued service with the Company through the applicable vesting date.

Option Exercises and Stock Vested in Fiscal 2024

The following table sets forth information with respect to option exercises and stock awards vesting during 2024 for each of our named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(2)
Robbert Rietbroek	—	—	—	—
David Hass	—	—	30,537	846,655
Robert Austin	—	—	—	—
Marni Morgan Poe	41,504	284,717	66,553	2,068,660
Hih Song Kim	—	—	—	—

Notes:

(1)

Unless otherwise noted, this amount includes (a) time-based restricted share units granted to Primo Water executives under the Legacy 2018 Plan in December 2021, the last installment of which vested on the third anniversary of the grant date, (b) time-based restricted share units granted in December 2022 to Primo Water executives under the Legacy 2018 Plan, one third of which vested on the second anniversary of the grant date, (c) time-based restricted share units granted in January 2023 to Mr. Hass under the Legacy 2018 Plan, one third of which vested on the first anniversary of the grant date, (d) time-based restricted share units granted in December 2023 to Primo Water executives under the Legacy 2018 Plan, one third of which vested on the first anniversary of the grant date, and (e) performance-based restricted share units granted in December 2021, which were converted to time-based restricted share units in connection with the closing of the Transaction vested in December 2024 at the end of the original award’s performance period.

With respect to time-based restricted share units granted in December 2021 and December 2022 to Primo Water executives under the Legacy 2018 Plan, the value realized on vesting has been calculated by utilizing the closing price of Primo Brands’ common shares on the NYSE as of the applicable vesting dates (December 9, 2024 ($31.10) and December 6, 2024 ($30.53) (which was the last trading day prior to the vesting date of the time-based restricted shares units granted in December 2022), respectively). With respect to time-based restricted share units granted in January 2023 to Mr. Hass, the value realized on vesting has been calculated by utilizing the closing price of Primo Water’s common shares on the NYSE as of January 23, 2024 ($14.78). With respect to time-based restricted share units granted in December 2023, the value realized on vesting has been calculated by utilizing the closing price of our common shares on the NYSE as December 9, 2024 ($31.10), which was the first trading day following the vesting date of the time-based restricted shares units granted in December 2023. With respect to performance-based restricted share units granted in December 2021 that were converted to time-based restricted share units in connection with the closing of the Transaction, the value realized on vesting has been calculated by utilizing the closing price of our common shares on the NYSE as of December 28, 2024 ($31.15), which was the end date of the original performance period.

Option Vesting in Fiscal Year 2024 with respect to BlueTriton Profits Interests

79.58 Class B units held by Mr. Austin subject to time-based vesting vested during fiscal 2024, including 20.83 Class B Units on April 1, 2024, 25 Class B Units on October 9, 2024, and 33.75 Class B Units on October 31, 2024. 83.33 Class B units held by Ms. Kim subject to time-based vesting vested on July 19, 2024. We believe that the BlueTriton Profits Interests are properly classified as “options” under the definition provided in Item 401(a)(6)(i) of Regulation S-K under the Securities Act as an instrument with an “option-like feature”. However, since the BlueTriton Profits Interests are profits interests, and not options, the awards are not subject to exercise and do not require the payment of an exercise price. As such, there is no value realized upon “exercise” of BlueTriton Profits Interests.

Nonqualified Deferred Compensation Table

We maintain the BlueTriton NQDC Plan and the Primo Water Deferred Compensation Program for a select group of our highly compensated employees of BlueTriton, in which Ms. Kim is the sole NEO who is a participant of the BlueTriton NQDC Plan and Ms. Poe is the sole NEO who is a participant of the Primo Water NQDC Plan. For a summary of the material elements of the BlueTriton NQDC Plan and Primo Water NQDC Plan, see “—Nonqualified Deferred Compensation Plans” above. The following table contains information regarding the BlueTriton NQDC Plan and Primo Water NQDC Plan.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)
Marni Morgan Poe	129	0	19,089	0	99,028
Hih Song Kim	67,291	0	8,047	0	117,219

Notes:

(1)	The amount in this column is also included in the Summary Compensation Table in the “Salary” and “Non-Equity Incentive Plan Compensation Earnings” columns for fiscal 2024.
(2)	This amount is not included in the Summary Compensation Table because earnings were not preferential or above market.

Potential Payments Upon Termination or Change of Control

In this section, we describe payments that may be made to our named executive officers upon several alternate termination event scenarios, or upon the occurrence of a Change of Control, in each case assuming such event occurred on December 31, 2024.

Legacy Equity Plan, Legacy 2018 Equity Plan, and Equity Plan

With respect to Messrs. Rietbroek and Hass and Ms. Poe, in the event of a Change of Control (as defined below for each of the respective Equity Plans) and subject to any limitations imposed by Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), if applicable to an award, the surviving or successor entity may continue, assume or replace awards outstanding as of the date of the Change of Control. If (1) such awards are continued, assumed, or replaced by the surviving or successor entity, and within two years after the Change of Control or, for the Legacy Equity Plans, within two years of November 8, 2024, a grantee experiences an involuntary termination of employment for reasons other than Cause, or terminates his or her employment for Good Reason, or (2) such awards are not continued, assumed or replaced by the surviving or successor entity, then all unvested restricted share units will become immediately fully vested and non-forfeitable. Additionally, the Compensation Committee may terminate some or all of such outstanding awards, in whole or in part, as of the effective time of the Change of Control in exchange for payments to the holders as provided in the Equity Plans.

The Primo Brands Equity Plan defines “Change of Control” as (i) the consummation of a consolidation, merger, amalgamation, or other similar corporate reorganization of the Company with or into any other corporation whereby the voting stockholders of the Company immediately prior to such event receive less than 50% of the voting shares of the consolidated, merged, or amalgamated corporation, or any acquisition or similar transaction or series of transactions whereby any “person,” as defined in Sections 13(d) and 14(d) of the Exchange Act (excluding the Company, Triton Water Parent Holdings, LP, or any entity that controls, is controlled by, or is under common control with the Company or Triton Water Parent Holdings, LP, or any employee benefit plan sponsored by the Company or any of its affiliates), becomes the “beneficial owner” of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities; (ii) the consummation of a sale by the Company of all or substantially all of the Company’s assets, except for sales to Triton Water Parent Holdings, LP or related entities; (iii) the date when individuals who, on the first date the Shares commence trading on the New York Stock Exchange following the Effective Date, constitute the Board (the “Incumbent Directors”) cease to be a majority of the Board, unless their appointment or election was approved by at least two-thirds of the remaining Incumbent Directors or they are Sponsor Nominees as defined in the Stockholders Agreement; and (iv) the liquidation, dissolution, or winding-up of the Company. The definition of “Change of Control” in the Legacy Equity Plans is substantially similar to the definition of “Change of Control” in the Primo Brands Equity Plan, except that references to the Company refer to Primo Water under the Legacy Equity Plans.

The Legacy Equity Plans define “Cause” to mean:

(i) the willful failure of the participant to properly carry out the participant’s duties and responsibilities or to adhere to Primo Water’s policies;

(ii) theft, fraud, dishonesty or misappropriation by the participant, or the gross negligence or willful misconduct by the participant, involving the property, business or affairs of Primo Water or a subsidiary, or in the carrying out of the participant’s duties, including, without limitation, any breach by the participant of the representations, warranties and covenants contained in the participant’s employment agreement;

(iii) the participant’s conviction of or plea of guilty to a criminal offense that involves fraud, dishonesty, theft or violence;

(iv) the participant’s breach of a fiduciary duty owed to Primo Water or a subsidiary; or

(v) any other action that constitutes cause for termination of the Grantee’s employment with Primo Water or a subsidiary under any other agreement to which the participant is a party or under applicable law.

The definition of “Good Reason” in the Legacy Equity Plans is substantially similar to the definition of “Good Reason” in the Severance Plan, as described below, except that the Legacy Equity Plans provide that individual employment agreement definitions control, if applicable. The definitions of “Cause” and “Good Reason” in the Primo Brands Equity Plan and corresponding award agreements are substantially similar to the definitions of “Cause” and “Good Reason” in the Severance Plan, as described below. If a Change of Control had occurred on December 31, 2024 and either (1) the surviving or successor entity continued, assumed or replaced awards and within two years after the Change of Control, a named executive officer was involuntarily terminated for reasons other than Cause, or terminated his or her employment for Good Reason, or (2) the surviving or successor entity did not continue, assume or replace awards outstanding as of such date, and the Compensation Committee had not in either case elected to terminate some or all of such outstanding awards in exchange for payments to the holders as provided in the Equity Plans, the unvested awards granted to our named executive officers who were employed by us as of such date would have vested on an accelerated basis as set forth below:

Equity Plans	Accelerated Vesting ($)(1)
Robbert Rietbroek	24,192,851
David Hass	8,080,971
Robert Austin	1,080,304
Marni Morgan Poe	6,130,984
Hih Song Kim	1,398,035

Notes:

(1)

Includes the value, based on the closing price of our common shares on the NYSE as of December 31, 2024 ($30.77), the last business day of our 2024 fiscal year, of common shares issuable pursuant to: (i) time-based restricted share units granted to Primo Water executives in December 2022 and 2023 under the Legacy 2018 Plan that had not vested as of December 31, 2024, (ii) time-based restricted share units granted in January 2023 and 2024 to Messrs. Hass and Rietbroek, respectively, under the Legacy 2018 Plan that had not vested as of December 31, 2024, (iii) time-based restricted share units granted in January 2024 to Mr. Rietbroek pursuant to the inducement award, (iv) time-based restricted share units granted in December 2024 under the Primo Brands Equity Plan, (v) performance-based restricted share units granted in December 2022 and 2023 under the Legacy 2018 Plan that had not vested as of December 31, 2024, which were converted to time-based restricted share units in connection with the closing of the Transaction that will vest at the end of the original award’s performance period, (vi) performance-based restricted share units granted in January 2023 and 2024 to Messrs. Hass and Rietbroek, respectively, under the Legacy 2018 Plan that had not vested as of December 31, 2024, which were converted to time-based restricted share units in connection with the closing of the Transaction that will vest at the end of the original award’s performance period, and (vii) performance-based restricted share units granted in December 2024 under the Primo Brands Equity Plan. Because the performance period for the performance-based restricted share units granted to our named executive officers in December 2024 has not yet been completed, the number of common shares issuable pursuant to performance-based restricted share units that such named executive officers would have been entitled to on December 31, 2024 cannot be determined. As a result, this column includes the value of such performance-based restricted share units, assuming achievement of the performance goals at “target” and a share value equal to the closing price of our common shares on the NYSE as of December 31, 2024 ($30.77).

These amounts are included in the applicable “Accelerated Awards” column in the tables under the heading “Payments under the Severance Plan” on page 55 of this registration statement.

In the case of a grantee’s termination without Cause or resignation with Good Reason under the Legacy Equity Plans, all unvested restricted share units will become fully vested in the case of a grantee’s termination without Cause or resignation with Good Reason within two years of the closing of the Transaction. In the case of a grantee’s termination without Cause or resignation with Good Reason under the Primo Brands Equity Plan, the number of restricted share units to be deemed earned by a grantee is equal to the pro rata number of restricted share units that he or she would have earned on the vesting date had he or she been continuously employed through such vesting date, as calculated by reference to the portion of the applicable restriction period or performance period during which the grantee was actually employed.

Assuming the employment of our named executive officers who were employed by us as of December 31, 2024 had been terminated on December 31, 2024 by Primo Brands without Cause or by the named executive officers for Good Reason, they would have been entitled to the following:

Equity Plans	Equity Awards ($)(1)
Robbert Rietbroek	16,869,243
David Hass	6,060,666
Robert Austin	7,024
Marni Morgan Poe	4,742,039
Hih Song Kim	9,090

Notes:

(1)

Includes the value, based on the closing price of our common shares on the NYSE as of December 31, 2024 ($30.77), the last business day of our 2024 fiscal year, of common shares issuable pursuant to: (i) time-based restricted share units granted to Primo Water executives in December 2022 and 2023 under the Legacy 2018 Plan that had not vested as of December 31, 2024, (ii) time-based restricted share units granted in January 2023 and 2024 to Messrs. Hass and Rietbroek, respectively, under the Legacy 2018 Plan that had not vested as of December 31, 2024, (iii) time-based restricted share units granted to our named executive officers in December 2024 under the Primo Brands Equity Plan, (iv) performance-based restricted share units granted in December 2022 and 2023 under the Legacy 2018 Plan that had not vested as of

December 31, 2024, which were converted to time-based restricted share units in connection with the closing of the Transaction that will vest at the end of the original award’s performance period, and
(v) performance-based restricted share units granted in December 2024 under the Primo Brands Equity Plan. Because the performance period for the performance-based restricted share units granted to our named executive officers in December 2024 has not yet been completed, the number of common shares issuable pursuant to performance-based restricted share units that such named executive officers would have been entitled to on December 31, 2024 cannot be determined. As a result, this column includes the value of such performance-based restricted share units, assuming achievement of the performance goals at “target” and a share value equal to the closing price of our common shares on the NYSE as of December 31, 2024 ($30.77).

These amounts are included in the applicable “Equity Awards” column in the tables under the heading “Payments under the Severance Plan” on page 55 of this registration statement.

Triton Water Parent Holdings, LP Class B Units

BlueTriton has historically granted profits interests to BlueTriton’s executives, including Mr. Austin and Ms. Kim, in TWP Holdings. In connection with an “Exit Transaction,” all unvested Class B units granted to Mr. Austin and Ms. Kim would vest, subject to their continued service with the Company through the effective date of the Exit Transaction and Mr. Austin and Ms. Kim would be entitled to the following:

Class B Units in TWP Holdings	Accelerated Vesting ($)(1)
Robert Austin	8,337,622
Hih Song Kim	3,601,133

Notes:

(1)

Amount reflects the assumed accelerated vesting of all unvested Class B units in TWP Holdings granted to Mr. Austin and Ms. Kim based on an assumed value per Class B unit in TWP Holdings as of December 31, 2024 of $5,399 with such amount calculated taking into account the applicable participation threshold.

An “Exit Transaction” includes (i) the direct or indirect sale of 85% or more of the assets of TWP Holdings and its subsidiaries, taken as a whole, to any person who is not an affiliate of TWP Holdings; (ii) the sale, transfer or disposition (whether by merger, consolidation or otherwise) by Triton Water Investor Holdings, LP to any person who is not an affiliate of TWP Holdings of eighty-five percent (85%) or more of the partnership units owned by Triton Water Investor Holdings, LP; or (iii) such other extraordinary transaction or series of transactions that ORCP III DE TopCo GP, LLC determines, in its sole discretion, shall be considered an “Exit Transaction”.

Severance Plan

We established the Severance Plan on December 11, 2024. As of December 31, 2024, each of our named executive officers who were employed by us as of such date participated in the Severance Plan.

The Compensation Committee determines which of our employees are eligible to participate in the Severance Plan. Each participant is assigned to one of three levels, which generally correspond to severance multiples as follows: Level 1 Employees-2 times; Level 2 Employees-1.25 times; Level 3 Employees-1 times. Mr. Rietbroek was a Level 1 employee and Messrs. Hass and Austin and Mses. Poe and Kim are Level 2 employees. Pursuant to the terms of his offer letter, Mr. Austin’s severance multiple is 1.5 times rather than 1.25 times despite being a Level 2 Employee.

The Severance Plan defines “Cause” to mean:

(i) the willful or grossly negligent failure of the participant to properly carry out the participant’s duties and responsibilities or to adhere to the policies of the Company or a subsidiary, after written notice by the Company or subsidiary of the failure to do so, and such failure remaining uncorrected following an opportunity for the participant to correct the failure within ten days of the receipt of such notice;

(ii) theft, fraud, dishonesty, or misappropriation by the participant, or the gross negligence or willful misconduct by the participant, involving the property, business, or affairs of the Corporation or a subsidiary, including, without limitation, any breach by the participant of the representations, warranties, and covenants contained in the participant’s employment or service agreement, if applicable, or Section 7 of the Severance Plan;

(iii) the participant’s commission or conviction of, or plea of guilty to, a criminal offense that involves fraud, dishonesty, theft, violence, or other moral turpitude;

(iv) the participant’s breach of a fiduciary duty owed to the Company or a subsidiary; or

(v) the participant’s refusal to follow the lawful, reasonable, and good faith direction of the Board or the participant’s supervisor.

The Severance Plan defines “Good Reason” to include any of the following:

(i) a material diminution in the participant’s title or duties or assignment to the participant of materially inconsistent duties;

(ii) a reduction in the participant’s then current annual base salary or target bonus opportunity as a percentage of annual base salary, unless such reduction in target bonus opportunity is made applicable to all participants serving in substantially the same capacity as the participant;

(iii) relocation of the participant’s principal place of employment to a location that is more than 50 miles away from the participant’s principal place of employment on the date upon which the participant became a participant, unless such relocation is effected at the request of the participant or with the participant’s approval;

(iv) a material breach by Primo Brands of any provisions of the Severance Plan, or any employment agreement to which the participant and Primo Brands are parties, after written notice by the participant of the breach and such failure remaining uncorrected following an opportunity for Primo Brands to correct such failure within ten days of the receipt of such notice; or

(v) the failure of Primo Brands to obtain the assumption in writing of its obligation to perform the Severance Plan by any successor to all or substantially all of the business or assets of Primo Brands within fifteen days after a merger, consolidation, sale or similar transaction.

If a participant’s employment is terminated by us without Cause or by the participant for Good Reason, he or she will receive a cash payment of an amount equal to the participant’s total annual base salary and target bonus multiplied by his or her severance multiple. The terminated participant would also be paid accrued salary and vacation through the date of termination, less applicable withholdings, and a pro-rata payment of the participant’s annual bonus based on actual performance for the year of termination. In addition, the terminated participant would receive accelerated vesting of rights to the extent provided in our equity incentive plans (as described above), would continue to receive benefits under our benefit plans for the number of years equal to the severance multiple where we may do so legally and in accordance with the applicable benefit plans in effect from time to time (up to a maximum of 18 months), and would receive up to $15,000 of outplacement assistance.

Payments to all participants under the Severance Plan subject to excise tax are cut back to an amount that will result in no portion of the payments being subject to the excise tax.

Participants whose employment terminates for Cause, or by voluntary resignation (other than for Good Reason), death, or disability are not entitled to benefits under the Severance Plan.

Participants in the Severance Plan agree to non-competition and non-solicitation provisions that continue beyond termination for the number of years equal to the applicable severance multiple, regardless of the cause of termination. Participants agree to execute a general release of claims against us in return for payments under the Severance Plan, and the Severance Plan supersedes applicable provisions of each participant’s prior employment agreement.

Payments under the Severance Plan

As of December 31, 2024, each of our named executive officers participated in the Severance Plan. Under the Severance Plan, if their employment is terminated by Primo Brands without Cause or by the executive for Good Reason, the executive would receive a cash payment equal to the sum of his or her annual base salary and target bonus times a severance multiple.

Assuming his or her employment had been terminated on December 31, 2024 by Primo Brands without Cause or by the executive for Good Reason, the applicable named executive officers would have been entitled to the following:

	Cash Severance ($)	Non-Equity Incentive Plan Payment ($)	Medical Continuation ($)	Accelerated Awards ($)	Total ($)
Robbert Rietbroek	3,300,000	900,000	2,458	20,949,203	25,151,661
David Hass	1,203,125	412,500	36,503	7,615,205	9,267,333
Robert Austin	3,000,000	1,200,000	49,225	604,945	4,854,170
Marni Morgan Poe	1,126,563	386,250	36,503	13,706,006	15,255,322
Hih Song Kim	770,625	205,500	40,301	782,871	1,799,297

Assuming his or her employment had been terminated in connection with a Change of Control on December 31, 2024, the applicable named executive officers would have been entitled to the following:

	Cash Severance ($)	Non-Equity Incentive Plan Payment ($)	Medical Continuation ($)	Accelerated Awards ($)	Total ($)
Robbert Rietbroek	3,300,000	900,000	2,458	24,192,851	28,395,309
David Hass	1,203,125	412,500	36,503	8,510,000	10,162,128
Robert Austin	3,000,000	1,200,000	49,225	1,080,304	5,329,529
Marni Morgan Poe	1,126,563	386,250	36,503	14,321,170	15,870,486
Hih Song Kim	770,625	205,500	40,301	1,398,035	2,414,461

Termination by Primo Brands for Cause; Resignation by the Executive Officer other than for Good Reason

We are not obligated to make any cash payment or benefit to any of our executive officers if the executive officer’s employment is terminated by us for Cause or if the executive officer resigns for other than Good Reason (each as defined in the Severance Plan), other than the payment of unpaid salary and accrued and unused vacation pay.

Death or Disability

Upon an executive officer’s death or disability, we pay accrued salary and a prorated target bonus to the executive officer or the executive officer’s estate. Under the terms of the Legacy Equity Plans, upon an executive officer’s death, a pro rata portion of any restricted shares, restricted share units and in the case of restricted shares or restricted share units, following the executive officer’s death. Under the terms of the Primo Brands Equity Plan, upon an executive officer’s death or disability (as defined in the Equity Plan), any restricted shares, restricted share units, performance shares or performance units granted to such executive officer under the Primo Brands Equity Plan vest and are paid, in the case of performance shares or units, at “target” level for the applicable performance period, following the executive officer’s death or disability. We provide life insurance, short-term disability, and long-term care benefits to our executive officers. Amounts in respect of such benefits are disclosed in the Summary Compensation Table on page 39 of this registration statement.

Retirement

Pursuant to the terms of the Equity Plans in the event of our named executive officer’s retirement following age 60 and ten continuous years of service, such executive’s outstanding unvested options (if any) will continue to vest on the original vesting date(s) and thereafter will continue to be exercisable until the third anniversary of the date of retirement. In addition, restricted share units and performance units held by a retired grantee will continue to vest according to their original schedule, subject to acceleration provisions and the satisfaction of performance objectives, as applicable; provided that, in the case of any restricted share units and performance units granted under the Primo Brands Equity Plan, if such award was granted within 12 months before a grantee’s retirement, the award will vest partially based on the number of full months between the grant date and the date of grantee’s retirement, divided by the total number of full months from the grant date to the applicable vesting date. None of our named executive officers are retirement eligible based on the criteria set forth above; thus, do not qualify for such treatment.

Director Compensation Table for Fiscal Year 2024

Our director compensation philosophy is to appropriately compensate our non-employee directors for the time, expertise and effort required to serve as a director of a large and complex company, and to align the interests of our directors with those of our stockholders. Directors who are One Rock employees do not receive compensation for serving on the Board.

Prior to the Transaction

Prior to the Transaction, Primo Water’s legacy non-employee director annual compensation for fiscal year 2024 consisted of the following:

Category	Annual Fees
Annual retainer	$100,000
Annual fee for the non-executive chair of the Primo Water board of directors	$150,000
Annual fee for chairing the:
Legacy Audit Committee	$20,000
Legacy Compensation Committee	$15,000
Legacy ESG and Nominating Committee	$10,000
Fee for serving on the legacy Special Committee	$30,000
Annual fee for the lead independent director	$30,000
Annual long-term equity incentive fee (in the form of a stock award)	$135,000

Prior to the Transaction, BlueTriton’s legacy non-employee director annual compensation for fiscal year 2024 consisted of the following:

C. Dean Metropoulos

C. Dean Metropoulos served as the chairman of the BlueTriton Board and provided certain advisory and management services to BlueTriton through Fairmont Holdings, LLC (“Fairmont”), his management consulting company, as a consultant for which such affiliate received an annual management fee equal to $5,000,000, subject to his continuous service through the date of payment. In addition, Mr. Metropoulos’ affiliated company was also entitled to (i) a marketing and support services fee of $2,000,000 per year, payable in monthly installments, for all marketing, product development, office support and similar services provided to BlueTriton, (ii) an amount equal to $1,500,000 per year for costs and expenses related to travel, including air travel by private aircraft, in connection with the provision of his services to BlueTriton, and (iii) a car allowance of $3,500 per month. Mr. Metropoulos did not receive a separate fee for his service as chairman of the BlueTriton Board. The agreement pursuant to which Mr. Metropoulos and Fairmont received the fees and benefits described above with respect to fiscal year 2024 terminated upon closing of the Transaction.

In consideration for the provision of advice and strategic planning to the Company in connection with the Transaction, Fairmont, an affiliate of Mr. Metropoulos, received approximately $2,320,303 as a lump sum cash payment on November 5, 2024. Such compensation was paid to Fairmont for non-director services.

Kurt Barker

For fiscal year 2024, Mr. Barker did not receive a separate fee for his service as a member of the BlueTriton Board.

Michael Cramer

As a member of the BlueTriton Board, Mr. Cramer received a director fee of $50,000 per quarter, payable in arrears and prorated for any partial quarter, along with reimbursement of all reasonable and documented out of pocket travel expenses incurred in the performance of his duties as a director.

Following the Transaction

In connection with the Transaction, we adopted the Primo Brands Corporation Non-Employee Director Compensation Policy pursuant to which our non-employee directors may receive cash retainers or fees, and equity grants in connection with their performance of services. Each non-employee director may elect to receive shares of Class A common stock in lieu of cash compensation to which they would otherwise be entitled.

The following table contains information concerning the compensation of Primo Brands’ non-employee directors in fiscal year 2024. Such information relates to amounts paid by Primo Water or BlueTriton prior to the Transaction and the Company following the Transaction (including compensation paid to Mr. Metropoulos for non-director services):

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
C. Dean Metropoulos	10,503,112	83,425	10,586,537
Kurtis Barker	16,143	83,425	99,568
Britta Bomhard	136,331	154,068	290,399
Susan E. Cates	152,935	154,068	307,003
Michael Cramer	344,976	83,425	428,401
Eric J. Foss	141,740	154,068	295,808
Jerry Fowden	237,160	154,068	391,228
Billy D. Prim	132,201	154,068	286,269
Steven P. Stanbrook	111,740	154,068	265,808

The table below shows the aggregate numbers of equity incentive plan awards held as of December 31, 2024 by each non-employee director who was serving as of December 31, 2024.

Name	Option Awards Outstanding at Fiscal Year End
C. Dean Metropoulos	90,000	(1)
Kurtis Barker	1,374	(2)
Michael Cramer	300	(3)

Notes:

(1)

Represents the aggregate number of Class B units in TWP Holdings that are held indirectly by Mr. Metropoulos. 83 1/3% of the Class B units are time-vesting units and 16 2/3% are performance-vesting units. The time-vesting units are fully vested as of December 31, 2023. The performance-vesting units vest based on achievement of a multiple on invested capital returned to significant investors in TWP Holdings, subject to Mr. Metropoulos’s continued service with the Company through the applicable vesting date.

(2)

Represents the aggregate number of Class B units in TWP Holdings that are held by Mr. Barker. Mr. Barker received three separate grants of Class B units in TWP Holdings, two with a vesting commencement date of February 22, 2022, and one with a vesting commencement date of April 21, 2023. Of the 350 time-vesting Class B units in TWP Holdings with a vesting commencement date of February 22, 2022, 50% of such Class B units vested on the second anniversary of February 22, 2022 and 16 2/3% of such Class B units will vest on each of the third, fourth, and fifth anniversaries of February 22, 2022 with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Mr. Barker’s continued service with the Company through the applicable vesting dates. 337 Class B units in TWP Holdings with a vesting commencement date of April 21, 2023 vest in four equal annual installments (the first of which occurred on April 21, 2024) with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Mr. Barker’s continued service with the Company through the applicable vesting dates. The remaining Class B units held by Mr. Barker are subject to performance-vesting and will vest based on achievement of a multiple on invested capital returned to significant investors in TWP Holdings, subject to Mr. Barker’s continued service with the Company through the applicable vesting date.

(3)

Represents the aggregate number of Class B units in TWP Holdings that are held by Mr. Cramer. Mr. Cramer received two separate grants of Class B units in TWP Holdings on March 31, 2021 and October 31, 2023, with vesting commencement dates of March 31, 2021 and October 31, 2023, respectively. Of the 75 time-vesting Class B units in TWP Holdings granted to Mr. Cramer on November 10, 2021, with a vesting commencement date of March 31, 2021, 50% of such Class B units vested on March 31, 2023, 16 2/3% of such Class B units vested on March 31, 2024 and 16 2/3% of such Class B units will vest on each of the fourth and fifth anniversaries of March 31, 2021 with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Mr. Cramer’s continued service with the Company through the applicable vesting dates. The remaining 75 Class B units granted to Mr. Cramer on November 10, 2021 are subject to performance-vesting and will vest based on achievement of a multiple on invested capital returned to significant investors in TWP Holdings, subject to Mr. Cramer’s continued service with the Company through the applicable vesting date. All of the 150 Class B units granted to Mr. Cramer on October 31, 2023 are subject solely to time-basted vesting of which 50% of such Class B units vest on the second anniversary of October 31, 2023 and 16 2/3% will vest on each of the third, fourth, and fifth anniversaries of October 31, 2023 with accelerated vesting of all such Class B units upon an Exit Transaction, subject to Mr. Cramer’s continued service with the Company through the applicable vesting dates.

Policies and Practices Related to the Timing of Grants of Certain Equity Awards

It is the Compensation Committee’s practice to approve ordinary course annual equity grants at its regularly-scheduled meeting held in December of each year. At this meeting, the Compensation Committee will approve each named executive officer’s annual equity award. At this time, we do not currently anticipate granting stock options to any of our named executive officers. The Company does not schedule its equity grants in anticipation of the release of material, non-public information, nor does the Company time the release of MNPI based on equity grant dates.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences to Non-U.S. Holders (as defined below) of the purchase, ownership, and disposition of our Class A common stock registered for resale pursuant to this prospectus, but does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local, or non-U.S. tax laws are not discussed. This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the purchase, ownership, and disposition of our Class A common stock.

This discussion is limited to Non-U.S. Holders that hold our Class A common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the impact of the Medicare contribution tax on net investment income and the alternative minimum tax. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;

•	persons holding our Class A common stock as part of a hedge, straddle, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

•	banks, insurance companies, and other financial institutions;

•	brokers, dealers, or traders in securities;

•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

•	partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);

•	tax-exempt organizations or governmental organizations;

•	persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;

•	persons who hold or receive our Class A common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•	tax-qualified retirement plans;

•	“qualified foreign pension funds” as defined in Section 897(l)(2) of the Code and entities all of the interests of which are held by qualified foreign pension funds; and

•	persons subject to special tax accounting rules as a result of any item of gross income with respect to the Class A common stock being taken into account in an applicable financial statement.

If an entity treated as a partnership for U.S. federal income tax purposes holds our Class A common stock, the tax treatment of a partner in the partnership will depend on the status of the partner, the activities of the partnership, and certain determinations made at the partner level. Accordingly, partnerships holding our Class A common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATIONAL PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our Class A common stock that is neither a “U.S. person” nor an entity treated as a partnership for U.S. federal income tax purposes. A U.S. person is any person that, for U.S. federal income tax purposes, is or is treated as any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•

a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) has a valid election in effect to be treated as a United States person for U.S. federal income tax purposes.

Distributions

If we make distributions of cash or property on our Class A common stock, such distributions will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will constitute a return of capital and first be applied against and reduce a Non-U.S. Holder’s adjusted tax basis in its Class A common stock, but not below zero. Any excess will be treated as capital gain and will be treated as described below under “—Sale or Other Taxable Disposition.”

Subject to the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends (or such lower rate specified by an applicable income tax treaty, provided the Non-U.S. Holder furnishes a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate). A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. Holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such dividends are attributable), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

A Non-U.S. Holder will not be subject to U.S. federal income tax on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:

•

the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable);

•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or

•	our Class A common stock constitutes a U.S. real property interest (“USRPI”) by reason of our status as a U.S. real property holding corporation (“USRPHC”) for U.S. federal income tax purposes.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

A Non-U.S. Holder described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on gain realized upon the sale or other taxable disposition of our Class A common stock, which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our USRPIs relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Even if we are or were to become a USRPHC, gain arising from the sale or other taxable disposition of our Class A common stock by a Non-U.S. Holder will not be subject to U.S. federal income tax if our Class A common stock is “regularly traded,” as defined by applicable Treasury Regulations, on an established securities market and such Non-U.S. Holder owned, actually and constructively, 5% or less of our Class A common stock throughout the shorter of the five-year period ending on the date of the sale or other taxable disposition or the Non-U.S. Holder’s holding period.

Non-U.S. Holders should consult their tax advisors regarding potentially applicable income tax treaties that may provide for different rules.

Information Reporting and Backup Withholding

Payments of dividends on our Class A common stock will not be subject to backup withholding, provided the applicable withholding agent does not have actual knowledge or reason to know the holder is a United States person and the holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or otherwise establishes an exemption. However, information returns are required to be filed with the IRS in connection with any distributions on our Class A common stock paid to the Non-U.S. Holder, regardless of whether such distributions constitute dividends or whether any tax was actually withheld. In addition, proceeds of the sale or other taxable disposition of our Class A common stock within the United States or conducted through certain U.S.-related brokers generally will not be subject to backup withholding or information reporting if the applicable withholding agent receives the certification described above and does not have actual knowledge or reason to know that such holder is a United States person or the holder otherwise establishes an exemption. Proceeds of a disposition of our Class A common stock conducted through a non-U.S. office of a non-U.S. broker generally will not be subject to backup withholding or information reporting.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

Additional Withholding Tax on Payments Made to Foreign Accounts

Withholding taxes may be imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) on certain types of payments made to non-U.S. financial institutions and certain other non-U.S. entities. Specifically, a 30% withholding tax may be imposed on dividends on, or (subject to the proposed Treasury Regulations discussed below) gross proceeds from the sale or other disposition of, our Class A common stock paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code), unless (1) the foreign financial institution undertakes certain diligence and reporting obligations, (2) the non-financial foreign entity either certifies it does not have any “substantial United States owners” (as defined in the Code) or furnishes identifying information regarding each substantial United States owner, or (3) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules. If the payee is a foreign financial institution and is subject to the diligence and reporting requirements in (1) above, it must enter into an agreement with the U.S. Department of the Treasury requiring, among other things, that it undertake to identify accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined in the Code), annually report certain information about such accounts, and withhold 30% on certain payments to non-compliant foreign financial institutions and certain other account holders. Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules.

Under the applicable Treasury Regulations and administrative guidance, withholding under FATCA generally applies to payments of dividends on our Class A common stock. While withholding under FATCA would have applied also to payments of gross proceeds from the sale or other disposition of stock on or after January 1, 2019, proposed Treasury Regulations eliminate FATCA withholding on payments of gross proceeds entirely. Taxpayers generally may rely on these proposed Treasury Regulations until final Treasury Regulations are issued.

Prospective investors should consult their tax advisors regarding the potential application of withholding under FATCA to their investment in our Class A common stock.

PRINCIPAL STOCKHOLDERS

The following table sets forth information with respect to the beneficial ownership of our voting shares as of February 12, 2025 by:

•	each person who is known to be the beneficial owner of more than 5% of our voting shares;

•	each of our named executive officers and directors; and

•	all executive officers and directors as a group.

The amounts and percentages of Class A common stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or to direct the voting of such security, or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days, provided that any person who acquires any such right with the purpose or effect of changing or influencing the control of the issuer, or in connection with or as a participant in any transaction having such purpose or effect, immediately upon such acquisition shall be deemed to be the beneficial owner of the securities which may be acquired through the exercise of such right. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities.

The beneficial ownership of our voting securities is based on 380,115,732 shares of our Class A common stock and no shares of our Class B common stock, each issued and outstanding as of February 12, 2025.

Unless otherwise indicated, the address for each beneficial owner listed below is: (i) 1150 Assembly Drive, Suite 800, Tampa, Florida 33607 or (ii) 900 Long Ridge Road, Building 2, Stamford, Connecticut 06902.

	Class A Shares
Name and Address of Beneficial Owner	Number	Percentage
5% Stockholders
Triton Water Parent Holdings, LP and Triton Water Equity Holdings, LP(1)	218,618,368	57.5%
FMR LLC(2)	21,222,593	5.6%
BlackRock, Inc.(3)	16,115,097	5.1%
Directors and Executive Officers
Robbert Rietbroek(4)	—	—%
David Hass(4)	166,579	*
Jason Ausher(5)	111,181	*
Robert Austin(4)	—	—%
Marni Morgan Poe(6)	836,875	*
Hih Song Kim(4)	—	—%
C. Dean Metropoulos	3,445	—%
Britta Bomhard	57,302	*
Susan E. Cates	67,156	*
Eric J. Foss	19,232	*
Jerry Fowden	1,286,759	*
Billy D. Prim(7)	1,079,056	*
Steven P. Stanbrook	104,522	*
Kurtis Barker	3,445	*
Michael Cramer	3,445	*
Tony W. Lee(8)	218,618,368	57.5%
Kimberly Reed	—	—%

Class A Shares
Name and Address of Beneficial Owner	Number	Percentage
Joseph Rosenberg	—	—%
Allison Spector	—	—%
All directors and executive officers as a group (19 individuals)	222,357,365	58.4%

Notes:

*	Represents voting power of less than one percent.
(1)

Represents (i) 160,618,368 shares of our Class A common stock held by the Initial ORCP Stockholder, Triton Water Parent Holdings, LP, and (ii) 58,000,000 shares of Class A common stock held by Triton Water Equity Holdings, LP. ORCP III DE TopCo GP, LLC is the general partner of Triton Water Parent Holdings, LP. R. Scott Spielvogel and Tony W. Lee are the managing members of ORCP III DE TopCo GP, LLC and have or share voting and investment discretion with respect to the securities held of record by the Triton Water Parent Holdings, LP. Triton Water Parent Holdings, LP is the managing member of Triton Water Equity Holdings GP, LLC, which is the general partner of Triton Water Equity Holdings, LP. Accordingly, each of the persons and entities named in this footnote may be deemed to share beneficial ownership of the securities held of record by Triton Water Equity Holdings, LP. ORCP III DE TopCo GP, LLC, Triton Water Parent Holdings, LP, R. Scott Spielvogel and Tony W. Lee may also be deemed to share beneficial ownership of the securities held of record by Triton Water Parent Holdings, LP. The principal business address of each of the entities and persons identified in this footnote is c/o One Rock Capital Partners, LLC, 45 Rockefeller Plaza, 39th Floor, New York, NY 10111.

(2)

Based on information reported in a Schedule 13G filed by FMR LLC on February 12, 2025. As reported in such filing, FMR LLC was the beneficial owner of 21,222,593 shares of Class A common stock, with sole voting power with respect to 21,218,457 shares of Class A common stock and sole dispositive power with respect to 21,222,593 shares of Class A common stock. The address of FMR LLC is 245 Summer Street, Boston, MA 02210, United States.

(3)

Based on information reported in a Schedule 13G/A filed by BlackRock, Inc. on January 24, 2024 with the SEC. As reported in such filing, BlackRock, Inc. was the beneficial owner of 16,115,097 Primo Shares, with sole voting power with respect to 14,865,876 Primo Shares and sole dispositive power with respect to 16,115,097 Primo Shares. In connection with the consummation of the Transaction, the Primo Shares held by BlackRock, Inc. were exchanged on a 1:1 basis for shares of Class A common stock. The address of Blackrock, Inc. is 50 Hudson Yards, New York, NY 10001, United States.

(4)	Amounts reported do not reflect unvested, time-based Primo Brands Replacement RSUs or Primo Brands Conversion RSUs that do not vest within 60 days of the date of this prospectus.
(5)

Includes 48,577 shares of our Class A common stock underlying Primo Brands Replacement Options exercisable within 60 days of the date of this prospectus. Amounts reported do not reflect unvested, time-based Primo Brands Replacement RSUs or Primo Brands Conversion RSUs that do not vest within 60 days of the date of this prospectus.

(6)

Includes 480,807 shares of our Class A common stock underlying Primo Brands Replacement Options exercisable within 60 days of this prospectus. Amounts reported do not reflect unvested, time-based Primo Brands Replacement RSUs or Primo Brands Conversion RSUs that do not vest within 60 days of date of this prospectus.

(7)

Includes: (i) 1,072,702 shares of Class A common stock held by the Billy D. Prim Revocable Trust (as to which he has shared voting and investment power); (ii) 3,177 shares of Class A common stock held by the 2010 Irrevocable Trust fbo Jager Grayln Dean Bellissimo (as to which he has shared voting and investment power); and (iii) 3,177 shares of Class A common stock held by the 2010 Irrevocable Trust fbo Joseph Alexander Bellissimo (as to which he has shared voting and investment power).

(8)	Represents shares held by the Initial ORCP Stockholder and Triton Water Equity Holdings, LP as discussed further in footnote (2) above.

SELLING STOCKHOLDERS

This prospectus relates to the sale from time to time of the Resale Shares. The selling stockholders may from time to time offer and sell any or all of the shares of Class A common stock set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “selling stockholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees, and others who later come to hold any of the selling stockholders’ interest in the Class A common stock other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the selling stockholders, and the aggregate number of shares of Class A common stock that the selling stockholders may offer pursuant to this prospectus.

	Before the Offering		After the Offering
Name and Address of Selling Stockholder	Number of Shares of Class A Common Stock	Number of Shares of Class A Common Stock Being Offered	Number of Shares of Class A Common Stock
Triton Water Parent Holdings, LP and Triton Water Equity Holdings, LP(1)	218,618,368	218,618,368	—

(1)

Represents (i) 160,618,368 shares of our Class A common stock held by the Initial ORCP Stockholder, Triton Water Parent Holdings, LP, and (ii) 58,000,000 shares of Class A common stock held by Triton Water Equity Holdings, LP. ORCP III DE TopCo GP, LLC is the general partner of Triton Water Parent Holdings, LP. R. Scott Spielvogel and Tony W. Lee are the managing members of ORCP III DE TopCo GP, LLC and have or share voting and investment discretion with respect to the securities held of record by the Triton Water Parent Holdings, LP. Triton Water Parent Holdings, LP is the managing member of Triton Water Equity Holdings GP, LLC, which is the general partner of Triton Water Equity Holdings, LP. Accordingly, each of the persons and entities named in this footnote may be deemed to share beneficial ownership of the securities held of record by Triton Water Equity Holdings, LP. ORCP III DE TopCo GP, LLC, Triton Water Parent Holdings, LP, R. Scott Spielvogel and Tony W. Lee may also be deemed to share beneficial ownership of the securities held of record by Triton Water Parent Holdings, LP. The principal business address of each of the entities and persons identified in this footnote is c/o One Rock Capital Partners, LLC, 45 Rockefeller Plaza, 39th Floor, New York, NY 10111.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policies and Procedures for Related Person Transactions

Our board of directors has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. To the extent our Nominating and Governance Committee is comprised entirely of independent directors, it is responsible for periodically reviewing and approving “related person transactions” as defined by Item 404 of Regulation S-K under the Exchange Act and approving or recommending any changes to such policies and procedures. If the Nominating and Governance Committee is not comprised entirely of independent directors, another independent committee of the board of directors or the independent members of the board of the directors as a whole has authority to review and approve related person transactions.

A “Related Person Transaction” is an existing or proposed transaction, arrangement, or relationship (or any series of similar existing or proposed transactions, arrangements, or relationships) in which the Company (including any of its subsidiaries) was, is, or will be a participant, the amount involved exceeds $120,000, and in which any Related Person (as defined below) had, has, or will have a direct or indirect material interest. A “Related Person” is:

•	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

•	any person who is known to be the beneficial owner of more than 5% of any class of the Company’s voting securities; and

•

any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the director, executive officer, nominee or more than 5% beneficial owner, and any person (other than a tenant or employee) sharing the same household of such director, executive officer, nominee or more than 5% beneficial owner.

The following is a description of transactions to which we were a party since January 1, 2022 in which the amount involved exceeded or will exceed $120,000, and in which any of our executive officers, directors or holders of more than 5% of any class of our voting securities, or an affiliate or immediate family member or a person sharing the household with, any of these individuals (other than tenants or employees), had or will have a direct or indirect material interest. Other than with respect to the Margin Loan (as defined below), all of the transactions described in this section occurred prior to the adoption of the related person transaction policy. The matters described below related to the Margin Loan were approved in accordance with our related person transaction policy.

In consideration for the provision of advice and strategic planning to the Company in connection with the Transaction, Fairmont, an affiliate of Mr. Metropoulos, received approximately $2,320,303 as a lump sum cash payment on November 5, 2024. Such compensation was paid to Fairmont for non-director services.

For the years ended December 31, 2024 and 2023, we recorded expenses associated with management fees and associated costs pursuant to management agreements with Advisors, as well as transaction fees, of $53.6 million and $17.8 million, respectively, which were included in Selling, general and administrative expenses in our consolidated financial statements incorporated by reference herein.

As of December 31, 2024 and 2023, we recorded an associated prepaid expense of nil and $3.4 million, respectively, which is included in Prepaid expenses and other current assets in our consolidated financial statements incorporated by reference herein. Additionally, we recorded an associated accrual of $0.2 million and nil as of December 31, 2024 and 2023, respectively.

For the years ended December 31, 2024 and 2023, we purchased $30.9 million and $4.7 million, respectively, of raw materials used in the production process from Alltrista Plastics LLC, a subsidiary of Jadex Inc., a One Rock portfolio company, which were recorded as a component of cost of sales in our consolidated financial statements incorporated by reference herein. Additionally, we recorded an associated payable of $0.2 million and $1.5 million, respectively, related to the unpaid portion of these purchases.

Stockholders Agreement

On November 7, 2024, the Company and the Initial ORCP Stockholder entered into the Stockholders Agreement setting forth certain governance and other rights of the Initial ORCP Stockholder and certain of its permitted transferees. In the Stockholders Agreement, the Initial ORCP Stockholder agreed, subject to certain exceptions set forth therein, to provide customary assistance in respect of any required regulatory filings.

Pursuant to the Stockholders Agreement, the ORCP Stockholders may request that we conduct a registered offering of their Class A common stock, subject to certain conditions. The ORCP Stockholders and any other Sponsor Stockholder that beneficially owns 5% of the outstanding shares of Class A common stock may exercise piggyback rights to participate in any registered offering of Class A common stock conducted at their request or at the initiative of the Company. Pursuant to the Stockholders Agreement, we agreed to file a shelf registration statement as promptly as practicable to register the resale by the Sponsor Stockholders of their respective shares of Class A common stock from time to time. The ORCP Stockholders have the right to request a takedown offering of shares off of an effective shelf registration statement, and the ORCP Stockholders and any other Sponsor Stockholders that beneficially own greater than 5% of the outstanding shares of Class A common stock will have piggyback registration rights with respect to such a takedown.

Sponsor Stockholders who are not ORCP Stockholders (collectively, “Other Sponsor Stockholders”) and who own at least 10% of the outstanding shares of Class A common stock may request a registered takedown if the shares of Class A common stock to be sold by such Other Sponsor Stockholder have an aggregate market value of at least $50 million. Such a request will require the consent of the ORCP Stockholders during the first 18 months after the consummation of the Transaction, and in the case of an Other Sponsor Stockholder beneficially owning 20% or more of the outstanding shares of Class A common stock, will be limited to two demand registrations, or, in the case of an Other Sponsor Stockholder beneficially owning between 10% and 20% of the outstanding shares of Class A common stock, will be limited to one demand registration.

For a description of certain other material terms of the Stockholders Agreement, see “Description of Capital Stock.”

Certain provisions of the Stockholders Agreement terminate upon the first to occur of: (i) the time at which a particular Sponsor Stockholder, as such term is defined in the Stockholders Agreement, ceases to beneficially own any shares of Class A common stock, (ii) as to a particular Sponsor Stockholder, receipt of written notice of termination by such Sponsor Stockholder to the Company and the Initial ORCP Stockholder, or (iii) receipt of written notice of termination for all Sponsor Stockholders by the Initial ORCP Stockholder holding a majority of the outstanding shares of Class A common stock held by all Sponsor Stockholders at such time.

Liquidity and Transfer Restrictions

During the period commencing at the Effective Time and ending on February 8, 2025 (the three-month anniversary of the Effective Time), the Sponsor Stockholders were subject to a lockup that restricted transfers of Class A common stock, other than to certain Permitted Transferees, or in certain types of transactions in which the transferee agreed to be bound by the lockup. The ORCP Stockholders requested, and on November 15, 2024, the Company, acting with the approval of an independent ad hoc committee of the board of directors, granted, a limited waiver of such lock-up provisions to facilitate the ORCP Stockholders taking a margin loan from institutional lenders (the “Margin Loan”), secured by a pledge of 58,000,000 shares of Class A common stock owned by the ORCP Stockholders.

Margin Loan

In connection with the Margin Loan, the Company entered into customary issuer agreements with Triton Water Equity Holdings, LP, Triton Water Equity Holdings GP, LLC, and the other parties thereto whereby we made certain representations to the parties in relation to the pledge of 58,000,000 shares of Class A common stock as collateral for entering into the Margin Loan (the “pledged shares”). In connection with the foregoing, the Company waived the transfer restrictions under the Stockholders Agreement described in the preceding paragraph with respect to the pledged shares.

Indemnification Arrangements

Pursuant to our bylaws and upon consummation of the Transaction, we entered into indemnification agreements with each of our Executive Officers and directors. The indemnification agreements provide the indemnitees with contractual rights to indemnification, and expense advancement and reimbursement, to the fullest extent permitted under the DGCL, subject to certain exceptions contained in those agreements.

This summary is qualified in its entirety by reference to the full text of the form of indemnification agreement (“Indemnification Agreement”).

Employment Arrangements

We entered into employment and other compensation agreements with certain of our named executive officers in connection with the Transaction. See “Executive Compensation.”

DESCRIPTION OF CERTAIN INDEBTEDNESS

The following is a description of our New Notes and New Senior Secured Credit Facilities. The following summaries of certain provisions of the New Notes Indentures and the Amended Credit Agreement do not purport to be complete and may not contain all of the information that is important to you, and is subject to, and qualified in its entirety by reference to, all of the provisions of the corresponding agreements. For more information, see “About this Prospectus—The Refinancing Transactions.”

New Secured Notes

The New Secured Euro Notes and the New Secured Dollar Notes were issued pursuant to an indenture, dated as of February 12, 2025 (the “New Secured Notes Indenture”), by and among the Issuers, the guarantors party thereto, Wilmington Trust, National Association, as trustee and notes collateral agent, Deutsche Bank AG, London Branch, as paying agent, and Deutsche Bank Trust Company Americas, as Euro registrar.

The New Secured Euro Notes bear interest at a rate of 3.875% per annum, which shall be payable semi-annually on April 30 and October 31 of each year, commencing on April 30, 2025. The New Secured Euro Notes will mature on October 31, 2028. The New Secured Dollar Notes bear interest at a rate of 4.375% per annum, which shall be payable semi-annually on April 30 and October 31 of each year, commencing on April 30, 2025. The New Secured Dollar Notes will mature on April 30, 2029.

Upon not less than 10 nor more than 60 days’ notice, the Issuers may redeem the New Secured Notes, at their option, in whole at any time or in part from time to time, subject to the payment of a redemption price, together with accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. The redemption price includes a call premium that varies from 0.969% to 0%, in the case of the New Secured Euro Notes, or from 2.188% to 0%, in the case of the New Secured Dollar Notes, in each case, depending on the year of redemption.

In connection with any tender offer, other offer to purchase, or exchange offer for the New Secured Notes, including pursuant to a change of control, alternate offer, or asset sale offer, each as defined in the New Secured Notes Indenture, if not less than 90.0% of the New Secured Notes of the applicable series outstanding are purchased or exchanged by the Issuers or a third party, the Issuers or such third party will have the right to redeem, purchase, or exchange, as applicable, all New Secured Notes of such series that remain outstanding following such purchase or exchange, as applicable, (i) in the case of a tender offer or other offer to purchase, at the price paid to holders of New Secured Notes of the applicable series in such purchase (excluding any early tender premium, to the extent paid in connection with a tender offer, or accrued and unpaid interest paid to such other holders) or (ii) in the case of an exchange offer, for the same consideration provided in such exchange offer, in each case, plus, to the extent not otherwise included in the consideration paid, accrued and unpaid interest, if any, to, but excluding, the date of redemption, purchase, or exchange. The holders of the New Secured Notes will also have the right to require the Issuers to repurchase their New Secured Notes upon the occurrence of a change in control at an offer price equal to 101.0% of the principal amount of the New Secured Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The New Secured Notes will be guaranteed by the Company and substantially all of the Company’s material, wholly-owned domestic subsidiaries, subject to certain customary exceptions (together with the Company, the “Guarantors”). The New Secured Notes and related guarantees are the Issuers’ and Guarantors’ senior secured obligations. In addition, the New Secured Notes will be secured on a first lien basis by substantially all of the assets of each of the Issuers and such Guarantors, subject to certain customary exceptions, which liens shall be pari passu with the liens securing the Amended Credit Agreement (as defined below).

The New Secured Indenture contains covenants that limit the Company’s (and its subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred stock; (ii) pay dividends, redeem stock, or make other distributions; (iii) make other restricted payments or investments; (iv) create liens on assets;

(v) transfer or sell assets; (vi) create restrictions on payment of dividends or other amounts by the Company to the Company’s restricted subsidiaries; (vii) engage in mergers or consolidations; (viii) engage in certain transactions with affiliates; and (ix) designate the Company’s subsidiaries as unrestricted subsidiaries. Many of the covenants contained in the New Secured Indenture will not be applicable, and the guarantees of the New Secured Notes will be released, during any period when the New Secured Notes have an investment grade rating.

New Unsecured Notes

The New Unsecured Notes were issued pursuant to an indenture, dated as of February 12, 2025 (the “New Unsecured Notes Indenture” and, together with the New Secured Notes Indenture, the “New Notes Indentures”), by and among the Issuers, the guarantors party thereto, and Wilmington Trust, National Association, as trustee.

The New Unsecured Notes bear interest at a rate of 6.250% per annum, which shall be payable semi-annually on April 1 and October 1 of each year, commencing on April 1, 2025. The New Unsecured Notes will mature on April 1, 2029.

Upon not less than 10 nor more than 60 days’ notice, the Issuers may redeem the New Unsecured Notes, at their option, in whole at any time or in part from time to time, subject to the payment of a redemption price, together with accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. The redemption price includes a call premium that varies from 3.125% to 0%, depending on the year of redemption.

In connection with any tender offer, other offer to purchase, or exchange offer for the New Unsecured Notes, including pursuant to a change of control, alternate offer, or asset sale offer, each as defined in the New Unsecured Notes Indenture, if not less than 90.0% of the New Unsecured Notes outstanding are purchased or exchanged by the Issuers or a third party, the Issuers or such third party will have the right to redeem, purchase, or exchange, as applicable, all New Unsecured Notes that remain outstanding following such purchase or exchange, as applicable, (i) in the case of a tender offer or other offer to purchase, at the price paid to holders of New Unsecured Notes in such purchase (excluding any early tender premium, to the extent paid in connection with a tender offer, or accrued and unpaid interest paid to such other holders) or (ii) in the case of an exchange offer, for the same consideration provided in such exchange offer, in each case, plus, to the extent not otherwise included in the consideration paid, accrued and unpaid interest, if any, to, but excluding, the date of redemption, purchase, or exchange. The holders of the New Unsecured Notes will also have the right to require the Issuers to repurchase their New Unsecured Notes upon the occurrence of a change in control at an offer price equal to 101.0% of the principal amount of the New Unsecured Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

The New Unsecured Notes will be guaranteed by the Guarantors. The New Unsecured Notes and related guarantees are the Issuers’ and Guarantors’ senior unsecured obligations.

The New Unsecured Indenture contains covenants that limit the Company’s (and its subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred stock; (ii) pay dividends, redeem stock, or make other distributions; (iii) make other restricted payments or investments; (iv) create liens on assets; (v) transfer or sell assets; (vi) create restrictions on payment of dividends or other amounts by the Company to the Company’s restricted subsidiaries; (vii) engage in mergers or consolidations; (viii) engage in certain transactions with affiliates; and (ix) designate the Company’s subsidiaries as unrestricted subsidiaries. Many of the covenants contained in the New Secured Indenture will not be applicable, and the guarantees of the New Unsecured Notes will be released, during any period when the New Unsecured Notes have an investment grade rating.

The Amended Credit Agreement

Substantially concurrently with the issuance of the New Notes on the Early Settlement Date, the Company entered into the Fourth Amendment, which amended the credit agreement governing the BlueTriton Term Loan

Facility, by and among Triton Water Holdings, as borrower, Intermediate Holdings, the other entities identified as borrowers, the guarantors party thereto, Morgan Stanley Senior Funding, Inc., as administrative and collateral agent, and the other lenders party thereto. The Fourth Amendment amended the BlueTriton Term Loan Credit Agreement to, among other things, (x) reprice the existing BlueTriton Term Loan Facility, and to make related changes to effect such repricing, and (y) provide for the New Revolving Credit Facility.

Term Loan Facility

The Term Loan Facility consists of term loans denominated in U.S. dollars. Immediately following the Credit Facilities Transactions, the Company had $3,098.0 million of outstanding borrowings under the Term Loan Facility, which will mature in March 2028. Borrowings under the Term Loan Facility will amortize in equal quarterly installments in an amount equal to 1.00% per annum of the principal amount.

The interest rate margin applicable to borrowings under the Term Loan Facility will be, at the Company’s option, either (1) the base rate (which is the highest of (x) the overnight federal funds rate, plus 0.50%, (y) the prime rate on such day, and (z) the one-month SOFR published on such date, plus 1.00%), plus an applicable margin, or (2) one-, three- or six-month SOFR or, if available from all lenders, 12-month SOFR, or any shorter period less than one month (as may be consented to by each applicable lender thereunder), plus an applicable margin. The applicable margin for SOFR loans under the Term Loan Facility will be 2.25%. The Term Loan Facility is subject to a SOFR floor of 0.50%.

The Company may voluntarily prepay loans or reduce commitments under the Term Loan Facility, in whole or in part, subject to minimum amounts, with prior notice, but without premium or penalty (other than a 1.00% premium on any prepayment in connection with a repricing transaction prior to the date that is six months after the Early Settlement Date. The Company is required to prepay the Term Loan Facility with 100% of the net cash proceeds of certain asset sales (such percentage subject to reduction based on the achievement of specific leverage ratios), 100% of the net cash proceeds of certain debt issuances, and 50% of excess cash flow (such percentage subject to reduction based on the achievement of specific leverage ratios), in each case, subject to certain reinvestment rights and other exceptions.

The obligations under the Term Loan Facility are guaranteed by the Guarantors. The Term Loan Facility is secured by a first-priority lien on substantially all of the Issuers’ and the Guarantors’ current and fixed assets (subject to certain exceptions), subject to certain permitted liens.

The Term Loan Facility contains customary negative covenants generally consistent with those applicable to the New Notes, including, but not limited to, restrictions on the ability of the Company and its restricted subsidiaries to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets, pay dividends or make other restricted payments, optionally prepay or modify terms of certain junior indebtedness, sell or otherwise transfer certain assets, or enter into transactions with affiliates (in each case subject to permitted exceptions).

New Revolving Credit Facility

The New Revolving Credit Facility provides for revolving loans, swing line loans, and letters of credit in an aggregate amount of up to $750.0 million and will mature in February 2030 (subject to a springing maturity based on conditions set forth in the Amended Credit Agreement).

The interest rate margin applicable to borrowings under the New Revolving Credit Facility will be, at the Company’s option, either (1) the base rate (which is the highest of (x) the overnight federal funds rate, plus 0.50%, (y) the prime rate on such day, and (z) the one-month SOFR published on such date, plus 1.00%), plus an applicable margin or (2) one-, three- or six-month SOFR or, if available from all lenders, 12-month SOFR or any period less than one month (as may be consented to by each applicable lender thereunder), plus an applicable margin. The applicable margin for SOFR loans under the New Revolving Credit Facility ranges from SOFR plus 2.25% to 1.50%, based on the achievement of certain first lien net leverage ratios. The New Revolving Credit Facility is subject to a SOFR floor of 0.00%.

The Company is required to make prepayments under the New Revolving Credit Facility at any time when, and to the extent that, the aggregate amount of the outstanding loans and letters of credit under the New Revolving Credit Facility exceeds the aggregate amount of commitments in respect of the New Revolving Credit Facility.

The New Revolving Credit Facility contains customary covenants, including, but not limited to, restrictions on the ability of the Company and its subsidiaries to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets, make acquisitions, loans, advances, or investments, pay dividends or make other restricted payments, sell or otherwise transfer assets, optionally prepay or modify terms of certain junior indebtedness, enter into transactions with affiliates, or change our line of business (in each case subject to permitted exceptions).

The New Revolving Credit Facility requires the maintenance of (i) a first lien net leverage ratio of less than or equal to 5.00 to 1.00, with no step-downs, and a 0.50 to 1.00 step-up for any four fiscal quarter period in which a material acquisition is consummated, and (ii) a minimum interest coverage ratio of 2.00 to 1.00 at the end of each fiscal quarter.

DESCRIPTION OF CAPITAL STOCK

The following summary describes our capital stock as well as certain provisions of our amended and restated certificate of incorporation, amended and restated bylaws, and Stockholders Agreement as well as the DGCL. Because the following is only a summary, it does not contain all of the information that may be important to you, is not intended to be complete, and is qualified in its entirety by reference to our amended and restated certificate of incorporation, amended and restated bylaws, and Stockholders Agreement, each of which are filed as exhibits to the registration statement of which this prospectus forms a part.

General

The total amount of our authorized capital stock consists of (i) 800,000,000 shares of Class A common stock, par value $0.01 per share; (ii) 100,000,000 shares of Class B common stock, par value $0.01 per share, and (iii) 100,000,000 shares of preferred stock, par value $0.01 per share (our “preferred stock”).

Our Board is authorized, without stockholder approval, except as required by the rules of the NYSE and subject to the rights granted to the ORCP Stockholders pursuant to the Stockholders Agreement, to issue additional shares of our capital stock.

As of the date of this prospectus, we had approximately 29 holders of record of the Class A common stock, although there is a much larger number of beneficial holders of Class A common stock. The actual number of stockholders is greater than the number of record holders stated above, and includes stockholders who are beneficial owners, but whose shares are held in “street name” by brokers and other nominees. Of the authorized shares of our capital stock, 380,115,732 shares of Class A common stock were issued and outstanding, no shares of Class B common stock were issued and outstanding, and no shares of preferred stock were issued and outstanding.

Common Stock

We have two classes of authorized common stock: Class A common stock and Class B common stock. The rights of holders of Class A common stock and Class B common stock are identical, except with respect to voting and conversion rights. On the Early Settlement Date in connection with the Refinancing Transactions, we consummated the Class B Conversion, following which, we no longer have any Class B common stock outstanding.

Voting Rights

Each holder of Class A common stock is entitled to one vote for each share of Class A common stock on each matter submitted to a vote of stockholders, except that, prior to the Beneficial Ownership Sunset Time, ORCP, as well as the ORCP Group were not permitted to, collectively, vote more than 49% of the shares of Class A common stock then outstanding. As we received the Requisite Consents in connection with the Consent Solicitations, we effectuated the Proposed Amendments on the Early Settlement Date and, as a result, the Beneficial Ownership Sunset Time occurred and the Class B Conversion was consummated. Therefore, ORCP, as well as the ORCP Group, are no longer subject to the limitation on voting no more than 49% of the shares of Class A common stock then outstanding.

Each holder of Class B common stock will be entitled to one vote for each share of Class B common stock on each matter submitted to a vote of stockholders, except that holders of Class B common stock will not be entitled to vote on the election, appointment, or removal of directors of the Company. The holders of Class A common stock and Class B common stock will generally vote together as a single class on all matters submitted to a vote of our Stockholders, unless otherwise required by Delaware law or our certificate of incorporation, and except that holders of Class B common stock will not be entitled to vote on the election, appointment, or removal of our directors. Delaware law could require either holders of Class A common stock or Class B common stock to vote separately as a single class in the following circumstances:

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if we were to seek to amend our certificate of incorporation to increase or decrease the par value of a class of our capital stock, then that class would be required to vote separately to approve the proposed amendment; and

•

if we were to seek to amend our certificate of incorporation in a manner that alters or changes the powers, preferences, or special rights of a class of our capital stock in a manner that affected holders adversely, then that class would be required to vote separately to approve the proposed amendment.

In addition, the affirmative vote of holders of at least 66 2⁄3% of the voting power of all of the then-outstanding voting stock will be required to take certain actions, including amending certain provisions of our certificate of incorporation, including the provisions relating to amending our bylaws and director or officer liability.

For so long as any shares of Class B common stock is outstanding, the unanimous vote of the holders of shares of Class B common stock will be required to take certain actions, including amending the provisions of our certificate of incorporation relating to the equal treatment of the shares of Class B common stock and to the voting and conversion rights relating to the shares of Class B common stock.

Conversion Rights

Our certificate of incorporation provides that each share of Class B common stock may be converted into one share of Class A common stock at any time upon the election by the holder, provided that (i) at the Beneficial Ownership Sunset Time, all shares of Class B common stock shall automatically convert into an equal number of shares of Class A common stock and (ii) prior to the Beneficial Ownership Sunset Time, we will not effect any conversion of shares of Class B common stock into shares of Class A common stock that would result in any person, group, or their respective affiliates beneficially owning in excess of 49% of the shares of Class A common stock then outstanding after giving effect to such conversion. For purposes of the foregoing sentence, the aggregate number of shares of Class A common stock beneficially owned by any such person, group, or any of their respective affiliates shall include the number of shares of Class A common stock issuable upon conversion of the shares of Class B common stock with respect to which such conversion is being requested, but shall exclude shares of Class A common stock that would be issuable upon (x) conversion of the remaining, unconverted shares of Class B common stock beneficially owned by such person, group, or any of their respective affiliates and (y) exercise or conversion of the unexercised or unconverted portion of any other securities of the Company beneficially owned by such person, group or any of their respective affiliates (including, without limitation, any convertible notes or convertible preferred stock or warrants) subject to a limitation on conversion or exercise analogous to the limitation contained in our certificate of incorporation. As we received the Requisite Consents in connection with the Consent Solicitations, we effectuated the Proposed Amendments on the Early Settlement Date, the Beneficial Ownership Sunset Time occurred, and the Class B Conversion was consummated.

Once converted into shares of Class A common stock, the shares of Class B common stock will not be reissued.

Prior to the Beneficial Ownership Sunset Time, each share of Class A common stock held by the ORCP Group may be converted into one share of Class B common stock upon election of the applicable holder.

Consent Rights

Pursuant to the Stockholders Agreement, for so long as the ORCP Stockholders own at least 30% of the outstanding Shares, the prior written approval of the ORCP Stockholders will be required in order for the Company to do any of the following:

•	authorize, create, or issue any Shares or other equity securities, or securities convertible into equity securities, including the designation of preferred stock, other than:

•	issuances to Primo Brands or its wholly-owned subsidiaries;

•	issuances of up to 3% of the outstanding equity securities of Primo Brands or any of its subsidiaries;

•	issuances pursuant to an equity compensation plan that came into effect at the Closing or approved by the Board; or

•	upon the conversion of convertible securities outstanding at the Closing or approved pursuant to the above requirements;

•	enter into or materially amend any joint ventures or similar business alliances with a fair market value of greater than $200 million;

•	enter into or materially amend any agreement providing for the acquisition or divestiture of assets or securities providing for aggregate consideration in excess of $200 million;

•	declare or pay dividends to stockholders on a non-pro rata basis or in excess of $175 million in the aggregate in any fiscal year;

•

redeem or repurchase equity securities, other than (i) from a departing associate, officer, director, or independent contractor as contemplated by the applicable equity plan or award agreement; or (ii) in connection with the clawback of erroneously awarded compensation in compliance with SEC rules;

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incur indebtedness for borrowed money that would cause the total net leverage ratio (as such term or equivalent term is customarily defined) of the Company to exceed 3.5x, other than (i) incurrences under the senior note indentures in existence at Closing; and (ii) incurrences made in the ordinary course of business under the BlueTriton credit agreements in existence at the Closing;

•

amend, modify, waive, or repeal any provision of the Stockholders Agreement or the organizational documents of Primo Brands or any of our subsidiaries that adversely affects the powers, preferences, rights, or protections of the ORCP Stockholders or the Sponsor Nominees (as such term is defined in the Stockholders Agreement), increases the liability of a Sponsor Nominee, or adversely affects the Company’s ability to perform its obligations under the Stockholders Agreement;

•	designate a director to the Board other than in accordance with our certificate of incorporation; and

•	enter into an agreement to do any of the foregoing.

Pursuant to the Stockholders Agreement, approval of 66 2⁄3% of the Board will be required in order for the Company to do any of the following:

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issue Shares or other equity securities, including any preferred stock, to the Initial ORCP Stockholder and certain of its permitted transferees, other than to ORCP pursuant to its purchase rights described below under “—Purchase and Notice Rights”;

•	enter into or effect a change of control (as defined in any of the senior note indentures in existence at Closing) or similar transaction;

•	increase or decrease the size of the Board or the board of directors of any subsidiary, or any committee thereof, other than as specified above; and

•	initiate a voluntary liquidation, dissolution, winding up, bankruptcy, or other insolvency proceeding of Primo Brands or any of our material subsidiaries.

Furthermore, removing or replacing our CEO in the first year following the Closing will require approval of 66 2⁄3% of the Board.

Purchase and Notice Rights

Pursuant to the Stockholders Agreement, so long as the ORCP Stockholders beneficially own at least 15% of the shares of Class A common stock, the ORCP Stockholders will have the right to purchase their pro rata portion of any equity securities newly offered by the Company or any of our subsidiaries in a public or non-public offering of equity securities, other than in certain circumstances, including issuances of equity securities to directors, officers, associates, or consultants, issuances pursuant to equity incentive or similar benefits plans, issuances made as consideration for any acquisition by the Company or as part of a strategic partnership or commercial arrangement on an arms-length basis, issuances pursuant to a stock split, stock dividend, reclassification, reorganization, or similar event, issuances upon the conversion of shares of Class B common stock issued to the ORCP Stockholders, and issuances of shares of a subsidiary to the Company or a wholly-owned subsidiary of the Company. We are required to provide the ORCP Stockholders with written notice at least seven business days prior to any intended issuance of such new equity securities.

We are required to provide the ORCP Stockholders with written notice at least five business days prior to any (i) issuance of additional shares of Class A common stock, including any issuances pursuant to an equity compensation plan; or (ii) repurchase of any shares of Class A common stock, including pursuant to a share repurchase program established by the Board.

Information Rights

For so long as a Sponsor Stockholder beneficially owns at least 5% of the Class A common stock, we will provide such Sponsor Stockholder with annual, quarterly, and monthly financial statements, an annual budget, and such other information and access as is reasonably requested.

Fully Paid and Non-Assessable

All of our outstanding Shares are fully paid and non-assessable.

Preferred Shares

There are no shares of preferred stock outstanding. Under the terms of our certificate of incorporation, the Board is authorized to direct the Company to issue shares of preferred stock in one or more series without stockholder approval, unless required by law or by any stock exchange, and subject to the rights granted to the ORCP Stockholders pursuant to the Stockholders Agreement. The Board has the discretion to determine the rights, preferences, privileges, and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges, and liquidation preferences, of each series of preferred stock.

Subject to the rights granted to the ORCP Stockholders pursuant to the Stockholders Agreement, the Board may authorize the issuance of shares of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Shares. The issuance of shares of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring, or preventing a change in control of the Company that may otherwise benefit holders of Shares and may adversely affect the market price of the shares of Class A common stock and the voting and other rights of the holders of Shares. The Company has no current plans to issue any shares of preferred stock.

Stockholders Agreement

In connection with the Transaction, we entered into the Stockholders Agreement, pursuant to which the ORCP Stockholders have certain governance and other rights. See “Certain Relationships and Related Party Transactions—Stockholders Agreement.”

Anti-Takeover Effects of Provisions of Delaware Law and our Organizational Documents

Certain provisions of Delaware law as well as our organizational documents, which are summarized below, may have the effect of delaying, deferring, or discouraging another person from acquiring control of the Company. They are also designed, in part, to encourage persons seeking to acquire control of the Company to negotiate first with the Board. We believe that the benefits of increased protection of the Company’s potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire the Company because negotiation of these proposals could result in an improvement of their terms.

Section 203 and Business Combinations

We have opted out of Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder. However, our certificate of incorporation includes a prohibition on such business combinations with interested stockholders, with the following exceptions:

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the business combination or transaction which resulted in the stockholder becoming an interested stockholder was approved by the Board prior to the time that the stockholder became an interested stockholder;

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upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the Company and shares owned by employee stock plans in which associate participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the Board and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock of the Company which is not owned by the interested stockholder.

In general, our certificate of incorporation defines a “business combination” to include mergers, asset sales, and other transactions resulting in financial benefit to a stockholder and an “interested stockholder” as a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of our outstanding voting stock; provided, however, that an “interested stockholder” shall not include ORCP, certain persons to whom ORCP transfers Shares or any of their respective affiliates. The application of the above provisions may have the effect of delaying, deferring, or preventing changes in control of the Company.

Dual-Class Stock

As described above in “Description of Capital Stock — Common Stock — Voting Rights,” our certificate of incorporation provides for a dual-class common stock structure, however we do not currently have any shares of Class B common stock outstanding.

Board Vacancies

Our certificate of incorporation provides that, subject to the rights of holders of shares of preferred stock or the Stockholders Agreement, vacancies occurring on the Board for any reason may be filled only by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by the sole remaining director, and shall not be filled by the Stockholders, except that prior to the Trigger Event, any vacancies of a director nominated by a Sponsor Stockholder (if the size of the Board is not to be reduced as specified in our amended and restated certificate of incorporation) shall be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, by the sole remaining director, or by the Stockholders.

Pursuant to our certificate of incorporation, if the Sponsor Stockholders beneficially owning at least 5% of our Class A common stock are entitled to nominate a number of Sponsor Nominees representing less than a majority of the directors of the Board, such Sponsor Stockholders, together with the Unaffiliated Directors, shall be entitled to mutually agree on any replacement of (including by filing a vacancy created by the resignation or removal of) the Mutually Agreed Director and any successive replacements thereof.

Pursuant to the Stockholders Agreement, a resolution adopted by 66 2⁄3% of the Board is required in order to increase or decrease the size of the Board other than in accordance with the provisions of our certificate of incorporation. These provisions would prevent a stockholder from increasing the size of the Board and then gaining control of the Board by filling the resulting vacancies with its own nominees. This will make it more difficult to change the composition of the Board and will promote continuity of management.

Stockholder Action; Special Meeting of Stockholders

Our certificate of incorporation provides that at any time prior to the Trigger Event, any action required or permitted to be taken at any annual or special meeting of Stockholders may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. From and after the Trigger Event, any action required or permitted to be taken by the Stockholders must be effected at a duly called annual or special meeting of stockholders, and our Stockholders do not have the right to act by written consent, except that any action required or permitted to be taken by the holders of preferred stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, if expressly so provided by the applicable certificate of designation relating to such series of preferred stock.

Our certificate of incorporation further provides that special meetings of the stockholders may be called only by or at the direction of the Board or the chairperson thereof, except that prior to the Trigger Event, special meetings of stockholders may also be called by or at the direction of the Board or the chairperson thereof at the request of the ORCP Stockholders. These provisions might delay the ability of the Stockholders to force consideration of a proposal or for stockholders controlling a majority of our capital stock to take any action, including the removal of directors.

Advance Notice Requirements for Stockholder Proposals and Director Nominations

Our bylaws provide advance notice procedures for stockholders seeking to bring business before annual or special meetings of stockholders or to nominate candidates for election as directors at annual or special meetings of stockholders. Our bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude stockholders from bringing matters before annual or special meetings of stockholders or from making nominations for directors at annual or special meetings of stockholders if the proper procedures are not followed. We expect that these provisions may also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Company.

No Cumulative Voting

The DGCL provides that stockholders are not entitled to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. Our certificate of incorporation does not provide for cumulative voting.

Amendment of Organizational Documents Provisions

Our certificate of incorporation provides that Article VI (Board of Directors), Article VII (Stockholders), Article VIII (Liability), Article X (Amendment of the Certificate of Incorporation and Bylaws) and Article XI (DGCL Section 203 and Business Combinations) of our certificate of incorporation may not be amended without the affirmative vote of the holders of at least 66 2⁄3% of the voting power of the then-outstanding shares of voting stock entitled to vote thereon. From and after the Trigger Event, Section 6 of Article IV (Capital Stock) and Article IX (Certain Stockholder Relationships) of our certificate of incorporation may not be amended without the affirmative vote of the holders of at least 66 2⁄3% of the voting power of the then-outstanding shares of voting stock entitled to vote thereon.

Further, for so long as any shares of Class B common stock are outstanding, (i) any amendment to the voting or conversion rights of the shares of Class B common stock and any provisions relating to the equal treatment of shares of Class B common stock require both the affirmative vote of the holders of a majority of the outstanding shares of Class A common stock and the unanimous vote of the holders of the outstanding shares of Class B common stock; and (ii) any other amendment to the terms of the shares of Class B common stock requires the unanimous vote of the holders of the outstanding shares of Class B common stock.

Our certificate of incorporation provides that the Board has the power to amend our bylaws without the consent or vote of the Stockholders in any manner not inconsistent with Delaware law or our certificate of incorporation.

Our bylaws provide that the Stockholders also have the power to amend our bylaws with, in addition to any vote required by law, our certificate of incorporation or otherwise in our bylaws, the affirmative vote of the holders of at least 66 2⁄3% of the voting power of all of the then-outstanding shares of stock entitled to vote thereon, voting together as a single class.

Choice of Forum

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) is the sole and exclusive forum for the following types of actions or proceedings: (i) any derivative action, suit, or proceeding brought on our behalf; (ii) any action, suit, or proceeding asserting a claim of breach of fiduciary duty owed by any of our directors, officers, or Stockholders to the Company or to our Stockholders; (iii) any action, suit, or proceeding asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation, or bylaws (as either may be amended from time to time); (iv) any action, suit, or proceeding asserting a claim against the Company that is governed by the internal affairs doctrine; or (v) any action in the right of the Company asserting a claim as to which the DGCL confers jurisdiction upon the Court of Chancery of the State of Delaware. As a result, any action brought by any Stockholders with regard to any of these matters will need to be filed in the Court of Chancery of the State of Delaware and cannot be filed in any other jurisdiction; provided that, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction; and provided further that, if and only if the Court of Chancery of the State of Delaware dismisses any such action for lack of subject matter jurisdiction, such action may be brought in another state or federal court sitting in the State of Delaware.

Our bylaws also provide that the federal district courts of the United States of America are the exclusive forum for the resolution of any complaint asserting a cause or causes of action against the Company or any defendant arising under the Securities Act. Such provision is intended to benefit and may be enforced by the Company, its officers and directors, associates, and agents. Nothing in our bylaws precludes stockholders that assert claims under the Exchange Act from bringing such claims in state or federal court, subject to applicable law.

If any action, the subject matter of which is within the scope described above, is filed in a court other than a court located within the State of Delaware (a “Foreign Action”), in the name of any stockholder, such stockholder shall be deemed to have consented to the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the applicable provisions of our bylaws and having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Although our bylaws contain the choice of forum provision described above, it is possible that a court could find that such a provision is inapplicable for a particular claim or action or that such provision is unenforceable.

This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company or any of its directors, officers, other associates, or stockholders, which may discourage lawsuits with respect to such claims or make such lawsuits more costly for stockholders, although our stockholders will not be deemed to have waived our compliance with federal securities laws and the rules and regulations thereunder.

Limitations on Liability and Indemnification Matters

The DGCL gives corporations the power to indemnify persons in connection with proceedings that are brought by reason of the fact such person was or is acting pursuant to his or her corporate status. Our bylaws require the Company to indemnify (and advance expenses to) our directors, officers, and agents, to the fullest extent permitted by the DGCL.

Our bylaws provide that we are required to indemnify any director or officer made a party or threatened to be made a party to any type of proceeding by reason of the fact that he or she is or was a director or officer of the Company or, while serving as a director or officer of the Company, is or was serving at the request of the Company as a director, officer, associate, or agent of another corporation or entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such proceeding, unless such person instituted such proceeding not at the authorization in the specific case by the board of directors.

Our bylaws provide that we are required to indemnify any associate or agent of the Company made a party or threatened to be made a party to any type of proceeding because he or she is or was an associate or agent of the Company, or is or was serving at the request of the Company as a director, officer, associate, or agent of another corporation or entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses reasonably incurred by such person in connection with any such proceeding.

The DGCL provides that a Delaware corporation must indemnify a director or officer against expenses (including attorneys’ fees) incurred if such person successfully defends himself or herself in a proceeding to which such person was a party because he or she was a director or officer of the Delaware corporation. Our bylaws also provide that the Company shall pay expenses (including attorneys’ fees) incurred by any director or officer and may pay the expenses (including attorneys’ fees) incurred by any associate or agent, in each case in defending any proceeding with respect to which indemnification may be provided. Further, the DGCL provides and our bylaws provide that the Company may purchase and maintain insurance on behalf of any director, officer, associate, or agent of the Company against any liability asserted against such person and incurred by such person in any such capacity, whether or not the Company would have the power to indemnify such person against such liability.

The effect of these provisions is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director or officer for breach of fiduciary duties as a director or officer. These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Computershare Trust Company N.A.

Securities Exchange

Our Class A common stock is listed on NYSE under the symbol “PRMB.”

PLAN OF DISTRIBUTION

The selling stockholders, which, as used herein, includes their Permitted Transferees, donees, pledgees, transferees, or other successors-in-interest (as a gift, pledge, partnership distribution, or other non-sale related transfer) selling securities received after the date of this prospectus from the selling stockholders that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part (collectively, the “holders”), may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares on the NYSE or any other stock exchange, market, or trading facility on which such shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. We have registered the offer and sale of the securities covered by this prospectus so that those securities may be freely sold to the public by the selling stockholders. Registration of the resale of the securities covered by this prospectus does not mean, however, that those securities necessarily will be offered or resold by the selling stockholders.

The holders may use any one or more of the following methods when disposing of their shares of our Class A common stock:

•	an over-the-counter distribution in accordance with the rules of the applicable exchange;

•

through trading plans entered into by a selling stockholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and offer and sales by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	directly to purchasers, including through a specific bidding, auction, or other process or in privately negotiated transactions;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	settlement of short sales entered into after the date of this prospectus;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•	distribution to associates, members, partners (including limited partners) or stockholders of the holders;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	through delayed delivery requirements;

•	by pledge to secured debts and other obligations;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

Such transactions may or may not involve brokers or dealers. In effecting sales, brokers, or dealers engaged by a holder may arrange for other brokers or dealers to participate. Broker-dealer transactions may include purchases of the securities by a broker-dealer as principal and resales of the securities by the broker-dealer for its account pursuant to this prospectus, ordinary brokerage transactions, transactions in which the broker-dealer solicits purchasers, or block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction. Such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from the holders and/or the purchasers of the securities offered hereby for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers participating in the distribution of the securities covered by this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act, and any commissions received by any of those broker-dealers may be deemed to be underwriting commissions under the Securities Act (it being understood that the holders shall not be deemed to be underwriters solely as a result of their participation in this offering). The selling stockholders have advised us that they have not entered into any agreements, understandings, or arrangements with any broker-dealers regarding the sale of the securities covered by this prospectus.

A holder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners, or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution.

The holders also may transfer the securities in other circumstances, in which case the donees, pledgees, transferees, or other successors-in-interest (as a gift, pledge, partnership distribution, or other non-sale related transfer) that may be identified in a supplement to this prospectus or, if required, a post-effective amendment to the registration statement of which this prospectus is a part, will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a holder that such a donee, pledgee, transferee, or successor intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus or a post-effective amendment to the registration statement of which this prospectus is a part to name specifically such person as a holder.

The holders also may, from time to time, subject to provisions in our insider trading policy, pledge or grant a security interest in some or all of the shares of our Class A common stock owned by them, including, but not limited to, under margin provisions of customer agreements with their broker-dealers. If holders default in the performance of their margin loans or other secured obligations, the pledgees or secured parties may offer and sell their shares, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of holders to include the pledgee, transferee, or other successors in interest as holders under this prospectus. The holders also may transfer their shares in other circumstances, in which case the transferees, pledgees, or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our Class A common stock or interests therein, the holder may, subject to provisions in our insider trading policy, enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our securities in the course of hedging the positions they assume. The holder may also sell their securities short and deliver these securities to close out their short positions, or loan or pledge such securities to broker-dealers that in turn may sell these securities. The holder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the holder from the sale of the shares offered by them will be the purchase price of the share less discounts or commissions, if any. Each of the holders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of their shares to be made directly or through agents. We will not receive any of the proceeds from the sale of the Resale Shares.

The holders may engage in at the market offerings into an existing trading market in accordance with Rule 415(a)(4) of the Securities Act.

The holders also may resell all or a portion of their shares in open market transactions in reliance upon Rule 144, provided that they meet the criteria and conform to the requirements of that rule.

In connection with an underwritten offering, underwriters or agents may receive compensation in the form of discounts, concessions, or commissions from the holders or from purchasers of the offered shares for whom they may act as agents. In addition, underwriters may sell the shares to or through dealers, and those dealers may receive compensation in the form of discounts, concessions, or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The holders and any underwriters, dealers, or agents participating in a distribution of the shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any profit on the sale of the shares by the holders and any commissions received by broker-dealers may be deemed to be underwriting commissions under the Securities Act.

If the holders use an underwriter or underwriters for any offering, we will name them, and set forth the terms of the offering, in a prospectus supplement pertaining to such offering and, except to the extent otherwise set forth in such prospectus supplement, the holders will agree in an underwriting agreement to sell to the underwriter(s), and the underwriter(s) will agree to purchase from the applicable holders, the number of shares of our Class A common stock set forth in such prospectus supplement. Any such underwriter(s) may offer the shares of our Class A common stock from time to time for sale in one or more transactions on the NYSE, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. The underwriter(s) may also propose initially to offer the shares of our Class A common stock to the public at a fixed public offering price set forth on the cover page of the applicable prospectus supplement. The underwriter(s) may be granted an option, exercisable for 30 days after the date of the applicable prospectus supplement, to purchase additional shares from the applicable holders. In connection with an underwritten offering, we, our directors and officers, and/or other holders of our Class A common stock may agree with the underwriter(s), subject to certain exceptions, not to dispose of or hedge any Class A common stock or securities convertible into or exchangeable for shares of Class A common stock for a period of time after such offering. Except as otherwise set forth in a prospectus supplement, any underwritten offering pursuant to this prospectus will be underwritten by one or more of the following financial institutions: Barclays Capital Inc.; BofA Securities, Inc.; BMO Capital Markets Corp.; Deutsche Bank Securities Inc.; Goldman Sachs & Co. LLC; Jefferies LLC; J.P. Morgan Securities LLC; Mizuho Securities USA LLC; Morgan Stanley & Co. LLC; RBC Capital Markets, LLC; TD Securities (USA) LLC; Truist Securities, Inc.; and William Blair & Company, L.L.C.

In connection with an underwritten offering, the underwriter(s) may purchase and sell shares of Class A common stock in the open market. These transactions may include short sales, stabilizing transactions, and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter(s) of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional shares for which the underwriters’ option described above may be exercised. The underwriter(s) may cover any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriter(s) will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional shares pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional shares for which the option described above may be exercised. The underwriter(s) must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter(s) are concerned that there may be downward pressure on the price of the Class A common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Class A common stock made by the underwriters in the open market prior to the consummation of the offering.

The underwriter(s) may also impose a penalty bid. This occurs when a particular underwriter repays to the underwriter(s) a portion of the underwriting discount received by it because the representatives have repurchased shares sold by or for the account of such underwriter in stabilizing or short covering transactions.

To the extent required, the shares of our Class A common stock to be sold, the names of the holders, the respective purchase prices and public offering prices, the names of any agent, dealer, or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In compliance with the guidelines of the FINRA, the aggregate maximum discount, commission, fees, or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 9% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

Upon our being notified by any holder that any material arrangement has been entered into with a broker-dealer for the sale of securities offered hereby through a block trade, special offering, exchange distribution, or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing:

•	the name of the participating broker-dealer(s);

•	the specific securities involved;

•	the initial price at which such securities are to be sold;

•	the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable; and

•	other facts material to the transaction.

To the extent required, we will use our best efforts to file one or more supplements to this prospectus to describe any material information with respect to the plan of distribution not previously disclosed in this prospectus or any material change to such information.

We have advised the holders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of securities in the market and to the activities of the holders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the holders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The holders may indemnify any broker-dealer that participates in transactions involving the sale of their shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify and hold harmless, to the extent permitted by law, each selling stockholder, such selling stockholder’s officers, directors, employees, agents, fiduciaries, stockholders, managers, partners, members, affiliates, direct and indirect equityholders, consultants and representatives, and any successors and assigns thereof, and each underwriter of such securities and each other person, if any, who controls any ORCP Stockholder or such underwriter within the meaning of the Securities Act against all losses, claims, actions, damages, liabilities, and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) (collectively, “Losses”), joint or several, to which the Sponsor Stockholders or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in (1) any registration statement, prospectus, preliminary prospectus, or free writing prospectus, or any amendment thereof or supplement thereto, or (2) any application or other document or communication (in this Section 3.4, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the “blue sky” or securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and will reimburse any such indemnified party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such Losses. Notwithstanding the foregoing, the Company shall not be liable in any such case to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, prospectus, preliminary prospectus, or free writing prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with information specifically regarding such indemnified party furnished to the Company through a written instrument duly executed by such indemnified party specifically for use in the preparation thereof.

We are required to pay all fees and expenses incident to the registration of the Resale Shares covered by this prospectus, including with regard to compliance with state securities or Blue Sky laws. Otherwise, transfer taxes and underwriters’, brokers’, and dealers’ discounts and commissions incurred in connection with the sale of Resale Shares of our Class A common stock offered hereby will be paid by the holder.

LEGAL MATTERS

The validity of the shares of common stock offered hereby will be passed upon for us by Latham & Watkins LLP.

EXPERTS

Primo Brands Corporation

The financial statements as of December 31, 2024 and for the year ended December 31, 2024 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Primo Water Corporation

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 30, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Triton Water Parent, Inc.

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 31, 2023 and 2022, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s report, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 with respect to the Class A common stock being offered hereby. This prospectus constitutes a part of that registration statement. This prospectus does not contain all the information set forth in the registration statement and the exhibits and schedules to the registration statement, because some parts have been omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and our Class A common stock being offered hereby, you should refer to the registration statement and the exhibits and schedules filed as part of the registration statement. Statements contained in this prospectus regarding the contents of any agreement, contract, or other document referred to are not necessarily complete. Reference is made in each instance to the copy of the contract or document filed as an exhibit to the registration statement. Each statement is qualified by reference to the exhibit. You can read the registration statement at the SEC’s website at www.sec.gov.

We are subject to the information reporting requirements of the Exchange Act and we will file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You can read our SEC filings at the SEC’s website at www.sec.gov. We also maintain a website at www.primobrands.com, at which, following the completion of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus. To the extent there are inconsistencies between the information contained in this prospectus and the information contained in the documents filed with the SEC prior to the date of this prospectus and incorporated by reference, the information in this prospectus shall be deemed to supersede the information in such incorporated documents. We incorporate by reference the documents listed below (other than any portions thereof which under the Exchange Act and applicable SEC rules are not deemed “filed” under the Exchange Act, such as any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits filed on such form that are related to such items):

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on February 27, 2025;

•	our Current Reports on Form 8-K filed with the SEC on January 24, 2025, January 28, 2025, February 10, 2025, February 12, 2025, February 20, 2025, February 27, 2025 and March 3, 2025;

•

the (i) audited consolidated financial statements of Primo Water Corporation and the notes thereto for the fiscal years ended December 30, 2023, and December 31, 2022 and for each of the three years in the period ended December 30, 2023, including the independent registered public accounting firm’s report, (ii) management’s discussion and analysis of financial condition and results of operations for such periods, in each case, included in Primo Water Corporation’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, filed with the SEC on February 28, 2024 and (iii)  Management’s Report on Internal Control over Financial Reporting under Item 9A in Primo Water Corporation’s Annual Report on Form 10-K for the fiscal year ended December 30, 2023, filed with the SEC on February  28, 2024; and

•

the (i) unaudited interim consolidated financial statements of Primo Water Corporation as of September 28, 2024 and for the three and nine month periods ended September 28, 2024 and September 30, 2023, and (ii) management’s discussion and analysis of financial condition and results of operations for such periods, in each case, included in Primo Water Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended September 28, 2024, filed with the SEC on November 7, 2024.

If we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner.

We will provide without charge to each person to whom a copy of this prospectus has been delivered, a copy of any and all of these filings. You may request a copy of these filings by writing to us at:

Primo Brands Corporation

Attention: Investor Relations

1150 Assembly Drive, Suite 800

Tampa, Florida 33607

Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-284501

PROSPECTUS SUPPLEMENT NO. 4

(To prospectus dated March 7, 2025)

Primo Brands Corporation

This prospectus supplement updates, amends, and supplements the prospectus dated March 7, 2025 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-284501).

This prospectus supplement is being filed to update, amend, and supplement the information included in the Prospectus with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 8, 2025, which is set forth below.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “PRMB.” On May 7, 2025, the closing price of our Class A common stock on the NYSE was $32.86.

Investing in our securities involves certain risks. See the section entitled “Risk Factors” beginning on page 6 of the Prospectus and under similar headings in any further amendments or supplements to the Prospectus to read about factors you should consider before buying our securities.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 8, 2025.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended March 31, 2025

☐	TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from      to

Commission file number 001-42404

Primo Brands Corporation

(Exact name of registrant as specified in its charter)

Delaware	99-3483984
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1150 Assembly Drive, Suite 800 Tampa, Florida 33607	900 Long Ridge Road, Building 2 Stamford, Connecticut 06902
(Address of Principal Executive Offices, including zip code)

Registrant’s telephone number, including area code: (813) 544-8515

N/A

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	PRMB	The New York Stock Exchange

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The number of shares of the registrant’s Class A common stock outstanding as of May 5, 2025 was 376,422,929.

Forward-Looking Statements

There are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 contained in this Quarterly Report on Form 10-Q (“Form 10-Q”). We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts contained herein may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “forecasts,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements contained herein include, but are not limited to, statements regarding our expectations and objectives for future operations, anticipated benefits from the Transaction (as defined in the Explanatory Note below), growth opportunities, diversification of customer base, customer relationships, sustainability goals, service efficiency and costs, route density and network optimization, attraction and retention of associates, e-commerce capabilities, availability of packaging and source materials, contract negotiations, capital resources and liquidity following the Transaction.

The forward-looking statements contained herein are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition, and results of operations. Forward-looking statements involve known and unknown risks, uncertainties, and other important factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements, including, but not limited to, our ability to manage our expanded operations following the business combination; we have no operating or financial history as a combined company; we face significant competition in the segment in which we operate; our success depends, in part, on our intellectual property; we may not be able to consummate acquisitions, or acquisitions may be difficult to integrate, and we may not realize the expected benefits; our business is dependent on our ability to maintain access to our water sources; our ability to respond successfully to consumer trends related to our products; the loss or reduction in sales to any significant customer; our packaging supplies and other costs are subject to price increases; the affiliates of One Rock Capital Partners, LLC own a significant amount of the voting power of the Company, and their interests may conflict with or differ from the interests of other stockholders; legislative and executive action risks; risks related to sustainability matters; costs to comply with developing laws and regulations, including those surrounding the production and use of plastics, as well as related litigation relating to plastics pollution; our products may not meet health and safety standards or could become contaminated, and we could be liable for injury, illness, or death caused by consumption of our products; and risks associated with our substantial indebtedness and the other important factors discussed under “Risk Factors” in Part I, Item 1A. in our Annual Report on Form 10-K for the year ended December 31, 2024 (“2024 Annual Report”) and Part II, Item 1A. “Risk Factors” in this Form 10-Q as well as in any subsequent filings. The forward-looking statements contained herein are based upon information available to us as of the date of this filing, and while we believe such information is a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you are cautioned not to unduly rely upon these statements.

You should read this Form 10-Q and the documents that we reference in this Form 10-Q and have filed as exhibits and appendices to this Form 10-Q with the understanding that our actual future results, performance, and achievements may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements. These forward-looking statements speak only as of the date of this Form 10-Q. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this Form 10-Q, whether as a result of any new information, future events or otherwise.

The trademarks and service marks that we own or have the right to use include, among others, Poland Spring®, Pure Life®, Arrowhead®, Deer Park®, Ice Mountain®, Mountain Valley®, Ozarka®, Primo Water™, Saratoga®, Sparkletts®, Zephyrhills®, AC+ION®, and Splash Refresher™. Solely for convenience, in some cases, the trademarks, service marks, and trade names referred to in this Form 10-Q are listed without the applicable ® and ™ symbols, but we will assert, to the fullest extent under applicable law, our rights to these trademarks, service marks, and trade names.

Explanatory Note

On November 8, 2024, Primo Brands Corporation (formerly known as Triton US HoldCo, Inc.), a Delaware corporation (“Primo Brands”, or the “Company”), consummated the transactions contemplated by that certain Arrangement Agreement and Plan of Merger, dated as of June 16, 2024, as amended by that certain Amendment No. 1 thereto, dated as of October 1, 2024 (as amended, the “Arrangement Agreement”), by and among Primo Water Corporation, a company existing under the laws of Ontario (“Primo Water”), Triton Water Parent, Inc., formerly a Delaware corporation (“BlueTriton”), the Company, formerly a wholly-owned subsidiary of BlueTriton, Triton Merger Sub 1, Inc., formerly a wholly-owned subsidiary of the Company (“Merger Sub”), and 1000922661 Ontario Inc., formerly a wholly-owned subsidiary of the Company (“Amalgamation Sub”). As contemplated by the Arrangement Agreement: (i) Amalgamation Sub, by way of a court-approved statutory plan of arrangement pursuant to the provisions of the Business Corporations Act (Ontario), acquired all of the issued and outstanding shares of Primo Water (other than any such shares held by Amalgamation Sub or any of its affiliates) (“Primo Shares”) in exchange for shares of Class A common stock, par value $0.01 per share, of Primo Brands (the “Class A common stock”) on a 1:1 basis, resulting in Primo Water securityholders holding shares of Class A common stock representing approximately 43% of the Fully Diluted Shares (as defined herein), followed immediately by an amalgamation of Primo Water and Amalgamation Sub, with the resulting amalgamated entity, named “Primo Water Corporation,” becoming a wholly-owned subsidiary of Primo Brands (the “Arrangement”); (ii) immediately following the Arrangement, Merger Sub was merged with and into BlueTriton (the “Merger”), with BlueTriton surviving the Merger as a wholly-owned subsidiary of Primo Brands; (iii) immediately following the Merger, and as part of one integrated transaction with the Merger, BlueTriton, as the surviving corporation in the Merger, was merged with and into Primo Brands (the “Subsequent Merger” and, together with the Merger, the “Mergers” and, collectively with the Arrangement, the “Transaction”), with Primo Brands being the surviving corporation in the Subsequent Merger; (iv) in connection with the Subsequent Merger, each share of common stock of BlueTriton issued and outstanding immediately prior to the Merger (other than shares cancelled in accordance with the Arrangement Agreement) were converted into shares of Class A common stock or shares of Class B common stock, par value $0.01 per share of Primo Brands (the “Class B common stock”) such that Triton Water Parent Holdings, LP, the prior stockholder of BlueTriton and its affiliates (the “Sponsor Stockholder”) hold shares of Class A common stock and Class B common stock (collectively, the “Shares”) representing approximately 57% of the Fully Diluted Shares; and (v) as a result of the Transaction, Primo Water and Triton Water Intermediate, Inc., (“Intermediate Holdings”) previously a wholly-owned subsidiary of BlueTriton, became wholly-owned subsidiaries of the Company.

Pursuant to the Arrangement, each option, whether vested or unvested (each, a “Primo Option”), to acquire Primo Shares granted pursuant to Primo Water’s 2018 Equity Incentive Plan or Amended and Restated Primo Water Corporation Equity Incentive Plan (collectively, and each as amended prior to the Transaction, the “Primo Stock Plans”) or otherwise, which was outstanding immediately prior to the Transaction, was automatically converted into, and thereafter evidences, an option to acquire Class A common stock in an amount equal to the number of Primo Shares previously underlying such Primo Option (each, a “Primo Brands Replacement Option”) at an exercise price per share equal to the per share exercise price of the Primo Option.

Pursuant to the Arrangement, each restricted stock unit, whether vested or unvested, with respect to Primo Shares subject to time-based vesting granted pursuant to the Primo Stock Plans or otherwise (each, a “Primo RSU”), which was outstanding immediately prior to the Transaction, was automatically assumed and converted into a restricted stock unit award to acquire Class A common stock in an amount equal to the number of Primo Shares previously underlying such Primo RSU (each, a “Primo Brands Replacement RSU”). Each such Primo Brands Replacement RSU so assumed and converted continues to have, and is subject to, the same terms and conditions as applied to the Primo RSU immediately prior to the Transaction.

Each restricted stock unit, whether vested or unvested, with respect to Primo Shares subject to performance-based vesting granted pursuant to the Primo Stock Plans or otherwise (each, a “Primo PSU” and, together with Primo Options, Primo RSUs, and other equity interests granted as compensation or otherwise in respect of

6

service, whether or not granted pursuant to the Primo Stock Plans, collectively, the “Primo Equity Awards”), which was outstanding immediately prior to the Transaction, was automatically assumed and converted into a restricted stock unit award to acquire Class A common stock in an amount equal to the number of Primo Shares previously underlying such Primo PSU based on Primo Water’s estimated performance for the performance period to date (each, a “Primo Brands Conversion RSU” and, together with the Primo Brands Replacement Options and Primo Brands Replacement RSUs, the “Primo Brands Replacement Awards”). Each such Primo Brands Conversion RSU has a time-based vesting period equal to the remaining performance period of such Primo PSU prior to the Transaction.

As used herein, “Fully Diluted Shares” refers to the sum of (i) the aggregate number of shares of Class A common stock and Class B common stock issued and outstanding, if any, plus (ii) the aggregate maximum number of shares of Class A common stock issuable in respect of any equity interests of the Company, including with respect to Primo Brands Replacement Options, Primo Brands Replacement RSUs, and Primo Brands Conversion RSUs, in each case, that were outstanding or deemed outstanding at the time of the Transaction (and assuming the vesting in full of any of the foregoing subject to vesting or similar conditions).

On November 8, 2024, the Company became the successor issuer to Primo Water pursuant to Rule 12g-3(a) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to Rule 12g-3(e) under the Exchange Act, the Class A common stock is deemed to be registered under Section 12(b) of the Exchange Act, and the Company is subject to the informational requirements of the Exchange Act and the related rules and regulations. On November 11, 2024, the Company’s Class A common stock began regular-way trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “PRMB”.

7

PART I—FINANCIAL INFORMATION

ITEM 1. FINANCIAL STATEMENTS (UNAUDITED)

8

PRIMO BRANDS CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

Unaudited

($ in millions, except share and per share amounts)	March 31, 2025	December 31, 2024
ASSETS
Current Assets:
Cash, cash equivalents and restricted cash	$449.7	$614.4
Trade receivables, net of allowance for expected credit losses of $7.2 and $4.7 as of March 31, 2025 and December 31, 2024, respectively	504.6	444.0
Inventories	252.2	208.4
Prepaid expenses and other current assets	120.9	150.4
Current assets held for sale	65.2	111.8

Total current assets	1,392.6	1,529.0
Property, plant and equipment, net	2,045.3	2,083.9
Operating lease right-of-use-assets, net	622.6	628.7
Goodwill	3,572.2	3,572.2
Intangible assets, net	3,161.5	3,191.7
Other non-current assets	74.7	70.1
Non-current assets held for sale	113.1	118.9

Total assets	$10,982.0	$11,194.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current portion of long-term debt	$67.9	$64.5
Trade payables	485.6	471.6
Accruals and other current liabilities	578.3	697.7
Current portion of operating lease obligations	94.2	95.5
Current liabilities held for sale	79.9	82.2

Total current liabilities	1,305.9	1,411.5
Long-term debt, less current portion	4,976.7	4,963.6
Operating lease obligations, less current portion	549.3	555.6
Deferred income taxes	736.5	738.7
Other non-current liabilities	51.0	49.8
Non-current liabilities held for sale	29.5	31.1

Total liabilities	$7,648.9	$7,750.3
Commitments and contingencies
Stockholders’ Equity:
Common stock, $0.01 par value, 900,000,000 shares authorized, 376,197,105 and 379,792,996 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	$3.8	$3.8
Additional paid-in capital	4,979.4	4,971.3
Accumulated deficit	(1,637.4)	(1,513.7)
Accumulated other comprehensive loss	(12.7)	(17.2)

Total stockholders’ equity	3,333.1	3,444.2

Total liabilities and stockholders’ equity	$10,982.0	$11,194.5

The accompanying notes are an integral part of these condensed consolidated financial statements

9

PRIMO BRANDS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

Unaudited

	Three Months Ended March 31,
($ in millions, except share and per share values)	2025	2024
Net sales	$1,613.7	$1,135.8
Cost of sales	1,092.7	790.3

Gross profit	521.0	345.5
Selling, general and administrative expenses	327.8	218.7
Acquisition, integration and restructuring expenses	39.8	5.8
Other operating expense (income), net	0.2	(3.8)

Operating income	153.2	124.8
Other expense, net	0.1	—
Loss on modification and extinguishment of debt	18.6	—
Interest and financing expense, net	82.1	79.9

Income from continuing operations before income taxes	52.4	44.9
Provision for income taxes	17.7	11.4

Net income from continuing operations	34.7	33.5
Net loss from discontinued operations, net of tax	(6.0)	—

Net income	$28.7	$33.5

Net income (loss) per common share
Basic:
Continuing operations	$0.09	$0.15
Discontinued operations	$(0.01)	$—

Net income per common share	$0.08	$0.15

Diluted:
Continuing operations	$0.09	$0.15
Discontinued operations	$(0.01)	$—

Net income per common share	$0.08	$0.15

Weighted-average common stock outstanding (in thousands)
Basic	379,251	218,618
Diluted	381,613	218,618

The accompanying notes are an integral part of these condensed consolidated financial statements

10

PRIMO BRANDS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

Unaudited

	Three Months Ended March 31,
($ in millions)	2025	2024
Net income	$28.7	$33.5
Other comprehensive income (loss), net of tax:
Net change in foreign currency translation adjustments	2.7	(3.4)
Net unrealized actuarial loss in postretirement benefit plans	(0.2)	(0.2)
Unrealized gain on fair value hedges, net of tax benefit (expense) of $(0.7) and nil, respectively	2.0	—

Other comprehensive income (loss)	4.5	(3.6)

Total comprehensive income	$33.2	$29.9

The accompanying notes are an integral part of these condensed consolidated financial statements

11

PRIMO BRANDS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

Unaudited

	Three Months Ended March 31,
($ in millions)	2025	2024
Cash flows from operating activities of continuing operations:
Net income	$28.7	$33.5
Less: Net loss from discontinued operations, net of income taxes	(6.0)	—

Net income from continuing operations	$34.7	$33.5
Adjustments to reconcile net income from continuing operations to cash flows from operating activities of continuing operations:
Depreciation and amortization	128.6	75.2
Amortization of debt discount and issuance costs	6.1	3.5
Stock-based compensation costs	12.0	0.3
Restructuring charges	0.5	—
Inventory obsolescence expense	1.2	2.5
Charge for expected credit losses	7.1	2.1
Deferred income taxes	(2.6)	(17.3)
Other non-cash items	1.5	(2.8)
Changes in operating assets and liabilities, net of effects of businesses acquired:
Trade receivables	(67.1)	(61.3)
Inventories	(45.7)	(37.4)
Prepaid expenses and other current and non-current assets	34.6	7.3
Trade payables	13.9	34.2
Accruals and other current and non-current liabilities	(86.0)	(33.8)

Net cash provided by operating activities of continuing operations	38.8	6.0

Cash flows from investing activities of continuing operations:
Purchases of property, plant and equipment	(62.0)	(23.5)
Purchases of intangible assets	(7.5)	(21.2)
Proceeds from sale of other assets	45.6	—
Proceeds from settlement of split-dollar life insurance contracts	—	3.0
Other investing activities	0.7	—

Net cash used in investing activities of continuing operations	(23.2)	(41.7)

The accompanying notes are an integral part of these condensed consolidated financial statements

12

PRIMO BRANDS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)

Unaudited

	Three Months Ended March 31,
($ in millions)	2025	2024
Cash flows from financing activities of continuing operations:
Proceeds from 2024 Incremental Term Loan, net of discount	—	392.0
2024 Incremental Term Loan debt issuance costs	—	(5.1)
Proceeds from borrowings from ABL Credit Facility	—	25.0
Repayment of Term Loans	(7.7)	(8.0)
Proceeds from borrowings of other debt	—	2.1
Principal repayment of other debt	(1.3)	(0.4)
Principal payment of finance leases	(7.2)	(0.8)
Financing fees	(7.5)	—
Issuance of common stock	1.2	—
Common stock repurchased and cancelled	(119.2)	—
Dividends paid to common stockholders	(38.6)	—
Dividends paid to Sponsor Stockholder	—	(382.7)
Other financing activities	(0.5)	—

Net cash (used in) provided by financing activities of continuing operations	(180.8)	22.1

Cash flows from discontinued operations:
Net cash provided by operating activities from discontinued operations	2.9	—
Net cash used in investing activities from discontinued operations	(8.0)	—
Net cash provided by financing activities from discontinued operations	2.4	—

Net cash used in discontinuing operations	(2.7)	—

Effect of exchange rates on cash, cash equivalents and restricted cash	0.5	(0.3)

Net decrease in cash, cash equivalents and restricted cash	$(167.4)	$(13.9)
Cash and cash equivalents and restricted cash, beginning of period	620.7	47.0

Cash and cash equivalents and restricted cash, end of period	$453.3	$33.1
Cash and cash equivalents and restricted cash of discontinued operations, end of period	3.6	—

Cash and cash equivalents and restricted cash of continuing operations, end of period	$449.7	$33.1

Supplemental disclosure of non-cash investing and financing activities:
Purchases of property, plant and equipment and intangible assets included in trade payables and accruals and other current liabilities	$33.0	$17.4
Dividends payable issued through accounts payable and accrued liabilities	0.3	—
Financing lease right-of-use assets obtained in exchange for lease obligations	14.0	12.4
Operating lease right-of-use assets obtained in exchange for lease obligations	20.8	1.3
Supplemental disclosure of cash flow information:
Cash paid for interest, net of interest capitalized	$87.1	$65.2
Cash paid (refunds received) for income taxes	1.6	(1.1)

The accompanying notes are an integral part of these condensed consolidated financial statements

13

PRIMO BRANDS CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

Unaudited

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
($ and shares in millions)	Shares	Amount
December 31, 2024	379.8	$3.8	$4,971.3	$(1,513.7)	$(17.2)	$3,444.2
Net income	—	—	—	28.7	—	28.7
Other comprehensive income	—	—	—	—	4.5	4.5
Common shares repurchased and cancelled	(4.2)	—	(5.1)	(114.1)	—	(119.2)
Issuance of common stock	0.6	—	1.2	—	—	1.2
Stock-based compensation	—	—	12.0	—	—	12.0
Dividends on common stock ($0.10 per share)	—	—	—	(38.3)	—	(38.3)

March 31, 2025	376.2	$3.8	$4,979.4	$(1,637.4)	$(12.7)	$3,333.1

	Common Stock		Additional Paid-In Capital	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total Stockholders’ Equity
($ and shares in millions)	Shares	Amount
December 31, 2023	1.0	$—	$1,024.5	$(1,014.3)	$(7.5)	$2.7
Net income	—	—	—	33.5	—	33.5
Other comprehensive loss	—	—	—	—	(3.6)	(3.6)
Stock-based compensation	—	—	0.3	—	—	0.3
Dividends to Sponsor Stockholder	—	—	—	(382.7)	—	(382.7)

March 31, 2024	1.0	$—	$1,024.8	$(1,363.5)	$(11.1)	$(349.8)

The accompanying notes are an integral part of these condensed consolidated financial statements

14

PRIMO BRANDS CORPORATION

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Unaudited

NOTE 1—DESCRIPTION OF THE BUSINESS

On November 8, 2024, Primo Brands Corporation (“we”, “Primo Brands” or the “Company”) consummated the transactions contemplated by the Arrangement Agreement and Plan of Merger, dated as of June 16, 2024, as amended by that certain Amendment No. 1 thereto dated October 1, 2024 (the document, as amended, the “Arrangement Agreement”, and the transactions effecting the Arrangement Agreement, the “Transaction”) in which Primo Water Corporation (“Primo Water”) and Triton Water Parent, Inc. (“BlueTriton”) were combined, creating Primo Brands. Immediately following the completion of the Transaction, former Primo Water stockholders and Triton Water Parent Holdings, LP, the prior stockholder of BlueTriton and its affiliates (the “Sponsor Stockholder”) owned approximately 43% and 57% of Primo Brands.

Primo Brands is a leading North American branded beverage company focused on healthy hydration, delivering responsibly sourced diversified offerings across products, formats, channels, price points, and consumer occasions, distributed in every U.S. state and Canada.

We have a comprehensive portfolio of highly recognizable and conveniently packaged branded water and beverages that reach consumers whenever, wherever, and however they hydrate through distribution across retail outlets, away from home such as hotels and hospitals, and food service accounts, as well as direct delivery to homes and businesses. These brands include established “billion-dollar brands” Poland Spring® and Pure Life®, premium brands like Saratoga® and Mountain Valley®, regional leaders such as Arrowhead®, Deer Park®, Ice Mountain®, Ozarka®, and Zephyrhills®, purified brands including Primo Water® and Sparkletts®, and flavored and enhanced brands like Splash Refresher™ and AC+ION®. Primo Brands also has an industry-leading line-up of innovative water dispensers, which create consumer connectivity through recurring water purchases. Primo Brands operates a vertically integrated coast-to-coast network that distributes its brands to more than 200,000 retail outlets, as well as directly reaching consumers through its Direct Delivery, Exchange and Refill offerings. Through Direct Delivery, Primo Brands delivers responsibly sourced hydration solutions direct to home and business customers. Through its Exchange business, consumers can visit approximately 26,500 retail locations and purchase a pre-filled, multi-use bottle of water that can be exchanged after use for a discount on the next purchase. Through its Refill business, consumers have the option to refill empty multi-use bottles at approximately 23,500 self-service refill stations. Primo Brands also offers water filtration units for home and business customers across North America. Primo Brands is a leader in reusable beverage packaging, helping to reduce waste through its multi-serve bottles and innovative brand packaging portfolio, which includes recycled plastic, aluminum, and glass. Primo Brands has a portfolio of over 90 springs and actively manages water resources to help assure a steady supply of quality, safe drinking water today and in the future. Primo Brands also helps conserve over 28,000 acres of land across the U.S. and Canada. Primo Brands is proud to partner with the International Bottled Water Association (“IBWA”) in North America, which supports strict adherence to safety, quality, sanitation, and regulatory standards for the benefit of consumer protection. Primo Brands is committed to supporting the communities it serves, investing in local and national programs and delivering hydration solutions following natural disasters and other local community challenges. Primo Brands employs more than 13,000 associates with dual headquarters in Tampa, Florida, and Stamford, Connecticut.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying interim unaudited Condensed Consolidated Financial Statements have been prepared in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X and in accordance with U.S.

15

generally accepted accounting principles (“GAAP”) for interim financial reporting. In the opinion of management, all adjustments (consisting of normal recurring adjustments) considered necessary for a fair statement of our results of operations for the interim periods reported and of our financial condition as of the date of the interim balance sheet have been included. The Consolidated Balance Sheet as of December 31, 2024 included herein was derived from the audited Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024 (the “2024 Annual Report”). This Quarterly Report on Form 10-Q should be read in conjunction with the annual audited Consolidated Financial Statements and accompanying notes in the 2024 Annual Report. The accounting policies used in these interim unaudited Condensed Consolidated Financial Statements are consistent with those used in the annual Consolidated Financial Statements.

The presentation of these interim unaudited Condensed Consolidated Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the Condensed Consolidated Financial Statements and accompanying notes.

Basis of Consolidation

The Condensed Consolidated Financial Statements include the accounts of the Company and its wholly-owned subsidiaries. All intercompany transactions and accounts have been eliminated in consolidation. The Company applies the equity method of accounting for investments in which the Company is able to exercise significant influence and applies the cost method for investments in which the Company does not have significant influence and does not have readily determinable fair values. Certain prior period amounts have been reclassified to conform with the 2025 presentation.

Discontinued Operations

Prior to the Transaction, Primo Water divested a portion of its European business and, upon completion of the Transaction, its remaining international businesses including Decantae Mineral Water Limited, Fonthill Waters Ltd, and portions of the Eden Springs Netherlands B.V. business located in Israel and the United Kingdom (collectively the “Remaining International Businesses”) are presented herein as discontinued operations in accordance with U.S. GAAP. On November 25, 2024, the Company sold its interests in the Decantae Mineral Water Limited and Fonthill Waters Limited businesses.

For the periods subsequent to the Transaction, the operating results associated with the Remaining International Businesses have been included in Net loss from discontinued operations, net of tax in the Condensed Consolidated Statements of Operations and the assets and liabilities associated with the Remaining International Businesses have been reflected as current and long-term assets and liabilities held for sale in the Condensed Consolidated Balance Sheets. Cash flows from the Company’s discontinued operations are presented in the Condensed Consolidated Statements of Cash Flows. The Notes to these Condensed Consolidated Financial Statements are presented on a continuing operations basis unless otherwise noted. See Note 4—“Assets Held for Sale and Discontinued Operations” for additional information on discontinued operations.

Estimates

The presentation of the Condensed Consolidated Financial Statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the Condensed Consolidated Financial Statements and accompanying notes. Actual results could differ from those estimates. Such estimates include those related to sales incentives recorded against revenue, valuation of assets and liabilities in connection with acquisitions, collectability of trade receivables, self-insurance reserves, inventory obsolescence expense, realizability of income taxes, useful lives of property, plant and equipment and intangible assets, fair value of reporting units in connection with the annual goodwill and indefinite-lived intangible asset assessments and the incremental borrowing rate related to lease obligations.

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Revenue Recognition

The Company’s principal source of revenue is bottled water sales to customers primarily in the United States. Revenue is recognized when a customer obtains control of promised goods (the obligation), which may be upon shipment of goods or upon delivery to the customer as defined in the customer contract or purchase order. Revenue is recognized at an amount that reflects the consideration the Company expects to receive in exchange for those goods. Amounts collected from customers for sales taxes are excluded from the transaction price. The Company measures revenue based on the consideration specified in the customer arrangement, and revenue is recognized when the performance obligations in the customer arrangement are satisfied. A performance obligation is a contractual promise to transfer a distinct good to the customer. The transaction price of a contract is allocated to each distinct performance obligation and recognized as revenue when the customer receives the benefit of the performance obligation (the Company has only one obligation).

The nature of the Company’s contracts give rise to variable consideration including volume-based rebates, growth incentives, point of sale promotions, and other trade promotional discounts (sales incentives). For certain sales incentives, the accrual recorded by the Company for the rebate or discount that will be granted to the customer, requires significant estimation. The critical assumptions used in estimating the sales incentive accruals include the Company’s estimate of expected levels of performance and redemption rates, which requires judgment. These assumptions are developed based upon the historical performance of the customer’s participation with similar types of promotions adjusted for current trends. These estimated sales incentives are included in the transaction price of the Company’s contracts with customers as a reduction within net sales and are included as either a reduction in accounts receivable if the customer is entitled to take a deduction on their payment, or as accrued sales incentives in accruals and other current liabilities if the Company anticipates needing to pay the customer.

As of March 31, 2025 and December 31, 2024, estimated discounts reflected in Trade receivables, net of allowance for credit losses in the Condensed Consolidated Balance Sheets were $58.7 million and $61.8 million, respectively.

As of March 31, 2025 and December 31, 2024, accrued sales incentive obligations reflected in Accruals and other current liabilities in the Condensed Consolidated Balance Sheets were $23.2 million and $39.8 million, respectively.

Fair Value Measurements

Fair value is defined as the price that would be received from the sale of an asset or paid to transfer a liability in the principal or most advantageous market in an orderly transaction between market participants on the measurement date.

To measure fair value of assets and liabilities, the Company uses the following fair value hierarchy based on three levels of inputs:

•	Level 1 — observable inputs, such as quoted prices in active markets for identical assets or liabilities;

•	Level 2 — significant other observable inputs that are observable either directly or indirectly; and

•	Level 3 — significant unobservable inputs for which there are little or no market data, which require the Company to develop its own assumptions.

Cash and cash equivalents, trade receivables, net and accounts payable are carried at cost, which approximates their fair value because of their short-term maturity. See Note 6—“Debt” for disclosures of certain financial liabilities that are not measured at fair value.

Determining which category an asset or liability falls within this hierarchy requires judgment. The Company evaluates its hierarchy disclosures each period disclosures are presented.

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Recently Adopted Accounting Pronouncements

The Company did not adopt any new accounting pronouncements during the three months ended March 31, 2025.

Recently Issued Accounting Pronouncements Not Yet Adopted

In October 2023, the FASB issued ASU No. 2023-06, Disclosure Improvements—Codification Amendments in Response to the SEC’s Disclosure Update and Simplification Initiative, to modify the disclosure and presentation requirements of a variety of codification topics by aligning them with the SEC’s regulations. This guidance is effective for the Company no later than June 30, 2027. The Company is currently assessing the impact of adoption of this standard on its Consolidated Financial Statements.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, to enhance the transparency and decision usefulness of income tax disclosures through improvements to disclosures primarily related to the rate reconciliation and income taxes paid information. The new standard is effective for the Company for fiscal years beginning after December 15, 2024, with early adoption permitted. The Company is currently assessing the impact of adoption of this standard on its Consolidated Financial Statements.

In November 2024, the FASB issued ASU No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses (“ASU 2024-03”). ASU 2024-03, as amended by ASU No. 2025-01, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): clarifying the Effective Date, will require additional disclosures and disaggregation of certain costs and expenses presented on the face of the income statement. This guidance is effective for the Company for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027, with early adoption permitted. The amendments in this update can be applied either (i) prospectively to financial statements issued for reporting periods after the effective date or (ii) retrospectively to any or all prior periods presented in the financial statements. The Company is currently assessing the impact of adoption of this standard on its Consolidated Financial Statements.

NOTE 3—BUSINESS COMBINATIONS

Primo Water Corporation Arrangement Agreement and Merger

As described in Note 1—“Description of the Business”, on November 8, 2024, BlueTriton and Primo Water combined their respective businesses through an all-stock transaction and became subsidiaries of the Company. The Transaction was accounted for as a business combination using the acquisition method with BlueTriton as the accounting acquirer in accordance with Accounting Standards Codification (“ASC”) Topic 805, Business Combinations (“ASC 805”). ASC 805 provides that in a business combination effected through an exchange of equity interests, such as the Transaction, the entity that issues equity interests is generally the acquiring entity. However, under certain situations, the acquirer for accounting purposes may not necessarily be the entity that issues its equity interest to effect the business combination, particularly when the entity was newly created by one or more parties to a business combination.

After careful consideration, BlueTriton was determined to be the accounting acquirer based on evaluation of the following facts and circumstances. In identifying BlueTriton as the accounting acquirer, the companies took into account many factors including: (i) the relative voting rights in the combined entity after the business combination, (ii) the combining entity whose single owner or organized group of owners holds the largest minority voting interest in the combined entity, (iii) the composition of the governing board of directors of the combined entity, (iv) the composition of the senior management of the combined entity, (v) if one of the combining entities is significantly larger than the other combining entity or entities, (vi) which entity initiated the

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business combination, (vii) whether the new company formed as a result of the business combination transfers cash or other assets or incurs liabilities as consideration in the transaction, and (viii) other qualitative factors. Although no single factor was the sole determinant, the primary factors that resulted in BlueTriton being designated as the accounting acquirer were the voting rights and ownership interest; the composition of the Board; the relative size and estimated market value of the businesses; and the background of the business combination which indicates that BlueTriton was the initiator of the business combination.

Accordingly, assets acquired and liabilities assumed are measured at their acquisition date fair values.

Primo Water is a leading North America-focused pure-play water solutions provider that operates largely under a recurring revenue model in the large format water category (defined as 3 gallons or greater). This business strategy is commonly referred to as “razor-razorblade” because the initial sale of a product creates a base of users who frequently purchase complementary consumable products. The Company believes that the Transaction will create a leading player in the pure-play healthy hydration industry, well-positioned in one of the largest components of the U.S. beverage category.

The purchase price of $3,950.3 million has been allocated to the assets acquired and liabilities assumed based on the Company’s estimates of fair values as of the acquisition date. The excess of the purchase price over the aggregate fair values was recorded as goodwill. Goodwill arising from the acquisition is attributable to the value of the acquired assembled workforce and the premium paid. The portion of goodwill deductible for tax purposes is $68.3 million.

The following table summarizes the preliminary allocation of purchase price to the identifiable assets acquired and liabilities assumed by the Company, with the excess of the purchase price over the fair value of Primo Water’s net assets recorded as goodwill:

($ in millions)	Fair Value
Purchase Price
Estimated fair value of equity instruments:
Class A common shares issued to Primo Water shareholders	$3,883.2
Replacement share-based payment awards:
Stock options	12.7
Performance-based RSUs converted into time-based RSUs	39.6
Time-based RSUs	13.7
Other awards	1.1

Total consideration	$3,950.3

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The table below summarizes the originally reported estimated acquisition date fair values, measurement period adjustments recorded and the final purchase price allocation of the assets acquired and the liabilities assumed:

($ in millions)	Originally Reported	Measurement Period Adjustments	Acquired Value
Cash, cash equivalents and restricted cash	$665.9	$—	$665.9
Trade receivables	144.1	—	144.1
Inventories	53.1	(1.1)	52.0
Prepaid expenses and other current assets	45.8	—	45.8
Current assets held for sale	74.6	—	74.6
Property, plant, and equipment	592.6	(2.1)	590.5
Operating lease right-of-use-assets	150.9	2.5	153.4
Intangible assets	1,836.7	0.1	1,836.8
Other non-current assets	7.1	—	7.1
Non-current assets held for sale	122.1	—	122.1
Current portion of long-term debt	(16.8)	—	(16.8)
Trade payables	(145.5)	—	(145.5)
Accruals and other current liabilities	(397.3)	—	(397.3)
Current portion of operating lease obligations	(27.2)	—	(27.2)
Current liabilities held for sale	(88.0)	—	(88.0)
Long-term debt, less current portion	(1,223.1)	1.8	(1,221.3)
Operating lease obligations, less current portion	(127.6)	(2.5)	(130.1)
Deferred income taxes	(420.9)	0.3	(420.6)
Other non-current liabilities	(18.2)	—	(18.2)
Non-current liabilities held for sale	(36.1)	—	(36.1)

Total identifiable net assets acquired	$1,192.2	$(1.0)	$1,191.2
Goodwill	2,758.1	1.0	2,759.1

Purchase price	$3,950.3	$—	$3,950.3

Measurement period adjustments recorded during the three months ended March 31, 2025 include adjustments related to property, plant & equipment and intangible assets based on results of the preliminary valuations, adjustments to operating and financing lease right-of-use assets and obligations and inventory based on updated estimates used to calculate the acquisition date fair values, and adjustments to deferred income taxes as a result of the aforementioned items. The measurement period adjustments did not have a material effect on our results of operations in prior periods.

The assets and liabilities acquired in the Transaction are recorded at their estimated fair values per preliminary valuations and management estimates and are subject to change when formal valuations and other studies are finalized. Estimated fair values for deferred tax balances are preliminary and are also subject to change based on the final valuation results. In addition, consideration for potential loss contingencies are still under review.

The Company recorded $3.7 million and $5.8 million of acquisition-related costs associated with the Transaction during the three months ended March 31, 2025 and 2024, respectively. These costs are included in Acquisition, integration and restructuring expenses in the Condensed Consolidated Statement of Operations.

Intangible Assets

In the Company’s determination of the fair value of intangible assets, we consider, among other factors, the best use of acquired assets, analysis of historical financial performance and estimates of future performance of the acquired business’ products.

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The estimated fair values of identified intangible assets are calculated considering both market participant expectations, using an income approach, as well as estimates and assumptions provided by the Company’s management.

The estimated fair value of customer relationships represents future after-tax discounted cash flows that will be derived from sales to existing customers of the acquired business as of the date of acquisition. Assumptions include projected revenue growth rates, operating expense rates, cost synergies, customer attrition rates, tax rates, contributory asset charges, and risk-adjusted discount rates.

The estimated fair value of trademarks and trade names represents the future projected cost savings associated with the premium and brand image obtained as a result of owning the trademark or trade name as opposed to obtaining the benefit of the trademark or trade name through a royalty or rental fee. Assumptions include revenue growth rate, royalty rate, and discount rate.

The estimated fair value of water rights represents the economic benefit resulting from the legal right to extract water from spring sources. The primary assumption is the discount rate.

The following table presents the components of identifiable intangible assets associated with the Transaction and their estimated weighted-average useful lives:

($ in millions)	Estimated Fair Market Value	Weighted- Average Useful Life (Years)
Trademarks and trade names	$594.7	Indefinite
Definite-lived trademarks and trade names	18.7	1 year
Customer relationships	1,046.4	15 years
Water rights	157.6	25 years
Software	15.1	1 year
Other	4.3	2 years

Total identifiable intangible assets	$1,836.8

Goodwill

The principal factor that resulted in recognition of goodwill was the basis of the purchase price in the Transaction, in part, on cash flow projections assuming the reduction of administration costs and the integration of acquired customers and products into the Company’s operations, which is of greater value than on a standalone basis.

NOTE 4—ASSETS HELD FOR SALE AND DISCONTINUED OPERATIONS

Discontinued Operations

Following completion of the Transaction, Primo Water’s Remaining International Businesses are presented as discontinued operations on the Condensed Consolidated Financial Statements and notes thereto.

As of March 31, 2025, the total assets and liabilities of discontinued operations classified as held for sale included in the Condensed Consolidated Balance Sheets were $178.0 million and $109.4 million, respectively.

As of December 31, 2024, the total assets and liabilities of discontinued operations classified as held for sale included in the Condensed Consolidated Balance Sheets were $184.8 million and $113.3 million, respectively.

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Continuing Operations Assets Held for Sale

In October 2024, the Company’s management approved the sale of a production facility in Ontario, Canada. As of December 31, 2024, $45.9 million in assets held for sale related to this production facility were classified in Current assets held for sale in the Consolidated Balance Sheets. The Company closed on the sale of the facility and associated assets on January 31, 2025, resulting in an insignificant loss on the transaction.

NOTE 5—INVENTORIES

The following table presents the components of Inventories in the Condensed Consolidated Balance Sheets as of the periods presented:

($ in millions)	March 31, 2025	December 31, 2024
Raw and packaging materials and semi-finished goods	$131.2	$117.8
Finished goods	121.0	90.6

Total inventories	$252.2	$208.4

NOTE 6—DEBT

The following table summarizes Long-term debt in the Condensed Consolidated Balance Sheets as of the periods presented:

($ in millions)	March 31, 2025	December 31, 2024
Term Loans	$3,090.9	$3,098.6
6.250% Senior Notes [1]	712.8	713.0
3.875% Senior Notes [1,2]	469.0	459.8
4.375% Senior Notes [1,2]	708.5	710.0
Revolving Credit Facility	—	—
Finance leases	107.0	100.2
Other [3]	22.6	11.4
Unamortized debt costs and discounts	(66.2)	(64.9)

Total debt	$5,044.6	$5,028.1
Less: current portion of long term debt	67.9	64.5

Long-term debt, less current portion	$4,976.7	$4,963.6

[1]

The December 31, 2024 balances for the 3.875% Senior Notes, the 4.375% Senior Notes and the 6.250% Senior Notes represent the Original Notes as defined below. The March 31, 2025 balances for the 3.875% Senior Notes and the 4.375% Senior Notes represent the New Notes as defined below. The March 31, 2025 balance for the 6.250% Senior Notes represents the exchanged unsecured notes as described below.

[2]

The outstanding aggregate principal amounts of the 3.875% Senior Notes and the 4.375% Senior Notes are net of unamortized discounts of $8.4 million and $38.0 million, respectively, as of March 31, 2025. Refer to the sections below for additional details related to the discounts. The outstanding aggregate principal amounts of the Original 3.875% Senior Notes and the Original 4.375% Senior Notes are net of unamortized discounts of $8.9 million and $40.0 million, respectively, as of December 31, 2024. Refer to the sections below for additional details related to the discounts.

[3]	Includes the non-tendered Original Notes (as described below).

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The following table summarizes the principal maturities of debt, excluding finance lease obligations and unamortized debt costs and discounts, in each of the next five years and thereafter:

($ in millions)	Amount
2025 (remaining nine months)	$27.1
2026	35.8
2027	32.5
2028	3,491.8
2029	1,463.0
Thereafter	—

Total	$5,050.2

The following describes the terms of our debt instruments in effect as of March 31, 2025:

Term Loans

Triton Water Holdings, Inc. (“Triton Water Holdings”) and Triton Water Intermediate, Inc. (“Intermediate Holdings”), both wholly owned subsidiaries of the Company, entered into a Term Loan Agreement (as subsequently amended, the “Amended Credit Agreement” and such term loans thereunder, the “Term Loans”) on March 31, 2021 with a group of lenders and Morgan Stanley Senior Funding, Inc., as administrative and collateral agent, under which the Company borrowed initial Term Loans in an aggregate principal amount of $2,550.0 million with a maturity date of March 31, 2028.

On December 9, 2021, Triton Water Holdings and Intermediate Holdings entered into the First Amendment to the Amended Credit Agreement and incurred incremental Term Loans in an aggregate principal amount of $250.0 million.

Triton Water Holdings and Intermediate Holdings entered into the Second Amendment to the Amended Credit Agreement on June 9, 2023, primarily to effectuate the transition of the interest rate benchmark from London Interbank Offered Rate to the Secured Overnight Financing Rate (“SOFR”).

On March 1, 2024, Triton Water Holdings and Intermediate Holdings entered into the Third Amendment to the Amended Credit Agreement and incurred incremental term loans in an aggregate principal amount of $400.0 million (the “2024 Incremental Term Loans”).

On February 12, 2025, Primo Brands, along with Triton Water Holdings and Primo Water Holdings Inc. (“Primo Water Holdings”) entered into the Fourth Amendment to the Amended Credit Agreement. This amendment modified certain covenant requirements related to the $3,098.6 million principal balance of Term Loans outstanding at that date. In addition to the amendment, the Term Loans’ variable interest rate was repriced and the ABL Credit Facility (as defined below) was replaced by the Revolving Credit Facility (as defined below). The Term Loans retain the maturity date of March 31, 2028.

As of March 31, 2025 and December 31, 2024, unamortized debt issuance costs and discount related to the Term Loans were $51.6 million and $54.4 million, respectively.

Interest Rate and Fees

The interest rate applicable to borrowings under the Term Loans will be, at the Company’s option, either (1) the Base Rate (which is the highest of (x) the Federal Funds Rate, plus 0.50%, (y) the Prime Rate on such day, and (z) Adjusted Term-SOFR published on such date, plus 1.00%), plus an applicable spread, or (2) one-, three- or six-month SOFR or, if available from all lenders, 12-month SOFR, or any shorter period less than one month (as

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may be consented to by each applicable lender thereunder), plus an applicable spread. The applicable spread for SOFR loans under the Amended Credit Agreement will be 2.25%. The Term Loans are subject to a SOFR floor of 0.50%.

On the last business day of each fiscal quarter the Company is required to make an aggregate principal payment equal to 0.25% of the aggregate principal amount of the Term Loans.

As of March 31, 2025 and December 31, 2024, the weighted-average interest rate for the Term Loans was 7.19% and 7.90%, respectively.

Revolving Credit Facility

The Fourth Amendment to the Amended Credit Agreement contains a revolving credit facility (the “Revolving Credit Facility”) which provides for revolving loans, swing line loans, and standby letters of credit in an aggregate amount of up to $750.0 million and will mature in February 2030 (subject to a springing maturity based on conditions set forth in the Amended Credit Agreement). The Amended Credit Agreement provides for up to $150.0 million of which is available as swing line loans and up to $250.0 million of which is available as standby letters of credit.

Concurrently with the Fourth Amendment to the Amended Credit Agreement, the Company repaid all outstanding amounts and terminated its commitments under the credit agreement among Primo Water, as parent borrower, Primo Water Holdings and certain other subsidiary borrowers, Bank of America, N.A., as administrative agent and collateral agent, and the lenders party thereto entered into on March 6, 2020 (as amended on September 23, 2021, January 13, 2023 and July 11, 2024) which provided for a senior secured revolving credit facility in an initial aggregate committed amount of $350.0 million (the “Original Revolving Credit Agreement”). The Company also repaid all outstanding amounts and terminated its commitments under the asset based lending revolving credit agreement (“ABL Credit Facility”) among Triton Water Holdings and Intermediate Holding and the lenders thereto entered into on March 31, 2021 which provided for up to $350.0 million of revolving loan commitments.

The Company recorded $2.9 million of debt issuance costs related to the Revolving Credit Facility. The new debt issuance costs along with $1.4 million of previous unamortized debt issuance costs related to the ABL Credit Facility are being amortized ratably over the remaining duration of the Revolving Credit Facility. As of March 31, 2025 the unamortized debt issuance costs related to the Revolving Credit Facility were $3.8 million and are included in Other non-current assets on the Condensed Consolidated Balance Sheets.

Interest Rate and Fees

The interest rate margin applicable to borrowings under the Revolving Credit Facility will be, at the Company’s option, either (1) the Base Rate (which is the highest of (x) the Federal Funds Rate, plus 0.50%, (y) the Prime Rate on such day, and (z) the one-month SOFR published on such date, plus 1.00%), plus an applicable spread or (2) one-, three- or six-month SOFR or, if available from all lenders, 12-month SOFR or any period less than one month (as may be consented to by each applicable lender thereunder), plus an applicable spread. The applicable spread for SOFR loans under the Revolving Credit Facility ranges from 1.50% to 2.25%, based on the achievement of certain first lien net leverage ratios. The Revolving Credit Facility is subject to a SOFR floor of 0.00%.

The Company is required to pay a Commitment Fee ranging from 0.20% to 0.30%, based on the Company’s first lien net leverage ratio, as defined by the Amended Credit Agreement.

Secured and Unsecured Notes Exchange Offers

On January 27, 2025, the Company commenced separate private offers to exchange (collectively, the “Exchange Offers”) the three series of outstanding senior notes issued by either Primo Water Holdings or Triton Water

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Holdings, both indirect, wholly owned subsidiaries of Primo Brands (collectively, the “Issuers”), for three new series of senior notes co-issued by the Issuers, and for holders who tendered by February 7, 2025 (the “Early Tender Date”), cash in amounts equal to 25 basis points on the principal. The Exchange Offers consisted of the following:

•

an offer to exchange any and all of the €450,000,000 in aggregate principal amount of outstanding 3.875% Senior Secured Notes due 2028 (the “Original 3.875% Senior Notes”) issued by Primo Water Holdings for a combination of new 3.875% Senior Secured Notes due 2028 (the “3.875% Senior Notes”), co-issued by the Issuers, and, for tenders accepted on the Early Tender Date, cash;

•

an offer to exchange any and all of the $750,000,000 in aggregate principal amount of outstanding 4.375% Senior Secured Notes due 2029 (the “Original 4.375% Senior Notes ”) issued by Primo Water Holdings for a combination of new 4.375% Senior Secured Notes due 2029 (the “4.375% Senior Notes”), co-issued by the Issuers, and, for tenders accepted on the Early Tender Date, cash; and

•

an offer to exchange any and all of the $713,023,000 in aggregate principal amount of outstanding 6.250% Senior Unsecured Notes due 2029 (the “Original 6.250% Senior Notes” and, together with the Original 3.875% Senior Notes and the 4.375% Senior Notes, the “Original Notes”) issued by Triton Water Holdings for a combination of new 6.250% Senior Unsecured Notes due 2029 (the “6.250% Senior Notes” and, together with the Original 3.875% Senior Notes and the 4.375% Senior Notes, the “New Notes”), co-issued by the Issuers, and, for tenders accepted on the Early Tender Date, cash.

On the Early Tender Date, the Company entered into supplemental indentures to the respective indentures governing the Original Notes that eliminated substantially all of the restrictive covenants, certain of the default provisions, and certain other provisions contained in the indentures. Additionally, the supplemental indentures to the indentures governing the Original 3.875% Senior Notes and the Original 4.375% Senior Notes released the guarantees of such notes previously provided by the guarantors thereunder.

The following table reflects the impact of all exchanges:

Senior Notes	Principal Offered for Exchange	Values Exchanged
($ in millions)
6.250% Senior Notes	$713.0	$712.8
3.875% Senior Notes	€450.0	€441.9
4.375% Senior Notes	$750.0	$746.5

6.250% Senior Notes

Pursuant to an indenture, dated as of February 12, 2025 (the “Unsecured Indenture”), the Issuers co-issued $712.8 million of 6.250% Senior Notes due April 1, 2029 to holders who participated in the Exchange Offers. The 6.250% Senior Notes are guaranteed by the Company and certain subsidiaries and interest is payable semi-annually on April 1 and October 1 of each year, commencing on April 1, 2025.

The issuance of the 6.250% Senior Notes resulting from the Exchange Offers was accounted for as a modification under GAAP and $1.7 million of fees were recorded as an unamortized debt discount which is being amortized over the remaining term of the 6.250% Senior Notes.

As of March 31, 2025 and December 31, 2024, unamortized debt issuance costs and discount related to the 6.250% Senior Notes were $11.7 million and $10.6 million, respectively.

3.875% Senior Notes

Pursuant to an indenture, dated as of February 12, 2025 (the “Secured Indenture”), the Issuers co-issued €441.9 million ($477.4 million at exchange rates in effect on March 31, 2025) of 3.875% Senior Notes due

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October 31, 2028 to holders who participated in the Exchange Offers. The 3.875% Senior Notes are guaranteed by the Company and substantially all of the Company’s wholly-owned domestic subsidiaries, subject to certain customary exceptions (together with the Company, the “Guarantors”). Interest is payable semi-annually on April 30 and October 31 of each year, commencing on April 30, 2025.

The issuance of the 3.875% Senior Notes resulting from the Exchange Offers was accounted for as a modification under GAAP and $1.2 million of fees were recorded as an unamortized debt discount which is being amortized over the remaining term of the 3.875% Senior Notes. As of March 31, 2025, the unamortized discount was $1.1 million included within the Unamortized debt costs and discounts line in the table above.

During 2024, in connection with the Transaction, the Company recorded the difference between the carrying value of the Original 3.875% Senior Notes and the fair value as of the date of the Transaction as an unamortized discount of $9.2 million, which is being amortized using the effective interest method at an effective interest rate of 4.42% and recorded in Interest and financing expense, net on the Condensed Consolidated Statements of Operations over the remaining term of the 3.875% Senior Notes.

As of March 31, 2025, the unamortized discount for the 3.875% Senior Notes resulting from the Transaction and netted with the principal in the table above was $8.4 million. As of December 31, 2024, the unamortized discount for the Original 3.875% Senior Notes resulting from the Transaction and netted with the principal in the table above was $8.9 million.

4.375% Senior Notes

Pursuant to the Secured Indenture, the Issuers co-issued $746.5 million of 4.375% Senior Notes due April 30, 2029 to holders who participated in the Exchange Offers. The 4.375% Senior Notes are guaranteed by the Guarantors and interest is payable semi-annually on April 30 and October 31 of each year, commencing on April 30, 2025.

The issuance of the 4.375% Senior Notes resulting from the Exchange Offers was accounted for as a modification under GAAP and $1.9 million of fees were recorded as an unamortized debt discount which is being amortized over the remaining term of the 4.375% Senior Notes. As of March 31, 2025, the unamortized discount was $1.8 million included within the Unamortized debt costs and discounts line in the table above.

In connection with the Transaction, the Company recorded the difference between the carrying value of the Original 4.375% Senior Notes and the fair value as of the date of the Transaction as an unamortized discount in the amount of $41.2 million, which is being amortized using the effective interest method at an effective interest rate of 5.78% and recorded in Interest and financing expense, net on the Condensed Consolidated Statements of Operations over the remaining term of the 4.375% Senior Notes.

As of March 31, 2025, the unamortized discount for the 4.375% Senior Notes resulting from the Transaction and netted with the principal in the table above was $38.0 million. As of December 31, 2024, the unamortized discount for the Original 4.375% Senior Notes resulting from the Transaction and netted with the principal in the table above was $40.0 million.

Non-tendered Original Senior Notes

Following the Exchange Offers, the Original Notes that remain outstanding related to holders that did not participate are as follows:

•	$0.2 million of Original 6.250% Senior Notes which mature on April 1, 2029. Interest is payable semi-annually on April 1 and October 1 of each year.

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•

€8.1 million ($8.8 million at exchange rates in effect on March 31, 2025) of Original 3.875% Senior Notes which mature on October 31, 2028. Interest is payable semi-annually on April 30 and October 31 of each year.

•	$3.5 million of Original 4.375% Senior Notes which mature on April 30, 2029. Interest is payable semi-annually on April 30 and October 31 of each year.

Debt Covenants

The Term Loans contain customary negative covenants including, but not limited to, restrictions on the ability of the Company and its restricted subsidiaries to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets, pay dividends or make other restricted payments, optionally prepay or modify terms of certain junior indebtedness, sell or otherwise transfer certain assets, or enter into transactions with affiliates (in each case subject to permitted exceptions).

The Revolving Credit Facility contains customary covenants, including, but not limited to, restrictions on our ability and the ability of our subsidiaries to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets, make acquisitions, loans, advances, or investments, pay dividends or make other restricted payments, sell or otherwise transfer assets, optionally prepay or modify terms of certain junior indebtedness, enter into transactions with affiliates, or change our line of business (in each case subject to permitted exceptions). The Revolving Credit Facility requires the maintenance of (i) a first lien net leverage ratio of less than or equal to 5.00 to 1.00, with no step-downs, and a 0.50 to 1.00 step-up for any four fiscal quarter period in which a material acquisition is consummated, and (ii) a minimum interest coverage ratio of 2.00 to 1.00 at the end of each fiscal quarter.

Under the Secured Indenture and Unsecured Indenture, the Company is subject to a number of covenants, including covenants that limit the Company and certain of its subsidiaries’ ability, subject to certain exceptions and qualifications, to, among other things, (i) incur additional debt or issue certain preferred stock, (ii) pay dividends, redeem stock, or make other distributions, (iii) make other restricted payments or investments, (iv) create liens on assets, (v) transfer or sell assets, (vi) create restrictions on payment of dividends or other amounts by the Company to the Company’s restricted subsidiaries, (vii) engage in mergers or consolidations, (viii) engage in certain transactions with affiliates, and (ix) designate the Company’s subsidiaries as unrestricted subsidiaries. The covenants are substantially similar across each series of the New Notes. Many of the covenants contained in the Secured Indenture and Unsecured Indenture will not be applicable, and the guarantees of the New Notes will be released, during any period where the New Notes have an investment grade rating.

In connection with the Exchange Offers, substantially all of the restrictive covenants, certain of the default provisions, and certain other provisions contained in the indentures governing the Original Notes were eliminated.

The Company was in compliance with all covenants as of March 31, 2025.

27

The following tables summarize amounts available for borrowing under the revolving credit facilities as of the periods presented:

March 31, 2025
($ in millions)	Revolving Credit Facility
Revolver availability:
Revolver committed availability	$750.0
Less: Outstanding letters of credit	(138.5)

Net availability	611.5

Borrowings	—

Available borrowing capacity	$611.5

	December 31, 2024
($ in millions)	ABL Credit Facility	Original Revolving Credit Agreement	Total
Revolver availability:
Gross availability	$350.0	$350.0	$700.0
Less: Adjustment for gross availability	(14.8)	—	(14.8)
Less: Outstanding letters of credit	(51.6)	(65.4)	(117.0)

Net availability	283.6	284.6	568.2

Borrowings	—	—	—

Available borrowing capacity	$283.6	$284.6	$568.2

NOTE 7—STOCKHOLDERS’ EQUITY

Preferred Stock

As of March 31, 2025, the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) authorized the issuance of 100,000,000 shares of preferred stock, par value $0.01 per share. As of March 31, 2025 and December 31, 2024, there were no shares of preferred stock issued or outstanding.

Shares of preferred stock may be issued from time to time in one or more series by the Company’s Board of Directors and the Board of Directors is responsible for establishing the designation of such series and the number of shares to be included in such series and fixing the terms of such series, the voting powers (full or limited, or no voting powers), preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof, of the shares of each such series, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences.

Common Stock

As of March 31, 2025, the Company’s Certificate authorized the issue of 800,000,000 shares of Class A common stock, par value $0.01 per share and 100,000,000 shares of Class B common stock, par value $0.01 per share.

During the three months ended March 31, 2025, the Sponsor Stockholder (as defined in the Explanatory Note) converted 64,512,579 shares of Class B common stock outstanding to an equivalent number of shares of Class A common stock. As of March 31, 2025, the shares of Class B common stock converted were retired and there were no shares of Class B common stock outstanding.

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As of March 31, 2025, common stock consisted of the following:

	Shares Authorized	Shares Issued	Shares Outstanding
Class A common stock	800,000,000	376,197,105	376,197,105
Class B common stock	100,000,000	—	—

	900,000,000	376,197,105	376,197,105

As of December 31, 2024, common stock consisted of the following:

	Shares Authorized	Shares Issued	Shares Outstanding
Class A common stock	800,000,000	315,280,417	315,280,417
Class B common stock	100,000,000	64,512,579	64,512,579

	900,000,000	379,792,996	379,792,996

Holders of Class A common stock and Class B common stock are entitled to share equally, identically and ratably, on a per share basis, in dividends when, as, and if declared by the Company’s Board of Directors, subject to the rights of the holders of all classes of stock outstanding having priority rights to dividends.

The holder of each share of Class A common stock is entitled to one vote for each share for each matter submitted to a vote of stockholders. Holders of each share of Class B common stock shall not be entitled to vote on the election, appointment or removal of directors of the Company but shall be entitled to one vote for each share of Class B common stock on each matter submitted to a vote of stockholders, other than the election, appointment or removal of directors. Further, subject to the exceptions described in the Company’s Certificate, shares of Class B common stock are convertible into an equivalent number of shares of Class A common stock and generally convert into shares of Class A common stock upon transfer.

With the exception of the voting rights and conversion rights mentioned above, shares of Class A common stock and Class B common stock shall have the same rights and privileges and rank equally to, share ratably with, and be identical in all respects as to all matters.

On February 20, 2025, the Board of Directors declared a dividend of $0.10 per share on the outstanding Class A common stock, par value $0.01 per share (the “Class A Common Stock”) of the Company to stockholders of record at the close of business on March 7, 2025 which was paid in cash on March 24, 2025.

On March 10, 2025, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with the Sponsor Stockholder and Morgan Stanley & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), in connection with the underwritten secondary offering by the Sponsor Stockholder of 51,750,000 shares of the Company’s Class A Common Stock, which included the full exercise by the Underwriters of their option to purchase up to 6,750,000 additional shares of Class A Common Stock, at an offering price of $29.50 per share (the “Secondary Offering”). The Secondary Offering closed on March 12, 2025. The Sponsor Stockholder received all of the net proceeds from the Secondary Offering. No shares were sold by the Company.

Pursuant to the Underwriting Agreement, the Company agreed to purchase 4,000,000 shares of its Class A Common Stock for approximately $114.1 million from the Underwriters at a price per share equal to the price paid by the Underwriters to the Sponsor Stockholder in the Secondary Offering (the “Share Repurchase”). The Company funded the Share Repurchase with cash on hand.

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Accumulated Other Comprehensive Income (Loss)

Accumulated other comprehensive income (loss) (“AOCI”) represents gains and losses affecting stockholders’ equity that are not reflected on the Condensed Consolidated Statements of Operations. The Company uses the portfolio approach for releasing income tax effects from AOCI.

The following table reflects the changes in AOCI, net of taxes, by component for the periods presented:

($ in millions)	Gain (Loss) On Derivative Instruments[1]	Cumulative Translation Adjustment	Net Unrealized Actuarial Gain (Loss) in Postretirement Benefit Plan[2]	Total AOCI
Balance as of December 31, 2024	$0.3	$(19.6)	$2.1	$(17.2)
OCI before reclassifications	0.3	2.7	—	3.0
Amounts reclassified from AOCI	1.7	—	(0.2)	1.5

Net current-period OCI	2.0	2.7	(0.2)	4.5

Balance as of March 31, 2025	$2.3	$(16.9)	$1.9	$(12.7)

Balance as of December 31, 2023	$—	$(9.9)	$2.4	$(7.5)
OCI before reclassifications	—	(3.4)	—	(3.4)
Amounts reclassified from AOCI	—	—	(0.2)	(0.2)

Net current-period OCI	—	(3.4)	(0.2)	(3.6)

Balance as of March 31, 2024	$—	$(13.3)	$2.2	$(11.1)

[1]

During the three months ended March 31, 2025, $2.3 million of losses were reclassified from AOCI related to the amounts excluded from the effectiveness testing recognized in earnings for the foreign exchange contracts. The effect of the loss was included in Other operating expense (income), net on the Condensed Consolidated Statements of Operations. The tax benefit recorded as a result of this loss was $0.6 million, and was recorded within Provision for income taxes on the Condensed Consolidated Statements of Operations.

[2]

During the three months ended March 31, 2025 and 2024, $0.2 million and $0.2 million, respectively, of income was reclassified from AOCI related to actuarial gains in the Company’s postretirement benefit plan and recorded in Interest and financing expense, net on the Condensed Consolidated Statements of Operations. The tax impact of this income for the three months ended March 31, 2025 and 2024 was immaterial.

NOTE 8—INCOME TAXES

Income tax expense was $17.7 million on pre-tax income of $52.4 million for the three months ended March 31, 2025, as compared to income tax expense of $11.4 million on pre-tax income of $44.9 million in the comparable prior year period. The effective income tax rate for the three months ended March 31, 2025 was 33.8% compared to 25.4% in the comparable prior year period.

The effective tax rate for the three months ended March 31, 2025 varied from the effective tax rate in the comparable prior year period due primarily to permanent differences for which the Company has not recognized a tax benefit.

The effective tax rate for the three months ended March 31, 2025 varied from the U.S. statutory rate due primarily to permanent differences for which the Company has not recognized a tax benefit and losses in tax jurisdictions with existing valuation allowances.

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NOTE 9—STOCK-BASED COMPENSATION

During the three months ended March 31, 2025 the Company granted 237,724 Time-based restricted stock units (“RSUs”) with a grant date fair value of $34.07 based on the quoted market price of PRMB shares on the NYSE as of the grant date, which awards vest over three years in equal annual installments on the first, second and third anniversaries of the date of grant and include a service condition.

Additionally, the Company granted 461,477 Performance-based RSUs with a grant date fair value of $52.99, which vest at the end of a three-year performance period beginning on the first day of the Company’s 2025 fiscal year and ending on the last day of our 2027 fiscal year (“2025 Performance Awards”). The number of shares ultimately awarded will be based upon the performance payout rate, which can range from 0% to 200% of the awards granted and is based on the Company’s achievement total shareholder return (”TSR”) relative to the TSR attained by companies within the Company’s defined peer group for the applicable performance period (the “Performance Objective”). The number of Performance-based RSUs that may vest, and the related unrecognized compensation cost is subject to change based on the Performance Objectives achieved during the vesting period.

The grant date fair value of the 2025 Performance Awards granted during the three months ended March 31, 2025 was estimated at the grant date using the Monte-Carlo simulation model with the following weighted-average assumptions:

Risk-free interest rate	4.1%
Average expected life (years)	2.9
Expected volatility	27.8%
Beginning TSR Price	$30.74

The risk-free rate is based on the U.S. Treasury yield in effect at the grant date with a term equal to the simulation period used in the Monte-Carlo simulation model. The simulation period is equal to the performance periods associated with the performance shares. Volatility is based on the Company’s historical share price data. Beginning TSR price is equal to the average closing price for the 20 trading days from December 3, 2024 to December 31, 2024.

NOTE 10—REVENUE RECOGNITION

Disaggregation of Revenue

The Company’s primary geographic market is North America with sales in the United States accounting for 98.4% and 97.6% of consolidated net sales for the three months ended March 31, 2025 and 2024, respectively.

Disaggregation of net sales by water type for the periods presented is as follows:

	Three Months Ended March 31,
($ in millions)	2025	2024
Regional spring water	$794.1	$756.1
Purified water	514.4	275.4
Premium water	73.9	13.4
Other water	34.8	28.9
Other	196.5	62.0

Total net sales	$1,613.7	$1,135.8

Contract Balances

The Company does not have any material contract assets or liabilities as of March 31, 2025 and December 31, 2024.

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NOTE 11—ACQUISITION, INTEGRATION AND RESTRUCTURING EXPENSES

Transaction costs include those associated with the Transaction, including subsequent costs directly related to its consummation. Other acquisition expenses include costs associated with our acquisitions, as well as costs incurred on potential acquisitions. Integration and restructuring expenses mainly include costs incurred to achieve post-Transaction synergies, information technology implementation costs, and costs incurred on business optimization, among others. In connection with the closing of the Transaction, the Board authorized a series of cost cutting measures which are expected to continue through 2026. These restructuring costs are expected to result in a range of approximately $75.0 million—$100.0 million of aggregate charges, which are anticipated to include $47.0 million—$55.0 million of one-time cash termination benefits as well as costs associated with the decommissioning of facilities and the early termination of leases.

The following table summarizes the components of Acquisition, integration and restructuring expenses on the Condensed Consolidated Statements of Operations:

	Three Months Ended March 31,
($ in millions)	2025	2024
Transaction costs	$3.7	$5.8
Other acquisition expenses	1.4	—
Integration expenses	27.9	—

Total acquisition and integration expenses	33.0	5.8

Non-cash exit and disposal charges	0.5	—
Facility closure expense	6.2	—
Employee severance and termination related benefits	0.1	—

Total restructuring expenses	6.8	—

Total acquisition, integration and restructuring expenses	$39.8	$5.8

The following table reflects the activity related to the restructuring accrual for the period presented:

($ in millions)	Amount
Balance as of December 31, 2024	$46.4
Charges incurred	6.3
Payments made	(12.1)

Balance as of March 31, 2025	$40.6

NOTE 12—HEDGING TRANSACTIONS AND DERIVATIVE FINANCIAL INSTRUMENTS

The Company is directly and indirectly affected by changes in foreign currency market conditions and commodity prices on items such as diesel fuel and petroleum-based products. These changes in market conditions and commodity prices may adversely impact the Company’s financial performance and are referred to as market risks. When deemed appropriate by management, the Company uses derivatives as a risk management tool to mitigate the potential impact of foreign currency market risks and commodity price risks.

The Company uses foreign exchange forward contracts to manage the foreign exchange risk associated with the principal balance of the Company’s 3.875% Senior Notes. Forward contracts are agreements to buy or sell a quantity of a currency at a predetermined future date, and at a predetermined rate or price and are traded over-the-counter. The Company also uses commodity futures, forwards, and option contracts to manage commodity price risk associated with diesel fuel and petroleum-based products based on its anticipated consumption of these commodities for periods of up to 24 months.

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All derivatives are carried at fair value on the Condensed Consolidated Balance Sheets in the line item Prepaid expenses and other current assets or Accruals and other current liabilities. The carrying values of the derivatives reflect the impact of legally enforceable agreements with the same counterparties. If agreements allow the Company to net settle positive and negative positions (assets and liabilities) arising from different transactions with the same counterparty, the Company has elected to report the fair value of its derivatives on a net basis, by counterparty.

The accounting for gains and losses that result from changes in the fair values of derivative instruments depends on whether the derivatives have been designated and qualify as hedging instruments and the types of hedging relationships. Derivatives can be designated as fair value hedges, cash flow hedges or hedges of net investments in foreign operations. The changes in the fair values of derivatives that have been designated and qualify for fair value hedge accounting are recorded in the same line item in the Condensed Consolidated Statements of Operations as the changes in the fair value of the hedged items attributable to the risk being hedged. Due to the high degree of effectiveness between the hedging instruments and the underlying exposures being hedged, fluctuations in the value of the derivative instruments are generally offset by changes in the fair values or cash flows of the underlying exposures being hedged. The changes in fair values of derivatives that were not designated and/or did not qualify as hedging instruments are immediately recognized into earnings. The Company classifies cash inflows and outflows related to derivative and hedging instruments within the appropriate cash flows section associated with the item being hedged.

For derivatives that will be accounted for as hedging instruments, the Company formally designates and documents, at inception, the financial instrument as a hedge of a specific underlying exposure, the risk management objective and the strategy for undertaking the hedge transaction. In addition, the Company formally assesses, both at inception and at least quarterly thereafter, whether the financial instruments used in hedging transactions are highly effective at offsetting changes in either the fair values or cash flows of the related underlying exposures.

The Company estimates the fair values of its derivatives based on quoted market prices or pricing models using current market rates. The notional amounts of the derivative financial instruments do not necessarily represent amounts exchanged by the parties and, therefore, are not a direct measure of the Company’s exposure to the financial risks described above. The amounts exchanged are calculated by reference to the notional amounts and by other terms of the derivatives, such as interest rates, foreign currency exchange rates or other financial indices. The Company does not view the fair values of its derivatives in isolation, but rather in relation to the fair values or cash flows of the underlying hedged transactions. All of the Company’s derivatives are over-the-counter instruments with liquid markets.

Credit Risk Associated with Derivatives

The Company has established strict counterparty credit guidelines and enters into transactions only with financial institutions of investment grade or better. The Company monitors counterparty exposures regularly and reviews promptly any downgrade in counterparty credit rating. The Company mitigates pre-settlement risk by being permitted to net settle for transactions with the same counterparty. To minimize the concentration of credit risk, the Company may enter into derivative transactions with a portfolio of financial institutions. Based on these factors, the Company considers the risk of counterparty default to be minimal.

Fair Value Hedging Strategy

In connection with the Transaction, the Company acquired foreign exchange contracts with a notional amount of €450.0 million ($486.2 million at exchange rates in effect on March 31, 2025) and a maturity date of October 31, 2025. The Company is utilizing the derivative financial instruments to hedge foreign exchange risk associated with the Company’s 3.875% Senior Notes.

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The Company designated the foreign exchange contracts as fair value hedges. The foreign exchange contracts are recognized on the Condensed Consolidated Balance Sheets at fair value and changes in the fair value of the foreign exchange contracts are recorded in the same line as the hedged item, which is Other operating expense (income), net in the Condensed Consolidated Statements of Operations. The Company excludes forward points from its assessment of hedge effectiveness and amortizes them on a straight-line basis over the life of the hedging instruments in Other operating expense (income), net in the Condensed Consolidated Statements of Operations. The difference between fair value changes of the excluded component and the amount amortized to Other operating expense (income), net is recorded as a component of AOCI on the Condensed Consolidated Balance Sheets.

The following amounts were recorded on the Condensed Consolidated Balance Sheets related to hedged items as of March 31, 2025 and December 31, 2024:

($ in millions)	March 31, 2025	December 31, 2024
Line Item in Condensed Consolidated Balance Sheets in Which the Hedged Item Is Included	Carrying Amount of the Hedged Liability
Long-term debt, less current portion [1]	$486.2	$468.7

1.	Carrying amount excludes the unamortized debt discounts as of March 31, 2025 and December 31, 2024.

The fair value of the Company’s derivative liabilities included in Accruals and other current liabilities as of March 31, 2025 and December 31, 2024 was as follows:

($ in millions)	March 31, 2025	December 31, 2024
Derivative Contract	Liabilities
Foreign exchange contracts	$18.2	$36.0

The amount of gains or (losses) recognized in Other operating expense (income), net in the Condensed Consolidated Statements of Operations for fair value hedging relationships, presented on a pre-tax basis, for the three months ended March 31, 2025 is shown in the table below:

($ in millions)	March 31, 2025
Foreign exchange contracts
Hedged item	$(17.5)
Derivative designated as hedging instrument	$17.5
Amount reclassified from AOCI to expense (amortized)	$(2.3)

The amount of gains or (losses), net of tax, recognized in the Condensed Consolidated Statements of Comprehensive Income for fair value hedging relationships for the three months ended March 31, 2025 is shown in the table below:

($ in millions)	March 31, 2025
Foreign exchange contracts
Amount excluded from the assessment of effectiveness [1]	$0.3

1.	Amount is net of tax expense of $0.1 million for the three months ended March 31, 2025.

There were no settlements of the Company’s foreign exchange contracts during the three months ended March 31, 2025.

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Economic (Non-Designated) Hedging Strategy

In addition to derivative instruments that have been designated and qualify for hedge accounting, the Company also uses certain derivatives as economic hedges of commodity exposure. Although these derivatives were not designated and/or did not qualify for hedge accounting, they are effective economic hedges. The changes in the fair values of economic hedges are immediately recognized in earnings.

As of March 31, 2025 and December 31, 2024, the fair value of the Company’s commodity forwards were liabilities of $4.3 million and $5.4 million, respectively, which are recorded in Accruals and other current liabilities on the Condensed Consolidated Balance Sheets. The change in fair value of the commodity forwards is reflected within Other operating expense (income), net in the Condensed Consolidated Statements of Operations.

NOTE 13—FAIR VALUE MEASUREMENTS

The following tables summarize the fair values of financial instruments:

	March 31, 2025
($ in millions)	Total	Level 1	Level 2	Level 3
Financial Assets:
Money market investments	$14.1	$14.1	$—	$—
Split-dollar life insurance policies	24.7	—	24.7	—

	$38.8	$14.1	$24.7	$—

Financial Liabilities:
Foreign exchange contracts	$18.2	$—	$18.2	$—
Commodity forwards	4.3	—	—	4.3

	$22.5	$—	$18.2	$4.3

	December 31, 2024
($ in millions)	Total	Level 1	Level 2	Level 3
Financial Assets:
Money market investments	$14.1	$14.1	$—	$—
Split-dollar life insurance policies	24.7	—	24.7	—

	$38.8	$14.1	$24.7	$—

Financial Liabilities:
Foreign exchange contracts	$36.0	$—	$36.0	$—
Commodity forwards	5.4	—	—	5.4

	$41.4	$—	$36.0	$5.4

The fair values of the Company’s money market investments are based on the daily market price for identical assets in active markets. The fair value of the Company’s split-dollar life insurance policies are the cash surrender value based on the fair value of underlying investment.

The changes in the fair value of the Company’s commodity forwards recorded at fair value, which are Level 3 financial liabilities, are reflected within Other operating expense (income), net on the Condensed Consolidated Statements of Operations.

The Company had no transfers into or out of Level 3 of the fair value hierarchy for any of the periods presented.

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Fair Value of Debt

The following table summarizes the Company’s estimates of the fair values of its debt as of the periods presented:

	March 31, 2025		December 31, 2024
($ in millions)	Carrying Value	Fair Value	Carrying Value	Fair Value
Term Loans	$3,090.9	$3,079.3	$3,098.6	$3,121.8
6.250% Senior Notes [1]	712.8	712.9	713.0	709.4
3.875% Senior Notes [1]	469.0	470.8	459.8	459.9
4.375% Senior Notes [1]	708.5	715.6	710.0	701.2
Non-tendered Original Senior Notes	12.5	12.2	—	—

Total	$4,993.7	$4,990.8	$4,981.4	$4,992.3

[1]

The December 31, 2024 balances for the 6.250% Senior Notes, 3.875% Senior Notes and the 4.375% Senior Notes represent the Original Notes as defined in Note 6—“Debt”. The March 31, 2025 balances for the 6.250% Senior Notes, 3.875% Senior Notes and the 4.375% Senior Notes represent the New Notes as described in Note 6—“Debt”.

The fair value of the Term Loans is estimated using quoted market prices for similar issues and are categorized within Level 2 of the fair value hierarchy. The fair values of the 6.250% Senior Notes, 3.875% Senior Notes, and 4.375% Senior Notes are based on the trading levels and bid/offer prices observed by a market participant and are categorized within Level 2 of the fair value hierarchy.

Given the variable interest rates, the carrying values of the Revolving Credit Facility and other debts approximate their fair values.

NOTE 14—SEGMENT REPORTING

Primo Brands operates as a single segment. The Company has a comprehensive portfolio of highly recognizable and conveniently packaged branded water and beverages that reach consumers whenever, wherever, and however they hydrate through distribution across retail outlets, away from home such as hotels and hospitals, and food service accounts, as well as direct delivery to homes and businesses. These brands include established “billion-dollar brands” Poland Spring® and Pure Life®, premium brands like Saratoga® and Mountain Valley®, regional leaders such as Arrowhead®, Deer Park®, Ice Mountain®, Ozarka®, and Zephyrhills®, purified brands including Primo Water® and Sparkletts®, and flavored and enhanced brands like Splash Refresher™ and AC+ION®. Primo Brands also has an industry-leading line-up of innovative water dispensers, which create consumer connectivity through recurring water purchases.

The accounting policies of our segment have not changed from those disclosed in our 2024 Annual Report.

The Chief Operating Decision Maker (“CODM”) assesses performance for the segment and decides how to allocate resources based on segment net (loss) income from continuing operations that is also reported in the Condensed Consolidated Statements of Operations as such.

The measure of segment assets is reported on the Condensed Consolidated Balance Sheets as total assets. Segment capital expenditures are reported in the Condensed Consolidated Statements of Cash Flows as purchases of plant, property and equipment and purchases of intangible assets.

The CODM uses Net income from continuing operations to evaluate income generated from segment assets in deciding whether to reinvest profits into the segment or into other parts of the Company, such as for acquisitions or to pay dividends.

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Net income from continuing operations is used to monitor budget versus actual results. The CODM also uses the Company’s performance in competitive analysis by benchmarking to Primo Brands’ competitors. The competitive analysis along with the monitoring of budgeted versus actual results are used in assessing performance of the segment and in establishing management’s compensation.

The Company has one reportable segment. The segment sources, bottles and delivers water to customers in North America and manages the business activities on a consolidated basis. The Company does not assess the performance of its individual products on measures of profit or loss, or asset based metrics. Net sales by water type can be found in Note 10. “Revenue Recognition”.

The Company’s Chief Executive Officer is the CODM.

Business segment information is presented below:

	Three Months Ended March 31,
($ in millions)	2025	2024
Net sales	$1,613.7	$1,135.8
Less:
Cost of sales, adjusted[1]	1,002.3	727.9
Marketing expense	44.3	39.5
Selling expense, adjusted[1]	105.9	75.9
General and administrative expense, adjusted[1]	119.6	74.9
Other segment expense[2]	59.9	17.6
Depreciation and amortization	128.6	75.2
Interest and financing expense, net	82.1	79.9
Loss on modification and extinguishment of debt	18.6	—
Income taxes	17.7	11.4

Segment net income from continuing operations	$34.7	$33.5

1.	The financial statement line items as presented in this table exclude depreciation and amortization and certain non-recurring income or charges.
2.	Other segment expenses include acquisition, integration and restructuring costs and other non-recurring income and charges.

Long-lived assets in the United States, consisting of net fixed assets and operating lease right-of-use assets, accounted for 97.8% of consolidated long-lived assets as of both March 31, 2025 and December 31, 2024.

NOTE 15—NET INCOME (LOSS) PER COMMON SHARE

Basic net income (loss) per common share is calculated by dividing the net income (loss) by the weighted-average number of shares of common stock outstanding during the period. Diluted net income (loss) per common share is calculated using the weighted-average number of shares of common stock outstanding and the effect of potentially dilutive securities outstanding during the period. Potentially dilutive securities consist of stock options, Performance-based RSUs, Time-based RSUs, and stock purchase rights granted under the Employee Share Purchase Plan (“ESPP”). The dilutive effect of these securities are reflected in diluted income (loss) per share by application of the treasury stock method. Potentially dilutive securities are excluded from the computation of diluted net income (loss) per share if their effect is antidilutive.

The rights of the holders of our Class A common stock and Class B common stock are identical, except with respect to voting, and the classes otherwise share equally in dividends and residual net assets on a per share basis.

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Accordingly, the net income (loss) per common share amounts are the same for Class A common stock and Class B common stock because the holders of each class are entitled to equal per-share dividends or distributions in liquidation in accordance with the Company’s Certificate.

For comparative purposes, the weighted-average shares outstanding of BlueTriton have been adjusted by an implied conversion ratio of 212.2-to-1 for the three months ended March 31, 2024 to reflect the effects of the Transaction. Reconciliations of the numerators and denominators of basic and diluted net income (loss) per common share for the periods presented are as follows:

	Three Months Ended March 31,
(Shares in thousands)	2025	2024
Weighted-average common stock outstanding—basic	379,251	218,618
Effects of dilutive securities:
Stock options	556	—
Performance-based RSUs	403	—
Time-based RSUs	1,392	—
ESPP	11	—

Weighted-average common stock outstanding—diluted	381,613	218,618

The following potentially dilutive shares were excluded from the computation of diluted net income (loss) per share for the periods presented because including them would have been antidilutive:

	Three Months Ended March 31,
(Shares in thousands)	2025	2024
Stock options	—	—
Performance-based RSUs [1]	—	—
Time-based RSUs	146	—
ESPP	—	—

1.	Performance-based RSUs represent the number of shares expected to be issued based on the estimated achievement of the performance metric for these awards.

NOTE 16—COMMITMENTS AND CONTINGENCIES

The Company may be party to a variety of litigation, claims, legal or regulatory proceedings, inquiries, and investigations including but not limited to matters arising out of the ordinary course of business, including those related to advertising, marketing or commercial practices, personal injury and property damage, intellectual property rights, employment, tax and insurance, and matters relating to compliance with applicable laws and regulations. Responding to these matters, even those that are ultimately non-meritorious, may require the Company to incur significant expense and devote significant resources. While it is not possible to predict the ultimate resolution of these matters, management believes, based upon examination of currently available information, experience to date, and advice from legal counsel, that, after taking into account existing insurance coverage and amounts already provided for, the currently pending legal proceedings against the Company will not have a material adverse impact on the Company’s consolidated statements of operations, balance sheets, or cash flows.

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. Legal costs incurred in connection with loss contingencies are expensed as incurred. Other than with respect to the matter

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described below, the Company believes there is no litigation pending that could have, individually or in the aggregate, a material adverse effect on the Company’s consolidated statements of operations, balance sheets or cash flows. The Company believes it has made appropriate and adequate reserves and accruals for its current contingencies and the likelihood of a material loss beyond amounts accrued is remote.

Patane Litigation

On August 15, 2017, Mark Patane and 11 other named plaintiffs (collectively, the “Plaintiffs”) commenced a putative class action against Nestlé Waters North America Inc. (“Nestlé Waters”) in the U.S. District Court for the District of Connecticut (the “Court”). The Plaintiffs alleged that Poland Spring product labels fraudulently represent the product to be natural spring water. The Plaintiffs have asserted claims of common law fraud, violations of certain consumer protection laws in nine states (with the Plaintiffs’ claims under the consumer protection laws of four of those states having been dismissed) and, for home and office customers, breach of contract. As a result of Triton Water Holdings’ acquisition of all of the equity interests of Nestlé Waters North America Holdings, Inc., along with the acquisition of certain assets and assumption of certain liabilities of Nestlé Canada Inc. from Nestlé S.A. (the “Nestlé Acquisition”), Nestlé Waters was renamed BlueTriton Brands, Inc. (“BlueTriton Brands”), and BlueTriton Brands is continuing to defend against the lawsuit.

As a result of rulings on multiple dispositive motions, including most recently on December 30, 2024, the case has been narrowed in certain respects. On January 6, 2025, both the Plaintiffs and BlueTriton Brands moved for reconsideration of portions of the December 30, 2024 decision, which granted in part and denied in part BlueTriton Brands’ motion for summary judgment. Upon the resolution of those motions, the Plaintiffs are expected to seek to certify multiple classes, including a nine state common law fraud class, a subclass comprised of BlueTriton Brands’ Poland Spring home and office customers in nine states for breach of contract, and state subclasses comprised of retail purchasers of Poland Spring for violation of consumer protection statutes in New York, New Jersey, Massachusetts, New Hampshire, and Pennsylvania. Plaintiffs’ claims for injunctive relief have been dismissed. The claims of eight Plaintiffs who are members of a class in a prior class action and subject to the Final Judgement entered in Ramsey v. Nestlé Waters N.Am., Case No. 03-CHK-817 (Ill Cir. Ct. 16th Cir. Kane Cnty.), have also been dismissed to the extent that they rely on purchases of Poland Spring bottled water sourced from four spring water sources: Poland Spring; Clear Spring; Evergreen Spring; and Garden Spring.

The Plaintiffs are seeking compensatory damages and/or statutory damages. For the common law fraud claims, the Plaintiffs purport to compute damages by multiplying the alleged price premium that Nestlé Waters obtained from its alleged “spring water” misrepresentation by Nestlé Waters’s total dollar sales of Poland Spring still water products sold by Nestlé Waters during the class period, while statutory damages normally are determined by multiplying a statutorily established amount by the number of violations. The quantification of Plaintiffs’ recoverable damages is not reasonably determinable at this stage of the litigation. No trial date has been set. We believe that Plaintiffs’ claims are without merit, and we intend to defend ourselves vigorously. Based upon information presently known to management, the Company has not accrued a loss for the matters described above as the Company believes that a loss is not probable and reasonably estimable. While it is reasonably possible a loss may be incurred, the Company is unable to estimate a loss or range of loss in this matter.

Purchase Commitments

The Company may enter into unconditional purchase obligations with third party suppliers in the ordinary course of business. Such arrangements are entered into to secure subscriptions, utilities, services and supplies vital to the Company’s operations and ability to serve its customers. The Company has various long-term supply and service contracts which may require that the Company purchase minimum quantities, for a minimum term, at fixed or variable rates.

Letters of Credit

As of March 31, 2025, the Company had $138.5 million of letters of credit outstanding.

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NOTE 17—RELATED PARTY TRANSACTIONS

Investors, along with their associated management of the Company, provided various advisory services. In exchange for these services, the Company pays management fees to the related parties under the Management Agreements entered into at the time of the Nestlé Acquisition. Additionally, the Company has supply agreements with related parties.

For the three months ended March 31, 2025 and 2024, the Company recorded expenses associated with management fees and associated costs under the Management Agreements totaling nil and $9.3 million, respectively, which were included in Selling, general and administrative expenses in the Condensed Consolidated Statements of Operations.

For the three months ended March 31, 2025 and 2024, the Company purchased $8.6 million and $6.9 million, respectively, of raw materials used in the production process from a related party, which were recorded as a component of Cost of sales in the Condensed Consolidated Statement of Operations. As of March 31, 2025 and December 31, 2024, the Company recorded an associated payable of $1.4 million and $2.1 million, respectively, related to the unpaid portion of these purchases.

For the three months ended March 31, 2025 and 2024, the Company recorded expense associated with a related party of $0.3 million and nil, respectively, for consultancy services which were included in Selling, general and administrative expenses in the Condensed Consolidated Statements of Operations. As of March 31, 2025 and December 31, 2024, the Company recorded an associated accrued expense of $0.1 million and $0.2 million, respectively, which is included in Accruals and other current liabilities in the Condensed Consolidated Balance Sheets.

Substantially concurrently with the Secondary Offering, the Company completed the Share Repurchase as detailed in Note 7—“Stockholders’ Equity”.

NOTE 18—SUBSEQUENT EVENTS

On May 1, 2025, the Board of Directors declared a dividend of $0.10 per share on the outstanding Class A common stock of the Company, payable in cash on June 17, 2025 to stockholders of record at the close of business on June 6, 2025.

Subsequent to March 31, 2025, one of our facilities experienced damage from a tornado. The costs associated with the damage are currently estimated between $41.0 million and $63.0 million, a portion of which is expected to be covered by insurance. The Company is still assessing the impact of the event on our operations and the Condensed Consolidated Financial Statements.

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ITEM 2.	MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Objective

This Management’s Discussion and Analysis of Financial Condition and Results of Operations is intended to further the reader’s understanding of the consolidated financial condition and results of operations of the Company. It should be read in conjunction with the financial statements included in this Quarterly Report on Form 10-Q (“Form 10-Q”) and the Annual Report on Form 10-K for the fiscal year ended December 31, 2024 (the “2024 Annual Report”). These historical financial statements may not be indicative of our future performance. This discussion contains a number of forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risks referred to under “Risk Factors” in Part I, Item 1A. in our 2024 Annual Report and Part II, Item 1A. “Risk Factors” in this Form 10-Q. When used in this report, the terms “the Company,” “our Company,” “Primo Brands,” “we,” “us,” or “our” refers to Primo Brands Corporation, together with its consolidated subsidiaries, for periods following the Transaction (as defined in the “Overview” section below) and to Triton Water Parent, Inc. and its consolidated subsidiaries (collectively, “BlueTriton”) and/or Primo Water Corporation and its consolidated subsidiaries (collectively, “Primo Water”) for periods prior to the Transaction.

Overview

Primo Brands is a leading North American branded beverage company focused on healthy hydration, delivering responsibly sourced diversified offerings across products, formats, channels, price points, and consumer occasions, distributed in every U.S. state and Canada.

We have a comprehensive portfolio of highly recognizable and conveniently packaged branded water and beverages that reach consumers whenever, wherever, and however they hydrate through distribution across retail outlets, away from home such as hotels and hospitals, and food service accounts, as well as direct delivery to homes and businesses. These brands include established “billion-dollar brands” Poland Spring® and Pure Life®, premium brands like Saratoga® and Mountain Valley®, regional leaders such as Arrowhead®, Deer Park®, Ice Mountain®, Ozarka®, and Zephyrhills®, purified brands including Primo Water® and Sparkletts®, and flavored and enhanced brands like Splash Refresher™ and AC+ION®. Primo Brands also has an industry-leading line-up of innovative water dispensers, which create consumer connectivity through recurring water purchases. Primo Brands operates a vertically integrated coast-to-coast network that distributes its brands to more than 200,000 retail outlets, as well as directly reaching consumers through its Direct Delivery, Exchange and Refill offerings. Through Direct Delivery, Primo Brands delivers responsibly sourced hydration solutions direct to home and business customers. Through its Exchange business, consumers can visit approximately 26,500 retail locations and purchase a pre-filled, multi-use bottle of water that can be exchanged after use for a discount on the next purchase. Through its Refill business, consumers have the option to refill empty multi-use bottles at approximately 23,500 self-service refill stations. Primo Brands also offers water filtration units for home and business customers across North America. Primo Brands is a leader in reusable beverage packaging, helping to reduce waste through its multi-serve bottles and innovative brand packaging portfolio, which includes recycled plastic, aluminum, and glass. Primo Brands has a portfolio of over 90 springs and actively manages water resources to help assure a steady supply of quality, safe drinking water today and in the future. Primo Brands also helps conserve over 28,000 acres of land across the U.S. and Canada. Primo Brands is proud to partner with the International Bottled Water Association (“IBWA”) in North America, which supports strict adherence to safety, quality, sanitation, and regulatory standards for the benefit of consumer protection. Primo Brands is committed to supporting the communities it serves, investing in local and national programs and delivering hydration solutions following natural disasters and other local community challenges. Primo Brands employs more than 13,000 associates with dual headquarters in Tampa, Florida, and Stamford, Connecticut.

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Trends and Factors Affecting Results of Operations

Evolving Customer Trends

We believe we are well-positioned to benefit from evolving consumer trends, as well as the continued acceleration of e-commerce. These favorable trends, combined with the broad appeal of our brands, provide us with a significant opportunity to drive the growth of our business.

•

Ability to Increase Brand Awareness – Our ability to increase brand awareness has and will continue to contribute meaningfully to our performance. We focus on creating, capturing and retaining new demand by increasing our brand awareness while also increasing our value proposition to our customers. We aim to continue to increase our brand awareness through continued local community engagement, national media campaigns, growing our social community and innovating our packaging to make our brands and products visually appealing and distinctive from other bottled water brands.

•

Product Innovation and Expansion – We see significant potential to grow our sales in underpenetrated, high-growth segments of the bottled water category, such as sparkling, flavored and enhanced waters, by leveraging the brand equity of our existing brands to develop new and innovative beverage offerings. Through the flexible production capabilities of our existing infrastructure and our extensive distribution and retail relationships, we believe we will be able to quickly develop, produce and commercialize new products. We intend to continue investing in innovations within our product portfolio, as well as the development and introduction of new products.

•

E-commerce – Given the trend towards growth of sales through e-commerce websites and mobile commerce applications, including through subscription services and other direct-to-consumer businesses, the consumer is leveraging multiple methods of engagement including the digital marketplace.

Consolidation in the Retail Industry

Our industry has been affected by the trend toward consolidation in the retail channel. Many of our retail customers have consolidated in recent years, and this consolidation trend may continue. As a result, our retail customers may seek lower pricing and demand increased marketing or promotional expenditures from us. Large retailers are also increasingly using their distribution networks and economies of scale to introduce and develop private-label brands, such as those carried by supermarket chains, convenience store chains, drug store chains, mass merchants and club warehouses. See Item 1A. “Risk Factors — Risks Related to our Customers, Suppliers and Associates” in our 2024 Annual Report.

General Economic Conditions and Other Factors

Our operations and supplier relationships expose us to risks associated with disruptions to global supply chains, tariffs and the ongoing Russia/Ukraine and Israel/Hamas conflicts, all of which are likely to continue to create challenging conditions for our business through increased costs, lower consumer spending, volatility in financial markets or other impacts. While we have taken steps to minimize the impact of these increased costs, global supply chain disruption may deteriorate, which could adversely affect our business, financial condition, results of operations and cash flows.

The markets in which we operate are subject to some seasonal variations. Our water sales are generally higher during the warmer months. Our purchases of raw materials and related accounts payable fluctuate based upon the demand for our products. The seasonality of our sales volume causes our working capital needs to fluctuate throughout the year.

We conduct operations in Canada and we are subject to currency exchange risks to the extent that our costs are denominated in currencies other than those in which we earn revenues. As our financial statements are

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denominated in U.S. dollars, fluctuations in currency exchange rates between the U.S. dollar and the Canadian dollar have had, and will continue to have, an impact on our results of operations.

Ingredient and packaging costs represent a significant portion of our cost of sales. These costs are subject to global and regional commodity price trends. Our most significant commodities are polyethylene terephthalate (“PET”) resin, high-density polyethylene (“HDPE”) and polycarbonate bottles, caps and preforms, labels and cartons and trays. We attempt to manage our exposure to fluctuations in ingredient and packaging costs by entering into fixed price commitments for a portion of our ingredient and packaging requirements and implementing price increases as needed.

Basis of Presentation - BlueTriton - Primo Water Transaction

On November 8, 2024, Primo Brands consummated the Transaction which was accounted for as a business combination in which BlueTriton was the accounting acquirer. Accordingly, assets acquired and liabilities assumed were measured at their acquisition date fair values as of November 8, 2024. Our consolidated results of operations include the results of Primo Water for the three months ended March 31, 2025, but not for the three months ended March 31, 2024.

Non-GAAP Financial Measures

We present certain non-GAAP measures in this Quarterly Report, including Adjusted EBITDA and measures derived therefrom, which are not required by, or presented in accordance with, U.S. GAAP. We define Adjusted EBITDA as net income (loss) before interest and financing expense, net, provision for (benefit from) income taxes, and depreciation and amortization, further adjusted for acquisition, integration and restructuring expenses, stock-based compensation costs, unrealized loss (gain) on foreign exchange and commodity forwards, loss on disposal of property, plant and equipment, net, loss on modification and extinguishment of debt, management fees, and other adjustments, net. This is an important metric that management uses as an analytical indicator to evaluate our performance, allocate resources, and measure leverage. We believe that Adjusted EBITDA is a useful metric for management,” investors, and analysts because it excludes certain items that can vary widely across different industries or among companies within the same industry, and it removes the impact of items that we do not believe are indicative of our core operating performance. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies, and we believe these adjustments allow for consistent comparison of our operating results over time and relative to our peers.

We use Adjusted EBITDA to supplement U.S. GAAP measures of performance in evaluating the effectiveness of our business strategies, and to establish annual budgets and forecasts. We also use Adjusted EBITDA to establish short-term incentive compensation for management.

Adjusted EBITDA should be considered in addition to, and not as a substitute for or superior to, financial measures calculated in accordance with U.S. GAAP. It is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income (loss) or any other performance measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other businesses. This non-GAAP metric does not necessarily indicate whether cash flow will be sufficient or available to meet our cash requirements and may not be indicative of our historical operating results, nor are such measures meant to be predictive of our future results. In the future, we may incur expenses similar to the adjustments noted herein to calculate Adjusted EBITDA. However, the magnitude of such adjustments for the periods presented herein is not necessarily indicative of the magnitude of such adjustments in future periods. Our presentation of Adjusted EBITDA should not be construed as an inference that future results will be unaffected by unusual or non-recurring items.

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Adjusted EBITDA has limitations as analytical tools, and you should not consider these measures in isolation or as a substitute for analysis of our operating results as reported under U.S. GAAP. Some of these limitations include that:

•	Adjusted EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;

•	Adjusted EBITDA does not reflect the significant interest expense, or the cash requirements necessary, to service interest on our indebtedness;

•

although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and not all of these measures reflect cash requirements for such replacements;

•

non-cash compensation is a key element of our long-term executive incentive compensation package, although we exclude it as an expense when evaluating our ongoing operating performance for a particular period;

•	the fact that other companies in our industry may calculate these measures differently than we do, which limits their usefulness as comparative measures; and

•	these measures do not reflect the impact of certain cash charges resulting from matters we consider not to be indicative of our ongoing operations.

Furthermore, we compensate for the limitations described above by relying primarily on our U.S. GAAP results and using Adjusted EBITDA only for supplemental purposes.

The following table reconciles net income, the most directly comparable U.S. GAAP measure, to Adjusted EBITDA for the periods presented:

	Three Months Ended March 31,
($ in millions)	2025	2024
Net income from continuing operations	$34.7	$33.5
Interest and financing expense, net	82.1	79.9
Provision for income taxes	17.7	11.4
Depreciation and amortization	128.6	75.2

EBITDA	$263.1	$200.0
Acquisition, integration and restructuring expenses	39.8	5.8
Stock-based compensation costs	12.0	0.3
Unrealized loss (gain) on foreign exchange and commodity forwards, net	0.2	(3.8)
Write off of long lived assets	1.5	1.6
Loss on modification and extinguishment of debt	18.6	—
Management fees	—	9.3
Purchase accounting adjustments	1.2	—
Other adjustments, net	5.1	4.5

Adjusted EBITDA	$341.5	$217.7

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Three Months Ended March 31, 2025 Compared to Three Months Ended March 31, 2024

Consolidated Results

The following table sets forth our consolidated statements of operations data for the periods indicated:

	Three Months Ended March 31,
($ in millions)	2025	% of Net Sales	2024	% of Net Sales	$ Variance	% Change
Net sales	$1,613.7	100.0%	$1,135.8	100.0%	$477.9	42.1%
Cost of sales	1,092.7	67.7%	790.3	69.6%	302.4	38.3%

Gross profit	521.0	32.3%	345.5	30.4%	175.5	50.8%
Selling, general and administrative expenses	327.8	20.3%	218.7	19.3%	109.1	49.9%
Acquisition, integration and restructuring expenses	39.8	2.5%	5.8	0.5%	34.0	586.2%
Other operating expense (income), net	0.2	—%	(3.8)	(0.3)%	4.0	(105.3)%

Operating income	153.2	9.5%	124.8	11.0%	28.4	22.8%
Other expense, net	0.1	—%	—	—%	0.1	100%
Loss on modification and extinguishment of debt	18.6	1.2%	—	—%	18.6	100%
Interest and financing expense, net	82.1	5.1%	79.9	7.0%	2.2	2.8%

Income from continuing operations before income taxes	52.4	3.2%	44.9	4.0%	7.5	16.7%
Provision for income taxes	17.7	1.1%	11.4	1.0%	6.3	55.3%

Net income from continuing operations	$34.7	2.2%	$33.5	2.9%	$1.2	3.6%

The following table sets forth our consolidated Net sales by water type:

	Three Months Ended March 31,
($ in millions)	2025	2024	$ Variance	% Change
Regional spring water	$794.1	$756.1	$38.0	5.0%
Purified water	514.4	275.4	239.0	86.8%
Premium water	73.9	13.4	60.5	451.5%
Other water	34.8	28.9	5.9	20.4%
Other	196.5	62.0	134.5	216.9%

Total Net sales	$1,613.7	$1,135.8	$477.9	42.1%

Net Sales

During three months ended March 31, 2025, net sales were $1,613.7 million, an increase of $477.9 million, or 42.1%, as compared to the three months ended March 31, 2024, primarily related to $470.3 million of net sales attributable to Primo Water as a result of the Transaction.

Cost of Sales

Cost of sales consists primarily of manufacturing, shipping and logistics, storage and handling, personnel costs and allocated facilities and overhead costs associated with products sold. Manufacturing costs consist primarily of raw materials, packaging costs and labor and utilities to convert raw materials into finished products.

During the three months ended March 31, 2025, cost of sales was $1,092.7 million, an increase of $302.4 million, or 38.3%, as compared to the three months ended March 31, 2024. The increase in costs is primarily driven by $315.6 million of cost of sales attributable to Primo Water as a result of the Transaction, partially offset by lower maintenance costs incurred in the current year period.

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Gross Profit and Gross Margin

During the three months ended March 31, 2025, gross profit was $521.0 million, an increase of $175.5 million, or 50.8%, as compared to the three months ended March 31, 2024, and gross margin as a percentage of net sales was 32.3%, as compared to 30.4% during the three months ended March 31, 2024, primarily driven by $154.7 million of gross profit, which equates to 32.9% gross margin, attributable to Primo Water as a result of the Transaction, as well as lower maintenance costs.

Selling, General and Administrative Expenses

Costs recorded in selling, general and administrative expenses include product marketing and advertising expenses, selling costs, including commissions, information technology (“IT”) and all other costs associated with corporate functions, oversight and support.

Selling, general and administrative expenses during the three months ended March 31, 2025 were $327.8 million, an increase of $109.1 million, or 49.9%, as compared to the three months ended March 31, 2024, primarily due to $116.4 million of costs attributable to Primo Water as a result of the Transaction. The prior year period included $9.3 million of nonrecurring management fees.

Acquisition, Integration and Restructuring Expenses

Transaction costs include those associated with the Transaction, including subsequent costs directly related to its consummation. Other acquisition expenses include costs associated with our acquisitions, as well as costs incurred on potential acquisitions. Integration and restructuring expenses mainly include costs incurred to achieve post-Transaction synergies, information technology implementation costs, and costs incurred on business optimization, among others.

During the three months ended March 31, 2025, acquisition, integration and restructuring expenses were $39.8 million, an increase of $34.0 million, as compared to the three months ended March 31, 2024, primarily due to integration related charges related to the Transaction, consisting primarily of consulting fees and IT optimization costs, incurred during the three months ended March 31, 2025.

Other Operating Expense (Income), Net

Other operating expense (income), net, includes primarily foreign exchange, unrealized mark-to-market adjustments for commodity forwards and other infrequent income or charges.

Other operating expense during the three months ended March 31, 2025 was $0.2 million, compared to other operating income during three months ended March 31, 2024 of $3.8 million, primarily due to an unrealized gain of $4.2 million on commodity forwards during three months ended March 31, 2024.

Loss on Modification and Extinguishment of Debt

During the three months ended March 31, 2025, we consummated the Refinancing Transactions (as defined below) to simplify our capital structure, streamline our reporting and compliance requirements and reduce the overall cost of our borrowings. As a result of these transactions, we recorded charges totaling $18.6 million during the three months ended March 31, 2025.

Interest and Financing Expense, Net

Interest and financing expense, net, primarily related to interest expense on our debt and finance leases, revolver commitment fees and costs associated with our debt, partially offset by interest income earned on cash and cash equivalents, including restricted cash.

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During the three months ended March 31, 2025, interest and financing expense, net, was $82.1 million, an increase of $2.2 million, or 2.8%, as compared to the three months ended March 31, 2024, primarily due to an increase of $13.5 million of interest and financing expenses largely driven by the addition of the 3.875% Senior Notes and the 4.375% Senior Notes as part of the Transaction, substantially offset by the lower effective interest rate on the Term Loans (as defined below) and no outstanding revolving debt during the three months ended March 31, 2025.

Provision for Income Taxes

Income tax expense was $17.7 million for the three months ended March 31, 2025 compared to $11.4 million for the three months ended March 31, 2024. The effective tax rate was 33.8% for the three months ended March 31, 2025 compared to 25.4% for the three months ended March 31, 2024.

The effective tax rate for the three months ended March 31, 2025 increased from the effective tax rate for the three months ended March 31, 2024 due primarily to permanent differences for which we have not recognized a tax benefit. The effective tax rate for the three months ended March 31, 2025 differs from the U.S. statutory rate primarily due to permanent differences for which we have not recognized a tax benefit and losses in tax jurisdictions with existing valuation allowances.

Net Income From Continuing Operations

The net income from continuing operations for the three months ended March 31, 2025 was $34.7 million, an increase of $1.2 million as compared to net income from continuing operations of $33.5 million for the three months ended March 31, 2024 due to the factors mentioned above.

Liquidity and Capital Resources

Our principal liquidity requirements are for working capital and general corporate purposes, including capital expenditures and debt service, dividends and acquisitions. We have historically funded our operations and acquisitions primarily through cash provided by operating activities and debt financing.

We believe that a combination of cash generated from operating activities, and undrawn availability under the Revolving Credit Facility (as defined below) will provide sufficient liquidity to support our working capital needs, planned growth and capital expenditure needs, service the ongoing principal and interest payments on our indebtedness, along with our other funding and investment requirements for the next 12 months and for the foreseeable future. However, we do not expect to generate sufficient cash from operations to repay at maturity the entirety of the then-outstanding balances of our debt. As a result, we will then be dependent upon our ability to refinance such indebtedness or access the credit markets or source additional equity investments to repay the outstanding balances of our indebtedness. Failure to raise significant amounts of funding to repay these obligations or to refinance on beneficial terms at maturity would adversely affect our financial condition. We may also require additional capital in the future to pursue attractive acquisition opportunities in our industry. In addition, our ability to service our indebtedness and to fund our other liquidity requirements will depend on our ability to generate and access cash in the future, which is subject to general economic, financial, contractual, competitive, legislative, regulatory and other factors, some of which are beyond our control, as well as the factors described in Part I, Item 1A. “Risk Factors” in our 2024 Annual Report and Part II, Item 1A. “Risk Factors” in this Form 10-Q.

As of March 31, 2025, we had $449.7 million of cash on hand (of which $0.7 million is restricted). We had access to $750.0 million of revolving loan commitments (excluding the $138.5 million of letters of credit outstanding) under the Revolving Credit Facility (defined below). We, or our affiliates, may from time to time seek to repurchase or retire outstanding debt through cash purchases and/or exchanges for equity securities, in open market purchases, privately negotiated transactions, tender offers or otherwise. Any future repurchases or

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exchanges, if any, will depend on prevailing market conditions, our liquidity, contractual restrictions, and other factors. The amounts involved may be material.

The Refinancing Transactions

On January 27, 2025, the Company commenced separate private offers to exchange (collectively, the “Exchange Offers”) the three series of outstanding senior notes issued by either Primo Water Holdings Inc. (“Primo Water Holdings”) or Triton Water Holdings, Inc. (“Triton Water Holdings”) both indirect, wholly owned subsidiaries of Primo Brands (collectively, the “Issuers”), for three new series of senior notes co-issued by the Issuers, and for holders who tendered by February 7, 2025 (the “Early Tender Date”), cash in amounts equal to 25 basis points on the principal. The Exchange Offers consisted of the following:

•

an offer to exchange any and all of the €450,000,000 in aggregate principal amount of outstanding 3.875% Senior Secured Notes due 2028 (the “Original 3.875% Senior Notes”) issued by Primo Water Holdings for a combination of new 3.875% Senior Secured Notes due 2028 (the “3.875% Senior Notes”), co-issued by the Issuers, and, for tenders accepted on the Early Tender Date, cash;

•

an offer to exchange any and all of the $750,000,000 in aggregate principal amount of outstanding 4.375% Senior Secured Notes due 2029 (the “Original 4.375% Senior Notes ”) issued by Primo Water Holdings for a combination of new 4.375% Senior Secured Notes due 2029 (the “4.375% Senior Notes”), co-issued by the Issuers, and, for tenders accepted on the Early Tender Date, cash; and

•

an offer to exchange any and all of the $713,023,000 in aggregate principal amount of outstanding 6.250% Senior Unsecured Notes due 2029 (the “Original 6.250% Senior Notes” and, together with the Original 3.875% Senior Notes and the 4.375% Senior Notes, the “Original Notes”) issued by the Triton Water Holdings for a combination of new 6.250% Senior Unsecured Notes due 2029 (the “6.250% Senior Notes” and, together with the 3.875% Senior Notes and the 4.375% Senior Notes, the “New Notes”), co-issued by the Issuers, and, for tenders accepted on the Early Tender Date, cash.

In conjunction with the Exchange Offers, the Company entered into supplemental indentures related to the aforementioned Original Notes that eliminated substantially all of the restrictive covenants, certain of the default provisions, and certain other provisions contained in the indentures as well as the release of the note guarantee of each guarantor of the Original 3.875% Senior Notes and the Original 4.375% Senior Notes.

The following table reflects the impact of all exchanges:

Senior Notes	Principal Offered for Exchange	Values Exchanged
($ in millions)
6.250% Senior Notes	$713.0	$712.8
3.875% Senior Notes	€450.0	€441.9
4.375% Senior Notes	$750.0	$746.5

Substantially concurrently with the Exchange Offers, we (i) repaid all amounts outstanding, and terminated commitments, under the asset based lending revolving credit agreement (“ABL Credit Facility”) among Triton Water Holdings and Intermediate Holding and the lenders thereto entered into on March 31, 2021 which provided for up to $350 million of revolving loan commitments, (ii) repaid all amounts outstanding, and terminated commitments, under Primo Water’s prior revolving credit facility (the “Original Revolving Credit Facility”), and (iii) entered into an amendment, which amended the credit agreement governing the Term Loans to, among other things, (x) reprice the Term Loans and to make related changes to effect such repricing, and (y) provide for a new revolving credit facility (the “Revolving Credit Facility,” and the transactions referred to in clauses (i) through (iii), the “Credit Facilities Transactions,” and, the Credit Facilities Transactions, together with the Exchange Offers, collectively, the “Refinancing Transactions”).

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Debt

The following table summarizes our total debt in the Condensed Consolidated Balance Sheets as of the periods presented:

($ in millions)	March 31, 2025	December 31, 2024
Term Loans	$3,090.9	$3,098.6
6.250% Senior Notes [1]	712.8	713.0
3.875% Senior Notes [1,2]	469.0	459.8
4.375% Senior Notes [1,2]	708.5	710.0
Revolving Credit Facility	—	—
Finance leases	107.0	100.2
Other	22.6	11.4
Unamortized debt costs and discounts	(66.2)	(64.9)

Total debt	$5,044.6	$5,028.1
Less: current portion of long term debt	67.9	64.5

Long-term debt, less current portion	$4,976.7	$4,963.6

[1]

The December 31, 2024 balances for the 3.875% Senior Notes, the 4.375% Senior Notes and the 6.250% Senior Notes represent the original unsecured notes as defined below. The March 31, 2025 balances for the 3.875% Senior Notes and the 4.375% Senior Notes represent the exchanged secured notes as described below. The March 31, 2025 balance for the 6.250% Senior Notes represents the exchanged unsecured notes as described below.

[2]

The outstanding aggregate principal amounts of the 3.875% Senior Notes and the 4.375% Senior Notes are net of unamortized discounts of $8.4 million and $38.0 million, respectively, as of March 31, 2025. Refer to the sections below for additional details related to the discounts. The outstanding aggregate principal amounts of the Original 3.875% Senior Notes and the Original 4.375% Senior Notes are net of unamortized discounts of $8.9 million and $40.0 million, respectively, as of December 31, 2024. Refer to the sections below for additional details related to the discounts.

Description of Certain Indebtedness

The following is a description of our current indebtedness. The following summary of certain provisions of these agreements that govern our existing indebtedness does not purport to be complete and may not contain all of the information that is important to you, and is subject to, and qualified in its entirety by reference to, all of the provisions of the corresponding agreements.

Term Loans

Triton Water Holdings and Triton Water Intermediate, Inc. (“Intermediate Holdings”), both wholly owned subsidiaries of the Company, entered into a Term Loan Agreement (as subsequently amended, the “Amended Credit Agreement” and such term loans thereunder, the “Term Loans”) on March 31, 2021 with a group of lenders and Morgan Stanley Senior Funding, Inc., as administrative and collateral agent, under which the Company borrowed initial Term Loans in an aggregate principal amount of $2,550.0 million with a maturity date of March 31, 2028.

On December 9, 2021, Triton Water Holdings and Intermediate Holdings entered into the First Amendment to the Amended Credit Agreement and incurred incremental Term Loans in an aggregate principal amount of $250.0 million with a maturity date of March 31, 2028.

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Triton Water Holdings and Intermediate Holdings entered into the Second Amendment to the Amended Credit Agreement on June 9, 2023, primarily to effectuate the transition of the interest rate benchmark from London Interbank Offered Rate to the Secured Overnight Financing Rate (“SOFR”).

On March 1, 2024, Triton Water Holdings and Intermediate Holdings entered into the Third Amendment to the Amended Credit Agreement and incurred incremental term loans in an aggregate principal amount of $400.0 million (the “2024 Incremental Term Loans”).

On February 12, 2025, Primo Brands, along with Triton Water Holdings and Primo Water Holdings entered into the Fourth Amendment to the Amended Credit Agreement. This amendment modified certain covenant requirements related to the $3,098.6 million principal balance of Term Loans outstanding at that date. In addition to the amendment, the Term Loans’ variable interest rate was repriced and the ABL Credit Facility was replaced by the Revolving Credit Facility described below. The Term Loans retain the maturity date of March 31, 2028.

As of March 31, 2025 and December 31, 2024, unamortized debt issuance costs and discount related to the Term Loans were $51.6 million and $54.4 million, respectively.

Interest Rate and Fees

The interest rate applicable to borrowings under the Term Loans will be, at our option, either (1) the Base Rate (which is the highest of (x) the Federal Funds Rate, plus 0.50%, (y) the Prime Rate on such day, and (z) Adjusted Term-SOFR published on such date, plus 1.00%), plus an applicable spread, or (2) one-, three- or six-month SOFR or, if available from all lenders, 12-month SOFR, or any shorter period less than one month (as may be consented to by each applicable lender thereunder), plus an applicable spread. The applicable spread for SOFR Loans under the Term Loan will be 2.25%. The Term Loan is subject to a SOFR floor of 0.50%.

Prepayments

We may voluntarily prepay loans or reduce commitments under the Amended Credit Agreement, in whole or in part, subject to minimum amounts, with prior notice, but without premium or penalty (other than a 1.00% premium on any prepayment in connection with a repricing transaction prior to the date that is six months after the Early Settlement Date. We are required to prepay the Term Loans with 100% of the net cash proceeds of certain asset sales (such percentage subject to reduction based on the achievement of specific leverage ratios), 100% of the net cash proceeds of certain debt issuances, and 50% of excess cash flow (such percentage subject to reduction based on the achievement of specific leverage ratios), in each case, subject to certain reinvestment rights and other exceptions.

Amortization

On the last business day of each fiscal quarter the Company is required to make an aggregate principal payment equal to 0.25% of the aggregate principal amount of the Term Loans, with the balance payable on the maturity date.

Covenant Compliance

Our Amended Credit Agreement contains customary covenants that include, among other things, restrictions on our ability and the ability of our restricted subsidiaries to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets, pay dividends or make other restricted payments, optionally prepay or modify terms of certain junior indebtedness, sell or otherwise transfer certain assets, or enter into transactions with affiliates (in each case subject to permitted exceptions). We were in compliance with these financial covenants as of March 31, 2025.

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Events of Default

The Amended Credit Agreement contains customary events of default, subject to grace periods and materiality thresholds, including:

•	failure to make payments when due;

•	defaults under certain other indebtedness;

•	noncompliance with covenants;

•	representations and warranties being untrue in any material respect when made;

•	bankruptcy or certain insolvency events;

•	material judgments;

•	invalidity of loan documentation or invalidity or non-perfection of the liens securing a material portion of collateral; and

•	a “change of control” (as defined in the Amended Credit Agreement).

Guarantee and Security

The obligations under the Amended Credit Agreement are guaranteed by the Guarantors (as defined below). The Term Loans are secured by a first-priority lien on substantially all of the Issuers’ and the Guarantors’ current and fixed assets (subject to certain exceptions), subject to certain permitted liens.

Revolving Credit Facility

The Fourth Amendment to the Amended Credit Agreement contains a revolving credit facility (the “Revolving Credit Facility”) which provides for revolving loans, swing line loans, and standby letters of credit in an aggregate amount of up to $750.0 million and will mature in February 2030 (subject to a springing maturity based on conditions set forth in the Amended Credit Agreement). The Amended Credit Agreement provides for up to $150.0 million of which is available as swing line loans and up to $250.0 million of which is available as standby letters of credit.

We recorded $2.9 million of debt issuance costs related to the Revolving Credit Facility. The new debt issuance costs along with $1.4 million of previous unamortized debt issuance costs related to the ABL Credit Facility are being amortized ratably over the remaining duration of the Revolving Credit Facility.

Interest Rate

The interest rate margin applicable to borrowings under the Revolving Credit Facility will be, at our option, either (1) the Base Rate (as defined in the Amended Credit Agreement) (which is the highest of (x) the Federal Funds Rate, plus 0.50%, (y) the Prime Rate (as defined in the Amended Credit Agreement) on such day, and (z) the one-month SOFR published on such date, plus 1.00%), plus an applicable spread or (2) one-, three- or six-month SOFR or, if available from all lenders, 12-month SOFR or any period less than one month (as may be consented to by each applicable lender thereunder), plus an applicable spread. The applicable spread for SOFR loans under the Revolving Credit Facility ranges from 1.50% to 2.25%, based on the achievement of certain first lien net leverage ratios. The Revolving Credit Facility is subject to a SOFR floor of 0.00%.

We are required to pay a Commitment Fee ranging from 0.20% to 0.30%, based on the Company’s first lien net leverage ratio, as defined by the Amended Credit Agreement.

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Prepayments

We are required to make prepayments under the Revolving Credit Facility at any time when, and to the extent that, the aggregate amount of the outstanding loans and letters of credit under the Revolving Credit Facility exceeds the aggregate amount of commitments in respect of the Revolving Credit Facility.

Covenant Compliance

The Revolving Credit Facility contains customary covenants, including, but not limited to, restrictions on our ability and the ability of our subsidiaries to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets, make acquisitions, loans, advances, or investments, pay dividends or make other restricted payments, sell or otherwise transfer assets, optionally prepay or modify terms of certain junior indebtedness, enter into transactions with affiliates, or change our line of business (in each case subject to permitted exceptions). The Revolving Credit Facility requires the maintenance of (i) a first lien net leverage ratio of less than or equal to 5.00 to 1.00, with no step-downs, and a 0.50 to 1.00 step-up for any four fiscal quarter period in which a material acquisition is consummated, and (ii) a minimum interest coverage ratio of 2.00 to 1.00 at the end of each fiscal quarter.

3.875% Senior Notes and 4.375% Senior Notes

The 3.875% Senior Notes and the 4.375% Senior Notes (collectively, the “New Secured Notes”) were issued pursuant to an indenture, dated as of February 12, 2025 (the “New Secured Indenture”), by and among the Issuers, the guarantors party thereto, Wilmington Trust, National Association, as trustee and notes collateral agent, Deutsche Bank AG, London Branch, as paying agent, and Deutsche Bank Trust Company Americas, as Euro registrar. The New Secured Notes Indenture eliminated substantially all of the restrictive covenants, certain of the default provisions, and certain other provisions contained in such indenture as well as to release the note guarantee of each guarantor.

The 3.875% Senior Notes will mature October 31, 2028 and bear interest at a rate of 3.875% per annum, which is payable semi-annually on April 30 and October 31 of each year, commencing on April 30, 2025. The 4.375% Senior Notes will mature on October 31, 2028 and bear interest at a rate of 4.375% per annum, which is payable semi-annually on April 30 and October 31 of each year, commencing on April 30, 2025.

Upon not less than 10 nor more than 60 days’ notice, the Issuers may redeem the New Secured Notes, at their option, in whole at any time or in part from time to time, subject to the payment of a redemption price, together with accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. The redemption price includes a call premium that varies from 0.969% to 0%, in the case of the 3.875% Senior Notes, or from 2.188% to 0%, in the case of the 4.375% Senior Notes, in each case, depending on the year of redemption.

In connection with any tender offer, other offer to purchase, or exchange offer for the New Secured Notes, including pursuant to a change of control, alternate offer, or asset sale offer, each as defined in the New Secured Indenture, if not less than 90.0% of the New Secured Notes of the applicable series outstanding are purchased or exchanged by the Issuers or a third party, the Issuers or such third party will have the right to redeem, purchase, or exchange, as applicable, all New Secured Notes of such series that remain outstanding following such purchase or exchange, as applicable, (i) in the case of a tender offer or other offer to purchase, at the price paid to holders of New Secured Notes of the applicable series in such purchase (excluding any early tender premium, to the extent paid in connection with a tender offer, or accrued and unpaid interest paid to such other holders) or (ii) in the case of an exchange offer, for the same consideration provided in such exchange offer, in each case, plus, to the extent not otherwise included in the consideration paid, accrued and unpaid interest, if any, to, but excluding, the date of redemption, purchase, or exchange. The holders of the New Secured Notes also have the right to require the Issuers to repurchase their New Secured Notes upon the occurrence of a change in control at an offer price equal to 101.0% of the principal amount of the New Secured Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

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The New Secured Notes are guaranteed by the Company and substantially all of our material, wholly-owned domestic subsidiaries, subject to certain customary exceptions (together with the Company, the “Guarantors”). The New Secured Notes and related guarantees are the Issuers’ and Guarantors’ senior secured obligations. In addition, the New Secured Notes are secured on a first lien basis by substantially all of the assets of each of the Issuers and such Guarantors, subject to certain customary exceptions, which liens shall be pari passu with the liens securing the Amended Credit Agreement.

The New Secured Indenture contains covenants that limit our (and our subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred stock, (ii) pay dividends, redeem stock, or make other distributions, (iii) make other restricted payments or investments, (iv) create liens on assets, (v) transfer or sell assets, (vi) create restrictions on payment of dividends or other amounts by the Company to the Company’s restricted subsidiaries, (vii) engage in mergers or consolidations, (viii) engage in certain transactions with affiliates, and (ix) designate the Company’s subsidiaries as unrestricted subsidiaries. Many of the covenants contained in the New Secured Indenture will not be applicable, and the guarantees of the New Secured Notes will be released, during any period when the New Secured Notes have an investment grade rating.

The issuance of the 3.875% Senior Notes resulting from the Exchange Offers was accounted for as a modification under GAAP and $1.2 million of fees were recorded as an unamortized debt discount which is being amortized over the remaining term of the 3.875% Senior Notes.

The issuance of the 4.375% Senior Notes resulting from the Exchange Offers was accounted for as a modification under GAAP and $1.9 million of fees were recorded as an unamortized debt discount which is being amortized over the remaining term of the 4.375% Senior Notes.

6.250% Senior Notes

The 6.250% Senior Notes were issued pursuant to an indenture, dated as of February 12, 2025, by and among the Issuers, the guarantors party thereto, and Wilmington Trust, National Association, as trustee (the “New Unsecured Indenture”).

The 6.250% Senior Notes will mature on April 1, 2029 and bear interest at a rate of 6.250% per annum, which is payable semi-annually on April 1 and October 1 of each year, commencing on April 1, 2025.

Upon not less than 10 nor more than 60 days’ notice, the Issuers may redeem the 6.250% Senior Notes, at their option, in whole at any time or in part from time to time, subject to the payment of a redemption price, together with accrued and unpaid interest, if any, to, but excluding, the applicable redemption date. The redemption price includes a call premium that varies from 3.125% to 0%, depending on the year of redemption.

In connection with any tender offer, other offer to purchase, or exchange offer for the 6.250% Senior Notes, including pursuant to a change of control, alternate offer, or asset sale offer, each as defined in the New Unsecured Indenture, if not less than 90.0% of the 6.250% Senior Notes outstanding are purchased or exchanged by the Issuers or a third party, the Issuers or such third party will have the right to redeem, purchase, or exchange, as applicable, all 6.250% Senior Notes that remain outstanding following such purchase or exchange, as applicable, (i) in the case of a tender offer or other offer to purchase, at the price paid to holders of 6.250% Senior Notes in such purchase (excluding any early tender premium, to the extent paid in connection with a tender offer, or accrued and unpaid interest paid to such other holders) or (ii) in the case of an exchange offer, for the same consideration provided in such exchange offer, in each case, plus, to the extent not otherwise included in the consideration paid, accrued and unpaid interest, if any, to, but excluding, the date of redemption, purchase, or exchange. The holders of the 6.250% Senior Notes will also have the right to require the Issuers to repurchase their notes upon the occurrence of a change in control at an offer price equal to 101.0% of the principal amount of the 6.250% Senior Notes, plus accrued and unpaid interest, if any, to, but excluding, the date of repurchase.

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The 6.250% Senior Notes are guaranteed by the Guarantors. The 6.250% Senior Notes and related guarantees are the Issuers’ and Guarantors’ senior unsecured obligations. The New Unsecured Indenture contains covenants that limit our (and our subsidiaries’) ability to, among other things: (i) incur additional debt or issue certain preferred stock, (ii) pay dividends, redeem stock, or make other distributions, (iii) make other restricted payments or investments, (iv) create liens on assets, (v) transfer or sell assets, (vi) create restrictions on payment of dividends or other amounts by the Company to the Company’s restricted subsidiaries, (vii) engage in mergers or consolidations, (viii) engage in certain transactions with affiliates, and (ix) designate the Company’s subsidiaries as unrestricted subsidiaries. Many of the covenants contained in the New Secured Indenture will not be applicable, and the guarantees of the 6.250% Senior Notes will be released, during any period when the 6.250% Senior Notes have an investment grade rating.

The issuance of the 6.250% Senior Notes resulting from the Exchange Offers was accounted for as a modification under GAAP and $1.7 million of fees were recorded as an unamortized debt discount which is being amortized over the remaining term of the 6.250% Senior Notes.

Credit Ratings

Our objective is to maintain credit ratings that provide us with ready access to global capital and credit markets at favorable interest rates.

As of March 31, 2025, our credit ratings were as follows:

Credit Ratings
	Moody’s	Standard and Poor’s
Corporate / Family	B1	BB-
Senior Secured	Ba3	BB
Senior Unsecured	B3	B
Outlook	Positive	Positive

Any downgrade of our credit ratings by either Moody’s or Standard and Poor’s could increase our future borrowing costs or impair our ability to access capital markets on terms commercially acceptable to us or at all.

Foreign Exchange Forward Contract

As part of the Transaction, we acquired foreign exchange forward contracts with a notional amount of €450.0 million and a maturity date of October 31, 2025. We are utilizing the derivative financial instrument to hedge foreign exchange risk associated with the 3.875% Senior Notes.

Issuer Purchases of Equity Securities

Share Repurchases

On March 10, 2025, we entered into an underwriting agreement (the “Underwriting Agreement”) with the Sponsor Stockholder and Morgan Stanley & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), in connection with the underwritten secondary offering by the Sponsor Stockholder of 51,750,000 shares of our Class A common stock, par value $0.01 per share (the “Class A Common Stock”), which includes the full exercise by the Underwriters of their option to purchase up to 6,750,000 additional shares of Class A Common Stock, at an offering price of $29.50 per share (the “Secondary Offering”). The Secondary Offering closed on March 12, 2025. The Sponsor Stockholder received all of the net proceeds from the Secondary Offering. No shares were sold by us. Following the Secondary Offering, we were no longer considered a controlled company.

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Pursuant to the Underwriting Agreement, we agreed to purchase 4,000,000 shares of its Class A Common Stock for approximately $114.1 million from the Underwriters at a price per share equal to the price paid by the Underwriters to the Sponsor Stockholder in the Secondary Offering (the “Share Repurchase”). We funded the Share Repurchase with cash on hand.

Tax Withholding

During the three months ended March 31, 2025, 164,738 shares were withheld from delivery to our employees to satisfy their tax obligations related to the vesting of equity-based awards. Please refer to Part II, Item 2. “Unregistered Sales of Equity Securities and Use of Proceeds” in this Quarterly Report.

Dividend Payments

Dividend

On February 20, 2025, our Board of Directors declared a dividend of $0.10 per share of outstanding Class A Common Stock of the Company to stockholders of record at the close of business on March 7, 2025 which was paid in cash on March 24, 2025.

On May 1, 2025, the Board of Directors declared a dividend of $0.10 per share on the outstanding Class A Common Stock of the Company, payable in cash on June 17, 2025 to stockholders of record at the close of business on June 6, 2025.

Cash Flows

The following table sets forth a summary of our cash flows for the periods indicated (in millions) as reported in our Condensed Consolidated Statements of Cash Flows in the accompanying Condensed Consolidated Financial Statements:

	Three Months Ended March 31,
($ in millions)	2025	2024
Net cash provided by operating activities of continuing operations	$38.8	$6.0
Net cash used in investing activities of continuing operations	(23.2)	(41.7)
Net cash (used in) provided by financing activities of continuing operations	(180.8)	22.1
Cash flows from discontinued operations:
Net cash provided by operating activities from discontinued operations	2.9	—
Net cash used in investing activities from discontinued operations	(8.0)	—
Net cash provided by financing activities from discontinued operations	2.4	—
Effect of exchange rates on cash, cash equivalents and restricted cash	0.5	(0.3)

Net decrease in cash, cash equivalents and restricted cash	$(167.4)	$(13.9)
Cash and cash equivalents and restricted cash, beginning of period	620.7	47.0

Cash and cash equivalents and restricted cash, end of period	$453.3	$33.1
Cash and cash equivalents and restricted cash of discontinued operations, end of period	3.6	—

Cash and cash equivalents and restricted cash of continuing operations, end of period	$449.7	$33.1

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Three Months Ended March 31, 2025 Compared to Three Months Ended March 31, 2024

Net cash provided by operating activities from continuing operations was $38.8 million for the three months ended March 31, 2025 as compared to $6.0 million for the three months ended March 31, 2024. The $32.8 million increase was due primarily to improved earnings, excluding non-cash charges and cash provided by other current assets of $27.3 million partially offset by cash used for trade payables and accrued liabilities of $72.5 million.

Net cash used in investing activities from continuing operations was $23.2 million for the three months ended March 31, 2025, compared to $41.7 million for the three months ended March 31, 2024. The improvement of $18.5 million is primarily due to proceeds received from the sale of the production facility in Ontario, Canada in the current quarter, partially offset by increased capital expenditures.

Net cash used in financing activities from continuing operations for the three months ended March 31, 2025 was $180.8 million, compared to cash provided by financing activities of $22.1 million for the three months ended March 31, 2024, a decrease of $202.9 million. The use of cash during three months ended March 31, 2025 primarily related to the Share Repurchase of $114.1 million and the payment of dividends to holders of our common stock of $38.6 million. For the three months ended March 31, 2024, the dividend to the Sponsor Stockholder of $382.7 million was offset by the addition of the $400 million 2024 Incremental Term Loan in March 2024.

Off-Balance Sheet Arrangements

We do not have any relationships with unconsolidated entities or financial partnerships, such as entities often referred to as “structured finance or special purpose entities,” which would have been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Critical Accounting Policies and Estimates

Our critical accounting policies require management to make estimates and assumptions that affect the reported amounts in the Consolidated Financial Statements and the accompanying notes. These estimates are based on historical experience, the advice of external experts or on other assumptions management believes to be reasonable. Where actual amounts differ from estimates, revisions are included in the results for the period in which actual amounts become known. Historically, differences between estimates and actual amounts have not had a significant impact on our Consolidated Financial Statements.

Critical accounting policies and estimates used to prepare the Condensed Consolidated Financial Statements are discussed with the Audit Committee of our Board of Directors as they are implemented and on an annual basis.

We have no material changes to our Critical Accounting Policies and Estimates disclosure as filed in our 2024 Annual Report.

Recently Issued Accounting Pronouncements

Refer to Note 2—“Summary of Significant Accounting Policies” in the unaudited Condensed Consolidated Financial Statements included in this Quarterly Report for a summary of recently adopted and recently issued accounting standards and their related effects or anticipated effects on our consolidated results of operations and financial condition.

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ITEM 3.	Quantitative and Qualitative Disclosures about Market Risk

Our business and financial results are affected by fluctuations in world financial markets, including currency exchange rate risk, interest rates, commodity price risk and credit risk. We may utilize fixed price or volume contracts that may extend over one year and derivative financial instruments (including interest rate swap arrangements), among other methods, to hedge some of these exposures. We do not use derivative financial instruments for speculative or trading purposes.

For a discussion of the Company’s quantitative and qualitative disclosures about market risk, see Item 7A. Quantitative and Qualitative Disclosures about Market Risk, in our 2024 Annual Report. As of March 31, 2025, we have no material changes to this information.

ITEM 4.	CONTROLS AND PROCEDURES

Limitations on Effectiveness of Controls and Procedures

In designing and evaluating our disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable assurance of achieving the desired control objectives. In addition, the design of disclosure controls and procedures must reflect that there are resource constraints and that management is required to apply judgment in evaluating the benefits of possible controls and procedures relative to their costs.

Evaluation of Disclosure Controls and Procedures

Our management, with the participation of our principal executive officer and principal financial officer, evaluated the effectiveness of our disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) under the Exchange Act, as of the end of the period covered by this Quarterly Report. Based on this evaluation, our principal executive officer and principal financial officer concluded that our disclosure controls and procedures were effective at the reasonable assurance level as of March 31, 2025.

Changes in Internal Control Over Financial Reporting

Other than with respect to the ongoing integration efforts following the Transaction, there has been no change in our internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act) that occurred during the three months ended March 31, 2025 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

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PART II

ITEM 1.	LEGAL PROCEEDINGS

From time to time, we are a party to various claims and legal proceedings with respect to matters such as governmental regulations, income taxes, and other actions arising out of the normal course of business. With the exception of the putative class action against Nestlé Waters commenced by Mark Patane and 11 other named plaintiffs in the U.S. District Court in the District of Connecticut, as described in Note 16—“Commitments and Contingencies” to this Quarterly Report on Form 10-Q, we are not currently a party to any other material pending legal proceedings.

ITEM 1A.	RISK FACTORS

Other than the risk factor below, there have been no material changes to our risk factors since December 31, 2024. Please refer to our 2024 Annual Report on Form 10-K.

We may be adversely impacted by recently announced tariff programs

We source some of our goods from countries impacted by the tariff programs announced by the U.S. federal government in April 2025. If enforced, these tariffs could have an adverse effect on our business and financial results during the 2025 fiscal year and possibly beyond. We have reviewed our supply chain and business and, based on information currently available, we believe these tariffs could result in higher costs of materials used for packaging and certain equipment which are currently sourced from countries impacted by the tariff programs. We plan to closely monitor the tariff environment and continue to evaluate and explore opportunities to mitigate the potential negative impacts but there is no guarantee that these efforts will be effective.

ITEM 2.	UNREGISTERED SALES OF EQUITY SECURITIES AND USE OF PROCEEDS

Report of Offering of Securities and Use of Proceeds Therefrom

On March 12, 2025, we completed a secondary offering of our Class A common stock pursuant to which the Selling Stockholder sold 51,750,000 shares of our Class A common stock at a price of $29.50 per share for an aggregate public offering price of approximately $1.5 billion. Morgan Stanley & Co. LLC and BofA Securities, Inc. acted as joint lead book-running managers for the offering. The Company did not receive any proceeds from the sale of shares of Class A common stock by the selling stockholder.

All shares sold were registered under the Securities Act pursuant to a Registration Statement on Form S-1 (File No. 333-284501), as amended (the “Registration Statement”), declared effective by the SEC on March 7, 2025. The Registration Statement registered the resale of up to 218,618,368 shares of Class A common stock. This was our first registration statement filed under the Securities Act.

The Selling Stockholder paid any underwriting fees, discounts, and selling commissions incurred by such holder in disposing of its shares of Class A common stock, and we bore all other costs, fees, and expenses incurred in effecting the registration of such securities covered by this prospectus, including, without limitation, all registration and filing fees, NYSE listing fees, and fees and expenses of our counsel and our independent registered public accountants. From March 7, 2025 through March 31, 2025, third party fees incurred by the Company associated with the offering were approximately $0.3 million.

Issuer Purchases of Equity Securities

Pursuant to the Underwriting Agreement, we agreed to purchase 4,000,000 shares of our Class A Common Stock for approximately $114.1 million from the Underwriters at a price per share equal to the price paid by the Underwriters to the Sponsor Stockholder in the Secondary Offering. We funded the Share Repurchase with cash on hand.

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We did not have a stock repurchase program during three months ended March 31, 2025. During the three months ended March 31, 2025 the Company withheld 164,738 shares, at an average price of $30.92, from delivery to our employees to satisfy their tax obligations related to the vesting or exercise of equity-based awards.

Information regarding purchases made by or on behalf of us or any “affiliated purchaser” (as defined in Rule 10b-18(a)(3) under the Securities Exchange Act of 1934, as amended) of our Class A common stock during the three months ended March 31, 2025 is provided below:

	Total Number of Class A Common Stock Purchased	Average Price Paid per Common Share	Total Number of Class A Common Stock Purchased as Part of Publicly Announced Plans or Programs	Maximum Approximate Dollar Value of Class A Common Stock that May Yet Be Purchased Under the Plans or Programs
January 1 - January 31, 2025	—	$—	—	$—
February 1 - February 28, 2025	—	$—	—	$—
March 1 - March 31, 2025	4,000,000	$28.52	—	$—

Total	4,000,000

Unregistered Sales of Equity Securities

The Company did not issue any equity securities that were not registered under the Securities Act during the period covered by this Form 10-Q.

ITEM 3.	DEFAULTS UPON SENIOR SECURITIES

None.

ITEM 4.	MINE SAFETY DISCLOSURES

Not applicable.

ITEM 5.	OTHER INFORMATION

(a)	Disclosure in lieu of reporting on a Current Report on Form 8-K.

None.

(b)	Material changes to the procedures by which security holders may recommend nominees to the board of directors.

None.

(c)	Insider trading arrangements and policies.

During three months ended March 31, 2025, none of the Company’s directors or executive officers (as such term is defined in Rule 16a-1(f) promulgated under the Exchange Act) adopted or terminated a “Rule 10b5-1 trading arrangement” or a “non-Rule 10b5-1 trading arrangement,” as each term is defined in Item 408(a) of Regulation S-K.

59

ITEM 6.	EXHIBITS

		Incorporated by Reference				Filed/ Furnished Herewith
Exhibit No.	Description of Exhibit	Form	Exhibit No.	Filing Date	File No.
2.1(1)	Arrangement Agreement and Plan of Merger.	8-K	2.1	6/18/2024	001-31410

2.2(1)	Amendment No. 1 to Arrangement Agreement and Plan of Merger.	8-K	2.1	10/4/2024	001-31410

3.1	Amended and Restated Certificate of Incorporation of Primo Brands Corporation.	8-K 12G3/A	3.1	11/12/2024	000-56706

3.2	Amended and Restated Bylaws of Primo Brands Corporation.	8-K 12G3/A	3.2	11/12/2024	000-56706

4.1	Indenture, dated as of March 31, 2021, by and among Triton Water Holdings, Inc., as issuer, the guarantors party thereto, and Wilmington Trust, National Association, as trustee, governing the 6.250% Senior Notes due 2029.	8-K 12G3/A	4.7	11/12/2024	000-56706

4.1.1	Form of 6.250% Senior Notes due 2029.	8-K 12G3/A	Exhibit A to Exhibit 4.7	11/12/2024	000-56706

4.1.2	First Supplemental Indenture, dated as of February 7, 2025, by and among Triton Water Holdings, Inc., as issuer, the guarantors party thereto, and Wilmington Trust, National Association, as trustee, to the Indenture, dated as of March 31, 2021, by and among Triton Water Holdings, Inc., as issuer, the guarantors party thereto, and Wilmington Trust, National Association, as trustee, governing the 6.250% Senior Notes due 2029.	8-K	4.3	2/10/2025	001-42404

4.2	Indenture, dated as of October 22, 2020, by and among Primo Water Holdings Inc., the guarantors party thereto, BNY Trust Company of Canada, as Canadian Trustee, The Bank of New York Mellon, as U.S. Trustee, Paying Agent, Registrar, Transfer Agent and Authenticating Agent, and The Bank of New York Mellon, London Branch, as London Paying Agent, governing the 3.875% Senior Notes due 2028.	8-K	4.1	10/22/2020	001-31410

60

4.2.1	Form of 3.875% Senior Notes due 2028.	8-K	Exhibit A to Exhibit 4.1	10/22/2020	001-31410

4.2.2	First Supplemental Indenture, dated as of October 24, 2023, by and among Primo Water Holdings Inc., Primo Water Financing One LLC, as a guarantor, BNY Trust Company of Canada, and The Bank of New York Mellon, to the Indenture, dated as of October 22, 2020, by and among Primo Water Holdings Inc., the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, The Bank of New York Mellon, as U.S. trustee, and The Bank of New York Mellon, London Branch, as London paying agent.	10-K	4.5	2/28/2024	001-31410

4.2.3	Guarantee of 3.875% Senior Notes due 2028 by Primo Brands Corporation.	8-K 12G3/A	4.9	11/12/2024	000-56706

4.2.4	Second Supplemental Indenture, dated as of February 7, 2025, by and among Primo Water Holdings Inc., BNY Trust Company of Canada, as Canadian trustee, and The Bank of New York Mellon, to the Indenture, dated as of October 22, 2020, by and among Primo Water Holdings Inc., as issuer, the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, The Bank of New York Mellon, as U.S. trustee, and The Bank of New York Mellon, London Branch, as London paying agent, governing the 3.875% Senior Notes due 2028.	8-K	4.1	2/10/2025	001-42404

4.3	Indenture, dated as of April 30, 2021, by and among Primo Water Holdings Inc., as issuer, the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, and The Bank of New York Mellon, as U.S. trustee, paying agent, registrar, transfer agent, and authenticating agent, governing the 4.375% Senior Notes due 2029.	8-K	4.1	4/30/2021	001-31410

4.3.1	Form of 4.375% Senior Notes due 2029.	8-K	Exhibit A to Exhibit 4.1	4/30/2021	001-31410

61

4.3.2	First Supplemental Indenture, dated as of October 24, 2023, by and among Primo Water Holdings Inc., Primo Water Financing One LLC, as a guarantor, BNY Trust Company of Canada, and The Bank of New York Mellon, to the Indenture, dated as of April 30, 2021, by and among Primo Water Holdings Inc., the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, and The Bank of New York Mellon, as U.S. trustee.	10-K	4.6	2/28/2024	001-31410

4.3.3	Guarantee of 4.375% Senior Notes due 2029 by Primo Brands Corporation.	8-K 12G3/A	4.10	11/12/2024	000-56706

4.3.4	Second Supplemental Indenture, dated as of February 7, 2025, by and among Primo Water Holdings Inc., BNY Trust Company of Canada, as Canadian trustee, and The Bank of New York Mellon, as U.S. trustee, to the Indenture, dated as of April 30, 2021, by and among Primo Water Holdings Inc., as issuer, the guarantors party thereto, BNY Trust Company of Canada, as Canadian trustee, and The Bank of New York Mellon, as U.S. trustee, paying agent, registrar, transfer agent, and authenticating agent, governing the 4.375% Senior Notes due 2029.	8-K	4.2	2/10/2025	001-42404

4.4	Indenture, dated as of February 12, 2025, by and among Primo Water Holdings Inc., Triton Water Holdings, Inc., Primo Brands Corporation, the other guarantors party thereto, Wilmington Trust, National Association, as trustee and notes collateral agent, Deutsche Bank AG, London Branch, as paying agent, and Deutsche Bank Trust Company Americas, as Euro registrar, governing the 3.875% Senior Secured Notes due 2028 and the 4.375% Senior Secured Notes due 2029.	8-K	4.1	2/12/2025	001-42404

4.4.1	Form of 3.875% Senior Secured Notes due 2028.	8-K	4.2	2/12/2025	001-42404

4.4.2	Form of 4.375% Senior Secured Notes due 2029.	8-K	4.3	2/12/2025	001-42404

62

4.5	Indenture, dated as of February 12, 2025, by and among Primo Water Holdings Inc., Triton Water Holdings, Inc., Primo Brands Corporation, the other guarantors party thereto, and Wilmington Trust, National Association, as trustee, governing the 6.250% Senior Notes due 2029.	8-K	4.4	2/12/2025	001-42404

4.5.1	Form of 6.250% Senior Notes due 2029.	8-K	4.5	2/12/2025	001-42404

10.1	Fourth Amendment to First Lien Credit Agreement, dated as of February 12, 2025, by and among Primo Brands Corporation, Triton Water Holdings, Inc., Primo Water Holdings Inc., the guarantors party thereto, Morgan Stanley Senior Funding, Inc., as administrative and collateral agent, and the other lenders party thereto.	8-K	10.1	2/12/2025	001-42404

31.1	Certification of the Chief Executive Officer pursuant to section 302 of the Sarbanes-Oxley Act of 2002 for the quarterly period ended March 31, 2025.					*

31.2	Certification of the Chief Financial Officer pursuant to section 302 of the Sarbanes-Oxley Act of 2002 for the quarterly period ended March 31, 2025.					*

32.1	Certification of the Chief Executive Officer pursuant to section 906 of the Sarbanes-Oxley Act of 2002 for the quarterly period ended March 31, 2025.					**

32.2	Certification of the Chief Financial Officer pursuant to section 906 of the Sarbanes-Oxley Act of 2002 for the quarterly period ended March 31, 2025.					**

101.INS	Inline XBRL Instance Document—The XBRL Instance Document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.					***

101.SCH	Inline XBRL Instance Extension Schema					***

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase					***

63

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase	***

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase	***

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase	***

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document and are contained within Exhibit 101.	***

[1]

Schedules and exhibits or other portions of this exhibit have been omitted pursuant to Item 601(a) or 601(b) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

*	Filed herewith
**	Furnished herewith
***	Submitted electronically herewith

64

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PRIMO BRANDS CORPORATION

May 8, 2025	By:	/s/ David Hass
	Name:	David Hass
	Title	Chief Financial Officer (On behalf of the Company)

May 8, 2025	By:	/s/ Jason Ausher
	Name:	Jason Ausher
	Title	Chief Accounting Officer (Principal Accounting Officer)

65

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-284501

PROSPECTUS SUPPLEMENT NO. 3

(To prospectus dated March 7, 2025)

Primo Brands Corporation

This prospectus supplement updates, amends, and supplements the prospectus dated March 7, 2025 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-284501).

This prospectus supplement is being filed to update, amend, and supplement the information included in the Prospectus with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 2, 2025, which is set forth below.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Our Class A common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “PRMB.” On May 2, 2025, the closing price of our Class A common stock on the NYSE was $33.05.

Investing in our securities involves certain risks. See the section entitled “Risk Factors” beginning on page 6 of the Prospectus and under similar headings in any further amendments or supplements to the Prospectus to read about factors you should consider before buying our securities.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is May 5, 2025.

1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2025

Primo Brands Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42404	99-3483984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1150 Assembly Drive, Suite 800, Tampa, Florida 33607	900 Long Ridge Road, Building 2 Stamford, Connecticut 06902

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (813) 544-8515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	PRMB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

2

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 1, 2025, Primo Brands Corporation (the “Company”) held its Annual Meeting of Stockholders. A total of 367,601,527 shares of the Company’s Class A common stock (“Common Stock”) were present in person or represented by proxy at the meeting, representing approximately 96.7% percent of the Company’s outstanding Common Stock as of the March 7, 2025 record date. The following are the voting results for the proposals considered and voted upon at the meeting, each of which were described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on March 20, 2025.

Item 1 — Election of thirteen directors for a term of office expiring on the date of the Annual Meeting of Stockholders in 2026 and until their respective successors have been duly elected and qualified.

	Votes FOR	Votes WITHHELD	Broker Non-Votes
Kurtis Barker	271,695,054	88,107,771	7,798,702
Britta Bomhard	358,163,367	1,639,458	7,798,702
Susan E. Cates	358,172,542	1,630,283	7,798,702
Michael Cramer	339,557,831	20,244,994	7,798,702
Eric J. Foss	358,163,326	1,639,499	7,798,702
Jerry Fowden	339,070,984	20,731,841	7,798,702
Tony W. Lee	293,850,234	65,952,591	7,798,702
C. Dean Metropoulos	335,530,472	24,272,353	7,798,702
Billy D. Prim	357,944,443	1,858,382	7,798,702
Kimberly Reed	293,702,143	66,100,682	7,798,702
Robbert Rietbroek	339,379,777	20,423,048	7,798,702
Allison Spector	335,456,275	24,346,550	7,798,702
Steven P. Stanbrook	358,192,667	1,610,158	7,798,702

Item 2 — Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2026.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
367,189,674	398,479	13,374	0

Item 3 — Approval, on an advisory (non-binding) basis, of the compensation of the Company’s named executive officers.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
356,453,947	2,767,164	581,714	7,798,702

Item 4 — Approval, on an advisory (non-binding) basis, of the frequency of future advisory (non-binding) votes on the compensation of our named executive officers.

1 YEAR	2 YEARS	3 YEARS	Votes ABSTAINED	Broker Non-Votes
355,926,142	28,128	3,243,629	604,926	7,798,702

Based on the foregoing votes, Kurtis Barker, Britta Bomhard, Susan E. Cates, Michael Cramer, Eric J. Foss, Jerry Fowden, Tony W. Lee, C. Dean Metropoulos, Billy D. Prim, Kimberly Reed, Robbert Rietbroek, Allison Spector and Steven P. Stanbrook were elected, Items 2 and 3 approved, and “1 YEAR” was approved as the frequency of future advisory votes on the compensation of the Company’s named executive officers.

In light of this result for Proposal 4, which is consistent with the recommendation of the Company’s Board of Directors (the “Board”), the Company has determined to hold an advisory (non-binding) vote on executive compensation each year until such time as the next advisory (non-binding) vote regarding the frequency of advisory votes on executive compensation is submitted to the Company’s stockholders or the Board otherwise determines that a different frequency for such advisory votes is in the best interests of the Company.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primo Brands Corporation

Date: May 2, 2025	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
General Counsel & Corporate Secretary

4

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-284501

PROSPECTUS SUPPLEMENT NO. 2

(To prospectus dated March 7, 2025)

Primo Brands Corporation

This prospectus supplement updates, amends, and supplements the prospectus dated March 7, 2025 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-284501).

This prospectus supplement is being filed to update, amend, and supplement the information included in the Prospectus with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 21, 2025, which is set forth below.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Investing in our securities involves certain risks. See the section entitled “Risk Factors” beginning on page 6 of the Prospectus and under similar headings in any further amendments or supplements to the Prospectus to read about factors you should consider before buying our securities.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 21, 2025.

1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2025

Primo Brands Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42404	99-3483984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1150 Assembly Drive, Suite 800, Tampa, Florida 33607	900 Long Ridge Road, Building 2 Stamford, Connecticut 06902

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (813) 544-8515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	PRMB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

2

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2025, pursuant to the Stockholders Agreement, dated November 7, 2024, by and between Primo Brands Corporation (the “Company”), Triton Water Parent Holdings, LP (the “Initial ORCP Stockholder” and together with its affiliates, the “ORCP Stockholders”) and the other parties joined thereto from time to time (the “Stockholders Agreement”), and the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) following the decrease in ownership of the Company’s Class A common stock held by the ORCP Stockholders, Joseph Rosenberg resigned from the Company’s Board of Directors (the “Board”), which became effective upon acceptance by the Unaffiliated Directors (as defined in the Stockholders Agreement) of the Board on March 20, 2025. Mr. Rosenberg’s resignation is not the result of any disagreement with the Company on any matter relating to the operations, policies or practices of the Company.

In connection with such resignation, the Board reduced its size to thirteen directors, as requested by the Initial ORCP Stockholder pursuant to the Certificate of Incorporation.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primo Brands Corporation

Date: March 21, 2025	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
General Counsel & Corporate Secretary

4

Filed Pursuant to Rule 424(b)(3)
Registration No. 333-284501

PROSPECTUS SUPPLEMENT NO. 1

(To prospectus dated March 7, 2025)

Primo Brands Corporation

This prospectus supplement updates, amends, and supplements the prospectus dated March 7, 2025 (the “Prospectus”), which forms a part of our Registration Statement on Form S-1, as amended (Registration No. 333-284501).

This prospectus supplement is being filed to update, amend, and supplement the information included in the Prospectus with the information contained in our Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2025, which is set forth below.

This prospectus supplement is not complete without the Prospectus. This prospectus supplement should be read in conjunction with the Prospectus, which is to be delivered with this prospectus supplement, and is qualified by reference thereto, except to the extent that the information in this prospectus supplement updates or supersedes the information contained in the Prospectus. Capitalized terms used in this prospectus supplement and not otherwise defined herein have the meanings specified in the Prospectus. Please keep this prospectus supplement with your Prospectus for future reference.

Investing in our securities involves certain risks. See the section entitled “Risk Factors” beginning on page 6 of the Prospectus and under similar headings in any further amendments or supplements to the Prospectus to read about factors you should consider before buying our securities.

Neither the SEC nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the Prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is March 12, 2025.

1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2025

Primo Brands Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-42404	99-3483984
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1150 Assembly Drive, Suite 800, Tampa, Florida 33607	900 Long Ridge Road, Building 2 Stamford, Connecticut 06902

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (813) 544-8515

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, $0.01 par value per share	PRMB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

2

Item 1.01.	Entry into a Material Definitive Agreement.

On March 10, 2025, Primo Brands Corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with one of its stockholders (the “Selling Stockholder”), an affiliate of One Rock Capital Partners, and Morgan Stanley & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters named therein (collectively, the “Underwriters”), in connection with the underwritten secondary offering by the Selling Stockholder of 51,750,000 shares of the Company’s Class A common stock, par value $0.01 per share (the “Class A Common Stock”), which includes the full exercise by the Underwriters of their option to purchase up to 6,750,000 additional shares of Class A Common Stock, at an offering price of $29.50 per share (the “Secondary Offering”). The Secondary Offering closed on March 12, 2025. The Selling Stockholder received all of the net proceeds from the Secondary Offering. No shares were sold by the Company.

The Secondary Offering was made pursuant to a prospectus supplement, dated March 10, 2025, to the prospectus, dated March 7, 2025, which was included in the Company’s shelf registration statement on Form S-1 (File No. 333-284501) initially filed with the Securities and Exchange Commission (the “Commission”) on January 27, 2025, and which became effective on March 7, 2025.

Pursuant to the Underwriting Agreement, the Company agreed to purchase 4,000,000 shares of its Class A Common Stock from the Underwriters at a price per share equal to the price paid by the Underwriters to the Selling Stockholder in the Secondary Offering (the “Share Repurchase”). The Company funded the Share Repurchase with cash on hand.

The Underwriting Agreement contains customary representations, warranties, covenants, and agreements by the Company, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholder, and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties, and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure.

On March 10, 2025, the Company issued a press release announcing the pricing of the Secondary Offering.

A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The information furnished with this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as may be expressly set forth by specific reference in such filing.

3

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated March 10, 2025, by and among the Company, the Selling Stockholder, and Morgan Stanley & Co. LLC and BofA Securities, Inc., as representatives of the several underwriters.

99.1	Press Release, dated March 10, 2025.

104	Cover Page Interactive Data File (formatted as Inline XBRL).

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primo Brands Corporation

Date: March 12, 2025	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
General Counsel & Corporate Secretary

5

47,500,000 Shares

Primo Brands Corporation

Class A Common Stock

PROSPECTUS SUPPLEMENT

BofA Securities	Morgan Stanley

    , 2025